   As Filed with the Securities and Exchange Commission on May 14, 2001

                                                 Registration No. 333-54258

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                              AMENDMENT NO. 1

                                    TO

                                    FORM S-4

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                          MIDWAY AIRLINES CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                              4512                          36-3915637
 (State or other jurisdiction of      (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)       Classification Code Number)           Identification No.)

                          2801 Slater Road, Suite 200
                       Morrisville, North Carolina 27560
                                 (919) 595-6000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                                               Copies of Correspondence to:

          JONATHAN S. WALLER, ESQ.                          ROY L. GOLDMAN, ESQ.
  Senior Vice President and General Counsel                SEAN F. CORRIGAN, ESQ.
         Midway Airlines Corporation                    Fulbright & Jaworski L.L.P.
         2801 Slater Road, Suite 200                          666 Fifth Avenue
      Morrisville, North Carolina 27560                   New York, New York 10103
               (919) 595-6000                                  (212) 318-3000

(Name, address, including zip code and telephone number, including area code, of agent for service)

                                ---------------

   Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

   If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

   If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and we are not soliciting offers to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 SUBJECT TO COMPLETION, DATED MAY 14, 2001

PROSPECTUS

                              $192,916,790.83

                                     [LOGO]

                           2000-1 PASS THROUGH TRUSTS
                    PASS THROUGH CERTIFICATES, SERIES 2000-1

                               OFFER TO EXCHANGE

            $127,550,058.70 Class A Pass Through Certificates,

           $50,874,254.44 Class B Pass Through Certificates and

             $14,492,477.69 Class C Pass Through Certificates

                                      FOR

                                A Like Amount of
       Registered Class A, Class B and Class C Pass Through Certificates

        The exchange offer will expire at 5:00 p.m., New York City time,
                        on      , 2001, unless extended.

                                  -----------

  We are offering to exchange each class of outstanding pass through certificates, series 2000-1, issued by three separate pass through trusts for new certificates issued by the same pass through trusts having terms identical in all material respects to the terms of the outstanding certificates that they are replacing, except that the new certificates will not contain terms with respect to transfer restrictions or certain interest rate increases, and will be available only in book-entry form.

                                  -----------

  Please see "Risk Factors" beginning on page 11 for a description of certain factors you should consider in connection with the exchange offer.

                                         Principal    Interest  Final Expected
Pass Through Certificates                Amount(1)      Rate   Distribution Date
-------------------------             --------------- -------- -----------------
2000-1A.............................. $127,550,058.70   8.82%    April 1, 2019
2000-1B..............................   50,874,254.44  10.07     April 1, 2014
2000-1C..............................   14,492,477.69  11.19     April 1, 2006

-----

(1) We originally issued $129,801,000 principal amount of class A, $51,110,000 principal amount of class B and $16,661,000 of class C pass through certificates. On April 1, 2001, we repaid $2,250,941.30 principal amount of class A, $235,745.56 principal amount of class B and $2,168,522.31 principal amount of class C pass through certificates in accordance with the terms of the pass through trusts for each class of certificates.

                                  -----------

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

                      This prospectus is dated     , 2001.

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----
Summary...........................................................           1
Risk Factors......................................................          11
Where You Can Get More Information................................          22
Incorporation of Certain Documents by Reference...................          22
Special Note Regarding Forward-Looking Statements.................          23
The Exchange Offer................................................          24
Use of Proceeds...................................................          35
Capitalization....................................................          35
Selected Financial and Operating Data.............................          36
Management's Discussion and Analysis of Financial Condition and
 Results of Operations............................................          39
Business..........................................................          48
Description of the Exchange Certificates..........................          58
Description of the Deposit Agreements.............................          75
Description of the Escrow Agreements..............................          78
Description of the Liquidity Facilities...........................          79
Description of the Intercreditor Agreement........................          85
Description of the Aircraft and the Appraisals....................          91
Description of the Equipment Notes................................          95
Material U.S. Federal Income Tax Consequences.....................         116
Material Maryland Taxes...........................................         121
ERISA Considerations..............................................         122
Plan of Distribution..............................................         124
Legal Matters.....................................................         125
Experts...........................................................         125
Index to Financial Statements.....................................         F-1
Index of Certain Terms............................................  Appendix I
Appraisal Reports................................................. Appendix II

                               ----------------

                                  SUMMARY

   This summary contains basic information about us and this exchange offer, but may not contain all the information that is important to you. We urge you to carefully read and review the entire prospectus, including the documents incorporated by reference, before making any decision to participate in the exchange offer.

                               About Midway

   We are an all jet aircraft operator serving 26 destinations in 14 states and the District of Columbia from our hub at Raleigh-Durham International Airport
(RDU) in North Carolina, where we currently carry more passengers and operate more flights than any other airline. We organize our business to attract and retain business travelers by providing frequent non-stop service from RDU to major business destinations, maintaining a high level of service and offering customers the opportunity to accrue benefits in Continental Airlines' OnePass(R) and Northwest Airlines' WorldPerks(R) frequent flyer programs.

   As of April 20, 2001, we operate one of the youngest all jet fleets in the United States with six 98-seat Fokker F100s, 24 50-seat Bombardier CL-600 Canadair Regional Jets (CRJs), seven 128-seat Boeing 737-700s, and three 120-seat 737s. We have firm orders for two additional CRJs to be delivered in 2001 and nine 737s to be delivered by October 2002. We have options to acquire ten additional 737s. We have also agreed to lease four additional 737s to be delivered by November 2002. We plan to utilize the additional aircraft to replace some or all of the F100s, to serve our existing destinations with greater frequency, and to enter new routes, providing our customers with more non-stop jet destinations. We intend to remove two F100s from service in the second quarter of 2001 and return them to the lessor.

   RDU has been our base of operations since March 1995, when we relocated from Chicago. We sublease 19 of the 26 gates at one of RDU's two terminals, Terminal C, under an agreement that continues through February 2013. Substantially all of the gates at RDU's other terminal are now occupied, but an expansion of that facility which is nearly completed will add five new gates in 2001 and there are plans to add up to 15 new gates by the end of 2006.

   We supplement our service pattern and support our hub at RDU with feeder service provided through a code share agreement with Corporate Airlines. Corporate Airlines began providing code share services using our code in May 1997, and now provides service to seven cities using turboprop aircraft.

   We were incorporated under the laws of the State of Delaware in 1983 as Jet Express Inc. We purchased the Midway name from Midway Airlines, Inc., a carrier which sought bankruptcy protection in 1991, and renamed our company Midway Airlines Corporation in November 1993 in connection with our commencement of jet operations. We are otherwise not affiliated or in any way connected with Midway Airlines, Inc.

   Our address is Midway Airlines Corporation, 2801 Slater Road, Morrisville, North Carolina 27560, and our telephone number is (919) 595-6000.

                       Summary of the Exchange Offer

   On September 27, 2000, three pass through trusts that we formed, class A, class B, and class C, completed the private offering of a total of $197,572,000 principal amount of pass through certificates, series 2000-1. We will refer to these certificates as the old certificates.

   In connection with the sale of the old certificates, we agreed to complete an exchange offer pursuant to which you are entitled to exchange your old certificates for new certificates that have substantially identical terms as the old certificates, but which have been registered with the SEC under the Securities Act. We will refer to these new, registered certificates as exchange certificates, and to our offer to exchange the old certificates for exchange certificates as the exchange offer. In addition, we will refer to the old certificates and the exchange certificates collectively as the certificates.


   The following table describes some of the principal terms of the exchange offer. You should read the discussion under the heading "The Exchange Offer" for more detailed information.

The Exchange Offer...       We are offering to exchange all of the outstanding
                            old certificates for exchange certificates registered with the SEC. As of this date, $192,916,790.83 principal amount of old certificates are outstanding, of which
                            $127,550,058.70 are class A certificates,
                            $50,874,254.44 are class B certificates and $14,492,477.69 are class C certificates. If you elect to accept our exchange offer, you will receive exchange certificates of the same classes and amounts as your old certificates, in book-entry form. We will issue the exchange certificates promptly after the expiration of the exchange offer.

Expiration Date......       The exchange offer will expire at 5:00 p.m., New
                            York City time, on     , 2001, unless we extend the
                            expiration date.

How to Accept this
Exchange Offer.......

                            To accept this exchange offer, you must, on or before the expiration date, either:

                            . properly complete and sign the letter of transmittal that accompanies this prospectus, and submit it, together with your old certificates and any other required documentation, to our exchange agent:

                                             Allfirst Bank

                                      Corporate Trust Department

                                         25 S. Charles Street

                                           Mail Code 101-591

                                       Baltimore, Maryland 21201

                                          Fax: (410) 244-4236

                                                  or

                            . arrange for The Depository Trust Company (DTC) to transmit an electronic message to our exchange agent, Allfirst Bank, through the DTC's Automated Tender Offer Program system, confirming that you have tendered your old certificates, have received this prospectus and the letter of transmittal that accompanies it, and agree to be bound by the terms of those documents.

                            If you cannot satisfy either of these procedures before the expiration date, then you should comply with the guaranteed delivery procedures. See "The Exchange Offer--Guaranteed Delivery Procedures."


                            By signing or agreeing to bound by the letter of transmittal, you will make certain representations to us, including that:

                            . any exchange certificates you receive will be acquired in the ordinary course of business;


                            . you have no arrangement or understanding with any person or entity to participate in the distribution of the exchange certificates;

                            . you are not an affiliate of Midway, or, if you are an affiliate, you will comply with any applicable registration or prospectus delivery requirements of the Securities Act;

                            . if you are not a broker-dealer, you are not engaged in, and you do not intend to engage in, a distribution of the exchange certificates; and


                            . if you are a broker-dealer, you will receive the exchange certificates for your own account in exchange for old certificates that were acquired as a result of market-making or other trading activities and you acknowledge that you will be required to deliver a prospectus in connection with any resale of the exchange certificates.


                            See "The Exchange Offer--Purpose and Effect of the Exchange Offer."

Conditions to the
Exchange Offer.......       The exchange offer is subject to certain customary
                            conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of old certificates being tendered.

Withdrawal Rights....       You may withdraw the tender of your old
                            certificates at any time prior to 5:00 p.m., New
                            York City time, on the expiration date. See "The
                            Exchange Offer--Withdrawal of Tenders."

Resale of the Exchange
Certificates.........       Based on the interpretations by the staff of the
                            SEC, as set forth in no-action letters issued to third parties unrelated to us, we believe that the exchange certificates issued to you in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:


                            . the exchange certificates issued in the exchange offer are being acquired by you in the ordinary course of your business;

                            . you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the exchange certificates issued to you in the exchange offer; and

                            .  you are not an "affiliate" of Midway.

                            However, the SEC has not considered the exchange offer in the context of a no-action letter and we cannot be sure the staff of the SEC would make a similar determination with respect to the exchange offer as in such other circumstances. If our belief is inaccurate and you transfer any exchange certificate issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption of your exchange certificate from such requirements, you may incur liability under the Securities Act. We do not assume, or indemnify you against, such liability.

                            Each broker-dealer that is issued exchange certificates in the exchange offer for its own account in exchange for old certificates which were acquired by such broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange certificates issued in the exchange offer. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange certificates issued to it in the exchange offer for a period of 90 days following the expiration date.

                            The exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of old certificates in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the applicable securities or "blue sky" laws of such jurisdiction.

U.S. Federal Income Tax
Consequences.........       Generally, holders of old certificates who exchange
                            them for exchange certificates by accepting the exchange offer will not recognize any taxable gain or loss or interest income for U.S. federal income tax purposes. See "Material U.S. Federal Income Tax
                            Consequences."

Consequences of Not
Accepting the Exchange
Offer................       If you do not exchange your old certificates for
                            exchange certificates, your old certificates will continue to be subject to transfer restrictions.
                            See "The Exchange Offer--Consequences of Failure to
                            Exchange."

                 Summary of the Terms of the Certificates

   Pass through certificates are securities that evidence an ownership interest in a pass through trust. As a holder of an old certificate issued by the class A, class B or class C trust, you are a beneficiary of that trust. Your beneficial interest in the trust is a pro rata interest in the property of that trust equal to the ratio of the total face amount of all of the certificates that you own to the total face amount of all of the certificates issued by that trust. Each certificate represents a beneficial interest only in the property of the trust that issued the certificate. The exchange certificates of each class will be governed by the same trust as the old certificates of that class.


   The trustee of each of the trusts is Allfirst Bank. We and Allfirst Bank have entered into separate pass through trust agreements for each trust, which set forth Allfirst Bank's powers as trustee and the rights of the beneficiaries of each trust.

   The proceeds of the private sale of each of the three classes of old certificates in September 2000 were placed in escrow and deposited with Allfirst Bank, as depositary. Allfirst Bank will pay interest on amounts held as deposits at the direction of the escrow agent, First Union Trust Company, National Association. As paying agent, Allfirst Bank will distribute the interest payments to the holders of the certificates. Allfirst Bank will hold the deposits pending delivery of eight new Boeing 737-700 aircraft to us between September 2000 and August 2001. For more information about the aircraft, see "Description of the Aircraft and the Appraisals." As of April 20, 2001, six of these aircraft have been delivered to us, and $146,926,000 has been withdrawn from the escrow and used to finance the purchase of these aircraft.

   Each time an aircraft is delivered to us, each trust will withdraw deposits to purchase equipment notes of a series that corresponds to the class of the trust; for example, the class A trust will purchase series A equipment notes, while the class B trust will purchase series B equipment notes. Equipment notes are promissory notes secured by a specific aircraft being delivered to us, not by all of the aircraft as a group. The equipment notes of a particular series will accrue interest at the same interest rate as the corresponding class of certificates; for example, the series A equipment notes and the class A certificates will both accrue interest at 8.82% per year.

   After all of the aircraft have been delivered to us or the deadline date for the delivery of all of the aircraft has been reached, Allfirst Bank will return to the holders of the certificates any deposits that have not been withdrawn by the trusts to purchase equipment notes, together with accrued and unpaid interest and, in certain circumstances, a premium. See "Description of the Deposit Agreements."

   We will lease or own each of the aircraft delivered to us. The trusts will acquire either of the following types of equipment notes in connection with the financing of each aircraft, depending upon whether we lease or purchase the aircraft:

  . leased aircraft notes: equipment notes issued by an owner trust, secured by an aircraft owned by that owner trust, and leased to us; or

  . owned aircraft notes: equipment notes issued by us and secured by an aircraft that we own.

In either case, the equipment notes will be issued under an agreement, known as an indenture, that identifies the specific aircraft securing the equipment notes, sets forth the terms of the equipment notes and contains provisions to protect the holders of the equipment notes.

   Leased aircraft notes. Leased aircraft notes will be issued by a bank, trust company, financial institution or other entity solely in its capacity as owner trustee in a leveraged lease transaction. In a leveraged lease transaction, one or more entities will form an owner trust to acquire an aircraft, and the owner trustee of the owner trust will lease the aircraft to us. In the leasing industry, the entity that is the beneficiary of the owner trust is referred to as an owner participant. The owner participant will contribute a portion of the purchase price of the aircraft to the owner trust. The transaction is called a "leveraged" lease because the remainder of the owner trust's purchase price of the aircraft is financed through the issuance of leased aircraft notes.

   The leased aircraft notes relating to an aircraft that we lease will be issued under a separate indenture, between the owner trustee and Allfirst Bank, the loan trustee, relating to that aircraft. As loan trustee under a leased aircraft indenture, Allfirst Bank will act as a trustee for the pass through trusts as holders of the leased aircraft notes issued under that leased aircraft indenture.

   In a leveraged lease transaction, we will pay or advance rent and other amounts to the owner trustee in its capacity as lessor under the lease. The owner trustee will use the rent and other amounts received by it to make payments of principal and interest on the leased aircraft notes. The owner trustee also will assign its rights to receive basic rent and other payments to Allfirst Bank, the loan trustee, as security for its obligations to pay principal of, premium, if any, and interest on the leased aircraft notes. Payments or advances made under a lease and related agreements will at all times be sufficient to make scheduled payments of principal of, and interest on, the leased aircraft notes issued to finance the aircraft subject to that lease. We will not have any obligation to pay principal of, or interest on, the leased aircraft notes. Holders of certificates will not have recourse against us for the payment of principal of, or interest on, the leased aircraft notes.


   Owned aircraft notes. Owned aircraft notes relating to an owned aircraft will be issued under a separate indenture between us and Allfirst Bank, as loan trustee, relating to that owned aircraft. As loan trustee under an owned aircraft indenture, Allfirst Bank will act as a trustee for the pass through trusts as holders of the owned aircraft notes issued under that owned aircraft indenture. We will make mortgage payments on the owned aircraft notes to Allfirst Bank, as loan trustee. The pass through trusts, as holders of owned aircraft notes, will have recourse against us for payment of principal of, and interest on, the owned aircraft notes.

   As subordination agent, Allfirst Bank will apply a payment priority system to determine to whom and in what order payments it has received will be distributed. Generally, payments will be passed through to the holders of the certificates in the following order:

     . First, to the holders of the class A certificates;

     . Second, to the holders of the class B certificates; and

     . Third, to the holders of the class C certificates.

However, if, as discussed below, Allfirst Bank has borrowed funds from the liquidity provider to make semiannual interest payments, or if we are in bankruptcy or other specified events have occurred, a different priority of payments will apply.

   Morgan Stanley Capital Services Inc. is providing a liquidity facility for each class of certificates. Its parent company, Morgan Stanley Dean Witter & Co., has guaranteed its obligations under each liquidity facility. A liquidity facility is a revolving credit agreement that provides Allfirst Bank, as trustee of the pass through trusts, with an additional source of funds to make up to three consecutive scheduled semiannual interest payments to the holders of the certificates. The liquidity facilities may not be used to make any payment of principal. If Allfirst Bank draws upon the liquidity facilities, Morgan Stanley Capital Services will have a claim for reimbursement, interest and fees that takes priority over the payment claims of the holders of the certificates.

   The following diagram illustrates the structure of the certificates and cash flows discussed above.

                              Cash Flow Structure

                    --------------------------------------
                          Midway Airlines Corporation
                    --------------------------------------
                                          |
    For aircraft leased to Midway:        |     For aircraft owned by Midway:
lease rental payments (assigned to loan   |     mortgage payments
       trustee by owner trustee)          |
                                          |
                              -----------------------------------------
                          ____       Allfirst Bank, loan trustee
 Refund of excess         |
rental payments on        |   -----------------------------------------
aircraft leased to        |      series A      series B      series C
      Midway              |     equipment     equipment     equipment
                          |       notes        notes         notes
                          |   ------------   ------------  ------------
 -----------------------  |                |
  Owner trustee leasing __|                |
   aircraft to Midway                      |
 -----------------------  Equipment note   | Advances of semiannual interest
                           payments on     | payments and reimbursements and
                           all aircraft    |      related fees (if any)
                                           |
                             ---------------------         ------------------
                                 Allfirst Bank     ________  Morgan Stanley
                              subordination agent          Capital Services,
     ----------------        ---------------------         liquidity provider
      Allfirst Bank,                          |            ------------------
       depositary       Principal, premium    |
     ----------------  (if any) and interest  |
               |       distributions to each  |
 Interest      |        class according to    |
 payments on   |        priority of payment   |
 deposits (of  |                              |
 old           |                     _________|______________________
 certificates  |                     |               |              |
 offering      |                     |               |              |
 proceeds)     |                     |               |              |
               |                     |               |              |
 ----------------------------  --------------  -------------  -------------
 Allfirst Bank, paying agent,  Allfirst Bank,  Allfirst Bank, Allfirst Bank,
 at direction of First Union    trustee for     trustee for    trustee for
    Trust Company, N.A.,       class A trust   class B trust  class C trust
       escrow agent            --------------  -------------- --------------
 ----------------------------        |               |              |
               |                     |               |              |
               |                     |               |              |
  Interest     |               -------------   -------------  -------------
  payments     |                Holders of      Holders of      Holders of
  on deposits  |                  class A         class B         class C
               |               certificates    certificates    certificates
               |               -------------   -------------  -------------
               |                     |               |               |
               |                     |               |               |
               |_____________________|_______________|_______________|

                                              Principal, premium (if any) and
                                              interest distributions passed
                                              through to holders of certificates

   The following table summarizes some additional terms of the certificates.

                                class A certificates   class B certificates class C certificates
                                --------------------   -------------------- --------------------

Aggregate Original Face
Amount.............................    $129,801,000              $51,110,000          $16,661,000

Amount Currently Outstanding(1).... $127,550,058.70           $50,874,254.44       $14,492,477.69

Interest Rate......................            8.82%                   10.07%               11.19%

Ratings of the
Certificates:
  Moody's..........................           Baa1                      Ba1                  Ba2
  Standard & Poor's................           A-                        BBB-                 BB+

                            A rating is not a recommendation to purchase, hold or sell certificates, since it does not address market price or suitability for a particular investor. Moody's or Standard & Poor's may lower or withdraw its ratings if, in its opinion, circumstances, including the downgrading of our debt or that of the liquidity provider, Morgan
                            Stanley Capital Services, so warrant. Our senior unsecured debt rating is currently subject to a negative outlook by Standard & Poor's.

Record Dates..............  To be eligible for a distribution of principal, interest or premium, you must be a holder of
                            certificates on the fifteenth (15th) day preceding
                            the distribution date.

Regular Distribution        April 1 and October 1, for each class of
Dates.....................  certificates. A regular distribution date is a date on which payments of interest on the deposits are
                            scheduled to be received from Allfirst Bank, as
                            depositary, and on which payments of principal and
                            interest on the leased aircraft notes and owned
                            aircraft notes are scheduled to be received by
                            Allfirst Bank, as loan trustee. The interest
                            payments on the deposits will be passed through to
                            the holders of the certificates on this date.
                            Subject to the payment priority provisions to be
                            applied by Allfirst Bank, as subordination agent,
                            payments of principal and interest on the leased
                            aircraft notes and owned aircraft notes will also
                            be passed through to the holders of the
                            certificates entitled to receive these payments on
                            this date.

                        class A certificates   class B certificates class C certificates
                        --------------------   -------------------- --------------------

Expected Principal
Distribution
Window (in years).........     0.5--18.0                0.5--12.5             0.5--5.5

Initial Average Life (in
years)....................          11.6                      6.9                  2.7

Final Expected
Distribution Date......... April 1, 2019            April 1, 2014        April 1, 2006

Final Legal Distribution
Date...................... October 1, 2020        October 1, 2015      October 1, 2007

                            The final legal distribution date for each class of
                            certificates is the date that is eighteen months
                            after the final expected distribution date for that
                            class of certificates. Eighteen months is the
                            maximum period that Morgan Stanley Capital
                            Services, the liquidity provider, will service
--------                    interest payments.

(1) On April 1, 2001, we repaid $2,250,941.30 principal amount of class A, $235,745.56 principal amount of class B and $2,168,522.31 principal amount of class C certificates in accordance with the terms of the trusts for each class of certificates.

Redemption and Purchase
of Equipment Notes...

                            Aircraft Event of Loss. If an event of loss, such as a theft, destruction or damage beyond economic repair, or seizure by the U.S. or a foreign government, occurs with respect to an aircraft, all of the equipment notes issued with respect to that aircraft will be redeemed, unless we replace that aircraft under its lease or financing agreements. The redemption price will be the unpaid principal amount of the equipment notes, together with accrued interest, but without any premium.

                            Optional Redemption. The issuer of the equipment notes with respect to an aircraft may elect to redeem them prior to maturity. The redemption price in that case will be the unpaid principal amount of those equipment notes, together with accrued interest plus a premium.

                            Purchase by Owner. If an event of default under the lease of an aircraft is continuing, the applicable owner trustee or owner participant may elect to purchase all of the leased aircraft notes with respect to that aircraft, subject to the terms of the applicable indenture. The purchase price in that case will be the unpaid principal amount of those leased aircraft notes, together with accrued interest, but without any premium (unless otherwise provided in the applicable indenture). We have no comparable purchase right as owner of the owned aircraft under the owned aircraft indentures.

                            See "Description of the Equipment Notes--
                            Redemption."

Section 1110 Protection...  In connection with the financing of each of the aircraft delivered to us, our outside counsel will opine that Allfirst Bank, as loan trustee, and, in the case of an aircraft we lease, the owner trustee, as lessor under the lease for that aircraft, will be entitled to the benefits of
                            Section 1110 of the U.S. Bankruptcy Code with respect to that aircraft.

                            Section 1110 will enable the owner trustee or Allfirst Bank, as loan trustee, as applicable, to take possession of the aircraft within 60 days of our becoming a debtor under Chapter 11 of the U.S. Bankruptcy Code, unless we agree to perform all of our obligations under the related financing and cure all defaults other than those relating to our bankruptcy and financial condition.

U.S. Federal Income Tax
Consequences.........       The beneficial owner of a certificate generally
                            should report on its federal income tax return its pro rata share of income from the deposits and income from the equipment notes and any other property held by the trust that issued the certificate. See
                            "Material U.S. Federal Income Tax Consequences."


ERISA Considerations......  If you acquire a certificate, you will be deemed to have represented that either:

                            . you have not used employee benefit plan assets to
                              purchase your certificate, or

                            . your purchase and holding of the certificate are
                              exempt from the prohibited transaction
                              restrictions of the Employee Retirement Income Security Act of 1974 (ERISA) and the Internal Revenue Code of 1986.

                               RISK FACTORS

 The risk factors set forth below (other than "--Risk Factors Related to the Certificates and the Exchange Offer--The trading market for the old certificates could be adversely affected following the completion of the exchange offer") are generally applicable to the old certificates as well as the exchange certificates.

Risk Factors Related to Midway and the Airline Industry

 The airline industry is characterized by low gross profit margins and high fixed costs, and we may be unable to compete effectively against other airlines with greater financial resources or lower unit costs.

   Our business, as is typical in the airline industry generally, is characterized by low gross profit margins and high fixed costs, principally for debt service, fuel and personnel. The expenses of each flight do not vary significantly with the number of passengers carried and, therefore, a relatively small change in the number of passengers, or in average fare paid or traffic mix (the ratio of typically high-yielding business passengers to typically low-yielding leisure passengers), could have a disproportionate effect on an airline's operating and financial results. Accordingly, a minor shortfall from expected revenue levels could have a material adverse effect on our results of operations.

   In addition, the airline industry is highly competitive and is particularly susceptible to price discounting because airlines incur only nominal costs to provide service to passengers occupying otherwise unsold seats. We currently compete with other air carriers either directly or indirectly on all of our routes. Because nearly all of these carriers have greater financial resources than we do, and many of them have lower unit costs than we do, we may be unable to compete effectively if another airline introduces service or discounted fares in markets that we serve.

 Increasing competition in Raleigh-Durham, our business hub, may continue to hurt our financial performance and may hinder our ability to profitably expand into new markets.

   Since late 1997, we have experienced, and likely will continue to experience, increased competition in the Raleigh-Durham market. Furthermore, the introduction and expansion of low fare services by other airlines at RDU and elsewhere along the East Coast in 1999 and 2000 has led to a significantly lower fare environment in all of our markets. For example, our average fare for the year ended December 31, 2000 was 9.8% lower than the average fare for the year ended December 31, 1999, decreasing from $102 to $92, and our yield (fare paid per mile traveled) decreased 10.1% in the same period. While competition from low fare carriers at RDU and in other East Coast markets has already adversely impacted fares in all of our markets, increases in low fare services at RDU could have a more direct adverse impact on our ability to profitably expand into new markets and upon our traffic and load factors, and may put further downward pressure on our yields, resulting in an adverse impact upon our business, financial condition and results of operations.

   We believe that any other carrier's ability to further increase its services at RDU beyond current levels is now limited by lack of gate availability at RDU. However, construction of a temporary facility will add five new gates to RDU's Terminal A in 2001 and the Raleigh-Durham Airport Authority has announced its plans to operate the temporary facility while constructing a permanent facility that will add 12 to 15 additional gates at Terminal A. Construction of this facility is to be completed approximately five years after completion of the temporary facility. The construction of the five temporary gates and the 12 to 15 permanent gates at RDU's Terminal A will allow other airlines to add new services, or to increase current services, at RDU.

 We have a significant amount of debt and lease obligations that could adversely affect our ability to meet our strategic goals.

   We have a large amount of indebtedness when compared to the equity of our stockholders. At December 31, 2000, our long-term debt and capital lease obligations, including current portion, accounted for 61% of our total capitalization. As of April 20, 2001, we had minimum operating and capital lease obligations through the year ending December 31, 2018 aggregating approximately $896 million. In addition, based on current interest rates, we estimate that our operating and capital lease obligations will increase by approximately $33 million annually with the future financing for three CRJs currently on interim lease, and the contemplated financing of the nine 737s and the two CRJs currently subject to firm orders, which financings are expected to be completed by October 2002. This amount will increase if current interest rates increase during the aircraft delivery period. Furthermore, we have agreed to lease four additional 737s to be delivered by November 2002, which will increase annual lease expenses by approximately $13 million per year. These additional lease obligations, as well as any increase in interest rates, could materially adversely affect our results of operations. The degree to which we are leveraged, as well as our rent expense, could have significant consequences, including the following:

  . our ability to obtain additional financing to support capital expansion plans and for working capital and other purposes could be limited;

  . a substantial portion of our cash flow will be required to service our obligations under securities issued in aircraft financing transactions and rent expense, diverting that cash from our operations; and

  . we will be more vulnerable to adverse changes in general economic and industry conditions and we may be less able to withstand competitive pressures than our competitors that are less highly leveraged.

   Our ability to make scheduled principal and interest payments on or to refinance our obligations underlying securities issued in aircraft financing transactions and our other debt and lease obligations will depend upon our future operating performance and cash flow, which are in turn dependent upon prevailing economic conditions and financial, competitive, regulatory, business and other factors, many of which are beyond our control. We cannot assure you that our cash flows will be sufficient for the payment of our debt and lease obligations. If we are unable to meet interest, principal or lease payments, we could be required to seek renegotiation of those payments or obtain additional equity or debt financing. To the extent we finance our activities with additional debt, we may become subject to financial and other covenants that may restrict our ability to pursue our growth strategy. We cannot assure you that our renegotiation efforts would be successful or timely or that we could obtain financing or refinancing on acceptable terms.

 Increases in aircraft fuel costs will adversely affect our financial results.

   Because fuel costs constitute a significant portion of our total operating expenses before recapitalization and equipment retirement charges (approximately 10.7%, 11.5% and 16.9% for the years ended December 31, 1998, 1999 and 2000, respectively), significant changes in fuel costs will materially affect our results of operations. We estimate that for the year ended December 31, 2000, a ten percent increase in the price per gallon of aircraft fuel would have increased our total operating expenses (excluding equipment retirement charges) in 2000 by 1.6%. Our fuel costs increased approximately 120% in 2000 from 1999, primarily as a result of a 77% increase in average fuel prices. This increase adversely affected our operations in 2000, and any further increase in the cost of fuel, will adversely impact our results of operations in 2001 compared to 2000.

   Historically, jet fuel costs have been subject to wide price fluctuations. Jet fuel availability is also subject to periods of market surplus and shortage. Because of the effect of these events on price and availability of oil, the cost and future availability of jet fuel cannot be predicted with any degree of certainty.

   Our fuel requirements are met by approximately a dozen different suppliers. We contract with these suppliers as fuel is needed, and the terms vary as to price and quantity. We have not entered into any agreement that fixes the price or guarantees the supply of fuel over any period of time.

   In the event of a fuel supply shortage, higher fuel prices or curtailment of scheduled service could result. We cannot assure you that increases in the price of fuel can be offset by higher fares.

 Our business is labor intensive and the general inflationary trend in labor costs, the high level of competition for employees in Raleigh-Durham, and our position relative to other airlines in the industry will increase our costs, which could adversely affect our business.

   Our business, as is typical in the airline industry generally, is labor intensive, with labor costs representing approximately 17.4%, 19.6% and 19.4% of our operating expenses before recapitalization and equipment retirement charges for calendar years 1998, 1999 and 2000. We expect wages to continue to increase both as a percentage of our overall costs and on a gross basis, which could adversely affect our business.

   The Raleigh-Durham area has experienced an unemployment rate which is significantly less than the national average over the last several years. While we maintain an active recruiting program for all job classifications, offer competitive terms of employment and endeavor to maintain positive relationships with our employees, we compete for labor against employers in the area that are leaders in the high-technology, medical services, telecommunications, bio-technology and pharmaceutical industries. In addition, we compete for labor in highly skilled positions (such as pilots and mechanics) against major airlines which offer wage and benefit packages that generally exceed our wage and benefit packages. We have in the past and may in the future suffer excessive turn-over and attrition rates, which could have an adverse impact upon our operations. In addition, we are required to carry the same number of crew on our flights regardless of the number of passengers carried.

 We may be unable to successfully implement our growth strategy.

   Our growth strategy involves increasing the frequency of flights to markets we currently serve, increasing the number of markets served and maximizing connecting opportunities. Opening new markets requires us to commit a substantial amount of resources, both before the new services commence and throughout the early phases of the new operation. We cannot assure you that we will be able to successfully expand our existing markets and establish new markets. Our failure to implement our growth strategy could have a material adverse effect on our financial condition and results of operations.

   As part of our growth strategy, we are increasing the size of the planes we operate. We currently have firm orders to purchase nine 737s, and have signed agreements to lease four more 737s that will increase the number of either 120 or 128 seat 737s we operate from ten to 23 by November 2002. We may also need to obtain additional slots at certain destinations in order to implement our growth strategy. A slot is an authorization to take off or land at the designated airport within a specified time window. We cannot assure you that we will be able to fill a sufficient number of seats on the larger planes to operate profitably or that we will be able to obtain additional slots on a timely basis or on commercially reasonable prices, if at all. Our failure to operate the larger planes profitably or to obtain needed slots will adversely affect our business.

 Our business is dependent on the Raleigh-Durham market.

   Our growth has focused and will, at least in the near-term, continue to focus on adding flights to and from our Raleigh-Durham base of operations, established in March 1995. Because all of our current flights have Raleigh-Durham as the origin or destination, we remain highly dependent upon the Raleigh-Durham market. Our growth strategy continues to emphasize the Raleigh-Durham hub. A reduction in our share of the Raleigh-Durham market or reduced passenger traffic to or from Raleigh-Durham could have a material adverse effect on our financial condition and results of operations.

 Our reliance on a single hub and concentration of our routes on the East Coast exposes us to weather-related risks to a greater extent than airlines with less concentrated route systems.

   We depend on a single hub at RDU, and our route network operates largely on the East Coast. As a result, our business is more susceptible to adverse weather conditions along the East Coast than the business of some of our competitors which may be better able to spread weather-related risks over larger route systems. For example, the snowstorms in January 2000 closed our hub at RDU for three and one-half days and effectively closed our route system for another two days, and contributed approximately $4 million to our loss for the year ended December 31, 2000.

 Due to our limited fleet size, if our aircraft become unavailable for use in our operations, we may suffer greater damage to our service, reputation and profitability than airlines with larger fleets.

   As of April 20, 2001, we have a fleet of 40 jet aircraft. Given the limited number of aircraft we operate, when aircraft become unavailable for use in our operations, we suffer a greater financial impact than larger carriers that are able to spread their operating costs over more equipment and routes. In the event aircraft are removed from service for unscheduled maintenance, repairs or other reasons, any resulting interruption in service could materially and adversely affect our service, reputation and profitability.

   The lessor of our four remaining F100s (after giving effect to our return of two F100s in the second quarter of 2001) has the right to terminate each of these leases on six months' prior notice, provided that no lease can be terminated if it would result in a fourth termination of any F100 lease in any 12-month period, including scheduled terminations. If the lessor terminates one or more leases of aircraft and we are unable to replace those aircraft in our fleet on acceptable terms, our results of operations may be adversely affected.


 We may be unable to renew or replace leases of landing slots or secure additional temporary slot exemptions in important markets.

   We lease six of our ten landing slots at Ronald Reagan Washington National Airport from American Airlines and have secured 15 of our 18 landing slots at LaGuardia Airport through a lottery of slots conducted by the Federal Aviation Administration ("FAA"). Since the Washington and New York markets are among our most important, the inability to maintain adequate numbers of landing slots at Ronald Reagan Washington National Airport and LaGuardia Airport by renewing or replacing existing leases, securing additional slot exemptions, or otherwise, could have a material adverse effect on our financial condition and results of operations. The lease of our six slots at Ronald Reagan Washington National Airport expires on October 27, 2001. The allocation of the 15 slots that we obtained through the FAA lottery is scheduled to expire on September 15, 2001. Although the FAA advised all air carriers, including us, that it intends to develop a demand management and market-based solution to control delays and allocate more permanent slots at LaGuardia Airport prior to September 15, 2001, the FAA has not yet provided any further information.

 Many of our employees are represented by labor unions, which could result in employee compensation and working condition demands that may increase our operating expenses and adversely affect our profitability.

   Our pilots, fleet service (ramp) agents, and flight attendants are represented by labor unions, which could result in employee compensation and working condition demands that may increase our operating expenses and adversely affect our profitability. The pilots' representative, the Air Line Pilots Association, was elected in December 1997. The fleet service employees' representative, International Association of Machinists and Aerospace Workers, AFL-CIO (IAM), was elected in June 1998. The flight attendants' representative, the Association of Flight Attendants, AFL-CIO (AFA), was elected in December 1998. Prior to those dates, none of our employees was represented by a union. Our pilots ratified a collective bargaining agreement with us that became effective on April 1, 2000. Our fleet service employees ratified a collective bargaining agreement with us that became effective on January 16, 2001. Although we believe a mutually acceptable agreement can be reached with respect to our flight attendants, our negotiations with the AFA have not yet concluded.

 We cannot assess what effect, if any, the termination of our participation in the AAdvantage(R) program, and/or our participation in another frequent flyer program, will have on our business, including our other business dealings with American.

   We have been a partner in American Airlines' AAdvantage(R) frequent flyer program since March 1995. Our contract with American to participate in the AAdvantage(R) frequent flyer program terminated on April 30, 2001. We believe that our participation in the AAdvantage(R) program has in the past given us access to a flexible and extremely powerful marketing tool. We are now participating in Continental Airlines' OnePass(R) and Northwest Airlines' WorldPerks(R) frequent flyer programs. At this time, we cannot assess what effect, if any, the termination of our participation in the AAdvantage(R) program, and/or our participation in the OnePass(R) and WorldPerks(R) frequent flyer programs will have on our business, including our other business dealings with American.

   In February 1997, we consolidated our then existing obligations to American by signing a $9.45 million promissory note that we must pay in full by January 2004. As of March 15, 2001, our outstanding balance on the promissory note was $5.4 million. If we pay any dividends or make any other cash or asset distribution to our stockholders without American's consent at any time prior to our payment in full of the promissory note, then American may terminate the Raleigh-Durham International Airport facility lease. American may also terminate our lease of the Raleigh-Durham International Airport facility if any person or group acquires 30% or more of our voting securities.

   If changes in government regulation impose additional requirements and restrictions on our operations, our operating costs may increase.

   We are subject to extensive government regulation, including the regulations of the United States Department of Transportation (DOT), the FAA and other governmental agencies.

   The DOT principally regulates economic issues affecting air service such as air carrier certification and fitness, insurance, consumer protection and competitive practices. The FAA primarily regulates flight operations, in particular matters affecting air safety, such as airworthiness requirements for aircraft and pilot and flight attendant certification. We believe we are in compliance with all requirements necessary to maintain in good standing our operating authority granted by the DOT and our air carrier operating certificate issued by the FAA.

   Additional laws and regulations have been proposed from time to time that could significantly increase the cost of our airline operations by, for instance, imposing additional requirements or restrictions on operations. We cannot assure you that we will continue to be able to comply with all present and future rules and regulations or that the cost of continued compliance will not have a material adverse effect on our results of operations.

   The FAA also has authority to issue maintenance directives and other mandatory orders relating to, among other things, inspection of aircraft and engines, fire retardant and smoke detection devices, increased security precautions, collision and windshear avoidance systems, noise abatement and the mandatory removal and replacement of aircraft parts that have failed or may fail in the future. Depending upon the scope of the FAA's order, these requirements may cause us to incur substantial, unanticipated expenses.

   We are also subject to numerous other federal and state laws and regulations relating to protection of the environment, radio communications, labor relations, equal employment opportunity and other matters.

   In September 1997, the Civil Aviation Security Division of the FAA conducted an investigation of our compliance with certain regulations requiring us to verify the accuracy of background information provided by our employees who have access to secure airport areas. We revised our background check procedures during the course of the FAA's investigation and then obtained and verified the necessary background information of those employees who had been identified by the FAA as having insufficient background check documentation. The investigation will likely result in the finding of violations of these regulations. We have received no communications from the FAA in this respect since 1998. While we are unable to determine whether the FAA will pursue an assessment as a result of the findings of this investigation, or what the amount of an assessment might be, a substantial assessment could have a material adverse effect on our results of operations.

 We incurred an operating loss for the year ended December 31, 2000 and may incur operating losses in the future.

   We began commercial flight operations in 1993 and incurred substantial losses through September 30, 1996. Although we were profitable in the 13 quarters from October 1, 1996 through December 31, 1999, we incurred a loss of $15.5 million for the year ended December 31, 2000. We cannot assure you that we will be profitable in the future.

   The loss for the year ended December 31, 2000 was primarily the result of:


  . a significant increase in competition on the East Coast, resulting in a 10.1% year-over-year drop in yields (fare paid per mile traveled) on our routes and a 5.0% decline in unit revenues (revenue per available seat mile);

  . a 77% increase in fuel prices (excluding taxes and into plane fees), which raised our expenses by $19 million year-over-year;

  . an increase in pilot training costs of approximately $7 million over 1999 due to the growth of our fleet, the end of training previously funded by Boeing, manufacturer of our 737s, and inefficiencies that arose during the training process;

  . an increase in aircraft retirement charges of approximately $6.4 million, reflecting our early termination of the leases on four F100s; and

  . an estimated $4 million impact from severe January weather, which included a record 20 inch snowfall that shut down our hub at RDU for three and one-half days and effectively closed our route system for another two days.

 We may be unable to maintain our F100s, which are no longer being manufactured, in a timely and cost-effective manner.

   Six of our current 40 aircraft are F100s, although we intend to remove two of these F100s from service in the second quarter of 2001. As a result of the discontinuation of operations by Fokker Aircraft B.V., a Dutch corporation, the F100 is no longer being manufactured. Our cost to maintain F100s generally exceeds the cost of maintaining similar aircraft that are presently in production because vendors and suppliers of key parts for F100s are generally fewer in number, their products are more expensive, and engineering is not as readily available. Our inability to obtain parts and servicing for our F100s on a timely and cost-effective basis could have a material adverse effect on our financial condition and results of operations.

 We are required to purchase four Airbus A320 aircraft that we no longer desire to purchase.

   Pursuant to a March 1995 purchase agreement, we are obligated to purchase four Airbus A320 aircraft with deliveries in 2005 and 2006. The purchase of the A320s no longer fits with our current strategy. We are considering several alternatives with respect to the A320s, including restructuring our agreement with Airbus or transferring our positions. Amounts that we may owe to the manufacturer in connection with such a restructuring or transfer have not yet been negotiated or determined and will, in any event, depend upon market conditions. We cannot assure you that such amounts will not be material, or that we will be able to restructure or transfer our rights and obligations under this purchase agreement.

 Our business could be adversely affected if we lose the services of the key personnel upon whom we depend.

   Our management and operations are dependent upon the efforts of our Chairman of the Board, President and Chief Executive Officer, Robert R. Ferguson III, and a small number of management and operating personnel, including Steven Westberg, our Executive Vice President and General Manager. We do not maintain key-man life insurance on any executive officer. We may have difficulty replacing management who leave and, therefore, the loss of the services of key members of management could have an adverse impact on our business.

 Seasonal variations in traffic affect our profitability from quarter to quarter.

   The highest levels of traffic and revenue are generally realized in the second quarter and the lowest levels of traffic and revenue are generally realized in the third quarter of the year. Given our high proportion of fixed costs, this seasonality affects our profitability from quarter to quarter.

   Many of our areas of operations experience adverse weather in the winter, causing a greater percentage of our flights to be canceled and/or delayed than in other quarters. For example, the snowstorms in January 2000 closed our hub at RDU for three and one-half days and effectively closed our route system for another two days.

 The airline industry tends to experience adverse financial results during general economic downturns.

   Because a substantial portion of airline travel, both business and leisure, is discretionary, the industry tends to experience adverse financial results during general economic downturns. The airline industry is currently experiencing a decline in traffic, particularly business traffic (which has a higher yield than leisure traffic), due to general economic conditions. These conditions have led several of our business customers to cut back on travel. Softening economic conditions will continue to put pressure on the profitability of the industry and Midway. Any general reduction in airline passenger traffic may materially and adversely affect our results of operations, particularly since current industry traffic patterns are based in part on substantial stimulation of discretionary air travel.

 Our controlling stockholders may have interests that conflict with those of the holders of the certificates.

   James H. Goodnight, Ph.D. and John P. Sall together beneficially own approximately 66.1% of our outstanding common stock. Although we are not aware of any arrangement or understanding, contractual or otherwise, that obligates Dr. Goodnight and Mr. Sall to act in concert with respect to us, their combined level of stock ownership may allow them to elect all of their designees to our Board of Directors and to control the outcome of virtually all matters submitted for a vote of stockholders. In addition, they may have an interest in pursuing acquisitions, divestitures or other transactions that, in their judgment, could enhance their equity investment, even though those transactions might involve risks to the holders of the certificates. For example, in November 1999, Dr. Goodnight and Mr. Sall submitted a proposal to merge us with a company owned by them. In the proposed merger, all of the shares of our stock not owned by Dr. Goodnight and Mr. Sall would have been exchanged for cash at $8.00 per share. A Special Committee comprised of independent members of the Board of Directors was appointed to review the proposal. Dr. Goodnight and Mr. Sall withdrew the merger proposal in December 1999 after they were unable to reach agreement with the Special Committee with respect to the value of our common stock.

Risk Factors Related to the Certificates and the Exchange Offer

 Because the realizable value of an aircraft may be less than its appraised value, the proceeds from the sale of an aircraft may not be sufficient to pay all of the holders of certificates in full.

   The appraised value of each of the eight aircraft being financed with the proceeds of the offering of the certificates is based upon the lesser of the average and median value of the aircraft as appraised by three independent appraisal and consulting firms, Aircraft Information Services, Inc., AvSOLUTIONS, Inc. and Simat, Helliesen & Eichner, Inc. An appraisal is only an estimate of value, and the proceeds realized upon the sale of an aircraft may be less than its appraised value. If an aircraft is sold to pay off the obligations created in its financing transaction, the proceeds realized may not be sufficient to pay all of the holders of the certificates in full.

   The three appraisals are based on various assumptions and methodologies, which vary among the three appraisers. The assumptions and methodologies used in preparing each of the appraisals are discussed in the three appraisers' reports, which comprise Appendix II of this prospectus. Other appraisals that are prepared based on different assumptions or methodologies may result in valuations that are significantly different from those contained in the three appraisal reports. Appraisals are estimates of values as of future delivery dates. In addition, the value of the aircraft in the event it is sold will depend on various factors, including:

  . market and economic conditions at the time;

  . the availability of similar aircraft;

  . the availability of buyers;

  . the condition of the aircraft; and

  . whether the aircraft is sold separately or together with other aircraft.


   The equipment notes issued with respect to each of the eight aircraft being financed with the proceeds of the offering of the certificates are secured only by that aircraft, and not by any of the other aircraft. Therefore, even if a group of the aircraft could be sold for more than the total amount owing on all of the outstanding equipment notes secured by all of the aircraft in that group, if one aircraft were sold for less than the total amount owing on the equipment notes secured by that aircraft, there would not be sufficient proceeds to pay all classes of certificates in full.

 If we fail to adequately maintain an aircraft, its value may decline so that the proceeds from the sale of the aircraft may not be sufficient to pay all of the holders of certificates in full.

   We are responsible for the maintenance, service, repair and overhaul of the aircraft being financed using the proceeds of the offering of the certificates, but only to the extent described in the agreements governing the financing of each aircraft. The applicable maintenance standards will vary depending upon the jurisdiction in which an aircraft is registered and whether an aircraft is leased or subleased. If we or another person responsible for maintenance of an aircraft fail to adequately maintain, service, repair or overhaul the aircraft, its value may decline so that the proceeds from the sale of the aircraft may not be sufficient to pay all of the holders of certificates in full.

 If we fail to maintain adequate insurance on the aircraft, the insurance proceeds available to pay holders of the certificates may be insufficient if an insurable loss occurs.

   We are responsible for the maintenance of public liability, property damage and all-risk aircraft hull insurance on the aircraft being financed using the proceeds of the offering of the certificates to the extent described in agreements governing the financing of each aircraft. If we fail to adequately insure an aircraft, or retain self-insurance amounts (e.g., uninsured deductibles), the insurance proceeds available to pay holders of the certificates may be insufficient if an insurable loss occurs.

   With respect to required insurance, we may, in the case of public liability, property damage and all-risk hull insurance, maintain insurance having deductibles subject to certain maximum amounts. See "Description of the Equipment Notes--The Leases and Certain Provisions of the Owned Aircraft Indentures--Insurance."

 It may be difficult, expensive and time-consuming for Allfirst Bank, as loan trustee, to repossess an aircraft if required payments are not made or another type of default occurs.

   While the agreements governing the financing of each of the aircraft provide that Allfirst Bank, as loan trustee, acting on behalf of the holders of equipment notes securing the aircraft, can repossess the aircraft if the required payments are not made or another type of default occurs, it may be difficult, expensive and time-consuming to obtain possession of an aircraft, particularly when an aircraft located outside the United States has been registered in a foreign jurisdiction or is subleased to a foreign operator. The agreements governing the financing of each of the aircraft do not contain any general geographic restriction on our (or any sublessee's or permitted lessee's) ability to operate the aircraft. Although we have no current intention to do so, we are permitted, upon compliance with the applicable aircraft financing agreement, to register an aircraft in foreign jurisdictions and to sublease an aircraft.

   Allfirst Bank's exercise, as loan trustee, of the right to repossess an aircraft may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the aircraft, which may be subject to delays and to political risk. When a defaulting sublessee or other permitted transferee is the subject of a bankruptcy, insolvency or similar event, such as protective administration, additional limitations may apply.

   Furthermore, certain jurisdictions may accord higher priority to certain other liens or third-party rights over the aircraft. These factors could limit the benefits of the security interest in an aircraft.

   As permitted under the leases for aircraft being leased to us, at any time an airframe subject to a lease might not be equipped with engines subject to the same lease and engines subject to a lease might not be on an airframe subject to that lease. As a result, notwithstanding our agreement in the leases to transfer title to the lessor of engines not owned by the applicable owner trustee that are attached to repossessed aircraft, at the time of obtaining repossession it could be difficult, expensive and time-consuming to assemble an aircraft consisting of an airframe and the engines subject to the same lease.


 Priority of distributions and subordination provisions may affect the timing and amount of payments to holders of certificates.

   Morgan Stanley Capital Services, as liquidity provider, is entitled to receive payment of all amounts owed to it before the holders of any class of certificates receive any funds. In addition, in certain situations in which required payments have not been made or another type of default has occurred, Allfirst Bank, as subordination agent or as trustee of the trusts, will be entitled to receive certain payments before the holders of any class of certificates. See "Description of the Intercreditor Agreement--Priority of Distributions." Certain classes of certificates are subordinated to other classes in rights to distributions. See "Description of the Intercreditor Agreement--Priority of Distributions." Consequently, a payment default under any equipment note or other triggering event may cause the distribution to more senior classes of certificates of payments received from payment on one or more junior series of equipment notes. If this should occur, the interest accruing on the remaining equipment notes would be less than the interest accruing on the remaining certificates. This is because the remaining certificates of the junior classes accrue interest at a higher rate than the remaining equipment notes, which include series applicable to the senior classes bearing interest at a lower rate. As a result of this possible interest shortfall, the holders of one or more junior classes of certificates may not receive the full amount due to them after a payment default under any equipment note even if all equipment notes are eventually paid in full.

 Upon a failure to make required payments or other default under an indenture, the party entitled to control decisions regarding the exercise of remedies will have the right to direct the actions taken by Allfirst Bank, as loan trustee, without regard to the effect such actions will have on the junior classes of certificates.

   An indenture is an agreement that identifies the aircraft securing the equipment notes, sets forth the terms of the equipment notes and contains provisions to protect the holders of the equipment notes. The holders of at least a majority of the outstanding principal amount of equipment notes issued under each indenture will be entitled to direct Allfirst Bank, as loan trustee under that indenture, in taking action, as long as no failure to make payments or other default under that indenture has occurred and is continuing. If a failure to make payments or other default under the indenture is continuing, subject to certain conditions, a "controlling party" will direct the loan trustee, including in exercising remedies, such as accelerating the equipment notes or foreclosing the lien on the aircraft securing the equipment notes. See "Description of the Exchange Certificates--Indenture Defaults and Certain Rights Upon an Indenture Default."

   The "controlling party" will be:

  . Allfirst Bank, as class A trustee, until payment of final distributions to holders of class A certificates; and thereafter,

  . Allfirst Bank, as class B trustee until payment of final distributions to holders of class B certificates; and thereafter,

  . Allfirst Bank, as class C trustee, and

  . Under certain circumstances, Morgan Stanley Capital Services, as liquidity provider, if the obligations owed to it have not been paid in full. If there is more than one liquidity provider, the liquidity provider which is owed the greatest amount of obligations shall have this right.

   During the continuation of any failure to make required payments or other default under an indenture, the controlling party may accelerate and sell the equipment notes issued under that indenture, subject to certain limitations. See "Description of the Intercreditor Agreement--Intercreditor Rights--Sale of Equipment Notes or Aircraft." The market for equipment notes during any failure to make required payments or other default under an indenture may be very limited, and we cannot assure you as to the price at which they could be sold. If the controlling party sells any equipment notes for less than their outstanding principal amount, certain holders of certificates will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against us, any owner trustee, any owner participant, any trustee or any loan trustee.

 The rating agencies may lower or withdraw their ratings of the certificates.


   It was a condition to the issuance of the certificates that the class A certificates be rated "Baa1" by Moody's Investors Service, Inc. and "A-" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc., the class B certificates be rated "Ba1" by Moody's and "BBB-" by Standard & Poor's, and the class C certificates be rated "Ba2" by Moody's and "BB+" by Standard & Poor's. A rating is not a recommendation to purchase, hold or sell certificates, inasmuch as a rating does not address market price or suitability for a particular investor. We cannot assure you that the ratings of the certificates will remain unchanged for any given period of time or that the ratings of the certificates will not be lowered or withdrawn entirely by Moody's or Standard & Poor's if in its judgment circumstances in the future (including the downgrading of Midway, Allfirst Bank, as depositary, or Morgan Stanley Capital Services, as liquidity provider) so warrant.

   The rating of the certificates is based primarily on the default risk of the equipment notes and Allfirst Bank, as depositary, the availability of the liquidity facilities for the holders of the class A, class B and class C certificates, the collateral value provided by the eight aircraft and the subordination provisions applicable to the certificates. The foregoing ratings address the likelihood of timely payment of interest (at the nondefault rate) when due on the certificates and the ultimate payment of principal of the certificates by October 1, 2020, in the case of the class A certificates, October 1, 2015, in the case of the class B certificates, and October 1, 2007, in the case of the class C certificates. The ratings do not address the possibility of a default or other circumstances which could result in the payment of the outstanding principal amount of the certificates prior to April 1, 2019, in the case of the class A certificates, April 1, 2014, in the case of the class B certificates, and April 1, 2006, in the case of the class C certificates. Standard & Poor's has indicated that its rating applies to a unit consisting of certificates representing the property of the pass through trusts and escrow receipts initially representing undivided interests in certain rights to deposits initially totaling $197,572,000. Amounts deposited under the deposit agreements between the First Union Trust Company, N.A., as escrow agent, and Allfirst Bank, as depositary, are not our property and are not entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code. Neither the certificates nor the escrow receipts may be separately assigned or transferred.

   The reduction, suspension or withdrawal of the ratings of the certificates will not, in and of itself, constitute an event of default.

   Our senior unsecured debt rating is currently subject to a negative outlook by Standard & Poor's and any downgrading of that rating may result in the downgrading of the ratings of one or more classes of the certificates.

 If an active trading market for the exchange certificates does not develop, you may not be able to resell any of your exchange certificates.

   The old certificates were issued to, and we believe are currently owned by, a relatively small number of beneficial owners. The old certificates have not been registered under the Securities Act or under any applicable state securities laws and will continue to be subject to restrictions on transferability to the extent that they are not exchanged for the exchange certificates. Although the exchange certificates will generally be permitted to be resold or otherwise transferred by the holders (who are not our affiliates) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market, and neither we nor any trust has applied, nor do we or any trust intend to apply, for listing or quotation of the exchange certificates on any securities exchange. Accordingly, we cannot assure you as to the liquidity of any markets that may develop for the exchange certificates, the ability of the holders of the exchange certificates to sell their exchange certificates, or at what price holders of the exchange certificates will be able to sell their exchange certificates.

   Future trading prices of the exchange certificates will depend on many factors including, among other things, prevailing interest rates, our operating results and the market for similar securities. Morgan Stanley & Co. Incorporated and Seabury Securities LLC, the placement agents for the old certificates, may assist in resales of the exchange certificates, but they are not required to do so. A secondary market for the exchange certificates may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow the resale of any particular exchange certificates. In addition, such market-making activities may be limited during the exchange offer and during the pendency of the registration statement. If an active public market does not develop, the market price and liquidity of the exchange certificates may be adversely affected.

 The trading market for the old certificates could be adversely affected following the completion of the exchange offer.

   If we complete the exchange offer, we do not intend to file further registration statements for the sale or other disposition of old certificates. To the extent that old certificates are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted old certificates could be adversely affected. Following completion of the exchange offer, holders of old certificates seeking liquidity in their investment would have to rely on an exemption to the registration requirements under applicable securities laws, including the Securities Act, with respect to any sale or other disposition of the old certificates. See "The Exchange Offer."

                       WHERE YOU CAN GET MORE INFORMATION

   We are subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the SEC: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60601. Copies of such material can be obtained from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Section. The SEC also maintains an Internet Web Site at http://www.sec.gov that contains reports and other information.

   In the event that we are no longer required to file annual, quarterly and special reports, proxy statements, and other information with the SEC, we have agreed to file with the SEC (unless the SEC will not accept such a filing) and provide to the trustee for the trusts and the holders of the certificates annual reports and the information, documents and other reports otherwise required pursuant to Sections 13 and 15(d) of the Exchange Act.

   We have filed with the SEC a registration statement on Form S-4 under the Securities Act of 1933, as amended (the "Securities Act"), covering the exchange certificates to be issued in the exchange offer. As permitted by the rules and regulations of the SEC, this prospectus omits certain information included in the registration statement. For further information pertaining to the certificates, we refer you to the registration statement, including its exhibits. The statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries. If we have filed any such contract, agreement or document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. You may review and obtain a copy of this registration statement as set forth in the first paragraph above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The following documents have been filed by Midway with the SEC under the Exchange Act, and are incorporated herein by reference:

  . Midway's Annual Report on Form 10-K for the fiscal year ended December
    31, 2000, as amended.

   All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of this exchange offer are incorporated by reference and become a part of this prospectus from their date of filing. Any statement contained in this prospectus or in a document incorporated by reference is modified or superseded for purposes of this prospectus to the extent that a statement contained in any such document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

   On request, we will provide you, at no charge, with a copy of any or all of the documents incorporated in this prospectus by reference. Written or telephone requests for such copies should be directed to our principal office:
Midway Airlines Corporation, 2801 Slater Road, Morrisville, North Carolina 27560, Attention: General Counsel (telephone (919) 595-6009 and facsimile (919) 595-1705).

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   This prospectus includes or incorporates forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Many of these statements may be identified by the use of forward-looking words such as "believe", "expect", "anticipate", "should", "plan", "estimate", and "potential", among others. These forward-looking statements are subject to risks, uncertainties and assumptions including, among other things, those discussed under "Risk Factors" and elsewhere in this prospectus.

   To the extent that any of the statements contained herein relating to Midway's expectations, assumptions and other matters relating to Midway are forward-looking, they are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations that involve a number of uncertainties and risks that could cause actual results to differ materially from those projected in the forward-looking statements, including, but not limited to, risks associated with:



  . increasing competitive pressure from low fare carriers who will likely continue expanding services at RDU and along the East Coast and from major carriers who will gain even greater resources and assets through proposed mergers and transactions pending governmental approval;

  . the ability to generate sufficient cash flows and/or sufficient financing to support capital expansion plans and general operating activities;

  . fluctuations in the cost and availability of materials, fuel, equipment and labor including the continued availability of landing slots at New York's LaGuardia Airport and Ronald Reagan Washington National Airport and gates at certain airports;

  . our inability to complete the financings necessary to purchase new aircraft;

  . change in laws and regulations, including changes in accounting standards, taxation requirements, including tax rate changes, new tax laws and revised tax law interpretations and environmental laws;

  . unexpected delays in the delivery of new aircraft now scheduled for delivery in 2001 and 2002;

  . general economic conditions, which affect the level of business and leisure travel;

  . interest rate fluctuations and other capital market conditions;

  . the reliance on a limited number of markets and the ability to enter and develop new markets;

  . the effectiveness of and availability of resources to support advertising, marketing and promotional programs;

  . the termination of our participation in American's AAdvantage(R) frequent flyer program and the commencement of our participation in the Continental Airlines OnePass(R) and Northwest Airlines WorldPerks(R) frequent flyer programs;

  . the uncertainties of litigation and/or administrative proceedings;

  . adverse weather conditions, which could effect our ability to operate;


  . our significant dependence on the Raleigh-Durham market;

  . control by existing stockholders; and

  . our indebtedness, including capital lease obligations.

   As a result of the foregoing and other factors, no assurance can be given as to Midway's future results and achievements. We will not update these forward-looking statements, even though our situation may change in the future.

                               THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

   When we sold the old certificates (the "Old Certificates") in September 2000, we entered into a Registration Rights Agreement (the "Registration Rights Agreement") with Morgan Stanley & Co. Incorporated and Seabury Securities LLC (the "Placement Agents"), in which we agreed, for the benefit of and at no cost to the holders of the Old Certificates:

  . to use our best efforts to file with the SEC by January 25, 2001 a registration statement of which this prospectus forms a part (the "Exchange Offer Registration Statement") with respect to the offer to exchange (the "Exchange Offer") each class, A, B and C (each, a "Class"), of Old Certificates for a new certificates of the same Class (the "Exchange Certificates") issued by the same pass through trust (each a "Trust", and collectively, the "Trusts"), which will have terms identical in all material respects to the Old Certificates entitled to make such exchange (except that the Exchange Certificates will not contain terms with respect to transfer restrictions or interest rate increases as described herein and the Exchange Certificates will be available only in book-entry form), and

  . to use our best efforts to cause the Exchange Offer Registration
    Statement to be declared effective under the Securities Act by March 26, 2001.

   Because we did not consummate the Exchange Offer by April 25, 2001, the interest rate per annum borne by the Equipment Notes and passed through to the holders of the Old Certificates increased by 0.50%, beginning April 25, 2001. The interest rate will decrease by 0.50% on the earlier of:

  . the date on which we complete the Exchange Offer, and

  . the date on which all of the Old Certificates otherwise become transferable by holders of the Old Certificates (other than affiliates or former affiliates of ours) without further registration under the Securities Act.

   Promptly after the Exchange Offer Registration Statement has been declared effective, we will offer the Exchange Certificates in exchange for surrender of the Old Certificates. We will keep the Exchange Offer open for not less than 20 business days, or longer if required by applicable law, after the date notice of the Exchange Offer is mailed to the holders of the Old Certificates. For each Old Certificate duly tendered to Allfirst Bank, the exchange agent (the "Exchange Agent"), pursuant to the Exchange Offer and not validly withdrawn by the holder thereof, the holder of such Old Certificate will receive an Exchange Certificate having a face amount equal to that of the tendered Old Certificate.


   Based on an interpretation of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Certificates issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders of those Exchange Certificates without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of Old Certificates who is our "affiliate" or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Certificates:

  . will not be able to rely on the interpretation by the staff of the SEC set forth in the no-action letters referenced above,

  . will not be able to tender Old Certificates in the Exchange Offer, and

  . must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Certificates, unless that sale or transfer is made pursuant to an exemption from those requirements.

   Each holder of the Old Certificates who participates in the Exchange Offer will be required to make certain representations, including that:

  . it is neither an affiliate of ours or Allfirst Bank, as trustee of the Trusts (the "Trustee") nor a broker-dealer tendering Old Certificates acquired directly from us for its own account,

  . any Exchange Certificates to be received by it are being acquired in the ordinary course of its business, and

  . it has no arrangement with any person to participate in the distribution
    (within the meaning of the Securities Act) of the Exchange Certificates.

   In addition, in connection with any resales of the Exchange Certificates, any broker-dealer (a "Participating Broker-Dealer") who acquired the Old Certificates for its own account as a result of market-making activities or other trading activities must deliver a prospectus meeting the requirements of the Securities Act. The SEC has taken the position that Participating Broker-Dealers may fulfill their prospectus delivery requirements with respect to the Exchange Certificates, other than a resale of an unsold allotment from the original sale of the Old Certificates, with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, we are required to allow Participating Broker-Dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Certificates for a period of 90 days after the completion of the Exchange Offer.

   The Registration Rights Agreement provides that in the event that:

  . any changes in law or the applicable interpretations of the staff of the SEC do no permit us to effect the Exchange Offer,

  . the Exchange Offer Registration Statement is not declared effective by March 26, 2001 under certain circumstances, or

  . the Exchange Offer is not consummated by April 25, 2001 under certain other circumstances,

at the request of a holder not eligible to participate in the Exchange Offer, or under certain other circumstances described in the Registration Rights Agreement, we will, in lieu of effecting the registration of the Exchange Certificates pursuant to the Exchange Offer Registration Statement and at no cost to the holders of Old Certificates:

  . as promptly as practicable, file with the SEC a shelf registration statement (the "Shelf Registration Statement") covering resales of the Old Certificates,

  . use our best efforts to cause the Shelf Registration Statement to be declared effective under the Securities Act by March 26, 2001, and

  . use our best efforts to keep effective the Shelf Registration Statement for a period of two years after its effective date (or for such shorter period as shall end when all of the Old Certificates covered by the Shelf Registration Statement have been sold pursuant thereto or may be freely sold pursuant to Rule 144 under the Securities Act).

   We will, in the event of the filing of a Shelf Registration Statement, provide to each holder of the Old Certificates copies of the prospectus which is a part of the Shelf Registration Statement, notify each such holder when the Shelf Registration Statement for such Old Certificates has become effective and take certain other actions as are required to permit unrestricted resales of such Old Certificates.

   A holder of Old Certificates who sells such Old Certificates pursuant to the Shelf Registration Statement generally will be required to be named as selling securityholder in the related prospectus and to deliver the prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the Registration Rights Agreement which are applicable to such a holder, including certain indemnification obligations. In addition, each holder of such Old Certificates will be required to deliver information to be used in connection with the Shelf Registration

Statement within the time periods set forth in the Registration Rights Agreement in order to have their Old Certificates included in the Shelf Registration Statement.

   In the event that the Shelf Registration Statement ceases to be effective at any time during the period specified by the Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the interest rate per annum borne by the Equipment Notes shall be increased by 0.50% from the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective (or, if earlier, the end of such period specified by the Registration Rights Agreement).

Terms of the Exchange Offer

   Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal which accompanies this prospectus (the "Letter of Transmittal"), we will accept any and all Old Certificates validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date set forth below under "--Expiration Date; Extensions; Amendments". We will issue $1,000 principal amount of Exchange Certificates of the same Class in exchange for each $1,000 principal amount of outstanding Old Certificates accepted in the Exchange Offer. Holders may tender some or all of their Old Certificates pursuant to the Exchange Offer. However, Old Certificates may be tendered only in integral multiples of $1,000.

   The form and terms of the Exchange Certificates are the same as the form and terms of the Old Certificates, except that:

  . the Exchange Certificates bear a different CUSIP number from the Old
    Certificates and will be available only in book-entry form,

  . the Exchange Certificates have been registered under the Securities Act and therefore will not bear legends restricting the transfer thereof, and

  . the holders of the Exchange Certificates will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for an increase in the interest rate on the Old Certificates in certain circumstances relating to the timing of the Exchange Offer, all of which rights will terminate upon consummation of the Exchange Offer.

   The Exchange Certificates will evidence the same debt as the Old Certificates (which they replace) and will be issued under, and entitled to, the benefits of the applicable Trust, such that the Exchange Certificates and the Old Certificates will be treated as a single Class of securities under the applicable Trust.

   As of the date of this prospectus, $192,916,790.83 aggregate principal amount of the Old Certificates was outstanding. Solely for reasons for administration, and for no other purpose, we have fixed the close of business
on       , 2001, as the record date for the Exchange Offer for purposes of determining the persons to whom this prospectus and the Letter of Transmittal will be mailed initially. Only a registered holder of the Old Certificates may participate in the Exchange Offer. There will be no fixed record date for determining registered holders of the Old Certificates entitled to participate in the Exchange Offer.

   The Exchange Offer is not conditioned upon any minimum aggregate principal amount of Old Certificates being tendered. However, the Exchange Offer is subject to certain customary conditions which we may waive. See "--Conditions."

   We shall be deemed to have accepted validly tendered Old Certificates when, as and if we have given written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Certificates and delivering the Exchange Certificates to the holders. If any tendered Old Certificates are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, any such unaccepted Old Certificates will be returned, without expense, to the tendering holder thereof as soon as practicable after the Expiration Date. See "--Acceptance of Old Certificates for Exchange; Delivery of Exchange Certificates."

   Holders who tender Old Certificates in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Certificates pursuant to the Exchange Offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See "--Fees and Expenses."

Expiration Date; Extensions; Amendments

   The term "Expiration Date" shall mean 5:00 p.m., New York City time, on
      , 2001, unless we, in our sole discretion, extend the Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended. Notwithstanding any extension of the Exchange Offer, because the Exchange Offer will not be consummated by April 25, 2001, the interest rate borne by the Equipment Notes and passed through to the holders of the Old Certificates will be increased as described above in the second paragraph under "--Purpose and Effect of the Exchange Offer."

   To extend the Exchange Offer, we will notify the Exchange Agent of any extension by written notice and will issue a press release or other public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

   We reserve the right, in our sole discretion:

  . to delay accepting any Old Certificates, to extend the Exchange Offer or to terminate the Exchange Offer if any of the conditions set forth below under "--Conditions" shall not have been satisfied, by giving written notice of such delay, extension or termination to the Exchange Agent, or

  . to amend the terms of the Exchange Offer in any manner.

   Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice thereof to the registered holders. If the Exchange Offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the registered holders and the Exchange Agent, and, depending upon the significance of the amendment and the manner of disclosure to the registered holders and the Exchange Agent, we will extend the Exchange Offer to the extent required by law.

   Without limiting the manner in which we may choose to make public announcement of any delay, extension, amendment or termination of the Exchange Offer, we shall have no obligation to publish, advertise or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.


Interest on the Exchange Certificates

   The Exchange Certificates will bear interest at the applicable per annum rate for such Trust set forth on the cover page of this prospectus from their date of issuance. Holders of Old Certificates that are accepted for exchange will receive, in cash, accrued interest thereon from April 1, 2001, the date of the last payment of interest on the Old Certificates, to, but not including, the date of issuance of the Exchange Certificates. Such interest will be paid with the first interest payment on the Exchange Certificates on October 1, 2001. Accordingly, holders of Old Certificates that are accepted for exchange will not receive interest that is accrued but unpaid on such Old Certificates at the time of tender. Interest on the Old Certificates accepted for exchange will cease to accrue upon issuance of the Exchange Certificates.

   Interest on the Exchange Certificates will be payable semiannually on each April 1 and October 1, commencing October 1, 2001.

Procedures for Tendering Old Certificates

   To tender in the Exchange Offer, a holder must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the Letter of Transmittal and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Certificates and any other required documents, to the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date. To be tendered effectively, the Old Certificates, Letter of Transmittal and other required documents must be received by the Exchange Agent at the address set forth below under "--Exchange Agent" prior to 5:00 p.m., New York City time, on the Expiration Date. Delivery of the Old Certificates may be made by book-entry transfer through DTC's Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the Exchange Agent prior to the Expiration Date.

   By executing the Letter of Transmittal, each holder will make to us the representations set forth above in the fifth paragraph under "--Purpose and Effect of the Exchange Offer."

   The tender by a holder and the acceptance thereof by us will constitute agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

   The method of delivery of the Old Certificates and the Letter of Transmittal and all other required documents to the Exchange Agent, including delivery through the Book-Entry Transfer Facility (as defined below) and any acceptance of an Agent's Message (as defined below) transmitted through ATOP, is at the election and risk of each holder of Old Certificates. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the Exchange Agent before the Expiration Date.

   No Letter of Transmittal or Old Certificates should be sent to us. Holders of Old Certificates may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such holders.

   Only a holder of Old Certificates may tender such Old Certificates in the Exchange Offer. Any beneficial owner whose Old Certificates are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner of Midway Airlines Corporation Pass Through Certificates, Series 2000-1" included with the Letter of Transmittal. If such beneficial owner wishes to tender on his own behalf, such beneficial owner must, prior to completing and executing the Letter of Transmittal and delivering his Old Certificates, either make appropriate arrangements to register ownership of the Old Certificates in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

   Signatures on the Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Certificates tendered pursuant thereto are tendered:

  . by a registered holder who has not completed the box entitled "Special
    Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or

  . for the account of an Eligible Institution.

   If signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Exchange Act (an "Eligible Institution").

   If the Letter of Transmittal is signed by a person other than the registered holder of any Old Certificates listed therein, such Old Certificates must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Certificates with the signature thereon guaranteed by an Eligible Institution.

   If the Letter of Transmittal or any Old Certificates or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the Letter of Transmittal.

   We understand that the Exchange Agent will make a request promptly after the date of this prospectus to establish accounts with respect to the Old Certificates at the book-entry transfer facility, DTC (the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and, subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of the Old Certificates by causing such Book-Entry Transfer Facility to transfer such Old Certificates into the Exchange Agent's account with respect to the Old Certificates in accordance with the Book-Entry Transfer Facility's procedures for such transfer.

   Although delivery of the Old Certificates may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee or an Agent's Message in connection with a book-entry transfer and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth below on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

   The term "Agent's Message" means a message transmitted by the Book-Entry Transfer Facility to, and received by, the Exchange Agent and forming a part of the confirmation of a book-entry transfer, which states that the Book-Entry Transfer Facility has received an express acknowledgment from the participants in the Book-Entry Transfer Facility described in such Agent's Message, stating the aggregate principal amount of Old Certificates which have been tendered by such participants pursuant to the Exchange Offer and that such participants have received this prospectus and the Letter of Transmittal and agree to be bound by the terms of this prospectus and the Letter of Transmittal and we may enforce such agreement against such participants.

   All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered Old Certificates and withdrawal of tendered Old Certificates will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all Old Certificates not property tendered or any Old Certificates our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Old Certificates. Our interpretation of the terms and conditions of the Exchange Offer, including the instructions in the Letter of Transmittal, will be final and binding on all parties.

   Unless waived, any defects or irregularities in connection with tenders of Old Certificates must be cured within such time as we shall determine. Neither we, the Exchange Agent nor any other person shall incur any liability for failure to give such notification. Tenders of Old Certificates will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Certificates received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

   In addition, we reserve the right in our sole discretion, subject to the provisions of the Pass Through Trust Agreements, to:

  . purchase or make offers for any Old Certificates that remain outstanding subsequent to the Expiration Date or, as set forth under "--Conditions," to terminate the Exchange Offer in accordance with the terms of the Registration Rights Agreement, and

  . to the extent permitted by applicable law, purchase Old Certificates in the open market, in privately negotiated transactions or otherwise. The terms of any such purchases or offers could differ from the terms of the Exchange Offer.

Guaranteed Delivery Procedures

   Holders who wish to tender their Old Certificates and:

  . whose Old Certificates are not immediately available,

  . who cannot deliver their Old Certificates, the Letter of Transmittal or any other required documents to the Exchange Agent or

  . who cannot complete the procedures for book-entry transfer prior to the Expiration Date,

may effect a tender if:

  . the tender is made through an Eligible Institution;

  . prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Certificates and the principal amount of Old Certificates tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or a facsimile thereof), or an Agent's Message in lieu thereof, together with the certificate(s) representing the Old Certificates (or a confirmation of book-entry transfer of such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility) and any other documents required by the Letter of Transmittal, will be deposited by the Eligible Institution with the Exchange Agent; and

  . such properly completed and executed Letter of Transmittal (or a facsimile thereof), or an Agent's Message in lieu thereof, as well as the certificate(s) representing all tendered Old Certificates in proper form for transfer (or a confirmation of book-entry transfer of such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility) and all other documents required by the Letter of Transmittal, are received by the Exchange Agent within three New York Stock Exchange trading days after the Expiration Date.

   Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Certificates according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

   Except as otherwise provided herein, tenders of Old Certificates may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. Withdrawal of tendered Old Certificates will be deemed a rejection of the Exchange Offer.

   To withdraw a tender of Old Certificates in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must:

  . specify the name of the person having deposited the Old Certificates to be withdrawn (the "Depositor"),

  . identify the Old Certificates to be withdrawn, including the certificate number(s) and principal amount of such Old Certificates, or, in the case of Old Certificates transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited,

  . be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Certificates were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the Trustee register the transfer of such Old Certificates into the name of the person withdrawing the tender, and

  . specify the name in which any such Old Certificates are to be registered, if different from that of the Depositor.

A purported notice of withdrawal which lacks any of the required information will not be an effective withdrawal of a tender previously made.

   If Old Certificates have been tendered pursuant to the procedure for book-entry transfer described above under "--Procedures for Tendering Old Certificates," any notice of withdrawal must comply with the procedures of DTC. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by us, and our determination shall be final and binding on all parties. Any Old Certificates so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Certificates will be issued with respect thereto unless the Old Certificates so withdrawn are validly retendered. Properly withdrawn Old Certificates may be retendered by following one of the procedures described above under "--Procedures for Tendering Old Certificates" at any time prior to the Expiration Date.

Conditions

   Notwithstanding any other term of the Exchange Offer, we are not required to accept for exchange, or to exchange Exchange Certificates for, any Old Certificates, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Certificates, if:

  . any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted which, in our judgment, might materially impair our ability to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to us, or

  . there shall occur a change in the current interpretation by the staff of the SEC which permits the Exchange Certificates issued pursuant to the Exchange Offer in exchange for Old Certificates to be offered for resale, resold and otherwise transferred by holders thereof, other than broker-dealers and any such holder which is an "affiliate" of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act provided that such Exchange Certificates are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Certificates, or

  . any governmental approval has not been obtained, which approval we, in our sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

   If we determine in our sole discretion that any of the conditions are not satisfied, we may:

  . refuse to accept any Old Certificates and return all tendered Old
    Certificates to the tendering holders,

  . extend the Exchange Offer and retain all Old Certificates tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Certificates (see "--Withdrawal of Tenders"), or

  . waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Certificates which have not been withdrawn.

   If any waiver by us constitutes a material change to the Exchange Offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the registered holders and the Exchange Agent, and, depending upon the significance of the waiver and the manner of disclosure to the registered holders and the Exchange Agent, we will extend the Exchange Offer to the extent required by law.

   The foregoing conditions are for our sole benefit and we may waive them, in whole or in part, in our sole discretion, although we have no current intention of doing so. Any determination made by us concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

Acceptance of Old Certificates for Exchange; Delivery of Exchange Certificates

   Upon satisfaction or waiver of all of the conditions to the Exchange Offer, all Old Certificates properly tendered will be accepted, promptly after the Expiration Date, and the Exchange Certificates will be issued promptly after acceptance of the Old Certificates. For purposes of the Exchange Offer, Old Certificates shall be deemed to have been accepted for exchange when, as and if we have given written notice thereof to the Exchange Agent. See "--Conditions" for a discussion of the conditions that must be satisfied before we accept any Old Certificates for exchange.

   In all cases, issuance of Exchange Certificates for Old Certificates that are accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of certificates for such Old Certificates or a timely confirmation of book-entry transfer of such Old Certificates into the Exchange Agent's account at the Book-Entry Transfer Facility, a properly completed and duly executed Letter of Transmittal and all other required documents.

   If any tendered Old Certificates are not accepted for any reason set forth in the terms and conditions of the Exchange Offer or if Old Certificates are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or nonexchanged Old Certificates will be returned without expense to the tendering holder thereof (or, in the case of Old Certificates tendered by book-entry transfer procedures described above, such nonexchanged Old Certificates will be credited to an account maintained with such Book-Entry Transfer Facility) as promptly as practicable after the expiration or termination of the Exchange Offer.

Exchange Agent

   Allfirst Bank, the Trustee under the Trusts, has been appointed as Exchange Agent for the Exchange Offer. All executed Letters of Transmittal should be directed to the Exchange Agent at the address set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

  By Registered, Certified or Overnight               By Facsimile:
             Mail or By Hand:


                                                     (410) 244-4236
            Allfirst Bank
     Corporate Trust Department
        25 S. Charles Street
          Mail Code 101-591
      Baltimore, Maryland 21201

Fees and Expenses

   We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, facsimile transmission, telephone or in person by officers and regular employees of ours and of our affiliates.

   We have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers or others soliciting acceptances of the Exchange Offer. We will, however, pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the Trustee, filing fees, legal and accounting fees and printing and distribution expenses.

   We will pay all transfer taxes, if any, applicable to the exchange of the Old Certificates pursuant to the Exchange Offer. If, however, certificates representing the Exchange Certificates or the Old Certificates for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Old Certificates tendered, or if tendered Old Certificates are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of the Old Certificates pursuant to the Exchange Offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Consequences of Failure to Exchange

   As a result of the making of this Exchange Offer, we will have fulfilled one of our obligations under the Registration Rights Agreement and holders of Old Certificates who do not tender their Old Certificates will not have any further registration rights under the Registration Rights Agreement or otherwise. Accordingly, any holder of Old Certificates that does not exchange that holder's Old Certificates for Exchange Certificates will continue to hold the untendered Old Certificates and will be entitled to all the rights and limitations applicable thereto under the applicable Trust, except to the extent such rights or limitations, by their terms, terminate or cease to have further effectiveness as a result of the Exchange Offer.

   The Old Certificates that are not exchanged for Exchange Certificates pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Certificates may be resold only:

  . to us (upon redemption thereof or otherwise),

  . pursuant to an effective registration statement under the Securities Act,

  . so long as the Old Certificates are eligible for resale pursuant to Rule
    144A, to a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A,

  . outside the United States to a foreign person pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S thereunder,

  . to an institutional accredited investor that, prior to such transfer, furnishes to Allfirst Bank, as Trustee, a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Old Certificates evidenced thereby, the form of which letter can be obtained from such Trustee, or

  . pursuant to another available exemption from the registration requirements of the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

   Accordingly, if any Old Certificates are tendered and accepted in the Exchange Offer, the trading market for the untendered Old Certificates could be adversely affected. See "Risk Factors--Risk Factors Related to the Certificates and the Exchange Offer--The trading market for the Old Certificates could be adversely affected following the completion of the Exchange Offer."

Termination of Certain Rights

   Holders of the Old Certificates will not be entitled to certain rights under the Registration Rights Agreement following the consummation of the Exchange Offer. The rights that will terminate are:

  . the right to have us file with the SEC and use our best efforts to have declared effective a Shelf Registration Statement to cover resales of the Old Certificates by the holders of those Old Certificates, and

  . the right to receive additional interest if the registration statement of which this prospectus is a part or the Shelf Registration Statement are not filed with, or declared effective by, the SEC within certain specified time periods or the Exchange Offer is not consummated within a specified time period.

Other

   Participation in the Exchange Offer is voluntary and holders should carefully consider whether to accept. Holders of the Old Certificates are urged to consult their financial and tax advisors in making their own decision on what action to take.

   No person has been authorized to give any information or to make any representations in connection with the Exchange Offer other than those contained in this prospectus. If given or made, such information or representations should not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any exchange made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the respective dates as of which information is given herein.

   The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Old Certificates in any jurisdiction in which the making of the Exchange Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. However, we may, at our discretion, take such action as we may deem necessary to make the Exchange Offer in any such jurisdiction and extend the Exchange Offer to holders of Old Certificates in such jurisdiction. In any jurisdiction the securities laws or blue sky laws of which require the Exchange Offer to be made by a licensed broker or dealer, the Exchange Offer is being made on our behalf by one or more registered brokers or dealers which are licensed under the laws of such jurisdiction.

                                USE OF PROCEEDS

   This Exchange Offer is intended to satisfy certain of our obligations under the Placement Agreement between us and the Placement Agents and the Registration Rights Agreement. We will not receive any cash proceeds from the issuance of the Exchange Certificates. In consideration of issuing the Exchange Certificates contemplated in this prospectus, we will receive the Old Certificates in like principal amount, the form and terms of which are the same as the form and terms of the Exchange Certificates (which will replace the Old Certificates), except as otherwise described in this prospectus. The Old Certificates surrendered in exchange for the Exchange Certificates will be retired and canceled and cannot be reissued.

   The $197,572,000 of proceeds from the sale of the Old Certificates were deposited with the Depositary on behalf of the applicable Escrow Agent for the benefit of the Certificateholders of the applicable Trust. At April 20, 2001, $146,926,000 of the proceeds had been used to purchase Equipment Notes issued by Owner Trustees to finance a portion of the purchase price of six Leased Aircraft.

                                 CAPITALIZATION

   The following table sets forth our capitalization as of December 31, 2000. It is anticipated that the eight Aircraft being financed hereby will be leased, and will be treated for accounting purposes as operating leases and, accordingly, will not affect our capitalization. However, should we purchase, rather than lease, one or more of the Aircraft, our long-term debt and capital lease obligations will increase by an amount equal to the amount borrowed, less any current portion thereof. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." This table should be read in conjunction with our Financial Statements, the notes thereto and the other financial data included elsewhere in this prospectus or incorporated herein by reference.

                                                                        At
                                                                   December 31,
                                                                       2000
                                                                   ------------
                                                                   (Dollars in
                                                                    Thousands)
Liabilities:
  Current portion of long-term debt and capital lease
   obligations....................................................   $  6,382
  Long-term debt and capital lease obligations....................    152,810
                                                                     --------
    Total debt and capital lease obligations......................    159,192
Stockholders' equity:
  Preferred stock, $0.01 par value, 12 million shares authorized;
   none issued and outstanding....................................        --
  Common stock, $0.01 par value, 25 million shares authorized;
   15,174,755 shares issued and outstanding.......................        152
  Additional paid-in capital......................................     88,359
  Retained earnings ($51.1 million of accumulated deficit
   eliminated in the quasi-reorganization as of June 30, 1997)....     13,208
                                                                     --------
    Total stockholders' equity....................................    101,719
                                                                     --------
    Total capitalization..........................................   $260,911
                                                                     ========

                   SELECTED FINANCIAL AND OPERATING DATA

   The following table presents selected historical financial data for each of the five years in the five-year period ended December 31, 2000 and the balance sheet information as of December 31 of each such year, which have been derived from our audited financial statements. The information should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the accompanying notes included in our Annual Report on Form 10-K for the year ended December 31, 2000. See "Where You Can Get More Information."

                                         Year Ended December 31,
                          ---------------------------------------------------------
                          1996(1)    1997(1)     1998(1)     1999(1)       2000
                          --------  ----------  ----------  ----------  -----------
                             (dollars in thousands except per share amounts)
Statement of Operations
 Data:
Operating revenues:
 Passenger..............  $173,372  $  179,000  $  202,972  $  210,199  $   271,514
 Other..................     6,662       7,275       8,467       7,747       10,113
                          --------  ----------  ----------  ----------  -----------
 Total operating
  revenues..............   180,034     186,275     211,439     217,946      281,627
Operating expenses:
 Wages, salaries and
  related costs.........    24,619      25,758      31,822      38,875       57,374
 Aircraft fuel..........    27,300      21,499      19,623      22,738       49,936
 Aircraft and engine
  rentals...............    34,113      30,495      29,927      31,429       49,266
 Passenger related
  costs.................    20,618      17,326      20,223      23,017       28,565
 Reservations and
  sales.................    22,849      22,314      23,080      23,535       29,122
 Commissions............    13,728      13,978      15,071      14,229       15,402
 Maintenance, materials
  and repairs...........    17,930      17,006      17,103      13,388       17,138
 Other rentals and
  landing fees..........    12,711       9,812       9,646      10,098       14,014
 Depreciation and
  amortization..........     1,346       1,999       6,162       7,938       10,517
 Other operating
  expenses..............    11,136      10,221      10,238      13,221       24,535
 Impairment of long-
  lived assets(2).......    16,941         --          --          --           --
 Equipment retirement
  charges(3)............       --          --        2,413       2,765        9,163
 Recapitalization(4)....       --          750         --          --           --
                          --------  ----------  ----------  ----------  -----------
 Total operating
  expenses..............   203,291     171,158     185,308     201,233      305,032
                          --------  ----------  ----------  ----------  -----------
Operating (loss)
 income.................   (23,257)     15,117      26,131      16,713      (23,405)
Interest (expense)
 income, net............    (1,841)        114      (1,972)     (1,621)      (1,238)
Other (expense) income..       834         --          --          --           --
                          --------  ----------  ----------  ----------  -----------
Total other (expense)
 income.................    (1,007)        114      (1,972)     (1,621)      (1,238)
                          --------  ----------  ----------  ----------  -----------
Income (loss) before
 income taxes and
 extraordinary gain.....   (24,264)     15,231      24,159      15,092      (24,643)
Income tax expense
 (benefit)..............       --        6,306       9,178       5,736       (9,150)
                          --------  ----------  ----------  ----------  -----------
Income (loss) before
 extraordinary gain.....   (24,264)      8,925      14,981       9,356      (15,493)
Extraordinary gain(5)...       --       15,969         --          --           --
                          --------  ----------  ----------  ----------  -----------
Net (loss) income.......  $(24,264) $   24,894  $   14,981  $    9,356  $   (15,493)
                          ========  ==========  ==========  ==========  ===========
Per Share Amounts(6):
Basic earnings (loss)
 per share:
 Income (loss) before
  extraordinary gain....            $     1.47  $     1.75  $     1.09  $     (1.35)
 Extraordinary gain.....                  2.64         --          --           --
                                    ----------  ----------  ----------  -----------
 Net income (loss)......            $     4.11  $     1.75  $     1.09  $     (1.35)
                                    ==========  ==========  ==========  ===========
Weighted average shares
 used in computing basic
 earnings (loss) per
 share..................             6,059,051   8,574,972   8,602,395   11,444,724
                                    ==========  ==========  ==========  ===========
Diluted earnings (loss)
 per share:
 Income (loss) before
  extraordinary gain....            $     1.24  $     1.54  $     0.98  $     (1.35)
 Extraordinary gain.....                  2.22         --          --           --
                                    ----------  ----------  ----------  -----------
 Net income (loss)......            $     3.46  $     1.54  $     0.98  $     (1.35)
                                    ==========  ==========  ==========  ===========
Weighted average shares
 used in computing
 diluted earnings (loss)
 per share..............             7,193,794   9,731,527   9,507,175   11,444,724
                                    ==========  ==========  ==========  ===========
Other Financial Data:
Cash flows provided by
 (used in):
 Operating activities...  $  5,784  $   10,283  $   22,257  $   21,979  $     6,611
 Investing activities...    (2,614)    (25,219)     (9,681)    (51,345)     (46,323)
 Financing activities...     4,836      58,640     (18,349)      7,981       51,759
Ratio of earnings to
 fixed charges(7).......       --         1.84x       2.02x       1.49x        0.23x

                                         Year Ended December 31,
                          ----------------------------------------------------------
                           1996(1)     1997(1)     1998(1)     1999(1)       2000
                          ----------  ----------  ----------  ----------  ----------
Selected Operating
 Statistics(8):
Available seat miles
 (000s).................   1,758,560   1,387,864   1,544,945   1,565,781   2,130,226
Revenue passenger miles
 (000s).................     998,959     875,752   1,008,567   1,031,583   1,481,399
Load factor.............        56.8%       63.1%       65.3%       65.9%       69.5%
Break-even load
 factor(9)..............        59.2%       57.5%       56.7%       60.3%       73.5%
Departures..............      29,192      26,898      35,990      46,751      64,984
Block hours.............      48,682      42,867      55,783      71,705     101,218
Passenger revenue per
 ASM (cents)............        9.86       12.90       13.14       13.42       12.75
Yield (cents)...........       17.36       20.44       20.12       20.38       18.33
Average fare............         $99        $108        $102        $102         $92
Operating Cost per
 available seat mile
 (cents)(10)............       10.60       12.28       11.84       12.68       13.89
Onboard passengers......   1,742,957   1,660,140   1,995,117   2,063,192   2,966,502
Average seats per
 departure..............         104         101          88          68          67
Average stage length
 (miles)................         571         524         475         471         461
Aircraft (average during
 period)................        13.7        13.0        18.1        22.8        32.2
Aircraft utilization
 (hours per day)........         9.8         9.0         8.4         8.6         8.6
Fuel price per gallon
 (cents)................        80.6        73.4        57.3        61.7       100.7

                                              As of December 31,
                                 ---------------------------------------------
                                   1996      1997     1998     1999     2000
                                 --------  -------- -------- -------- --------
                                            (dollars in thousands)
Balance Sheet Data
Cash, cash equivalents,
 restricted cash and short-term
 investments...................  $ 12,805  $ 58,071 $ 58,248 $ 38,564 $ 57,823
Working capital................   (42,198)   20,826   32,880    4,414   (3,118)
Equipment and property, net....     6,669    46,574  103,007  120,405  138,427
Equipment purchase deposits,
 net...........................     1,846    17,133   18,103   61,824  111,715
Total assets...................    38,384   139,810  203,581  256,689  348,841
Long-term debt and capital
 lease obligations (net of
 current maturities)...........    11,704    39,187   78,764  103,349  152,810
Stockholders' (deficit)
 equity........................   (40,569)   48,486   70,463   83,136  101,719

--------

(1) Midway reclassified certain balances to reflect classifications in 1996, 1997, 1998, and 1999 to conform to 2000 financial statements.

(2) Midway recorded an impairment loss of $16.9 million from certain long-lived assets, primarily intangible assets, that were determined by Midway's management to be impaired in accordance with SFAS 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of."

(3) In 1998 and 1999, Midway recorded equipment retirement charges related to the return of four Fokker and one Airbus aircraft to their lessors. In 2000, Midway recorded equipment retirement charges related to the early return of four Fokker aircraft to be returned in the first six months of 2001. (See Note 2 of the Notes to Consolidated Financial Statements.)

(4) Midway recorded a one-time charge of $0.75 million related to its February 1997 recapitalization which also resulted in a change in ownership and management and the reduction of certain expenses including aircraft rental expense, facility rentals, the cost of certain services and net interest expense.

(5) Extraordinary gain consists of one-time gains recognized in connection with Midway's 1997 recapitalization.

(6) Since Midway was recapitalized in February 1997 and all prior capital stock was canceled at that time, per share amounts prior to 1997 are not meaningful and thus are not presented.

(7) The ratio of earnings to fixed charges is computed by dividing fixed charges into earnings from continuing operations before income tax and extraordinary items plus fixed charges. Fixed charges include interest expense, capitalized interest, amortization of debt issue expense and the estimated interest component of noncapitalized rentals. For the year ended December 31, 1996, our earnings were not sufficient to cover our fixed charges. Additional earnings of $24.3 million would have been required to achieve a ratio of earnings to fixed charges of 1.0. For the year ended December 31, 2000, additional earnings of $27.6 million would have been required to achieve a ratio of earnings to fixed charges of 1.0.

(8) The airline operating terms used in this table have the following meanings:


   Aircraft (average during period): The average number of aircraft operated during the period.

   Aircraft utilization: The average number of block hours operated in scheduled service per day per aircraft for the total fleet of aircraft.



   Available seat miles (ASMs): The number of seats available for scheduled passengers multiplied by the number of miles those seats were flown.

   Average fare: The average fare paid by a revenue passenger.

   Average seats per departure: The average number of available seats per departing aircraft.

   Average stage length: The average number of miles flown per flight.

   Block hour: The total time an aircraft is in motion from brake release at the origination to brake application at the destination.

   Break-even load factor: The load factor at which scheduled passenger revenues would have been equal to operating plus non-operating expenses/(income) (holding yield constant).

   Cost per available seat mile (CASM): Operating expenses plus non-operating expenses/(income) divided by ASMs.

   Departure: A scheduled aircraft flight.

   Fuel price per gallon: The average price per gallon of jet fuel for the fleet (excluding taxes and into plane fees).

   Load factor: RPMs divided by ASMs.

   Onboard passengers: The number of revenue passengers carried.

   Revenue passenger miles (RPMs): The number of miles flown by revenue passengers.

   Passenger revenue per available seat mile (PRASM): Passenger revenues divided by ASMs.

   Yield: The average scheduled passenger fare paid for each mile a scheduled revenue passenger is carried.

(9) "Break-even load factor" as represented above excludes impairment of long-lived assets, equipment retirement charges and recapitalization expenses divided by the product of available seat miles and yield. Had impairment of long-lived assets, equipment retirement charges and recapitalization expenses been included for the years ended December 31, 1996, 1997, 1998, 1999 and 2000 the break-even load factor would have been 64.7%, 57.7%, 57.5%, 61.1% and 75.8%, respectively.

(10) "Operating cost per available seat mile" as represented above equals total operating costs less impairment of long-lived assets, equipment retirement charges and recapitalization expenses, divided by available seat miles. Had impairment of long-lived assets, equipment retirement charges and recapitalization expenses been included for the years ended December 31, 1996, 1997, 1998, 1999 and 2000 cost per available seat mile would have been 11.56 cents, 12.33 cents, 11.99 cents, 12.86 cents and
     14.32 cents, respectively.

                   MANAGEMENT'S DISCUSSION AND ANALYSIS

             OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   The following discussion should be read in conjunction with our financial statements, the notes thereto and the other financial data included elsewhere or incorporated by reference in this prospectus.

Overview

   We began commercial operations in November 1993, operating from our base at Chicago's Midway Airport. Operations there were unprofitable. In March 1995 we relocated all of our operations to RDU. The relocation followed American's reduction of services at RDU and was facilitated through an agreement with American to sublease up to 19 of American's 26 gates at RDU's Terminal C and to participate in the AAdvantage(R) frequent flyer program. At the time of the move, our management committed to expanding our fleet, through the addition of five Airbus A320s and four F100s, to a total of five A320s and twelve F100s. We incurred significant losses in 1995 and 1996 due to a combination of factors, including inadequate capital resources, the increased fleet capacity, the lack of marketing presence, and unusually bad weather.

   Following unsuccessful efforts to renegotiate lease terms, one of our lessors required us to return four A320s during the first four months of 1996. This reduced our fleet to twelve F100s and one A320. In February 1997, we completed a recapitalization, resulting in a change in ownership and management. The recapitalization reduced our annual expenses, including aircraft rental expense, facility rentals, the cost of certain services and net interest expense. In connection with this recapitalization and a review of operations designed to reallocate our flight equipment to markets we could serve on a more competitive basis (in terms of flight frequency and marketing presence), in 1996 we discontinued unprofitable flight operations between RDU and Providence, Rhode Island and in 1997 between RDU and Los Angeles, California and Las Vegas, Nevada.

   In late 1997, we began to expand our fleet with the delivery of two CRJs. We began initial operations with the CRJs in January 1998. We received eight additional CRJs in 1998, eight CRJs in 1999, seven CRJs in 2000 and one to date in 2001. We also placed in service our first six 737s in 2000, and have received four additional 737s to date in 2001. Six of these ten 737s have been financed using the proceeds of the sale of the Old Certificates. In the first half of 1999, we removed the remaining A320 from service on its scheduled lease expiry date. In addition, we removed two F100s from service in the fourth quarter of 1998 on their scheduled lease expiry dates, removed two F100s from service in the first half of 1999 on their scheduled lease expiry dates, removed two F100s from service in the first quarter of 2001, and intend to remove an additional two F100s from service in the second quarter of 2001. Excluding the two F100s to be removed from service in the second quarter of 2001, our fleet presently consists of 24 CRJs, ten 737s and four F100s.

   After the recapitalization and through 1999, our operating performance and financial condition improved significantly. We attribute our improved results through 1999 to the recapitalization, route restructuring, improved yield management, increased passenger demand and a generally strong economic environment. In the fiscal year 2000 our financial performance deteriorated, due in large part to increased competition which resulted in a lower fare environment in most of our markets, significantly higher fuel costs and increasing labor and training costs.

   Our business plan focuses on the Raleigh-Durham, North Carolina travel market, and is designed to capture a significant share of that market by offering frequent flight schedules, superior operational performance and high quality customer service. Our growth strategy involves increasing the frequency of flights to a number of the markets we currently serve and increasing the number of markets to be served. To implement our strategy, we have agreed to acquire 26 new CRJs, with deliveries that began in December 1997. This allowed us to increase frequency in some of our markets without materially increasing capacity in those markets. It also allowed us to increase the number of markets served by introducing service with smaller aircraft in small to moderately sized markets where no non-stop service was then available.

   To further our strategy, we have agreed to purchase 15 new 737s and to lease eight new 737s with deliveries that began in December 1999. The 737 aircraft will initially replace the eight F100 aircraft we are planning to retire or have already retired, permit capacity additions in selected growing markets and finally, permit us to fly to more locations due to its greater range capabilities. The 737 also gives us the ability to achieve overall lower unit costs that should allow us to compete more effectively with lower fare carriers. We also believe that 737s, with their lower unit costs and greater reach, will enable us to offer competitive fares to leisure destinations in Florida and elsewhere, allowing us to increase our market share of leisure and connecting passengers. We generally offer the same range of fares that our competitors offer, with exceptions in particular markets where we discount some categories of fares more than our competition to stimulate the market or charge a premium where passengers are willing to pay slightly higher fares because of the convenience of our non-stop jet flights and our superior service.

   Because of our premium service, focus on business travelers, small average number of seats per departure and shorter average stage lengths, our cost per available seat mile is higher than that of most major carriers. We recognize the importance of a competitive cost structure and expect to lower unit costs through growth, increased utilization of aircraft, increasing average stage length, the restructuring of various functions related to flight operations including pilot training, crew scheduling and crew planning and the introduction of 737s into service. We have also achieved cost savings by entering into new maintenance contracts, eliminating the use of third-party vendors for flight reservation call handling, reducing credit card processing fees, reducing long distance telephone rates, reducing travel agent commissions, reducing some of our insurance costs, and implementing an automated voice-response flight information system. We expect to reduce our ticket distribution costs by introducing an Internet-based booking engine that is currently scheduled for implementation in the second quarter of 2001.

   We expect the addition of more 737s into our fleet and the introduction of longer flight segments to further reduce our unit costs. Our costs per trip on 737s and the F100s they replace are approximately the same, but the unit costs for 737 flights are 22% to 30% lower than the unit costs for F100 flights, because 120-seat 737s have 22 more seats per departure, and 128-seat 737s have 30 more seats per departure, than F100s. Further, the 737s unit costs are approximately 40% lower than those of the CRJs.

Results of Operations

   Revenue for 2000 was up 29% over 1999 to $281.6 million. For the year ended December 31, 2000, our net loss was $15.5 million compared to net income of $9.4 million for the year ended December 31, 1999. Excluding the unusual items discussed below, net loss was $9.7 million, compared to net income of $11.1 million for the year ended December 31, 1999. Excluding the unusual items, we had an operating loss of $14.2 million in 2000 compared to operating income of $19.5 million in 1999. Loss per diluted share for the year ended December 31, 2000 amounted to $1.35 ($0.85 excluding unusual items) compared to net income per diluted share of $0.98 ($1.16 excluding unusual items) for the year ended December 31, 1999.

Unusual Items

 Year Ended December 31, 2000

  . We recorded an equipment retirement charge of $9.2 million ($5.8 million after taxes) related to the prospective termination of four aircraft leases to be terminated during the first half of 2001 instead of in 2003 and 2004 as originally scheduled.

 Year Ended December 31, 1999

  . We recorded an equipment retirement charge of $2.1 million ($1.3 million after taxes) related to the retirement of three aircraft during the first half of 1999 and $0.7 million ($0.4 million after taxes) related to settlement of litigation with an aircraft lessor.

Capacity

   In 2000, we produced 2.13 billion ASMs, an increase of 564 million or 36% from 1999. The increase in ASM production was attributable to flying 39% more trips, offset somewhat by a 2% shorter average trip length (to 461 miles) and aircraft having 1% fewer seats per trip. These changes resulted from the change in our fleet (see below) and changes in schedules and routes during the year.

                                                                         As of
                                                                       December
                                                                          31,
                                                                       ---------
      Aircraft                                                         2000 1999
      --------                                                         ---- ----
      F100 (98 seats).................................................   8    8
      CRJ (50 seats)..................................................  23   18
      Boeing (120 or 128 seats).......................................   6    1
                                                                       ---  ---
                                                                        37   27
                                                                       ===  ===

Operating Revenues

   Our operating revenues increased 29% to $281.6 million for the year ended December 31, 2000 from $217.9 million for the year ended December 31, 1999. Passenger revenue increased 29% to $271.5 million. The increase in passenger revenue is attributable to a 44% increase in the number of miles passengers were carried to 1.48 billion from 1.03 billion partially offset by a 10% decrease in the average yield. Passenger revenue per ASM decreased 5% to 12.8 cents per ASM, due to a 10% decrease in passenger yield (revenue per RPM) to
18.3 cents and the ASM increase of 36%, partially offset by an RPM increase of 44%, resulting in a 3.6 percentage point increase in load factor to 69.5%. Cargo revenue increased 32% to $2.5 million for the year ended December 31, 2000 from $1.9 million for the year ended December 31, 1999. The increase is due to a 36% increase in pounds carried, partially offset by a decrease of 3% in average price per pound. Other revenue increased 30% to $7.6 million for the year ended December 31, 2000 from $5.8 million for the year ended December 31, 1999, due primarily to an increase in charters and a 37% increase in administrative fee revenues.

Operating Expenses

   Midway's operating expenses increased 52% to $305.0 million for the year ended December 31, 2000 from $201.2 million for the year ended December 31, 1999. Total expenses increased primarily due to volume increases related to the increased size of Midway, as well as the increased cost of fuel attributable to fuel price increases, added training costs for flight crews occasioned by the introduction of a new fleet type, the 737-700, and a growth of 41% in hours flown. Excluding the one-time equipment retirement charges in 2000 and 1999, operating expense per ASM increased 10% to 13.9 cents from 12.7 cents. This increase is attributable to the items noted above.

                                                  Year Ended December 31,
                                            -----------------------------------
                                                  2000              1999
                                            ----------------- -----------------
                                            Percent  Cost per Percent  Cost per
                                            of Total   ASM    of Total   ASM
                                            Expenses (cents)  Expenses (Cents)
                                            -------- -------- -------- --------
Wages, salaries and related costs..........   18.7%    2.69     19.2%    2.48
Aircraft fuel..............................   16.3     2.35     11.2     1.45
Aircraft and engine rentals................   16.1     2.31     15.5     2.01
Passenger related costs....................    9.4     1.34     11.3     1.47
Reservations and sales.....................    9.5     1.37     11.6     1.50
Commissions................................    5.0     0.72      7.0     0.91
Maintenance, materials and repairs.........    5.6     0.81      6.6     0.86
Other rentals and landing fees.............    4.6     0.66      5.0     0.65
Depreciation and amortization..............    3.4     0.49      3.9     0.51
Other operating expenses...................    8.0     1.15      6.5     0.84
                                             -----    -----    -----    -----
  Sub-total operating expenses before
   equipment retirement charges............   96.6    13.89     97.8    12.68
                                             -----    -----    -----    -----
Equipment retirement charges...............    3.0     0.43      1.4     0.18
Total operating expenses...................   99.6    14.32     99.2    12.86
                                             -----    -----    -----    -----
Other expense..............................    0.4     0.06      0.8     0.10
                                             -----    -----    -----    -----
  Total expenses...........................  100.0%   14.38    100.0%   12.96
                                             =====    =====    =====    =====

   Wages, salaries and related costs increased $18.5 million or 48% to $57.4 million for the year ended December 31, 2000 from $38.9 million for the year ended December 31, 1999. The increase is attributable to a 39% increase in the average number of personnel, coupled with average wage increases of 3%. The rates for our health insurance program increased 7% in June 2000, and we added long-term disability coverage at that time, which, coupled with the 39% increase in personnel, resulted in a 59% increase in the cost of the health benefits programs. Payroll tax expense increased 53% in 2000 over 1999. In 2000 no discretionary bonuses were paid versus $1.2 million in 1999. The increases caused the costs per ASM in 2000 to increase 0.21 cents or 8% over 1999 to 2.69 cents.

   Aircraft fuel expense increased 120% to $49.9 million for the year ended December 31, 2000 from $22.7 million for the year ended December 31, 1999. The increase was due to a 77% increase in the average fuel price per gallon to 88 cents from 50 cents (excluding taxes and into plane fees), and a 35% increase in gallons of fuel consumed due to the increased flying, partially offset by a 4% decrease in the fuel burn rate per block hour. Aircraft fuel expense per ASM increased 61% to 2.34 cents. Average monthly fuel prices (excluding taxes and into plane fees) fluctuated significantly in 2000 ranging from $0.75 per gallon in January 2000 to $1.04 per gallon in November 2000, and were $1.02 per gallon in December 2000. In 1999 average monthly fuel prices (excluding taxes and into plane fees) ranged from $0.35 per gallon in February 1999 to $0.70 per gallon in December 1999.

   Aircraft and engine rental expense increased 57% to $49.3 million for the year ended December 31, 2000 from $31.4 million for the year ended December 31, 1999. The increase in expense is attributable to the rent expense on additional leased CRJ and 737-700 aircraft. Aircraft and engine rentals expense per ASM increased 15% to 2.31 cents from 2.01 cents due to the greater number of CRJ seats with a higher capital cost per seat.

   Passenger related costs increased 24% to $28.6 million for the year ended December 31, 2000 from $23.0 million for the year ended December 31, 1999. The increase in expense is attributable to the 44% increase in passengers, as well as an increase in departures, and the addition of four new destinations in 2000. Passenger related costs per ASM decreased 9% to 1.34 cents from 1.47 cents due to the efficiencies created by the additional capacity and passengers.

   Reservations and sales expense increased 24% to $29.1 million for the year ended December 31, 2000 from $23.5 million for the year ended December 31, 1999. The increase in expense is attributable to a 37% increase in CRS (computer reservation service) fees from the 44% increase in passengers boarded, a 27% increase in credit card discount fees from the 29% increase in passenger revenue, a 26% increase in advertising and promotions expense, a 42% increase in communications expense, and a 22% increase in frequent flyer program expense due to the increase in passengers. Reservations and sales expense per ASM decreased 9% to 1.37 cents from 1.50 cents, primarily driven by the efficiencies created by the additional capacity.

   Commission expense increased 8% to $15.4 million for the year ended December 31, 2000 from $14.2 million for the year ended December 31, 1999. This was due to the 43% increase in agency revenues, partially offset by a decrease in the average rate paid to travel agencies. Commission expense per ASM decreased 21% to 0.72 cents from 0.91 cents, primarily driven by the reduction in commission rate paid, partially offset by the 11% increase in travel agency revenues as a percent of passenger revenue.

   Maintenance, materials and repairs expense increased 28% to $17.1 million for the year ended December 31, 2000 from $13.4 million in the year ended December 31, 1999. The expense increase is largely attributable to the 41% increase in block hours and the number of aircraft. Maintenance, materials and repairs expense per ASM decreased 6% to 0.81 cents from 0.86 cents.

   Other rentals and landing fees expense increased 39% to $14.0 million for the year ended December 31, 2000 from $10.1 million for the year ended December 31, 1999. Other rentals and landing fees expense per ASM increased to 0.66 cents from 0.65 cents. The increase was due to higher rates and increased space rented at RDU, four additional destinations and changing to self-handling at two destinations during 2000, and a 39% increase in landings and landed weights, partially offset by the lighter weight CRJs constituting a greater proportion of Midway's total flights.

   Depreciation and amortization expense increased 32% to $10.5 million for the year ended December 31, 2000 from $7.9 million for the year ended December 31, 1999. Depreciation and amortization expense per ASM decreased 4% to 0.49 cents from 0.51 cents in the year ended December 31, 1999. During 2000 we increased our investment in fixed assets by 20%. Acquisitions included an engine for the CRJ fleet, rotable parts for the 737-700, F100, and CRJ fleets, ground service equipment and computer equipment, plus investments in several of Midway's office and training spaces.

   Other operating expense increased 86% to $24.5 million for the year ended December 31, 2000 from $13.2 million for the year ended December 31, 1999. Other operating expenses consist primarily of pilot training costs, general and administrative expense, management information systems, and insurance. The increase in expense is primarily attributable to a 320% increase in training costs, 134% increase in computer systems related expenses, and increases related to the personnel to support the added capacity, destinations, and passengers partially offset by efficiencies created by growth. Other operating expense per ASM increased to 1.15 cents from 0.84 cents in 1999.

   Interest income increased to $2.8 million for year ending December 31, 2000 from $2.2 million for the year ended December 31, 1999, due to higher average cash balances. Interest expense increased to $4.0 million for the year ended December 31, 2000 from $3.8 million for the year ended December 31, 1999 due to increased long-term debt and borrowings under our revolving line of credit. Net interest expense per ASM for the year ending December 31, 2000 was 0.06 cents compared to net interest expense per ASM of 0.10 cents in the comparable prior period.

Seasonality and Quarterly Results of Operations

   As is common in its industry, Midway experiences seasonal factors during certain periods of the year that have combined in the past to reduce Midway's traffic, profitability and cash generation in certain periods as compared to the remainder of the year. The highest levels of traffic and revenue are generally realized in the second quarter and the lowest levels of traffic and revenue are generally realized in the third quarter. Given our high proportion of fixed costs, such seasonality affects our profitability from quarter to quarter. In addition, many of Midway's areas of operations experience adverse weather during the winter, causing a greater percentage of our flights to be canceled and/or delayed than in other quarters.

                                         1999                                    2000
                          --------------------------------------  --------------------------------------
                          March 31  June 30   Sept. 30  Dec. 31   March 31  June 30   Sept. 30  Dec. 31
                          --------  --------  --------  --------  --------  --------  --------  --------
                                                  (dollars in thousands)
Operating revenues
 (000s).................  $ 54,986  $ 55,551  $ 49,508  $ 57,901  $ 60,344  $ 73,941  $ 70,674  $ 76,668
Operating income (loss)
 (000s)(1)..............  $  8,248  $  8,112  $    797  $  2,321  $ (2,182) $  2,831  $ (4,895) $ (9,996)
Net income (loss).......  $  4,006  $  4,010  $    229  $  1,111  $ (7,560) $  1,500  $ (3,118) $ (6,315)
ASMs (000)s.............   375,649   375,476   381,540   433,116   464,127   517,880   532,693   615,526
RPMs (000)s.............   238,624   251,675   252,243   289,041   310,823   371,778   374,675   424,123
Load factor.............      63.5%     67.1%     66.1%     66.7%     67.0%      1.8%     70.3%     68.9%
Break even load
 factor(1)..............      55.4%     58.4%     66.8%     64.6%     70.4%     69.4%     75.5%     78.3%
Passenger Yield
 (cents)................      22.2      21.4      18.9      19.3      19.0      19.3      18.2      17.1
PRASM (cents)...........      14.1      14.3      12.5      12.9      12.7      13.8      12.8      11.8
CASM (cents)(1).........      12.7      12.8      12.9      12.8      13.7      13.8      14.2      14.1
Aircraft (average during
 period)................      21.5      20.9      22.7      25.8      29.0      31.9      33.0      35.0
Net income (loss) per
 share, basic...........  $   0.47  $   0.47  $   0.03  $   0.13  $  (0.88) $   0.17  $  (0.23) $  (0.42)
Net income (loss) per
 share, diluted.........  $   0.42  $   0.42  $   0.02  $   0.12  $  (0.88) $   0.16  $  (0.23) $  (0.42)

--------

(1) Excludes equipment retirement charges

Liquidity and Capital Resources

 Liquidity

   Midway's working capital decreased during the year ended December 31, 2000 compared to the year ended December 31, 1999. As of December 31, 2000, Midway had cash, restricted cash, and short-term investments of $57.8 million and a working capital deficit of $3.1 million compared to cash, restricted cash, and short-term investments of $38.6 million and working capital of $4.4 million as of December 31, 1999. Restricted cash consists of funds which serve as collateral to support letters of credit and a credit card holdback. During the year ended December 31, 2000, cash, restricted cash, and short-term investments increased $19.3 million, reflecting net cash provided by operating activities of $14.4 million (excluding changes in restricted cash), net cash used in investing activities of $46.3 million (excluding purchases and sales of short-term investments), and net cash provided by financing activities of $51.8 million. During the year ended December 31, 2000, net cash provided by operating activities was primarily due to increases in liabilities, depreciation and amortization; net cash used in investing activities was due to purchases of equipment and property and equipment purchase deposits; and net cash provided by financing activities was due to proceeds from issuance of common stock and long-term debt.

   Our working capital decreased during the year ended December 31, 1999 compared to the year ended December 31, 1998. As of December 31, 1999, Midway had cash, restricted cash, and short-term investments of $38.6 million and working capital of $4.4 million compared to $58.2 million and $32.9 million respectively as of December 31, 1998. During the year ended December 31, 1999, cash, restricted cash, and short-term investments decreased $19.7 million, reflecting net cash provided by operating activities of $23.1 million (excluding changes in restricted cash), net cash used in investing activities of $50.8 million (excluding purchases and sales of short-term investments), and net cash provided by financing activities of $8.0 million. During the year ended December 31, 1999, net cash provided by operating activities was primarily due to net income, depreciation and amortization, deferred taxes, and increases in liabilities; net cash used in investing activities was due to purchases of equipment and property and payment of equipment purchase deposits; and net cash provided by financing activities was due to proceeds from issuance of long-term debt.

 Capital Expenditures

   Our capital expenditures in the year ended December 31, 2000 and 1999 were $28.5 million and $25.4 million, respectively. Of these expenditures in the years ended December 31, 2000 and 1999, respectively, $2.1 million and $1.5 million were financed through borrowings.

   As of April 20, 2001, Midway has in place firm orders to purchase two additional newly manufactured CRJs, both of which are scheduled to be delivered by December 2001 and nine additional newly manufactured 737s, all of which are scheduled to be delivered by October 2002. As of April 20, 2001, Midway's total aircraft purchase obligations amount to approximately $359 million, $179 million of which is scheduled for payment in 2001 and the remainder in 2002. In addition, prior to March 2002, Midway must purchase three CRJs which are currently being operated by Midway under interim leases with an affiliate of the manufacturer of these aircraft. Prior to delivery of each 737 on firm order, we must make pre-delivery deposit payments totaling 30% of the estimated purchase price of each such 737. Pre-delivery deposit payments that must be made on 737 aircraft after April 20, 2001 total approximately $23.7 million in 2001 and approximately $6.5 million in 2002. Midway made all required pre-delivery deposit payments to Bombardier, Inc. in respect of the two CRJs remaining on firm order. We have already acquired two General Electric CF 34-3B1 spare engines, and intend to acquire up to three additional GE CF 34 spare engines to support the operation of our CRJ aircraft. We intend to purchase up to four CFM 56-7B spare engines to support the operation of our 737 aircraft. We anticipate 2001 capital expenditures for items such as office equipment, aircraft rotable parts and facility improvements to approximate $17.8 million, of which approximately $2.2 million is contractually obligated.

 Capital Resources

   The aircraft and spare engine capital expenditures described above exceed our internal capital resources and accordingly, Midway has been and will be required to obtain capital from external sources. In furtherance thereof, in July 2000 we raised approximately $34.1 million before expenses as a result of our sale of 6,561,163 new shares of common stock pursuant to a rights offering made to our stockholders in July 2000 at a price of $5.20 per share. Approximately $5.0 million of the proceeds of the offering were used to repay amounts outstanding under a $30 million revolving credit facility provided by an entity owned by our two principal stockholders, James H. Goodnight, Ph.D. and John P. Sall. As a result of the completion of the rights offering and in accordance with the terms of a revolving credit facility, the commitment under this facility was reduced from $30 million to $10 million, all of which is available as of April 20, 2001. This facility, which expires on March 31, 2002, bears interest at a variable rate of LIBOR plus 3% per annum, and requires payment of a commitment fee of 0.5% on the average daily unused balance.

   In August 2000 we closed a financing (the "Deposit Financing") with a syndicate of lenders which have agreed to provide us with up to $75.4 million, in the aggregate, to either reimburse us for cash pre-delivery deposits previously made with respect to eleven of the 737 aircraft on firm order or to make pre-delivery deposits that become due. Subject to satisfaction of certain conditions, amounts may be drawn under the Deposit Financing through June 2002 as pre-delivery deposit payments become due with respect to such aircraft. All amounts drawn under the Deposit Financing must be repaid not later than December 31, 2002. The interest rate payable on amounts borrowed under the Deposit Financing is a variable rate based upon LIBOR plus a margin. A commitment fee is also payable on certain amounts not drawn under the Deposit Financing. Midway's obligations under the Deposit Financing are secured by its rights with respect to eleven aircraft under its aircraft purchase agreement with The Boeing Company. As the aircraft that are the subject of the Deposit Financing are purchased and permanent leveraged lease financings are completed for 100% of the purchase price, Midway obtains a reimbursement of the portion of the pre-delivery deposits it had made from internal sources with respect to such aircraft or the lenders receive payment of the outstanding borrowings, which, in turn, makes additional amounts available for borrowing under the Deposit Facility. Thus, assuming the completion of leveraged lease financings for which Midway has already obtained commitments as described below, amounts available for future borrowing under the Deposit Facility will allow us to meet our pre-delivery deposit payment obligations to The Boeing Company. Amounts outstanding under the Deposit Financing at December 31, 2000 were $71.5 million and amounts outstanding under the Deposit Financing as of April 20, 2001 were $68.6 million.

   We expect to use leveraged lease financing to acquire fourteen of the fifteen 737s on firm order. The debt portion of a leveraged lease financing for the 737s on firm order represents approximately 80% of Midway's purchase price of the aircraft plus certain costs associated with the financings. The equity portion of a leveraged lease financing represents the remainder of Midway's purchase price of the aircraft plus such other associated costs. Through this leveraged lease financing structure Midway expects to obtain financing for 100% of its costs to purchase the 737 aircraft on firm order.

   To date, Midway has obtained commitments from third parties to provide financing for the equity portion of the leveraged lease for 14 of these aircraft and to provide financing for the debt portion of a leveraged lease on all 15 of these aircraft. We are seeking a commitment for the equity portion of a leveraged lease financing or purchase on the one uncommitted aircraft. Specifically, in September 2000, trusts that we formed completed a private offering of $197,572,000 of debt certificates (i.e., the Old Certificates described in this prospectus) to be used as the debt portion of leveraged lease transactions for the first eight 737s on firm order. The trusts used the proceeds of the sale of these debt certificates to purchase promissory notes from an entity formed by a third party providing the equity portion of the financing. This new entity uses the debt and equity proceeds to purchase an aircraft which it then leases to Midway. This new entity uses the rental payments to pay principal and interest on the promissory notes purchased by the trusts, which uses these funds to then pay principal and interest on the debt certificates. These debt certificates are not direct obligations of, or guaranteed by, Midway and therefore are not included in our financial statements. We completed leveraged lease financings for the first six of our 737s on firm order. We have obtained a commitment from an investor to provide the equity portion of a leveraged lease transaction for two additional 737s. With respect to the remaining seven 737s on firm order, Midway has obtained a commitment from the manufacturer, The Boeing Company, to finance the debt portion of a leveraged lease or the debt portion of a secured financing with respect to all of these aircraft and to finance the equity portion of same with respect to six of these aircraft. With respect to the one 737 aircraft on firm order for which we have not yet obtained a commitment to finance all of Midway's cost to purchase such aircraft, we intend to seek a commitment from a third party to finance the equity portion of a leveraged lease or secured financing for such aircraft. If we do not obtain such a commitment, our cost to provide the equity portion of such a financing from internal sources would approximate $6.5 million.

   With respect to the two newly manufactured CRJs which are scheduled for delivery in September and December 2001, we have made all of the required pre-delivery deposit payments in respect thereof using cash from internal sources and we hope to arrange a combination of third party debt and/or leveraged lease financing for these aircraft, but have not yet obtained commitments in respect thereof. With respect to the three CRJs on interim lease which we must purchase prior to March 2002, we hope to arrange a combination of third party debt and/or leveraged lease financing for the acquisition of these aircraft, but have not yet obtained commitments in respect thereof.

 Other Financing Commitments

   Midway has significant lease obligations for aircraft that are classified as operating leases and therefore are not reflected as liabilities on Midway's balance sheet. The remaining terms of such leases range from less than one year to approximately eighteen years and total minimum lease payments under these leases aggregate $655.9 million. Subsequent to December 31, 2000 Midway completed short-term operating leases on three CRJs and one 737, with total minimum lease payments becoming due thereunder aggregating to $57.7 million. Midway's total rent expense for the year ended December 31, 2000 and 1999 under all non-cancelable aircraft operating leases was approximately $49.3 million and $31.2 million, respectively. We are also obligated to pay $2,125,000 upon the termination of each of four F100 aircraft leases, of which $4,250,000 was paid in the first quarter of 2001 in connection with the return of two of these F100s and $4,250,000 of which is payable in the second quarter of 2001 in connection with the return of the other two of these F100s.

                                 BUSINESS

   We are an all jet aircraft operator serving 26 destinations in 14 states and the District of Columbia from our hub at Raleigh-Durham International Airport ("RDU") in North Carolina, where we currently carry more passengers and operate more flights than any other airline. We organize our business to attract and retain business travelers by providing frequent non-stop service from RDU to major business destinations, maintaining a high level of service and offering customers the opportunity to accrue benefits in a major airline's frequent flyer program.

   As of April 20, 2001, we operate one of the youngest all jet fleets in the United States with six 98-seat Fokker F-100s ("F100s"), 24 50-seat Bombardier CL-600 Canadair Regional Jets ("CRJs"), seven 128-seat Boeing 737-700s ("737s"), and three 120-seat 737s. We have firm orders for two additional CRJs to be delivered in 2001 and nine 737s to be delivered by October 2002. We have options to acquire ten additional 737s. We have also agreed to lease four additional 737s to be delivered by November 2002. We plan to utilize the additional aircraft to replace some or all of the F100s, to serve our existing destinations with greater frequency, and to enter new routes, providing our customers with more non-stop jet destinations. We intend to remove two F100s from service in the second quarter of 2001 and return them to the lessor.

   RDU has been our base of operations since March 1995, when we relocated from Chicago. We sublease 19 of the 26 gates at one of RDU's two terminals, Terminal C, under an agreement that continues through February 2013. Substantially all of the gates at RDU's other terminal are now occupied, but an expansion of that facility which is nearly completed will add five new gates in 2001 and there are plans to add up to 15 new gates by the end of 2006.

   We supplement our service pattern and support our hub at RDU with feeder service provided through a code share agreement with Corporate Flight Management, Inc. d/b/a Corporate Airlines ("Corporate Airlines"). Corporate Airlines began providing code share services using our code in May 1997, and now provides service to seven cities using turboprop aircraft.

Operating Strategy

   The principal elements of our operating strategy are:

  . Attract High-yielding Local Business Travelers. Based on the latest available data from 2000, our yields were higher than the yields of many major carriers. To attract high-yielding passengers, we have designed our operations to serve the needs of business travelers flying to and from Raleigh-Durham. We have developed relationships with major corporations located in the Raleigh-Durham area, and offer these business travelers frequent non-stop jet service, as well as an attractive, high quality in-flight product and frequent flyer benefits in a major airline's frequent flyer program.

  . Maintain High Quality Operations. Because our business customers require consistent, dependable performance, we are committed to meeting the highest operational standards. Our completion factor (percentage of completed flights) and on-time performance levels exceed those of most of the major carriers. We achieved these performance measures by operating one of the youngest all jet fleets in the United States, with an average aircraft age of 2.3 years as of April 20, 2001 and by maintaining spare aircraft to ensure a high completion factor.

  . Provide Quality Customer Service. We seek to generate a high degree of loyalty and customer preference by providing high quality in-flight amenities and customer service. We emphasize customer service from reservation to destination and offer tangible amenities such as leather seating, hot towel and mint service, gourmet coffee, quality snacks, and a quiet, modern all-jet fleet.

  . Continue to Reduce Operating Costs. Because of our focus on business travelers and premium service, our small average number of seats per departure and our relatively short average stage length, our cost per available seat mile is higher than that of most major carriers. We are committed to maintaining a competitive cost structure and continuously seek cost reduction opportunities. Since 1997 we have entered into new maintenance contracts, eliminated the use of third-party vendors for reservation call handling, reduced the cost of credit card processing, reduced certain insurance costs, lowered our average commission expenses, and implemented an automated voice-response flight information system. We expect to reduce our ticket distribution costs by introducing an Internet-based booking engine that is currently scheduled for implementation in the second quarter of 2001. We also expect our addition of more 737s to our fleet to further reduce our unit costs. Our costs per trip on 737s and the F100s they replace are approximately the same, but the unit costs for 737 flights are 22% to 30% lower than the unit costs for F100 flights, because 120-seat 737s have 22 more seats per departure, and 128-seat 737s have 30 more seats per departure, than F100s. Further, the 737s unit cost are approximately 40% lower than those of the CRJs.

Growth Strategy

   We continue to believe that RDU remains relatively under-served with respect to non-stop flights. Our RDU hub can serve as a convenient connecting point for East Coast leisure and some business travelers. To address these needs and to better serve our core business customers, since December 1997, we have added 27 additional aircraft to our fleet. Currently, we have firm orders to purchase nine additional 737s and two additional CRJs and have agreed to lease four additional 737s.

   The principal elements of our growth strategy are:

   Increase Frequencies to Current Markets. Our market share and route profitability are greatest on routes where we offer the same or higher frequency and better timing of flights compared to our competitors. Our core customers are business travelers who generally pay higher fares and select an airline primarily based on convenience of schedule. Introduction of the CRJs and 737s has enabled us to increase frequency and offer more convenient scheduling to current markets, while selectively increasing capacity in markets. With the delivery of the CRJs and 737s, we have increased our scheduled flights from typically three flights per day per market to typically five flights per day per market.

   Increase Number of Markets Served. We have identified additional markets that we believe can support non-stop service from Raleigh-Durham. In addition, we believe that demand on some routes currently served with 19-seat turboprop aircraft by our code sharing commuter partner, Corporate Airlines, is sufficient to support 50-seat CRJ service. Some customers strongly prefer jet service, and will pay a premium or choose a connecting flight to avoid flying on turboprop aircraft. Since late 1997, we have initiated jet service from RDU to 14 Eastern and Midwestern United States cities and to Denver and Steamboat Springs, Colorado and San Jose, California. In some markets, the jet service supplements turboprop service.

   Maximize Connecting Opportunities. Our growth at our RDU hub has resulted in, and will continue to result in, the addition of new markets and an increase of frequencies in current markets. As the hub expands and our average seats per departure grows, we believe we can attract a larger share of passengers connecting to other flights at RDU.

   Opening new markets requires the commitment of a substantial amount of resources, both before the new services commence and throughout the early phases of the new operation. We cannot assure you that we will be able to identify and successfully establish new markets.

Raleigh-Durham Market

   We believe that we are well positioned to benefit from the expanding Raleigh-Durham area. Raleigh-Durham's metropolitan population is approximately
1.4 million.

   We currently carry more passengers and operate more flights at RDU than any other airline. Air travel at RDU has grown by an average of 12% per year from 1995 to 2000, compared to 4% for the United States as a whole. We believe that the area's business community offers opportunities for us to expand at RDU with regional jets and the larger 737s. Our growth has focused and will likely continue to focus on adding flights to and from our Raleigh-Durham base of operations. Because all of our current flights have Raleigh-Durham as the origin or destination, we remain highly dependent upon the Raleigh-Durham market. Thus, a reduction in our share of the Raleigh-Durham market, reduced fares, or reduced passenger traffic to or from Raleigh-Durham could have a material adverse effect on our financial condition and results of operations. In addition, our dependence on a single hub and on a route network operating largely on the East Coast makes us more susceptible to adverse weather conditions along the East Coast than some of our competitors that may be better able to spread weather-related risks over larger route systems.

Services

 Routes and Schedule

   We currently provide non-stop service from RDU to 26 cities in 14 states and the District of Columbia. Although most of the cities we serve are located in the eastern third of the United States, we also provide service to Denver, Colorado and to San Jose, California and will begin service to Los Angeles, California on June 1, 2001. We believe that business travelers select an airline primarily based on the convenience of schedule, with strong preference for frequent, non-stop service. We believe that three flights per day is the minimum service pattern necessary to successfully serve our core business customers, and therefore we generally offer between three and six flights per business day in most of our jet markets. The introduction of the CRJs has allowed us to increase frequency in several markets without necessarily increasing overall capacity in these markets. The introduction of the 737s has allowed us to increase frequency and capacity in several markets at peak times of travel, maximizing our revenue at times of high demand.

   Our commuter partner, Corporate Airlines, provides non-stop turboprop aircraft service to seven cities in North Carolina, South Carolina and Virginia.

 High Quality Customer Service

   We have consistently promoted, and been recognized by our customers for quality customer service that distinguishes us from other airlines. We have attained our superior level of customer service through the efforts of our professional and personable employees and the provision of amenities such as leather seating, gourmet coffee, quality snacks, and a quiet, modern all jet fleet. Although we are not required by regulation to report on-time statistics and baggage delivery performance, we consistently rank high relative to the nation's ten largest airlines that do report these statistics to the United States Department of Transportation ("DOT").

 Maintenance and Support

   We are dedicated to providing the highest level of maintenance quality and reliability. Our emphasis on high quality maintenance is evidenced by our experienced maintenance management, extensive and recurrent mechanic training and selection of high quality maintenance providers. We perform all low-level, routine maintenance checks and certain other non-routine maintenance tasks at RDU or in Orlando, Florida with our own personnel. However we do not have the necessary equipment and facilities nor enough qualified mechanics to perform major inspections and overhauls of the airframes and engines. As a result, we rely on contract vendors to perform major inspections and overhauls, using our personnel to closely monitor their work and procedures. The principal contract vendors currently engaged by us to perform major inspections of the airframe and to perform engine overhauls are Air Canada and affiliates of Bombardier Inc. and Rolls-Royce plc., which also perform similar services for other airlines. Although the use of contract vendors to perform these tasks limits our ability to control the cost of such tasks and the manner in which they are completed, we believe our vendor's costs and practices are competitive and consistent with industry practices.

   Six of our current 40 aircraft are F100s. As a result of the discontinuation of operations by Fokker Aircraft B.V., a Dutch corporation, the F100 is no longer being manufactured. Our cost to maintain F100s generally exceeds the cost of maintaining similar aircraft that are presently in production because vendors and suppliers of key parts for F100s are generally fewer in number, their products are more expensive, and engineering is not as readily available. We are in the process of reducing the number of F100s in our fleet.

Sales And Marketing

 Pricing and Yield Management

   Our strategy is designed to result in premium yields. We believe our efforts to identify favorable markets and provide premium non-stop service enable us to generate a high degree of loyalty among our passengers and to attract a large percentage of business travelers on our flights. In order to maximize revenue, we use sophisticated software systems to manage the pricing and inventory of seats sold.

 Distribution

   We sell approximately 73% of our tickets through travel agents. Travel agents receive commissions from airlines based on the price of the tickets they sell. In 1995, many airlines began limiting or capping the amount of commissions they would pay to agents for certain higher priced tickets. In October 1999, several major carriers lowered their base commission rate from 8% to 5%. In February 2000, we restructured our travel agency commission rate to a 5% base with no cap.

   We pay additional commissions, referred to as "overrides", to some travel agents in connection with special revenue programs. Overrides are generally designed to pay travel agents additional commissions to the extent sales reach certain levels or to the extent such sales have increased by certain amounts over sales in prior periods. We paid approximately $1.7 million in overrides attributable to sales made in 2000. Special distribution services offered by us include our full-time staffing of the "Carolina Desk" within our sales department to answer travel agent questions or otherwise attend to the needs of these and other important customers. We believe that the combination of higher available commissions, the development of relationships between travel agents and our senior management, and the devotion of resources to meet the needs of these agencies has resulted in strong support of us by travel agencies.

   We expect to reduce our ticket distribution costs by introducing an Internet-based booking engine that is currently scheduled for implementation in the second quarter of 2001.

Corporate Relationships

   We believe that we receive a substantial share of travel from the local Raleigh-Durham business community on the routes that we serve. We believe that this success is in part a result of our significant efforts to meet the demands of our core business customers, our established relationships with many local, national and international corporations in the Raleigh-Durham area, and the support we receive as the "hometown" airline. We offer discounts to a limited number of corporations in exchange for a premium share of their travel. Our sales agents visit customers on a regular basis to solicit their input and to answer questions. A help desk staffed full time by employees trained to meet these customers' needs supports each of our sales managers.

Frequent Flyer Program

   We have been a partner in the AAdvantage(R) frequent flyer program operated by American Airlines, Inc. ("American") since March 1995. Our contract with American to participate in the AAdvantage(R) frequent flyer program terminated on April 30, 2001. We believe that our participation in the AAdvantage(R) program has in the past given us access to a flexible and extremely powerful marketing tool. As of May 1, 2001, we became a participant in Continental Airlines' OnePass(R) frequent flyer program and in Northwest Airlines' WorldPerks(R) frequent flyer program. Our participation in the OnePass(R) and WorldPerks(R) programs is of an indefinite term and will allow passengers on any flight now or hereafter operated into or out of RDU by Midway or its commuter code share partners to earn mileage in either the OnePass(R) or the WorldPerks(R) program, which can then be redeemed for travel on flights operated by Midway, Continental Airlines, Northwest Airlines or any of the other airline partners participating in the OnePass(R) or the WorldPerks(R) programs. At this time, we cannot assess what effect, if any, the termination of our participation in the AAdvantage(R) program, and/or our participation in the OnePass(R) and WorldPerks(R) frequent flyer programs will have on our business.

Marketing

   We market our services through listings in global distribution systems and the Official Airline Guide; through advertising and promotions in newspapers, magazines, billboards and radio; and through direct contact with travel agencies, corporate travel departments, wholesalers and consolidators. We maintain a nationwide toll-free telephone number for use by passengers to make reservations and purchase tickets and have sales representatives assigned to all regions where we operate.

Seasonality

   As is common in our industry, we experience seasonal factors during certain periods of the year that have combined in the past to reduce our traffic, profitability and cash generation in certain periods as compared to the remainder of the year. The highest levels of traffic and revenue are generally realized in the second quarter and the lowest levels of traffic and revenue are generally realized in the third quarter. Given our high proportion of fixed costs, such seasonality affects our profitability from quarter to quarter. In addition, many of our areas of operations experience adverse weather during the winter, causing a greater percentage of our flights to be canceled and/or delayed than in other quarters.

Employees and Labor Relations

   As of December 31, 2000, we had the number of full time equivalent employees in the categories listed below:

   Flight Operations.....................................................   454
   Inflight..............................................................   321
   Passenger Services....................................................   629
   Maintenance...........................................................   113
   Reservations & Marketing..............................................   208
   Accounting & Finance..................................................    41
   Administrative........................................................   102
                                                                          -----
     Total............................................................... 1,868
                                                                          =====

   The Railway Labor Act ("RLA") governs the labor relations of employers and employees engaged in the airline industry. Comprehensive provisions are set forth in the RLA establishing the right of airline employees to organize and bargain collectively along craft or class lines and imposing a duty upon air carriers and their employees to exert every reasonable effort to make and maintain collective bargaining agreements. The RLA contains detailed procedures that must be exhausted before a lawful work stoppage can occur.

   Our pilots, fleet service (ramp) agents, and flight attendants are represented by labor unions. The pilots' representative, the Air Line Pilots Association, was elected in December 1997. The fleet service employees' representative, International Association of Machinists and Aerospace Workers, AFL-CIO ("IAM"), was elected in June 1998. The flight attendants' representative, the Association of Flight Attendants, AFL-CIO ("AFA"), was elected in December 1998. Prior to those dates, none of our employees was represented by a union. Our pilots ratified a collective bargaining agreement with us that became effective in April 2000. Our fleet service employees ratified a collective bargaining agreement with us that became effective in January 2001. Negotiations with the AFA have not yet concluded.

Government Regulation

 General

   We are subject to the jurisdiction of and regulation by the DOT, the United States Federal Aviation Administration and other governmental agencies. The DOT principally regulates economic issues affecting air service such as air carrier certification and fitness, insurance, authorization of proposed scheduled and charter operations, consumer protection and competitive practices. In 1993, we were granted a Certificate of Public Convenience and Necessity pursuant to
Section 401 of the Federal Aviation Act authorizing us to engage in air transportation. The DOT has authority to investigate and institute proceedings to enforce its economic regulations and may in certain circumstances assess civil penalties, revoke operating authority and seek criminal sanctions.

   The FAA primarily regulates flight operations, in particular matters affecting air safety, such as airworthiness requirements for aircraft, and pilot and flight attendant qualification. The FAA requires each carrier to obtain an operating certificate and operations specifications authorizing the carrier to operate at specific airports using specified equipment. All of our aircraft must have and maintain certificates of airworthiness issued by the FAA. We hold an FAA air carrier operating certificate under Part 121 of the Federal Aviation Regulations. The FAA has the authority to modify, suspend temporarily or revoke permanently our authority or that of our licensed personnel, after notice and a hearing, for failure to comply with regulations promulgated by the FAA, and to assess civil penalties for such failures. In September 1997, the Civil Aviation Security Division of the FAA conducted an investigation of our compliance with certain regulations requiring us to verify the accuracy of the background information provided by its employees who have access to secure airport areas. We revised our background check procedures during the course of the FAA's investigation and then obtained and verified the necessary background information of those employees who had been identified by the FAA as having insufficient background check documentation. This investigation will likely result in a finding by the FAA of violations of these regulations. We have received no communications from the FAA in this respect since 1998.

   The FAA also has authority to issue maintenance directives and other mandatory orders relating to, among other things, inspection of aircraft and engines, fire retardant and smoke detection devices, increased security precautions, collision and windshear avoidance systems, noise abatement and the mandatory removal and replacement of aircraft parts that have failed or may fail in the future.

   We are regulated by the Environmental Protection Agency and state and local agencies with respect to the protection of the environment and the discharge of materials into the environment. At our aircraft line maintenance facilities, we use materials that are regulated as hazardous substances under federal and state law. We maintain programs to protect the safety of our employees who use these materials and to manage and dispose of any waste generated by the use of these materials, and believe that we are in substantial compliance with all applicable laws and regulations.

   In addition, the Immigration and Naturalization Service, the U.S. Customs Service, and the Animal and Plant Health Inspection Service of the Department of Agriculture have jurisdiction over inspection of our aircraft, passengers and cargo to ensure our compliance with U.S. immigration, customs and import laws.

   We are also subject to other federal and state laws and regulations relating to radio communications, labor relations, equal employment opportunity and other matters.

 Safety

   We have never had an accident, and are dedicated to ensuring our customers' safety. The FAA monitors our compliance with maintenance, flight operations and safety regulations and maintains representatives on-site and performs frequent spot inspections. We believe we have a strong and open relationship with our regional FAA office. We believe we are in compliance with all requirements necessary to maintain in good standing our operating authority granted by the DOT and our air carrier operating certificate issued by the FAA. A modification, suspension or revocation of any of our DOT or FAA authorizations or certificates could have a material adverse effect upon us.

Slots

   The FAA's regulations currently limit the availability of, and permit the buying, selling, trading, and leasing of, certain airline slots at Chicago's O'Hare, New York's LaGuardia and Kennedy International, and Ronald Reagan Washington National airports. A slot is an authorization to take off or land at the designated airport within a specified time window.

   We currently lease six of the ten slots we utilize at Ronald Reagan Washington National Airport from American and this lease expires on October 27, 2001. To the extent we cannot renew or replace the slot lease expiring on October 27, 2001 at Ronald Reagan Washington National Airport, our business could be adversely affected.

   As a result of the passage of the Wendell H. Ford Aviation Investment and Reform Act for the 21st Century ("AIR-21") in April 2000, we obtained 15 slot exemptions for services at LaGuardia Airport. However, because of the significant increases in flight activity at LaGuardia and the resulting high level of operating delays since the passage of AIR-21, in December 2000, the FAA imposed a limit on the number of AIR-21 exemptions that could currently be operated at LaGuardia Airport and required all air carriers wishing to operate or continue operating slot exemptions under AIR-21 to participate in a lottery for limited slot exemptions under AIR-21 for use beginning January 31, 2001 and ending September 15, 2001. This lottery was designed to reallocate all existing AIR-21 slot exemptions among eligible air carriers up to a prescribed aggregate limit and, individually, up to the number of AIR-21 slot exemptions each eligible carrier had applied for prior to November 1, 2000. This lottery was held on December 4, 2000. We were able to select and obtain 15 slot exemptions for use beginning January 31, 2001 and ending September 15, 2001. These slot exemptions, combined with the three previously issued slots that we held at LaGuardia Airport, enable us to operate nine round trips per day in this important market until at least September 15, 2001. The allocation of the 15 slots that we obtained through the FAA lottery is scheduled to expire on September 15, 2001. Although the FAA advised all air carriers, including us, that it intends to develop a demand management and market-based solution to control delays and allocate more permanent slots at LaGuardia Airport prior to September 15, 2001, the FAA has not yet provided any further information. If we fail to maintain an adequate number of landing slots at LaGuardia Airport after September 15, 2001, our business could be adversely affected.

   The DOT's slot regulations require the use of each slot at least 80% of the time, measured on a bimonthly basis. Failure to meet this utilization threshold without a waiver from the DOT, which is granted only under exceptional circumstances, subjects the slot to recall by the DOT. In addition, the slot regulations provide that slots may be withdrawn by the DOT at any time without compensation to the carrier holding or operating the slot to meet the DOT's operational needs, such as providing slots for international carriers or essential air transportation.

Foreign Ownership

   Pursuant to law and the regulations of the DOT, we must be effectively controlled by United States citizens. In this regard, our President and at least two-thirds of our Board of Directors must be United States citizens and not more than 25% of our voting stock may be owned by foreign nationals (although subject to DOT approval the percent of foreign economic ownership may be as high as 49%).

Fuel

   The cost of fuel is a significant operating expense, constituting approximately 10.7%, 11.5% and 16.9% of total operating expenses before equipment retirement charges for the years ended December 31, 1998, 1999, and 2000, respectively. Our fuel costs increased approximately 120% in 2000 from 1999, primarily as a result of a 77% increase in average fuel prices and a 35% increase in gallons of fuel consumed. This increase adversely affected our results of operations in 2000 and any further increases in the cost of fuel will adversely impact our results of operations in 2001 compared to 2000.

   Historically, jet fuel costs have been subject to wide price fluctuations. Jet fuel availability is also subject to periods of market surplus and shortage. Because of the effect of such events on price and availability of oil, the cost and future availability of jet fuel cannot be predicted with any degree of certainty.

   Our fuel requirements are met by approximately a dozen different suppliers. We contract with these suppliers as fuel is needed, and the terms vary as to price and quantity. We have not entered into any agreement that fixes the price of fuel over any period of time.

Competition

   The airline industry is highly competitive and is particularly susceptible to price discounting because airlines incur only nominal costs to provide service to passengers occupying otherwise unsold seats. The introduction of service or discounted fares by another airline in markets served by us could have an adverse impact upon our business, financial condition and results of operations.

   We currently compete with other air carriers either directly or indirectly on all of our routes. Nearly all of these carriers have greater financial resources than we do, and many of them have lower unit costs than we do. Recent announcements regarding the proposed merger of U.S. Airways into United Air Lines, Inc., and of American's purchase of an interest in certain U.S. Airways assets and in the newly formed D.C. Air, along with the merger of Trans World Airways into American, have raised the prospect of consolidation in the domestic airline industry. The closing of the proposed transactions between U.S. Airways, United Air Lines, D.C. Air and American remain subject to governmental review and approval and we cannot predict the outcome of these reviews. However, consolidation in the industry between major carriers resulting in fewer major carriers than now exist will necessarily result in the concentration of even greater assets and resources in these remaining major carriers, all of whom we compete with either directly or indirectly in certain markets.

   Since late 1997, we have experienced, and likely will continue to experience, increased competition in the Raleigh-Durham market. Furthermore, the introduction and expansion of low fare services by other airlines at RDU and elsewhere along the East Coast in 1999 and 2000 has led to a significantly lower fare environment in all of our markets. For example, our average fare for the year ended December 31, 2000 was 9.8% lower than the average fare for the year ended December 31, 1999, decreasing from $102 to $92, and our yield (fare paid per mile traveled) decreased 10.1% in the same period. While competition from low fare carriers at RDU and in other East Coast markets has already adversely impacted fares in all of our markets, increases in low fare services at RDU could have a more direct adverse impact on our ability to profitably expand into new markets and upon our traffic and load factors, and may put further downward pressure on our yields, resulting in an adverse impact upon our business, financial condition and results of operations.

   We believe that any other carrier's ability to further increase its services at RDU beyond current levels is now limited by lack of gate availability at RDU. However, construction of a temporary facility will add five new gates to RDU's Terminal A in 2001 and the Raleigh-Durham Airport Authority has announced its plans to operate the temporary facility while constructing a permanent facility that will add 12 to 15 additional gates at Terminal A. Construction of this facility is to be completed approximately five years after completion of the temporary facility. The construction of the five temporary gates and the 12 to 15 permanent gates at RDU's Terminal A will allow other airlines to add new services, or to increase current services, at RDU.

   Our principal methods of competition are convenience of service, particularly for business customers, price, particularly for leisure customers, and quality of service. Because we operate more flights at RDU than any other airline, we offer our customers more convenient flight times than other airlines. Our young jet fleet keeps our operating costs low, enabling us to offer competitive prices, and high quality service. However, our small size and lack of significant capital resources makes it difficult for us to engage in a price war. In addition, our limited number of aircraft limits our ability to rapidly expand services to other cities, even when demand warrants it.

   At this time, we cannot assess what effect, if any, the termination of our participation in the AAdvantage(R) program and/or our participation in the OnePass(R) and WorldPerks(R) frequent flyer programs will have on our business.


Insurance

   We maintain insurance policies of types customary in the industry and in amounts which meet or exceed regulatory requirements and which management otherwise believes are adequate to protect us and our property against material loss. The policies principally provide coverage for public liability, passenger liability, baggage and cargo liability, property damage, including coverage for loss or damage to its flight equipment, and worker's compensation insurance. DOT regulations require us to maintain third party aircraft accident liability coverage for injury or death of persons other than passengers and for damage to property with minimum limits of $300,000 for any one person in any one occurrence, and a total of $20 million per involved aircraft for each occurrence, except that for aircraft with less than 60 seats, we need only maintain coverage of $2.0 million per involved aircraft for each occurrence. DOT regulations also require us to maintain aircraft liability insurance coverage for bodily injury to or death of aircraft passengers, with minimum limits of $300,000 for any one passenger, and a total per involved aircraft for each occurrence of $300,000 times 75% of the number of passenger seats installed on the aircraft. We cannot assure you, however, that the amount of insurance carried by us will be sufficient to protect us from material loss.


Facilities

   We currently sublease 19 of the 26 gates at RDU's Terminal C from American through February 2013. This sublease may be terminated if any person or group acquires 30% or more of our voting securities or if we pay any dividends or make any other cash or asset distribution to our stockholders without the lessor's consent at any time prior to our payment in full of a $9.45 million promissory note to American that we signed in February 1997 and that we must pay in full by January 2004. As of April 20, 2001, our outstanding balance on the promissory note was $5.3 million. Our corporate headquarters and reservations facility are located in Morrisville, North Carolina, where we lease approximately 49,000 square feet of space. The Morrisville facility leases expire between 2004 and 2008. We also lease approximately 14,000 square feet of space in Durham, North Carolina which is used for training purposes. In addition, we occupy warehouse space in Orlando, Florida, where we store aircraft parts.

   At most airports other than RDU, we obtain the use of gates as part of third-party service contracts with other airlines which provide us with passenger check-in and baggage handling services. These servicing arrangements may be terminated at any time upon short notice, and at four of these destinations alternate gate space may not be available on favorable terms or at all.

Flight Equipment

   As of April 20, 2001, we operate a fleet of six F100s, 24 CRJs and ten 737s, with an average age of 2.3 years. The F100s are configured with eight first class seats and 90 coach seats, and the CRJs are configured with 50 coach seats. Seven of the 737s are configured with eight first class seats and 120 coach seats, and the other three 737s are configured with 12 first class seats and 108 coach class seats. All of the aircraft meet

Stage 3 noise requirements imposed by federal law. Our young all-jet fleet gives us a significant advantage in attracting and retaining business travelers and improves our reliability statistics. The age of our fleet and those aircraft owned and leased, at April 20, 2001, was as follows:

                                                  Owned Leased Total Average Age
                                                  ----- ------ ----- -----------
   737s..........................................  --     10     10   0.5 years
   CRJs..........................................    5    19     24   2.0 years
   F100s.........................................  --      6      6   6.5 years

   As of April 20, 2001, we have firm orders for two additional newly manufactured CRJs, both of which are scheduled to be delivered in 2001. We have firm orders to purchase nine additional 737s with deliveries scheduled to end in 2002 and have agreed to lease four additional 737s. We have options to acquire ten additional 737s. To support our operations, we have acquired two spare Rolls Royce Tay 650-15 engines for the F100 fleet, and two General Electric CF34-3B1 spare engines to support the CRJ fleet. We intend to acquire up to four CFM 56-7B spare engines to support the operation of the 737 fleet. The mix of our fleet between 98-seat F100s, 50-seat CRJs, 128-seat 737s and 120-seat 737s should allow us to meet expected passenger volumes while maintaining a competitive cost structure, and should enhance our ability to more efficiently match our aircraft to our route network requirements.

   In December 1999, we settled a pending lawsuit with debis AirFinance, B.V., the lessor of four F100s previously operated by us. As a result of this settlement, we recorded a pre-tax charge of approximately $700,000 during the fourth quarter of 1999 and obtained an option to terminate leases on four other F100s. On February 29, 2000, we exercised this option to terminate the leases on these four F100s prior to their scheduled lease expirations in 2003 and 2004, resulting in a revised scheduled return date of these aircraft in the first half of 2001. We are required to pay $2,125,000 upon the termination of each of these four leases, of which $4,250,000 was paid in the first quarter of 2001 in connection with the return of two F100s and $4,250,000 of which is payable in the second quarter of 2001 in connection with the return of two F100s. In addition, we are required to perform certain maintenance tasks on these aircraft prior to their return. During the year ended December 31, 2000, we recorded $9.2 million in equipment retirement charges related to the exercise of this option. As of December 31, 2000, we have recorded liabilities of $8.8 million related to the lease termination penalties and related expenses. The remaining $363,000 charge relates to the write-down of leasehold improvements resulting from the shortened lease terms.

   Pursuant to a March 1995 purchase agreement, we are obligated to purchase four Airbus A320 aircraft with deliveries in 2005 and 2006. The purchase of the A320s no longer fits with our current strategy. We are considering several alternatives with respect to the A320s, including restructuring our agreement with Airbus or transferring our positions. Amounts that we may owe to the manufacturer in connection with such a restructuring or transfer have not yet been negotiated or determined and will, in any event, depend upon market conditions.

Litigation

   We are a party to routine litigation incidental to our business. Our management believes that none of this litigation is likely to have a material adverse effect on our consolidated financial position or results of operations.

                 DESCRIPTION OF THE EXCHANGE CERTIFICATES

   The Old Certificates were issued, and the Exchange Certificates will be issued, pursuant to three separate Pass Through Trust Agreements (the "Pass Through Trust Agreements"), each dated as of September 27, 2000, between Midway and the Trustee. The terms of the Exchange Certificates and the Old Certificates will be identical in all material respects, except that the Exchange Certificates will not contain terms with respect to transfer restrictions or certain interest rate increases, and will be available only in book-entry form. Under the terms of the Pass Through Trust Agreements, the covenants and events of default will apply equally to the Exchange Certificates and the Old Certificates, and the Exchange Certificates and the Old Certificates will be treated as one Class for all actions to be taken by the holders thereof and for determining their respective rights under the Pass Through Trust Agreements. The terms of the Exchange Certificates include those set forth in the Pass Through Trust Agreements and those made part of the applicable Indenture by reference to the Trust Indenture Act of 1939, as amended as in effect on the date of such Indenture (the "Trust Indenture Act"). We will refer to the Old Certificates and the Exchange Certificates collectively as the "Certificates".

   The following summary describes certain terms of the Certificates and the Pass Through Trust Agreements. The statements under this caption are a summary, and make use of terms as defined in the Pass Through Trust Agreements. Except as otherwise indicated, the following summary relates to each of the Trusts and the Certificates issued by each Trust. The terms and conditions governing each of the Trusts are substantially the same, except as described under "Subordination" below and except that the principal amount, the interest rate, scheduled repayments of principal and maturity date applicable to the Equipment Notes held by each Trust and the final expected distribution date as specified on the cover of this prospectus (the "Final Expected Distribution Date") applicable to each Trust will differ. Citations to the relevant sections of the Pass Through Trust Agreements appear below in parentheses unless otherwise indicated. Copies of the Pass Through Trust Agreements have been filed as exhibits to the registration statement of which this prospectus is a part.

General

   The Exchange Certificates of each Trust will be issued in fully registered form only and will be subject to the provisions described below under "Book-Entry; Delivery and Form." Each Certificate represents a fractional undivided interest in one of the three Midway Airlines 2000-1 Pass Through Trusts (the "Class A Trust", the "Class B Trust" and the "Class C Trust") created by the Pass Through Trust Agreement pursuant to which such Certificate is issued. The Certificates are referred to herein as the "Class A Certificates", the "Class B Certificates", and the "Class C Certificates."

   The property of each Trust (the "Trust Property") consists of:

  . subject to the intercreditor agreement among the Trusts, the Liquidity
    Provider and the Subordination Agent (the "Intercreditor Agreement"), Equipment Notes acquired under the Note Purchase Agreement and issued, at Midway's election in connection with the financing of each Aircraft during the Delivery Period, either:

   (1) on a nonrecourse basis by the trustees (each, an "Owner Trustee") of separate owner trusts (each, an "Owner Trust") in connection with separate leveraged lease transactions with respect to each Leased Aircraft to finance a portion of the purchase price of such Leased Aircraft by the Owner Trustee, in which case the applicable Aircraft will be leased to Midway, or

   (2) on a recourse basis by Midway in connection with separate secured loan transactions with respect to each Owned Aircraft to finance a portion of the purchase price of such Owned Aircraft by Midway,

  . the rights of such Trust to acquire Equipment Notes under the Note
    Purchase Agreement,

  . the rights of such Trust under the applicable Escrow Agreement to request the Escrow Agent to withdraw from the Depositary funds sufficient to enable such Trust to purchase Equipment Notes during the Delivery Period,


  . the rights of such Trust under the Intercreditor Agreement (including all monies receivable in respect of such rights),

  . all monies receivable under the Liquidity Facility for such Trust, and


  . funds from time to time deposited with the Trustee in accounts relating to such Trust.

   The Certificates represent fractional undivided interests in the Equipment Notes and other property held in the related Trust and distributions thereon will be made only from the Trust Property. The Certificates will be issued only in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof. (Sections 3.01 and 3.10).

   Pursuant to the Escrow Agreement applicable to each Trust, the holders of the Certificates of such Trust (the "Certificateholders") as holders of the Escrow Receipts affixed to each Certificate are entitled to certain rights with respect to the Deposits relating to such Trust. Accordingly, any transfer of a Certificate will have the effect of transferring the corresponding rights with respect to the Deposits, and rights with respect to the Deposits may not be separately transferred by Certificateholders. Rights with respect to the Deposits and the Escrow Agreement relating to a Trust, except for the right to request withdrawals for the purchase of Equipment Notes, will not constitute Trust Property of such Trust.

   The Certificates do not represent an interest in or obligation of Midway, the Trustee, any of the Loan Trustees or Owner Trustees in their individual capacities, any beneficial owner of a Leased Aircraft (an "Owner Participant") or any affiliate thereof. The existence of each Trust will not limit the liability that Certificateholders of such Trust would otherwise incur if such holders owned directly the corresponding Equipment Notes or incurred directly the obligations of such Trust.

Payments and Distributions

   The following description of distributions on the Certificates should be read in conjunction with the description of the Intercreditor Agreement, which may have the consequence of altering the effect of the following provisions in a default situation. See "Description of the Intercreditor Agreement--Priority of Distributions."

   Payments of principal, Make-Whole Premium (if any) and interest with respect to the Equipment Notes or other Trust Property held in each Trust will be distributed by the Paying Agent (in the case of the Deposits) or by the Trustee (in the case of Trust Property of such Trust) to Certificateholders of such Trust on each Regular Distribution Date or as soon thereafter as receipt of such payments is confirmed, except in the case of certain types of Special Payments.

   The Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for Certificates issued by such Trust set forth on the cover page of this prospectus plus any additional margin specified by the Registration Rights Agreement for such Certificates (the "Stated Interest Rate"), payable on April 1 and October 1 of each year. The first such interest payment was made on April 1, 2001. All such interest payments will be passed through to Certificateholders of such Trust on each such date until the final Distribution Date for such Trust, in each case, subject, in the case of payments on the Equipment Notes, to the Intercreditor Agreement. Interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.


   Interest will accrue on the Deposits relating to each Trust at a rate equal to the Stated Interest Rate for the Certificates issued by such Trust. The Deposits relating to a Trust and interest paid thereon will not be subject to the subordination provisions applicable to the Certificates. Payments of interest on the Certificates issued by each Trust are supported by a separate Liquidity Provider for the benefit of the holders of such Certificates in an amount sufficient to pay interest thereon at the Stated Interest Rate for such Trust on three successive Regular Distribution Dates except that the Liquidity Facilities with respect to such Trust will not cover interest payable by the Depositary on the Deposits relating to such Trust.

   Notwithstanding the subordination provisions of the Intercreditor Agreement, the Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay principal of or interest or Make-Whole Premium on the Certificates of any other Class. Therefore, only the holders of the Certificates issued by a particular Trust will be entitled to receive and retain the proceeds of drawings under the Liquidity Facility for such Trust. See "Description of the Liquidity Facilities."

   Payments of principal on the Equipment Notes held in each Trust are scheduled to be received by the Trustee on April 1 or October 1, or both, in certain years depending upon the terms of the Equipment Notes held in such Trust, subject to the Intercreditor Agreement. Scheduled payments of interest on the Deposits and interest and principal on the Equipment Notes are herein referred to as "Scheduled Payments," and April 1 and October 1 of each year are herein referred to as "Regular Distribution Dates." See "Description of the Equipment Notes--Principal and Interest Payments." The Final Expected Distribution Date for each Class of Certificates is set forth on the cover page of this prospectus. The "Final Legal Distribution Date" for each of the Class A, B and C Certificates is October 1, 2020, October 1, 2015 and October 1, 2007, respectively.

   The Paying Agent with respect to each Escrow Agreement will distribute on each Regular Distribution Date to the Certificateholders of the Trust to which such Escrow Agreement relates all Scheduled Payments received in respect of the related Deposits, the receipt of which is confirmed by the Paying Agent on such Regular Distribution Date. The Trustee of each Trust will distribute, subject to the Intercreditor Agreement, on each Regular Distribution Date to the Certificateholders of such Trust all Scheduled Payments, the receipt of which is confirmed by the Trustee on such Regular Distribution Date. Each Certificateholder of each Trust will be entitled to receive a pro rata share of any distribution in respect of Scheduled Payments of interest on the Deposits relating to such Trust and, subject to the Intercreditor Agreement, of principal and interest made on the Equipment Notes held in such Trust.

   Each such distribution of Scheduled Payments will be made by the applicable Paying Agent or Trustee of each Trust to the Certificateholders of record of such Trust on the Record Date applicable to such Scheduled Payment subject to certain exceptions. (Sections 4.01 and 4.02; Escrow Agreement, Section 2.03). If a Scheduled Payment is not received by the applicable Paying Agent or Trustee on a Regular Distribution Date but is received within five days thereafter, it will be distributed to such holders of record on the date received. If it is received after such five-day period, it will be treated as a Special Payment and distributed as described below.

   Any payment in respect of, or any proceeds of, any Equipment Note or the Trust Indenture Estate under (and as defined in) each Indenture other than a Scheduled Payment (each, a "Special Payment") will be distributed on, in the case of an early redemption or a purchase of the Equipment Notes relating to any Aircraft, the date of such early redemption or purchase (which shall be a Business Day), and otherwise on the Business Day specified for distribution of such Special Payment (each, a "Special Distribution Date") pursuant to a notice delivered by the Trustee as soon as practicable after the Trustee has received funds for such Special Payment, in each case subject to the Intercreditor Agreement.

   Any unused Deposits to be distributed after November 30, 2001 (the "Delivery Period Termination Date") or the occurrence of a Triggering Event, together with accrued and unpaid interest thereon and any premium payable by Midway (each also a "Special Payment"), will be distributed on a date 15 days after the Paying Agent has received notice of the event requiring such distribution (also a "Special Distribution Date"). However, if such date is within 10 days before or after a Regular Distribution Date, in which case such Special Payment shall be made on such Regular Distribution Date.

   Each Paying Agent, in the case of the Deposits, and each Trustee, in the case of Trust Property or any premium payable by Midway in connection with certain distributions of unused Deposits, will mail a notice to the Certificateholders of the applicable Trust stating the scheduled Special Distribution Date, the related Record Date, the amount of the Special Payment and the reason for the Special Payment. In the case of a redemption or purchase of the Equipment Notes held in the related Trust or any distribution of unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, such notice will be mailed not less than 15 days prior to the date such Special Payment is scheduled to be distributed, and in the case of any other Special Payment, such notice will be mailed as soon as practicable after the Trustee has confirmed that it has received funds for such Special Payment. (Section 4.02(c); Escrow Agreement, Sections 1.03 and 2.06). Each distribution of a Special Payment, other than a final distribution, on a Special Distribution Date for any Trust will be made by the Paying Agent or Trustee, as applicable, to the Certificateholders of record of such Trust on the Record Date applicable to such Special Payment. See "Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption."

   Each Pass Through Trust Agreement requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more non-interest bearing accounts (the "Certificate Account") for the deposit of payments representing Scheduled Payments on the Equipment Notes received by the Trustee. Each Pass Through Trust Agreement also requires that the Trustee establish and maintain, for the related Trust and for the benefit of the Certificateholders of such Trust, one or more accounts (the "Special Payments Account") for the deposit of payments representing Special Payments, which account shall be non-interest bearing except in certain circumstances where the Trustee may invest amounts in such account in certain permitted investments. (Sections 4.01 and 4.04)

   Pursuant to the terms of each Pass Through Trust Agreement, the Trustee is required to deposit any Scheduled Payments relating to the applicable Trust received by it in the Certificate Account of such Trust and to deposit any Special Payments so received by it in the Special Payments Account of such Trust. (Section 4.01) All amounts so deposited will be distributed by the Trustee on a Regular Distribution Date or a Special Distribution Date (each, a "Distribution Date"), as appropriate. (Section 4.02).

   Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the Receiptholders, one or more accounts (the "Paying Agent Account"), which shall be non-interest bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to such Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

   Distributions by the Trustee from the Certificate Account or the Special Payments Account of each Trust on a Regular Distribution Date or a Special Distribution Date in respect of Certificates issued by such Trust in definitive form will be made to each Certificateholder of record of such Certificates on the applicable Record Date. (Section 4.02) The final distribution for each Trust, however, will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee for such Trust specified in the notice given by the Trustee of such final distribution. The Trustee will mail such notice of the final distribution to the Certificateholders of such Trust, specifying the date set for such final distribution and the amount of such distribution. (Section 11.01) See "--Termination of the Trusts." Distributions in respect of Certificates issued in global form will be made as described in "--Book-Entry; Delivery and Form" below.

   If any Regular Distribution Date or Special Distribution Date is not a Saturday, Sunday or other day on which commercial banks are authorized or required to close in New York, New York, Baltimore, Maryland or Charlotte, North Carolina (any other day being a "Business Day"), distributions scheduled to be made on such Regular Distribution Date or Special Distribution Date will be made on the next succeeding Business Day without additional interest.

Pool Factors

   The "Pool Balance" for each Trust or for the Certificates issued by any Trust indicates, as of any date, the original aggregate face amount of the Certificates of such Trust less the aggregate amount of all payments made in respect of the Certificates of such Trust or in respect of Deposits relating to such Trust other than payments made in respect of interest or Make-Whole Premium thereon or reimbursement of any costs and expenses in connection therewith. The Pool Balance for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date.

   The "Pool Factor" for each Trust as of any Regular Distribution Date or Special Distribution Date is the quotient (rounded to the seventh decimal place) computed by dividing (1) the Pool Balance by (2) the original aggregate face amount of the Certificates of such Trust. The Pool Factor for each Trust as of any Regular Distribution Date or Special Distribution Date shall be computed after giving effect to any special distribution with respect to unused Deposits, the payment of principal, if any, on the Equipment Notes or other Trust Property held in such Trust and the distribution thereof to be made on that date. The Pool Factor for each Trust will be 1.0000000 on the date of issuance of the Certificates; thereafter, the Pool Factor for each Trust will decline as described herein to reflect reductions in the Pool Balance of such Trust.

   The amount of a Certificateholder's pro rata share of the Pool Balance of a Trust can be determined by multiplying the par value of the holder's Certificate of such Trust by the Pool Factor of such Trust as of the applicable Regular Distribution Date or Special Distribution Date. Notice of the Pool Factor and the Pool Balance for each Trust will be mailed to Certificateholders of such Trust on each Regular Distribution Date and Special Distribution Date.


   The following table sets forth an illustrative aggregate principal amortization schedule for the Equipment Notes held in each Trust (the "Assumed Amortization Schedule") and resulting Pool Factors with respect to such Trust, based on the actual amortization schedule of the $146,926,000 of Equipment Notes issued with respect to the six Aircraft currently leased by Midway and the expected amortization schedule of the $50,646,000 of Equipment Notes expected to be issued to finance the additional two Aircraft to be financed with the proceeds from the sale of the Old Certificates. The actual aggregate principal amortization schedule applicable to a Trust and the resulting Pool Factors with respect to such Trust may differ from those set forth below, since the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such illustrative amortization schedule so long as it complies with the Mandatory Economic Terms. In addition, the table set forth below assumes that each Aircraft is delivered in the month scheduled for its delivery (see "Description of the Aircraft and the Appraisals--The Appraisals" for the delivery schedule), that Equipment Notes in the maximum principal amount in respect of all of the Aircraft are purchased by the Trusts and that no early redemption or purchase, or default in the payment of principal, in respect of any Equipment Notes occurs. Actual circumstances may vary from these assumptions, which would result in differences in the aggregate principal amortization schedule applicable to a Trust and in the resulting Pool Factors.

                          Class A Trust                 Class B Trust                 Class C Trust
                         Equipment Notes               Equipment Notes               Equipment Notes
                            Scheduled    Class A Trust    Scheduled    Class B Trust    Scheduled    Class C Trust
                           Payments of   Expected Pool   Payments of   Expected Pool   Payments of   Expected Pool
Date                        Principal       Factor        Principal       Factor        Principal       Factor
----                     --------------- ------------- --------------- ------------- --------------- -------------
April 1, 2001...........   $2,250,941      0.9826585     $  235,746      0.9953875     $2,168,522      0.8698444
October 1, 2001.........    2,228,260      0.9654918              0      0.9953875         81,819      0.8649336
April 1, 2002...........    3,779,282      0.9363758        418,308      0.9872030      2,452,997      0.7177037
October 1, 2002.........       37,335      0.9360882              0      0.9872030              0      0.7177037
April 1, 2003...........    2,019,581      0.9205291      2,299,979      0.9422025      6,150,392      0.3485547
October 1, 2003.........    1,551,925      0.9085729        190,068      0.9384836      1,293,182      0.2709374
April 1, 2004...........    2,143,056      0.8920626      2,847,609      0.8827684      2,149,431      0.1419276
October 1, 2004.........    2,173,530      0.8753175        893,970      0.8652773              0      0.1419276
April 1, 2005...........    2,450,151      0.8564413      4,943,285      0.7685587        553,986      0.1086772
October 1, 2005.........    1,866,939      0.8420582        294,056      0.7628053              0      0.1086772
April 1, 2006...........    2,346,524      0.8239804      3,710,474      0.6902075      1,810,670      0.0000000
October 1, 2006.........    1,420,897      0.8130336        733,735      0.6758515              0      0.0000000
April 1, 2007...........    2,346,524      0.7949558      6,905,221      0.5407464              0      0.0000000
October 1, 2007.........    1,427,579      0.7839576        941,483      0.5223257              0      0.0000000
April 1, 2008...........    2,346,524      0.7658797      8,503,990      0.3559397              0      0.0000000
October 1, 2008.........    1,427,579      0.7548815      1,178,088      0.3328896              0      0.0000000
April 1, 2009...........    2,468,071      0.7358672      8,985,549      0.1570816              0      0.0000000
October 1, 2009.........    1,427,579      0.7248690        418,734      0.1488888              0      0.0000000
April 1, 2010...........    3,087,177      0.7010851      3,087,311      0.0884836              0      0.0000000
October 1, 2010.........    1,631,145      0.6885186         20,608      0.0880804              0      0.0000000
April 1, 2011...........    4,340,779      0.6550768      2,497,057      0.0392238              0      0.0000000
October 1, 2011.........    1,444,982      0.6439445              0      0.0392238              0      0.0000000
April 1, 2012...........    3,406,152      0.6177031      1,792,347      0.0041554              0      0.0000000
October 1, 2012.........    3,154,488      0.5934007              0      0.0041554              0      0.0000000
April 1, 2013...........    6,373,007      0.5443024        212,383      0.0000000              0      0.0000000
October 1, 2013.........    2,678,182      0.5236694              0      0.0000000              0      0.0000000
April 1, 2014...........   10,492,854      0.4428314              0      0.0000000              0      0.0000000
October 1, 2014.........    2,921,089      0.4203270              0      0.0000000              0      0.0000000
April 1, 2015...........   12,483,822      0.3241504              0      0.0000000              0      0.0000000
October 1, 2015.........    3,186,027      0.2996049              0      0.0000000              0      0.0000000
April 1, 2016...........   13,616,031      0.1947056              0      0.0000000              0      0.0000000
October 1, 2016.........    3,474,773      0.1679356              0      0.0000000              0      0.0000000
April 1, 2017...........   13,315,365      0.0653527              0      0.0000000              0      0.0000000
October 1, 2017.........      162,820      0.0640983              0      0.0000000              0      0.0000000
April 1, 2018...........    7,495,078      0.0063555              0      0.0000000              0      0.0000000
October 1, 2018.........      824,949      0.0000000              0      0.0000000              0      0.0000000

   The actual schedule of principal payments and the resulting schedule of Pool Balances and Pool Factors may change from that set forth above. In addition, the Pool Factor and Pool Balance of each Trust will be recomputed if there has been an early redemption, purchase or a default in the payment of principal or interest in respect of one or more issues of the Equipment Notes held in a Trust, as described in "--Indenture Defaults and Certain Rights Upon an Indenture Default" and "Description of the Equipment Notes--Redemption", or a special distribution attributable to unused Deposits after the Delivery Period Termination Date or the occurrence of a Triggering Event, as described in "Description of the Deposit Agreements."

   In the event of any such redemption, purchase or default, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the occurrence of such redemption, purchase or default. In the event of any other change in the schedule of principal payments from the Assumed Amortization Schedule, the Pool Factors and the Pool Balances of each Trust so affected will be recomputed after giving effect thereto and notice thereof will be mailed to the Certificateholders of such Trust promptly after the Delivery Period Termination Date.

Obligation to Purchase Equipment Notes

   Each Trustee is obligated to purchase the Equipment Notes issued with respect to the Aircraft during the Delivery Period, subject to the terms and conditions of a note purchase agreement (the "Note Purchase Agreement") and the applicable Participation Agreement. Under the Note Purchase Agreement, Midway agreed to finance each Aircraft in the manner provided therein. Midway will have the option of entering into a leveraged lease financing or a secured debt financing with respect to each Aircraft.

  . If Midway chooses to enter into a leveraged lease financing with respect to an Aircraft (such Aircraft, a "Leased Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, a "Leased Participation Agreement"), a Lease and an indenture (each, a "Leased Aircraft Indenture") relating to the financing of such Leased Aircraft.

  . If Midway chooses to enter into a secured debt financing with respect to an Aircraft (such Aircraft, an "Owned Aircraft"), the Note Purchase Agreement provides for the relevant parties to enter into a participation agreement (each, an "Owned Participation Agreement", and together with the other Owned Participation Agreements and the Leased Participation Agreements, the "Participation Agreements") and an indenture (each, an "Owned Aircraft Indenture," and together with the other Owned Aircraft Indentures and the Leased Aircraft Indentures, the "Indentures") relating to the financing of such Owned Aircraft.

   The financing of an Aircraft may not take place on the date such Aircraft is actually delivered from the manufacturer, provided that such financing will occur prior to the Delivery Period Termination Date. The description of the above-mentioned agreements in this prospectus is based on the forms of such agreements to be utilized pursuant to the Note Purchase Agreement. In the case of a Leased Aircraft, the terms of the agreements actually entered into may differ from the forms of such agreements and, consequently, may differ from the description of such agreements contained in this prospectus.

   However, under the Note Purchase Agreement, the terms of such agreements are required to contain the Mandatory Document Terms and not vary the Mandatory Economic Terms. In addition, Midway is obligated:

  . to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders (provided that the Note Purchase Agreement provides that, among other terms, the shortening of certain grace periods for Events of Loss and Events of Default is not materially adverse to the Certificateholders) and

  . to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect will not result in a withdrawal, suspension or downgrading of the rating of any Class of Certificates.

Further, under the Note Purchase Agreement, it is a condition precedent to the obligation of each Trustee to purchase the Equipment Notes related to the financing of an Aircraft that no Triggering Event shall have occurred. The Trustees have no right or obligation to purchase Equipment Notes after the Delivery Period Termination Date.

   The "Mandatory Economic Terms," defined in the Note Purchase Agreement require, among other things, that:

  . the maximum principal amount of all the Equipment Notes issued with respect to an Aircraft not exceed the maximum principal amount of Equipment Notes indicated for each such Aircraft as set forth in

   "Description of the Aircraft and the Appraisals--The Aircraft" under the column "Maximum Principal Amount of Equipment Notes";

  . the loan to aircraft value with respect to an Aircraft (with the assumed value of any Aircraft for these purposes to equal to the lesser of the average and median values of such Aircraft as appraised by the Appraisers as set forth in "Description of the Aircraft and the Appraisals--The Aircraft" under the column "Appraised Value (Dollars)") at the time of issuance of the related Equipment Notes and on any Regular Distribution Date thereafter not exceed 42% in the case of Series A Equipment Notes, 56% in the case of Series B Equipment Notes and 63% in the case of Series C Equipment Notes;

  . the initial average life of the Series A Equipment Notes not extend beyond 12.5 years, of the Series B Equipment Notes not extend beyond 9.2 years and of the Series C Equipment Notes not extend beyond 3.5 years in each case from the initial issuance date of the Certificates, which was September 27, 2000 (the "Issuance Date");

  . as of the first Regular Distribution Date immediately following the Delivery Period Termination Date (or if earlier, the date of the occurrence of a Triggering Event), and after giving effect to any Expected Distributions required to be made on such date, the average life of the Class A Certificates, the Class B Certificates and the Class C Certificates shall not extend beyond, respectively, 12.4 years, 8.3 years and 3.0 years from the Issuance Date (computed without regard to the acceleration of any Equipment Notes and after giving effect to any special distribution on the Certificates thereafter required in respect of unused Deposits);

  . the final maturity date of each Series of Equipment Notes shall not be later than the Final Expected Distribution Date of the related Class of Certificates;

  . the original aggregate principal amount of all of the Equipment Notes of each Series shall not exceed the original aggregate face amount of the Certificates issued by the corresponding Trust;

  . the interest rate and the April 1 and October 1 payment dates with respect to the Equipment Notes may not be changed;

  . basic rent and termination values under the related Lease must be sufficient to pay amounts due in respect of principal and interest with respect to the related Equipment Notes;

  . the amounts payable under the all-risk aircraft hull insurance maintained with respect to each Aircraft must be sufficient to pay the applicable termination value, subject to certain rights of self-insurance; and

  .  (a) the past due rate in the related Indenture and the related Lease;


   (b) the Make-Whole Premium payable under the related Indenture;

   (c) the provisions relating to the prepayment and purchase of Equipment Notes in the related Indentures;

   (d) the minimum liability insurance amount on such Leased Aircraft in the related Lease; and

   (e) the indemnification of the Loan Trustees, Subordination Agent, Paying Agents, Liquidity Providers, Trustees, Escrow Agents and registered holders of the Equipment Notes with respect to certain taxes and expenses, in each case, must be provided as set forth in the form of Participation Agreement, Lease and Indenture (collectively, the "Aircraft Operative Agreements"), as the case may be (or in the case of clause (d), may be in a greater amount, or in the case of this clause (e), may provide for modifications to such indemnification provisions so long as such modifications are not materially adverse to the Loan Trustees, Subordination Agent, Paying Agents, Liquidity Providers or the Trustees.

   The "Mandatory Document Terms" prohibit modifications in any material adverse respect to certain specified provisions of the Aircraft Operative Agreements.

  .  In the case of the Indentures, such provisions include:

   (a) the granting clause of the Indentures so as to deprive the holders of a first priority security interest in the Aircraft, the Lease and certain of Midway's rights under its purchase agreement with the Aircraft manufacturer or to eliminate the obligations intended to be secured thereby;

   (b) certain provisions relating to the issuance, prepayment, purchase, payments and ranking of the Equipment Notes (including the obligations to pay the Make-Whole Premium in certain circumstances);


   (c) certain provisions regarding Indenture Events of Default, remedies relating thereto and rights of the related Owner Trustee and related Owner Participant in such circumstances;

   (d) certain provisions relating to any replaced airframe or engines with respect to an Aircraft; and

   (e)  the provision that New York law will govern the Indentures.

  . In the case of the Lease, such provisions include the obligations of Midway to:

   (a)  pay basic rent and termination value to the Loan Trustee;

   (b)  furnish certain opinions with respect to a replacement airframe; and


   (c) consent to the assignment of the related Lease by the Owner Trustee as collateral under the Indenture, as well as modifications which will either alter the provision that New York law will govern the Lease or will deprive the Loan Trustee of rights expressly granted to it under the Leases.

  .  In the case of the Participation Agreement, such provisions include:


   (a) certain conditions to the obligations of the Loan Trustee to participate in the purchase price of these Aircraft by releasing the debt portion thereof from the Deposit Account, involving good title to such Aircraft, obtaining a certificate of airworthiness with respect to such Aircraft, entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to such Aircraft and filings of certain documents with the FAA;

   (b) certain provisions regarding the obligation of Midway to record the Indenture with the FAA and to maintain such Indenture as a first-priority perfected mortgage on the related Aircraft;

   (c)  certain provisions requiring the delivery of legal opinions; and


   (d)  the provision that New York law will govern the Participation
        Agreement.

   Notwithstanding the foregoing, any such Mandatory Document Term may be modified to correct or supplement any such provision which may be defective or to cure any ambiguity or correct any mistake, unless such action will materially adversely affect the interests of the Subordination Agent, the Trustees, the Paying Agents, the Liquidity Providers, the Loan Trustees or the Certificateholders.

Reports to Certificateholders

   On each Regular Distribution Date and Special Distribution Date, the applicable Paying Agent and Trustee will include with each distribution of a Scheduled Payment or Special Payment, respectively, to Certificateholders of the related Trust a statement, giving effect to such distribution to be made on such Regular Distribution Date or Special Distribution Date, setting forth the following information (per $1,000 aggregate principal amount of Certificate for such Trust, as to the first five bullet points below):

  . the aggregate amount of such funds distributed on such Distribution Date under the Pass Through Trust Agreement and the Escrow Agreement, indicating the amount allocable to each source including any portion thereof paid by the Liquidity Provider;

  . the amount of such distribution under the Pass Through Trust Agreement allocable to principal and the amount allocable to Make-Whole Premium (including any premium paid by Midway with respect to unused Deposits) (if any);

  . the amount of such distribution under the Pass Through Trust Agreement allocable to interest;

  . the amount of such distribution under the Escrow Agreement allocable to interest;

  . the amount of such distribution under the Escrow Agreement allocable to unused Deposits (if any); and

  . the Pool Balance and the Pool Factor for such Trust. (Section 4.03).

   With respect to the Certificates registered in the name of Cede & Co. ("Cede"), as nominee for The Depository Trust Company ("DTC"), on the record date prior to each Distribution Date, the applicable Trustee will request from DTC a Securities Position Listing setting forth the names of all participants in DTC who are credited with ownership of such Certificates ("DTC Participants") reflected on DTC's books as holding interests in the Certificates on such record date. On each Distribution Date, the applicable Paying Agent and Trustee will mail to each such DTC Participant the statement described above and will make available additional copies as requested by such DTC Participant for forwarding to holders of Certificates.

   In addition, after the end of each calendar year, the applicable Trustee will prepare for each Certificateholder of each Trust at any time during the preceding calendar year a report containing the sum of the amounts determined pursuant to clauses set forth in the first five bullet points above with respect to the Trust for such calendar year or, in the event such person was a Certificateholder during only a portion of such calendar year, for the applicable portion of such calendar year, and such other items as are readily available to such Trustee and which a Certificateholder shall reasonably request as necessary for the purpose of such Certificateholder's preparation of its U.S. federal income tax returns. (Section 4.03) Such report and such other items shall be prepared on the basis of information supplied to the applicable Trustee by the DTC Participants and shall be delivered by such Trustee to such DTC Participants to be available for forwarding by such DTC Participants to Certificateholders in the manner described above. See "--Book-Entry; Delivery and Form."

   With respect to the Certificates issued in definitive form, the applicable Paying Agent and Trustee will prepare and deliver the information described above to each Certificateholder of record of each Trust as the name of such Certificateholder appears on the records of the registrar of the Certificates.


Indenture Defaults and Certain Rights Upon an Indenture Default

   An event of default under an Indenture (an "Indenture Default") will, with respect to the Leased Aircraft Indentures, include an event of default under the related Lease (a "Lease Event of Default").

   Since the Equipment Notes issued under each Indenture will be held in more than one Trust, a continuing event of default under any such Indenture would affect the Equipment Notes held by each Trust. There are no cross-default provisions in the Indentures or Leases in effect at any time when the related Equipment Notes are outstanding. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default under any other Indenture. If an Indenture Default occurs under less than all of the Indentures, notwithstanding the treatment of Equipment Notes issued under any Indenture under which an Indenture Default has occurred, payments of principal and interest on the Equipment Notes issued pursuant to the remaining Indentures with respect to which an Indenture Default has not occurred will continue to be distributed to the holders of the Certificates as originally scheduled, subject to the Intercreditor Agreement. See "Description of the Intercreditor Agreement--Priority of Distributions."

   With respect to each Leased Aircraft, the applicable Owner Trustee and Owner Participant will, under the related Indenture, have the right under certain circumstances to cure Indenture Defaults that result from the occurrence of a Lease Event of Default under the related Lease. If the Owner Trustee or the Owner Participant exercises any such cure right, the Indenture Default will be deemed to have been cured.

   In the event that the same institution acts as Trustee of multiple Trusts, in the absence of instructions from the Certificateholders of any such Trust, such Trustee could be faced with a potential conflict of interest upon an Indenture Default. In such event, each Trustee has indicated that it would resign as Trustee of one or all such Trusts, and a successor trustee would be appointed in accordance with the terms of the applicable Pass Through Trust Agreement. Allfirst Bank is the initial Trustee under each Trust.

   Upon the occurrence and continuation of any Indenture Default under any Indenture, the Controlling Party may accelerate and sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person, subject to certain limitations. The proceeds of such sale will be distributed pursuant to the provisions of the Intercreditor Agreement. Any proceeds received by the applicable Trustee upon any such sale shall be deposited in the applicable Special Payments Account and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Sections 4.01 and 4.02). The market for Equipment Notes at the time of the existence of any Indenture Default may be very limited, and there can be no assurance as to the price at which they could be sold. If such Trustee sells any such Equipment Notes for less than their outstanding principal amount, certain Certificateholders will receive a smaller amount of principal distributions than anticipated and will not have any claim for the shortfall against Midway, any Owner Trustee, any Owner Participant, any Trustee, any Loan Trustee, any Paying Agent or the Liquidity Provider.

   Any amount, other than Scheduled Payments received on a Regular Distribution Date or within five days thereafter, distributed to the Trustee of any Trust by the Subordination Agent on account of the Equipment Notes or other Trust Property held in such Trust following an Indenture Default under any Indenture shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02). In addition, if, following an Indenture Default under any Leased Aircraft Indenture, the applicable Owner Participant or Owner Trustee exercises its option to redeem or purchase the outstanding Equipment Notes issued under such Leased Aircraft Indenture, the price paid by such Owner Trustee for the Equipment Notes issued under such Leased Aircraft Indenture and distributed to such Trust by the Subordination Agent shall be deposited in the Special Payments Account for such Trust and shall be distributed to the Certificateholders of such Trust on a Special Distribution Date. (Section 4.02).

   Any funds representing payments received with respect to any defaulted Equipment Notes held in a Trust, or the proceeds from the sale of any Equipment Notes, held by such Trustee in the Special Payments Account for such Trust shall, to the extent practicable, be invested and reinvested by such Trustee in Permitted Investments pending the distribution of such funds on a Special Distribution Date. (Section 4.04) "Permitted Investments" are defined as obligations of the United States or agencies or instrumentalities thereof the payment of which is backed by the full faith and credit of the United States and which mature in not more than 60 days or such lesser time as is required for the distribution of any such funds on a Special Distribution Date or any mutual fund the portfolio of which is limited to such obligations. (Section 1.01).

   Each Pass Through Trust Agreement provides that the Trustee of the related Trust shall, within 90 days after the occurrence of any default known to the Trustee, give to the Certificateholders of such Trust notice, transmitted by mail, of all uncured or unwaived defaults with respect to such Trust known to it, provided that, except in the case of default in the payment of principal, premium, if any, or interest on any of the Equipment Notes or other Trust Property held in such Trust, the applicable Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of such Certificateholders. (Section 7.02).


   Each Pass Through Trust Agreement contains a provision entitling the Trustee of the related Trust, subject to the duty of such Trustee during a default to act with the required standard of care, to be offered reasonable security or indemnity by the holders of the Certificates of such Trust before proceeding to exercise any right or power under such Pass Through Trust Agreement at the request of such Certificateholders. (Section 7.03(e)).

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


   In certain cases, the holders of the Certificates of a Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust may on behalf of the holders of all the Certificates of such Trust waive any past default under the related Pass Through Trust Agreement or, if the Trustee of such Trust is the Controlling Party, may direct the Trustee to instruct the applicable Loan Trustee to waive any past Indenture Default with respect to such Trust and thereby annul any direction given by all such holders to such Loan Trustee with respect thereto, except:

  . a default in the deposit of any Scheduled Payment or Special Payment or in the distribution thereof,

  . a default in payment of the principal, Make-Whole Premium, if any, or interest with respect to any of the Equipment Notes held in such Trust, and

  . a default in respect of any covenant or provision of the related Pass
    Through Trust Agreement that cannot be modified or amended without the consent of each Certificateholder of such Trust affected thereby. (Section 6.05).

   Each Indenture will provide that, with certain exceptions, the holders of the majority in aggregate unpaid principal amount of the Equipment Notes issued thereunder may on behalf of all such holders waive any past default or Indenture Default thereunder. Notwithstanding the foregoing provisions of this paragraph, however, pursuant to the Intercreditor Agreement, only the Controlling Party will be entitled to waive any such past default or Indenture Default.

Purchase Rights of Certificateholders

   Upon the occurrence and during the continuation of a Triggering Event, with ten days' written notice to the Trustee and each other Certificateholder of the same Class:

  . the Class B Certificateholders shall have the right to purchase all, but not less than all, of the Class A Certificates, and

  . the Class C Certificateholders shall have the right to purchase all, but not less than all, of the Class A and the Class B Certificates;

in each case at a purchase price equal to the Pool Balance of the relevant Class or Classes of Certificates plus accrued and unpaid interest thereon to the date of purchase without Make-Whole Premium but including any other amounts due to the Certificateholders of such Class or Classes. In each case, if, prior to the end of the ten-day period, any other Certificateholder of the same Class notifies the purchasing Certificateholder that the other Certificateholder wants to participate in such purchase, then such other Certificateholder may join with the purchasing Certificateholder to purchase the Certificates pro rata based on the interest in the Trust held by each Certificateholder. (Section 6.01(b)).

PTC Event of Default

   A "PTC Event of Default" is defined under the Intercreditor Agreement as the failure to pay within 10 Business Days of the due date thereof either:

  . the outstanding Pool Balance of the applicable Class of Certificates on the Final Legal Distribution Date for such Class; or

  . interest due on the applicable Class of Certificates on any Distribution
    Date (unless the Subordination Agent shall have made an Interest Drawing, or a withdrawal from the Cash Collateral Account for such Class of Certificates, with respect thereto in an aggregate amount sufficient to pay such interest and shall have distributed such amount to the Trustee entitled thereto).

   Any failure to make expected principal distributions on any Class of Certificates on any Regular Distribution Date (other than the Final Legal Distribution Date) will not constitute a PTC Event of Default with respect to such Certificates. A PTC Event of Default with respect to the most senior Class of Certificates resulting from an Indenture Default under all Indentures, the acceleration of, or failure to pay at final maturity, all of the outstanding Equipment Notes or certain bankruptcy or insolvency events involving Midway will each constitute a "Triggering Event." For a discussion of the consequences of a Triggering Event, see "Description of the Intercreditor Agreement-- Priority of Distributions."

Merger, Consolidation and Transfer of Assets

   Midway is prohibited from consolidating with or merging with or into any other corporation or transferring or leasing all or substantially all of its assets as an entirety to any other corporation unless, among other things:

  . the surviving successor or transferee corporation shall:

   (1) be a "citizen of the United States" as defined in Section
       40102(a)(15) of Title 49 of the United States Code, as amended, relating to aviation (the "Transportation Code"),

   (2) be a United States certificated air carrier so long as such status is a condition of entitlement to the benefits of Section 1110 of the U.S. Bankruptcy Code, and

   (3) expressly assume all of the obligations of Midway contained in the Pass Through Trust Agreements, the Indentures, the Participation Agreements and the Leases, and any other operative documents; and


  . Midway shall have delivered a certificate and an opinion or opinions of counsel indicating that such transaction complies with such conditions. (Section 5.02).

   The Pass Through Trust Agreements do not, and the Indentures will not, contain any covenants or provisions which assure the applicable Trustee or Certificateholders of protection in the event of a highly leveraged transaction, including transactions effected by our management or affiliates, which may or may not result in a change in control of Midway.

Modifications of the Pass Through Trust Agreements and certain other Agreements


   Each Pass Through Trust Agreement contains provisions permitting the execution of amendments or supplements to such Pass Through Trust Agreement or, if applicable, to the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility, without the consent of the holders of any of the Certificates of such Trust:


  . to evidence the succession of another corporation to Midway and the assumption by such corporation of Midway's obligations under such Pass Through Trust Agreement or the Note Purchase Agreement,

  . to add to the covenants of Midway for the benefit of holders of such Certificates or to surrender any right or power conferred upon Midway in such Pass Through Trust Agreement, the Intercreditor Agreement or the Note Purchase Agreement,

  . to correct or supplement any provision of such Pass Through Trust
    Agreement, the Deposit Agreements, the Escrow Agreements, the Note Purchase Agreement, the Intercreditor Agreement or any Liquidity Facility which may be defective or inconsistent with any other provision of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Note Purchase Agreement, the Intercreditor Agreement or any Liquidity Facility, as applicable, or to cure any ambiguity or to modify any other provisions with respect to matters or questions arising thereunder, provided such action shall not materially adversely affect the interests of the holders of such Certificates,

  . as provided in the Intercreditor Agreement, to give effect to or provide for a Replacement Liquidity Facility,

  . to comply with any requirement of the SEC, any applicable law, rules or regulations of any exchange or quotation system on which the Certificates are listed, or any regulatory body,

  . to modify, eliminate or add to the provisions of such Pass Through Trust
    Agreements, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to such extent as shall be necessary to qualify or continue the qualification of such Pass Through Trust Agreement under the Trust Indenture Act or any similar federal statute enacted after the execution of such Pass Through Trust Agreement, and to add to such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility such provisions as may be expressly permitted by the Trust Indenture Act, and

  . to evidence and provide for the acceptance of appointment under such Pass
    Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility of a successor Trustee and to add or change any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility as shall be necessary to provide for or facilitate the administration of the Trusts under the Pass Through Trust Agreements by more than one Trustee.

   In each case, such modification or supplement does not adversely affect the status of the Trust as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of Subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), for U.S. federal income tax purposes. (Section 9.01).

   Each Pass Through Trust Agreement also contains provisions permitting the execution, with the consent of the holders of the Certificates of the related Trust evidencing fractional undivided interests aggregating not less than a majority in interest of such Trust, of amendments or supplements adding any provisions to or changing or eliminating any of the provisions of such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility to the extent applicable to such Certificateholders or of modifying the rights and obligations of such Certificateholders under such Pass Through Trust Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Note Purchase Agreement or any Liquidity Facility. No such amendment or supplement may, without the consent of the holder of each Certificate so affected thereby:

  . reduce in any manner the amount of, or delay the timing of, any receipt by the Trustee (or, with respect to the Deposits, the Receiptholders) of payments with respect to the Deposits, the Equipment Notes held in such Trust or distributions in respect of any Certificate related to such Trust, or change the date or place of any payment in respect of any Certificate, or make distributions payable in coin or currency other than that provided for in such Certificates, or impair the right of any Certificateholder of such Trust to institute suit for the enforcement of any such payment when due;

  . permit the disposition of any Equipment Note held in such Trust, except as provided in such Pass Through Trust Agreement, or otherwise deprive such Certificateholder of the benefit of the ownership of the applicable Equipment Notes;

  . alter the priority of distributions specified in the Intercreditor
    Agreement in a manner materially adverse to such Certificateholders;

  . reduce the percentage of the aggregate fractional undivided interests of the Trust provided for in such Pass Through Trust Agreement, the consent of the holders of which is required for any such supplemental trust agreement or for any waiver provided for in such Pass Through Trust Agreement; or

  . modify any of the provisions relating to the rights of the Certificateholders in respect of the waiver of Events of Default or receipt of payment.

   In the event that a Trustee, as holder (or beneficial owner through the Subordination Agent) of any Equipment Note in trust for the benefit of the Certificateholders of the relevant Trust or as Controlling Party under the Intercreditor Agreement, receives (directly or indirectly through the Subordination Agent) a request for a consent to any amendment, modification, waiver or supplement under any Indenture, any Participation Agreement, any Lease, any Equipment Note or any other related document, the Trustee shall forthwith send a notice of such proposed amendment, modification, waiver or supplement to each Certificateholder of the relevant Trust as of the date of such notice. The Trustee shall request from the Certificateholders a direction as to:

  . whether or not to take or refrain from taking (or direct the Subordination Agent to take or refrain from taking) any action which a holder of such Equipment Note or the Controlling Party has the option to direct,

  . whether or not to give or execute (or direct the Subordination Agent to give or execute) any waivers, consents, amendments, modifications or supplements as a holder of such Equipment Note or as Controlling Party, and

  . how to vote (or direct the Subordination Agent to vote) any Equipment
    Note if a vote has been called for with respect thereto.

   Provided such a request for Certificateholder direction shall have been made (in the case where the Certificateholders are entitled to direct the Trustee), in directing any action or casting any vote or giving any consent as the holder of any Equipment Note (or in directing the Subordination Agent in any of the foregoing):

  . other than as Controlling Party, the Trustee shall vote for or give consent to any such action with respect to such Equipment Note in the same proportion as that of (x) the aggregate face amount of all Certificates actually voted in favor of or for giving consent to such action by such direction of Certificateholders to (y) the aggregate face amount of all outstanding certificates of the relevant Trust, and

  . as the Controlling Party, the Trustee shall vote as directed in such Certificateholder direction by the Certificateholders evidencing fractional undivided interests aggregating not less than a majority in interest in the relevant Trust.

   For purposes of the immediately preceding sentence, a Certificate shall have been "actually voted" if the Certificateholder has delivered to the Trustee an instrument evidencing such Certificateholder's consent to such direction prior to two Business Days before the Trustee directs such action or casts such vote or gives such consent. Notwithstanding the foregoing, but subject to certain rights of the Certificateholders under the relevant Pass Through Trust Agreement and subject to the Intercreditor Agreement, the Trustee may, in its own discretion and at its own direction, consent and notify the relevant Loan Trustee of such consent (or direct the Subordination Agent to consent and notify the relevant Loan Trustee of such consent) to any amendment, modification, waiver or supplement under the relevant Indenture, Participation Agreement or Lease, any relevant Equipment Note or any other related document, if an Indenture Default under any Indenture shall have occurred and be continuing, or if such amendment, modification, waiver or supplement will not materially adversely affect the interests of the Certificateholders. (Section 10.01).


Termination of The Trusts

   The obligations of Midway, if any, and the Trustee with respect to a Trust will terminate upon the distribution to Certificateholders of such Trust of all amounts required to be distributed to them pursuant to the applicable Pass Through Trust Agreement and the disposition of all property held in such Trust. The Trustee will send to each Certificateholder of record of such Trust notice of the termination of such Trust, the amount of the proposed final payment and the proposed date for the distribution of such final payment for such Trust. The final distribution to any Certificateholder of such Trust will be made only upon surrender of such Certificateholder's Certificates at the office or agency of the applicable Trustee specified in such notice of termination. (Section 11.01).

The Trustee

   The Trustee for each Trust is Allfirst Bank. With certain exceptions, the Trustee makes no representations as to the validity or sufficiency of the Pass Through Trust Agreements, the Certificates, the Indentures or other related documents. (Sections 7.04 and 7.15) The Trustee makes no representations as to the validity or sufficiency of the Equipment Notes or the Leases. The Trustee of any Trust shall not be liable, with respect to the Certificates of such Trust, for any action taken or omitted to be taken by it in good faith in accordance with the direction of the holders of a majority in principal amount of outstanding Certificates of such Trust.

   Subject to certain provisions, the Trustee shall be under no obligation to exercise any of its rights or powers under any Pass Through Trust Agreement at the request of any holders of Certificates issued thereunder unless there shall have been offered to the Trustee reasonable indemnity or security. (Section 7.03(e)) Each Pass Through Trust Agreement provides that the Trustee in its individual or any other capacity may acquire and hold Certificates issued thereunder and, subject to certain conditions, may otherwise deal with Midway and any Owner Trustee with the same rights it would have if it were not the Trustee. (Section 7.05). The Trustee will not be personally liable to any holder of a Certificate for any amounts payable thereunder.

Book-Entry; Delivery and Form

 General

   The Exchange Certificates of each Trust will be represented by a single, permanent global Certificate, in definitive, fully registered form without interest coupons (the "Global Certificate") and will be deposited with the Trustee as custodian for DTC and registered in the name of a nominee of DTC.


   DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provision of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical transfer of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("Indirect Participants").

   Upon the issuance of the Global Certificate, DTC or its custodian will credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of persons who have accounts with DTC. Ownership of beneficial interests in the Global Certificate will be limited to persons who have accounts with DTC ("Participants") or persons who hold interests through Participants. Ownership of beneficial interests in the Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of Participants) and the records of participants (with respect to interests of persons other than Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities. Such limits and such laws may limit the market for beneficial interests in the Global Certificate.

   So long as DTC or its nominee is the registered owner or holder of the Global Certificate, DTC or such nominee, as the case may be, will be considered the sole record owner or holder of the Certificates represented by such Global Certificate for all purposes under the related Pass Through Trust Agreements. No beneficial owners of an interest in the Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Pass Through Trust Agreements and, if applicable, the Euroclear System or any successor thereto or Clearstream Banking, societe anonyme, or any successor thereto.

   Payments of the principal of, premium, if any, and interest on the Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither Midway, the Trustee, the Loan Trustee nor any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

   We expect that DTC or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of the Global Certificate will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the principal amount of such Global Certificate, as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

   Neither Midway, the Trustee, the Loan Trustee nor any Paying Agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

   The information contained herein concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

 Definitive Certificates

   Certificates will be issued in definitive, fully-registered form without interest coupons ("Definitive Certificates") to the Certificateholders or their nominees, rather than to DTC or its nominee, only if:

  . we advise the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and we are unable to locate a qualified successor within 90 days of receipt of such notice, or,

  . after the occurrence of certain events of default or other events specified in the Pass Through Trust Agreements, Certificateholders with fractional undivided interests aggregating not less than a majority in interest in such Trust advise the Trustee, Midway and DTC through DTC Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Certificateholders' best interests.

   Upon the occurrence of any event described in the immediately preceding paragraph, the Trustee will be required to notify all Certificateholders through DTC Participants of the availability of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and receipt of instructions for re-registration, the Trustee will reissue the Certificates as Definitive Certificates to Certificateholders.

   Distributions of principal, premium, if any, and interest with respect to Certificates will thereafter be made by the Trustee directly in accordance with the procedures set forth in the Pass Through Trust Agreements, to holders in whose names the Definitive Certificates were registered at the close of business on the applicable record date. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the Trustee. The final payment on any Certificate, however, will be made only upon presentation and surrender of such Certificate at the office or agency specified in the notice of final distribution to Certificateholders.

                   DESCRIPTION OF THE DEPOSIT AGREEMENTS

   The following summary describes the material terms of the Deposit Agreements. The provisions of the Deposit Agreements are substantially identical except as otherwise indicated. A copy of each Deposit Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

General

   Under the Escrow Agreements, the Escrow Agent with respect to each Trust entered into a separate Deposit Agreement (each, a "Deposit Agreement") with Allfirst Bank (the "Depositary") pursuant to which the Depositary established separate accounts in the name of the Escrow Agent (each such account, a "Deposit Account") into which the proceeds of the initial private sale of the Old Certificates of such Trust were deposited (each, a "Deposit") on behalf of such Escrow Agent, and from which the Escrow Agent, upon request from the Trustee of such Trust, will make withdrawals and into which such Trustee will make re-deposits during the Delivery Period.

   Pursuant to the Deposit Agreement with respect to each Trust, on each Regular Distribution Date the Depositary will pay to the Paying Agent on behalf of the applicable Escrow Agent, for distribution to the Certificateholders of such Trust, an amount equal to interest accrued on the Deposits relating to such Trust during the relevant interest period at a rate per annum equal to the interest rate applicable to the Certificates issued by such Trust.

   Upon each delivery of an Aircraft during the Delivery Period, the Trustee for each Trust will request the Escrow Agent relating to such Trust to withdraw from the Deposits relating to such Trust funds sufficient to enable the Trustee of such Trust to purchase the Equipment Note of the series applicable to such Trust issued with respect to such Aircraft. Accrued but unpaid interest on all such Deposits withdrawn will be paid on the next Regular Distribution Date. Any portion of any Deposit withdrawn which is not used to purchase such Equipment Note will be re-deposited by each Trustee into an account relating to the applicable Trust.

   The Deposits relating to each Trust and interest paid thereon will not be subject to the subordination provisions of the Intercreditor Agreement and will not be available to pay any other amount in respect of the Certificates.

Unused Deposits

   The Trustees' obligations to purchase the Equipment Notes issued with respect to each Aircraft are subject to satisfaction of certain conditions at the time of delivery, as set forth in the Note Purchase Agreement. See "Description of the Exchange Certificates--Obligation to Purchase Equipment Notes." Since the Aircraft are scheduled for delivery from time to time during the Delivery Period, no assurance can be given that all such conditions will be satisfied at the time of delivery for each Aircraft. Moreover, since the Aircraft will be newly manufactured, their delivery as scheduled is subject to delays in the manufacturing process and to the Aircraft manufacturer's right to postpone deliveries under its agreement with Midway. See "Description of the Aircraft and Appraisals--Deliveries of Aircraft." Depending on the circumstances of the financing of each Aircraft, the maximum aggregate principal amount of Equipment Notes may not be issued.

   If any funds remain as Deposits with respect to any Trust at the Delivery Period Termination Date (or, if earlier, upon the acquisition by the Trusts of the Equipment Notes with respect to all of the Aircraft, scheduled (or rescheduled) for delivery prior to the Delivery Period Termination Date) such funds will be withdrawn by the Escrow Agent and distributed, with accrued and unpaid interest thereon, to the Certificateholders of such Trust after at least 15 days' prior written notice. If unused Deposits distributed with respect to all of the Trusts exceed $3 million (the "Par Redemption Amount"), such distribution will include a premium on any excess unused Deposits above the Par Redemption Amount payable by Midway equal to the Deposit Make-Whole

Premium, provided that no premium shall be paid with respect to Deposits relating to Aircraft that are not or will not be delivered by the manufacturer prior to the Delivery Period Termination Date due to any reason not occasioned by Midway's fault or negligence (such Deposits, in the aggregate, the "Non-Delivery Redemption Amount").

   "Deposit Make-Whole Premium" means, with respect to the distribution of unused Deposits to holders of any Class of Certificates, as of any date of determination, an amount equal to the excess, if any, of

  .  the present value of the excess of

   (1) the scheduled payment of principal and interest to maturity of the related series of Equipment Notes, assuming the maximum principal amount thereof (the "Maximum Amount") minus the sum of (x) such Class of Certificates' proportionate share (in the same proportion that the amount of unused Deposits with respect to such Class of Certificates bears to the unused Deposits with respect to all Classes of Certificates) of the Par Redemption Amount (after deducting any Non-Delivery Redemption Amount) and (y) the portion of the Non-Delivery Redemption Amount attributable to such Class were issued, on each remaining Regular Distribution Date for such Class under the Assumed Amortization Schedule over

   (2) the scheduled payment of principal and interest to maturity of the Equipment Notes actually acquired by the Trustee for such Class on each such Regular Distribution Date, such present value computed by discounting such excess on a semiannual basis on each Regular Distribution Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield plus 300 basis points in the case of the Class A Certificates, 425 basis points in the case of the Class B Certificates and 515 basis points in the case of the Class C Certificates, over

  . the amount of such unused Deposits to be distributed to the holders of such Certificates, minus the sum of (x) such Class of Certificates' proportionate share of the Par Redemption Amount and (y) the portion of the Non-Delivery Redemption Amount attributable to such Class, plus accrued and unpaid interest on such net amount to but excluding the date of determination from and including the preceding Regular Distribution Date (or, if such date of determination precedes the first Regular Distribution Date, the date of issuance of the Certificates).

Distribution Upon Occurrence of Triggering Event

   If a Triggering Event shall occur prior to the Delivery Period Termination Date, the Escrow Agent for each Trust will withdraw any funds then held as Deposits with respect to such Trust and cause such funds, with accrued and unpaid interest thereon but without any premium, to be distributed to the Certificateholders of such Trust by the Paying Agent on behalf of the Escrow Agent, after at least fifteen (15) days' prior written notice. Accordingly, if a Triggering Event occurs prior to the Delivery Period Termination Date, the Trusts will not acquire Equipment Notes issued with respect to Aircraft delivered after the occurrence of such Triggering Event.

Depositary

   Allfirst Bank is acting as the Depositary. The Depositary's address is 25 South Charles Street, Mail Code 101-591, Baltimore, Maryland 21201 Attention:
Corporate Trust Department, telephone (410) 244-4626, facsimile (410) 244-4236.


   Allfirst Bank (formerly The First National Bank of Maryland) is a Maryland state-chartered commercial bank with trust powers. Allfirst Bank commenced operations in Baltimore, Maryland on July 10, 1865 and is a successor to a Maryland banking institution founded in 1806.

   At December 31, 2000, Allfirst Bank had assets of $17.2 billion, net loans of $10.8 billion, and deposits of $12.4 billion, and was the largest bank headquartered in Maryland. Allfirst Bank operates over 260 full-service branch offices and over 581 ATMs in Maryland, Pennsylvania, Washington, D.C., Delaware and Northern Virginia.

   Allfirst Financial Inc. (formerly First Maryland Bancorp), the parent company, is incorporated under the laws of Delaware and is registered as a bank holding company under the Bank Holding Company Act of 1956. Its principal subsidiary is Allfirst Bank, the assets of which accounted for approximately 93.21% of Allfirst Financial Inc.'s consolidated total assets at December 31, 2000. Allfirst Financial Inc. is a subsidiary of Allied Irish Banks, p.l.c., whose securities are traded on the London, Dublin and New York stock exchanges. Allied Irish Banks, p.l.c. is the largest banking corporation organized under the laws of Ireland based upon total assets. Under United States generally accepted accounting principles, Allied Irish Banks, p.l.c. and its subsidiaries had total assets of approximately $74.149 billion at December 31, 2000.

   The current ratings of Allfirst Bank are as follows:

                                                      Moody's Standard & Poor's
                                                      ------- -----------------
   Short Term Deposits and Letters of Credit: .......   P-1          A-1
   Long Term Deposits and Letters of Credit:.........   A-1            A

   Allfirst Bank files quarterly reports called "Consolidated Reports of Condition and Income for a Bank with Domestic and Foreign Offices" ("Call Reports") with the Federal Deposit Insurance Corporation. The Call Reports are publicly available at the Federal Deposit Insurance Corporation, 550 17th Street, N.W., Washington, D.C. 20429. Each Call Report consists of a balance sheet, income statement, changes in equity capital and other supporting schedules as of the end of the period to which the report relates. The Call Reports are prepared substantially in accordance with generally accepted accounting principles. While the Call Reports are supervisory and regulatory documents, not primarily accounting documents, and do not provide a complete range of financial disclosures about Allfirst Bank, they nevertheless provide important information concerning the financial condition of Allfirst Bank.

   In addition, financial information regarding Allfirst Financial Inc. is contained in its Annual Report on Form 10-K and the Quarterly Reports on Form 10-Q as filed by Allfirst Financial Inc. with the SEC pursuant to the Exchange Act. Copies of these reports are available from the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549 or over the Internet on the SEC's website at http://www.sec.gov.

   Any of the above reports are available upon request, without charge, by writing to Richard C. Cumbers, Vice President, Allfirst Financial Inc., 25 South Charles Street, MS109-600, Baltimore, Maryland 21201 (telephone number:
(410) 244-4000).

   The descriptions of Allfirst Bank, Allfirst Financial Inc. and Allied Irish Banks, p.l.c. above have been provided by the respective parties. None of Allfirst Bank, Allfirst Financial Inc. or Allied Irish Banks, p.l.c., however, has been involved in the preparation of or accepts responsibility for this prospectus.

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                   DESCRIPTION OF THE ESCROW AGREEMENTS

   The following summary describes the material terms of the Escrow Agreements. The provisions of the Escrow Agreements are substantially identical except as otherwise indicated. A copy of each Escrow Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

   First Union Trust Company, National Association, as escrow agent for each Trust (each the "Escrow Agent"), each Paying Agent, each Trustee and the Placement Agents has entered into a separate Escrow and Paying Agent Agreement (each, an "Escrow Agreement") for the benefit of the Certificateholders of each Trust as holders of the Escrow Receipts affixed thereto (in such capacity, a "Receiptholder"). The cash proceeds of the initial private sale of the Old Certificates of each Trust were deposited on behalf of the Escrow Agent (for the benefit of Receiptholders) with the Depositary as Deposits relating to such Trust.

   The Escrow Agent of each Trust was given irrevocable instructions (1) to permit the Trustee of such Trust to cause funds to be withdrawn from such Deposits on or prior to the Delivery Period Termination Date for the purpose of enabling such Trustee to purchase Equipment Notes on and subject to the terms and conditions of the Note Purchase Agreement and (2) to direct the Depositary to pay interest on the Deposits accrued in accordance with the Deposit Agreement to the Paying Agent for distribution to the Receiptholders.

   Each Escrow Agreement requires that the Paying Agent establish and maintain, for the benefit of the related Receiptholders, one or more Paying Agent Account(s), which shall be non-interest-bearing. Pursuant to the terms of the Escrow Agreement, the Paying Agent is required to deposit interest on Deposits relating to each Trust and any unused Deposits withdrawn by the Escrow Agent in the Paying Agent Account. All amounts so deposited will be distributed by the Paying Agent on a Regular Distribution Date or Special Distribution Date, as appropriate.

   Upon receipt by the Depositary on behalf of the Escrow Agent of the cash proceeds from the initial private sale of the Old Certificates as described above, the Escrow Agent issued one or more escrow receipts ("Escrow Receipts") which were affixed by the relevant Trustee to each Old Certificate. Each Escrow Receipt evidences a fractional undivided interest in amounts from time to time deposited into the Paying Agent Account and is limited in recourse to amounts deposited into such Account. An Escrow Receipt may not be assigned or transferred except in connection with the assignment or transfer of the Certificate to which it is affixed. Each Escrow Receipt will be registered by the Escrow Agent in the same name and manner as the Certificate to which it is affixed.

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                  DESCRIPTION OF THE LIQUIDITY FACILITIES

   The following summary describes the material terms of the Liquidity Facilities and of the Intercreditor Agreement relating to the Liquidity Facilities. The provisions of the Liquidity Facilities are substantially identical except as otherwise indicated. Each of the Liquidity Facilities has been filed as an exhibit to the registration statement of which this prospectus is a part.

General

   The Liquidity Provider has entered into a separate revolving credit agreement with the Subordination Agent (each, a "Liquidity Facility") with respect to the Certificates of each Trust pursuant to which the Liquidity Provider will make one or more advances to the Subordination Agent that will be used solely to pay interest on such Certificates when due, subject to certain limitations. The Liquidity Facility for each Trust is intended to enhance the likelihood of timely receipt by the Certificateholders of the interest payable on the Certificates of that Trust at their Stated Interest Rate on up to three consecutive semiannual Regular Distribution Dates. If interest payment defaults occur which exceed the amount covered by or available under the Liquidity Facility for a Trust, the Certificateholders of that Trust will bear their allocable share of the deficiencies to the extent that there are no other sources of funds.

   Although Morgan Stanley Capital Services Inc. ("MSCS") is the initial Liquidity Provider for each Trust, MSCS may be replaced by one or more other entities with respect to the Trusts under certain circumstances. Therefore, the liquidity providers may differ. The obligations of MSCS to make advances under the Liquidity Facilities are fully and unconditionally guaranteed by its parent company, Morgan Stanley Dean Witter & Co. ("MSDW").

Drawings

   The aggregate amount available under the Liquidity Facilities for each Trust at October 1, 2001, the first Regular Distribution Date that occurs after all the Aircraft are scheduled to have been delivered, assuming that Equipment Notes in the maximum principal amount with respect to all Aircraft are acquired by the Trusts, that all interest and principal due on or prior to October 1, 2001, is paid, and that the Exchange Offer is consummated before October 1, 2001 will be $16,580,073.94, $7,684,556.13, and $2,418,829.12, respectively.


   Except as otherwise provided below, the Liquidity Facility for each Trust enables the Subordination Agent to make interest drawings ("Interest Drawings") thereunder on any Regular Distribution Date to pay interest then due and payable on the Certificates of such Trust at the Stated Interest Rate for such Trust to the extent that the amount, if any, available to the Subordination Agent on such Regular Distribution Date is not sufficient to pay such interest. The maximum amount available to be drawn under a Liquidity Facility with respect to any Trust on any Regular Distribution Date to fund any shortfall of interest on Certificates of such Trust will not exceed the then Maximum Available Commitment under such Liquidity Facility.

   "Maximum Available Commitment" at any time under each Liquidity Facility is an amount equal to the then Required Amount of such Liquidity Facility less the aggregate amount of each Interest Drawing outstanding under such Liquidity Facility at such time, provided that following a Downgrade Drawing, a Final Drawing or a Non-Extension Drawing under a Liquidity Facility, the Maximum Available Commitment under such Liquidity Facility will be zero.

   "Required Amount" means, for any day and with respect to any Trust, the sum of the aggregate amount of interest, calculated at the Stated Interest Rate applicable to the Certificates issued by such Trust, that would be payable on such Certificates on each of the three successive semiannual Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding

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two Regular Distribution Dates, in each case calculated based on the Pool
Balance for such Class on such day and without regard to expected future payments of principal on such Certificates.

   The Liquidity Facility for any Class of Certificates does not provide for drawings thereunder to pay for principal of or premium on the Certificates of such Class or any interest on the Certificates of such Class in excess of the Stated Interest Rate for such Class or more than three semiannual installments of interest thereon or principal of or interest or premium on the Certificates of any other Class. (Liquidity Facilities, Section 2.2; Intercreditor Agreement, Section 3.6) In addition, the Liquidity Facility with respect to each Trust does not provide for drawings thereunder to pay any amounts payable with respect to the Deposits relating to such Trust.

   Each payment by the Liquidity Provider will reduce by the same amount the Maximum Available Commitment under such Liquidity Facility, subject to reinstatement as hereinafter described. With respect to any Interest Drawings under a Liquidity Facility, upon reimbursement of the Liquidity Provider in full for the amount of such Interest Drawings plus interest thereon, the Maximum Available Commitment under such Liquidity Facility shall be reinstated to an amount not to exceed the then Required Amount of such Liquidity Facility; provided, however, that such Liquidity Facility shall not be so reinstated at any time after:

  . a Liquidity Event of Default has occurred and is continuing and

  . less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes (Liquidity Facilities,
    Section 2.02(a)).

   With respect to any other drawings under such Liquidity Facility, amounts available to be drawn thereunder are not subject to reinstatement. Following the reduction of the Pool Balance for the applicable Trust, the Maximum Commitment of the Liquidity Facility for such Trust will be automatically reduced from time to time to an amount equal to the Required Amount for such Trust. (Liquidity Facilities, Section 2.04(a)).

   "Performing Equipment Note" means an Equipment Note issued pursuant to an Indenture with respect to which no payment default has occurred and is continuing (without giving effect to any acceleration); provided that if a bankruptcy proceeding is commenced involving Midway under the U.S. Bankruptcy Code, any payment default existing during the 60-day period under Section 1110(a)(2)(A) of the U.S. Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the U.S. Bankruptcy Code) (the "Section 1110 Period") will not be taken into consideration, unless during the Section 1110 Period the trustee in such proceeding or Midway:

  . fails to agree pursuant to Section 1110 of the U.S. Bankruptcy Code to perform its obligations under the Lease related to such Equipment Note (in the case of a Leased Aircraft) or under the Owned Aircraft Indenture related to such Equipment Note (in the case of an Owned Aircraft), or


  . does not cure any such payment default under Section 1110(a)(2)(B) of the U.S. Bankruptcy Code before the expiration of the period applicable thereto as specified in such Section 1110(a)(2)(B). (Intercreditor Agreement, Section 1.1).

Replacement of Liquidity Facilities

   If at any time:

  . the short-term unsecured debt rating of the Liquidity Provider for any Trust or, if applicable, of any guarantor of the obligations of a Liquidity Provider then issued by either Rating Agency is lower than the Threshold Rating applicable to such Trust, or

  . any guarantee of a Liquidity Provider's obligations under the relevant
    Liquidity Facilities becomes invalid or unenforceable,

then the Liquidity Facility provided by such Liquidity Provider may be replaced by a Replacement Facility. If such Liquidity Facility is not replaced with a Replacement Facility within 10 days after notice of the

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


downgrading or such guarantee becoming invalid or unenforceable and as otherwise provided in the Intercreditor Agreement, the Subordination Agent will draw the then Maximum Available Commitment under such Liquidity Facility (the "Downgrade Drawing"). The Subordination Agent will deposit the proceeds of any Downgrade Drawing in a cash collateral account (the "Cash Collateral Account") for such Class of Certificates and will use these proceeds for the same purposes and under the same circumstances and subject to the same conditions as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(c); Intercreditor Agreement, Section 3.6(c)).

   A "Replacement Liquidity Facility" for any Liquidity Facility means an irrevocable liquidity facility (or liquidity facilities) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit) as will permit the Rating Agencies to confirm in writing their respective ratings then in effect for the Certificates (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider), in a face amount (or in an aggregate face amount) equal to the amount of interest payable on the Certificates of such Trust (at the Stated Interest Rate for such Trust, and without regard to expected future principal payments) on the three Regular Distribution Dates following the date of replacement of such Liquidity Facility and issued by a person (or persons) having unsecured short-term debt ratings issued by both Rating Agencies that are equal to or higher than the Threshold Rating for the relevant Class. (Intercreditor Agreement, Section 1.1). The provider of any Replacement Facility will have the same rights (including, without limitation, priority distribution rights and rights as "Controlling Party") under the Intercreditor Agreement as the replaced initial Liquidity Provider.

   "Threshold Rating" means the short-term unsecured debt rating of P-1 by Moody's Investors Service, Inc. ("Moody's") and A-1 by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies Inc. ("Standard & Poor's", and together with Moody's, the "Rating Agencies"), in the case of the Liquidity Provider for each Trust.

   The Liquidity Facility for each Trust provides that the relevant Liquidity Provider's obligations thereunder will expire on the earliest of:

  . 364 days after the Issuance Date,

  . the date on which the Subordination Agent delivers to such Liquidity
    Provider a certification that all of the Certificates of such Trust have been paid in full,

  . the date on which the Subordination Agent delivers to such Liquidity
    Provider a certification that a Replacement Liquidity Facility has been substituted for such Liquidity Facility,

  . the fifth Business Day following receipt by the Subordination Agent of a Termination Notice from such Liquidity Provider (see "--Liquidity Events of Default"),

  . the date on which no amount is or may (by reason of reinstatement) become available for drawing under such Liquidity Facility, and

  . the date on which the Liquidity Provider honors a Downgrade Drawing, a Non-Extension Drawing or a Final Drawing. (Liquidity Facilities, Sections
    1.01 and 2.04(b)).

   Each Liquidity Facility provides that the scheduled expiration date thereof may be extended for additional 364-day periods by mutual agreement.

   The Intercreditor Agreement provides for the replacement of any Liquidity Facility for any Trust if it is scheduled to expire earlier than 15 days after the Final Legal Distribution Date for the Certificates of such Trust if such Liquidity Facility is not extended at least 25 days prior to its then scheduled expiration date. If such Liquidity Facility is not so extended or replaced by the 25th day prior to its then scheduled expiration date, the Subordination Agent will draw its then Maximum Available Commitment (the "Non-Extension

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Drawing"). The Subordination Agent will deposit the proceeds of the Non-
Extension Drawing in the Cash Collateral Account for the related Class of Certificates as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(b); Intercreditor Agreement, Section 3.6(d)).

   Subject to certain limitations, Midway may, at its option, arrange for a Replacement Liquidity Facility at any time to replace any Liquidity Facility for any Trust (including without limitation any Replacement Liquidity Facility described in the following sentence). In addition, any Liquidity Provider may, at its option, arrange for a Replacement Liquidity Facility to replace a non-extended Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then scheduled expiration date of such Liquidity Facility. (Intercreditor Agreement, Section 3.6(c) and (e)). If any Replacement Liquidity Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the funds with respect to such Liquidity Facility on deposit in the Cash Collateral Account for such Trust will be returned to the Liquidity Provider being replaced. (Intercreditor Agreement, Section 3.6(f)).

   Upon receipt by the Subordination Agent of a Termination Notice with respect to any Liquidity Facility from the applicable Liquidity Provider, the Subordination Agent will request a final drawing ("Final Drawing") under such Liquidity Facility in an amount equal to the then Maximum Available Commitment thereunder. The Subordination Agent will hold the proceeds of such Final Drawing in the Cash Collateral Account for the related Trust as cash collateral to be used for the same purposes and under the same circumstances, and subject to the same conditions, as cash payments of Interest Drawings under such Liquidity Facility would be used. (Liquidity Facilities, Section 2.02(d); Intercreditor Agreement, Section 3.6(i)).

Reimbursement of Drawings

   The Subordination Agent must reimburse amounts drawn under any Liquidity Facility by reason of an Interest Drawing, Final Drawing, Downgrade Drawing or Non-Extension Drawing and interest thereon, but only to the extent that the Subordination Agent has funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of Intercreditor Agreement--Priority of Distributions."

 Interest Drawings and Final Drawings

   Amounts drawn by reason of an Interest Drawing or Final Drawing will be immediately due and payable, together with interest on the amount of such drawing. From the date of each such drawing to (but excluding) the third Business Day thereafter, interest will accrue at the Base Rate plus 2.25% per annum. Thereafter, interest will accrue at LIBOR for the applicable interest period plus 2.25% per annum. In the case of the Final Drawing, however, the Subordination Agent may (x) convert the Final Drawing into a drawing bearing interest at the Base Rate plus 2.25% per annum on the last day of an Interest Period for such Drawing or (y) elect to maintain the Final Drawing as a drawing bearing interest at Base Rate plus 2.25% per annum from the date of the Final Drawing.

   "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum is at all times equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business
Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the applicable Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus
(b) one-quarter of one percent ( 1/4 of 1%) per annum.

   "LIBOR" means, with respect to any interest period:


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  .  the rate per annum appearing on display page 3750 (British Bankers
     Association--LIBOR) of the Dow Jones Markets Service (or any successor or substitute therefor) at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period, as the rate for dollar deposits with a maturity comparable to such interest period, or

  . if the rate calculated pursuant to the preceding bullet point is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant interest period by three banks of recognized standing selected by the applicable Liquidity Provider in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such interest period in an amount approximately equal to the principal amount of the advance to which such interest period is to apply and for a period comparable to such interest period.


 Downgrade Drawings and Non-Extension Drawings

   The amount drawn under any Liquidity Facility by reason of a Downgrade Drawing or a Non-Extension Drawing will be treated as follows:

  . Such amount will be released on any Distribution Date to the applicable Liquidity Provider to the extent that such amount exceeds the Required Amount.

  . Any portion of such amount withdrawn from the Cash Collateral Account for such Certificates to pay interest on such Certificates will be treated in the same way as Interest Drawings.

  . The balance of such amount will be invested in Eligible Investments (as defined in the Intercreditor Agreement).

   A Downgrade Drawing or Non-Extension Drawing under each Liquidity Facility, other than any portion thereof applied to the payment of interest on the Certificates of the applicable Class will bear interest at (x) the greater of
(A) an amount equal to the earnings, if any, plus 0.50% per annum on funds on deposit in the Cash Collateral Account for such Class for the relevant interest period and (B) interest on the outstanding amount from time to time of such Downgrade Drawing or Non-Extension Drawing, (1) at the Base Rate plus 0.50% per annum with respect to the period from the date of such drawing to (but excluding) the third Business Day following the applicable Liquidity Provider's receipt of the notice of such drawing, (2) thereafter subject to clause (y) below, at a rate equal to LIBOR for the applicable interest period plus 0.50% per annum, and (y) from and after the date, if any, on which it is converted into a Final Drawing as described below under "--Liquidity Events of Default", at a rate equal to LIBOR for the applicable Interest Period (or, as described in the fourth preceding paragraph, the Base Rate) plus 2.25% per annum. (Liquidity Facilities, Sections 2.06 and 3.07).

Liquidity Events of Default

   Events of Default under each Liquidity Facility (each, a "Liquidity Event of Default") will consist of:

  .  The acceleration of all the Equipment Notes.

  . Certain bankruptcy or similar events involving Midway. (Liquidity Facilities, Section 1.01)

   If (1) a Liquidity Event of Default under any Liquidity Facility shall have occurred and be continuing and (2) less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes, the applicable Liquidity Provider may, in its discretion, give a notice of termination of such Liquidity Facility (a "Termination Notice"). The Termination Notice will have the following consequences:

  . The related Liquidity Facility will expire on the fifth Business Day after the date on which such Termination Notice is received by the Subordination Agent.

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  .  The Subordination Agent will promptly request, and the applicable
     Liquidity Provider will make, a Final Drawing thereunder in an amount equal to the then Maximum Available Commitment thereunder.

  . Any Drawing remaining unreimbursed as of the date of termination will be automatically converted into a Final Drawing under such Liquidity Facility.

  . All amounts owing to the applicable Liquidity Provider automatically will be accelerated.

   Notwithstanding the foregoing, the Subordination Agent will be obligated to pay amounts owing to the applicable Liquidity Provider only to the extent of funds available therefor after giving effect to the payments in accordance with the provisions set forth under "Description of the Intercreditor Agreement-- Priority of Distributions." (Liquidity Facilities, Section 6.01). Upon the circumstances described below under "Description of the Intercreditor Agreement--Intercreditor Rights--Controlling Party," a Liquidity Provider may become the Controlling Party with respect to the exercise of remedies under the Indentures. (Intercreditor Agreement, Section 2.6(c)).

Liquidity Provider

   The initial liquidity provider for the Class A Trust, the Class B Trust and the Class C Trust is MSCS (including any replacement therefor, the "Liquidity Provider"). MSCS, a subsidiary of MSDW, commenced operation in August 1985 and was established to conduct, primarily as principal, an interest rate, currency and equity derivatives products business. MSCS also engages in a variety of other related transactions.

   MSDW, the guarantor of MSCS' obligations under its Liquidity Facilities, is a global financial services firm. MSDW has long-term unsecured debt ratings of Aa3 from Moody's and A+ from Standard & Poor's and short-term unsecured debt ratings of P-1 from Moody's and A-1 from Standard & Poor's. MSDW files reports, proxy statements and other information with the SEC pursuant to the information requirements of the Exchange Act. Such information can be inspected and copied at the public reference facilities of the SEC, or electronically accessed through the Internet.

   The descriptions of MSCS and MSDW above have been provided by the respective parties. None of MSCS or MSDW, however, has been involved in the preparation of or accepts responsibility for this prospectus. Morgan Stanley & Co. Incorporated, a subsidiary of MSDW and an affiliate of MSCS, acted as a Placement Agent for the Old Certificates.

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                DESCRIPTION OF THE INTERCREDITOR AGREEMENT

   The following summary describes the material provisions of the Intercreditor Agreement. The Intercreditor Agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Intercreditor Rights

 Controlling Party

   With respect to any Indenture at any given time, the Trustee and the Liquidity Provider have agreed that the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action under such Indenture or with respect to the Equipment Notes issued under such Indenture, by the holders of at least a majority of the outstanding principal amount of the Equipment Notes issued under such Indenture, so long as no Indenture Default (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant) has occurred and is continuing under such Indenture. For so long as the Subordination Agent is the registered holder of the Equipment Notes, the Subordination Agent will act with respect to the preceding sentence in accordance with the directions of the Trustees for whom the Equipment Notes issued under such Indenture are held as Trust Property, to the extent constituting, in the aggregate, directions with respect to the required principal amount of Equipment Notes.

   At any time an Indenture Default has occurred and is continuing under an Indenture (which, with respect to Leased Aircraft, has not been cured by the applicable Owner Trustee or Owner Participant), the Loan Trustee under such Indenture will be directed in taking, or refraining from taking, any action thereunder or with respect to the Equipment Notes issued under the related Indenture, including acceleration of such Equipment Notes or foreclosing the lien on the related Aircraft, by the Controlling Party, subject to the limitations described below. (Intercreditor Agreement, Section 2.6(a)). Notwithstanding the foregoing, no amendment, modification, consent or waiver will, without the consent of each Liquidity Provider, reduce the amount of rent, supplemental rent or termination values payable by Midway under any Lease or reduce the amount of principal or interest payable by Midway under any Equipment Note issued under any Owned Aircraft Indenture. (Intercreditor Agreement, Section 9.1(b)) See "Description of the Exchange Certificates-- Indenture Defaults and Certain Rights Upon an Indenture Default" for a description of the rights of the Certificateholders of each Trust to direct the respective Trustees.

   The "Controlling Party" will be:

  . The Class A Trustee until payment of Final Distributions to holders of Class A Certificates; and thereafter,

  . The Class B Trustee until payment of Final Distributions to the holders of Class B Certificates; and thereafter,

  .  The Class C Trustee; and

  . Under certain circumstances, and notwithstanding the foregoing, the Liquidity Provider with the highest outstanding amount of unreimbursed Liquidity Obligations as discussed in the next paragraph. (Intercreditor Agreement, Section 2.6(c)).

   At any time after 18 months from the earliest to occur of (x) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and any amount remains unreimbursed, (y) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from the relevant Cash Collateral Account to pay interest on the relevant Class of Certificates and remains unreimbursed and (z) the date on which all Equipment Notes have been accelerated, the Liquidity Provider with the highest outstanding amount

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


of unreimbursed Liquidity Obligations (so long as such Liquidity Provider has not defaulted in its obligation to make any advance under any Liquidity Facility) will have the right to become the Controlling Party with respect to any Indenture.

   For purposes of giving effect to the rights of the Controlling Party, the Trustees (other than the Controlling Party) will irrevocably agree, and the Certificateholders (other than the Certificateholders represented by the Controlling Party) will be deemed to agree by virtue of their purchase of Certificates, that the Subordination Agent, as record holder of the Equipment Notes, will exercise its voting rights in respect of the Equipment Notes as directed by the Controlling Party. (Intercreditor Agreement, Section 2.6(b)). For a description of certain limitations on the Controlling Party's rights to exercise remedies, see "Description of the Equipment Notes--Remedies".

   "Final Distributions" means, with respect to the Certificates of any Trust on any Distribution Date, the sum of (x) the aggregate amount of all accrued and unpaid interest on such Certificates (excluding interest payable, if any, on the Deposits relating to such Trust) and (y) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement). For purposes of calculating Final Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of such Final Distributions. (Intercreditor Agreement, Section 1.1).

 Sale of Equipment Notes or Aircraft

   Upon the occurrence and during the continuation of any Indenture Default under any Indenture, the Controlling Party will be entitled to accelerate and, subject to the provisions of the immediately following sentence, sell all (but not less than all) of the Equipment Notes issued under such Indenture to any person. So long as any Certificates are outstanding, during nine months after the earlier of (x) the acceleration of the Equipment Notes under any Indenture or (y) the bankruptcy or insolvency of Midway, without the consent of each Trustee, no Aircraft subject to the lien of such Indenture or such Equipment Notes may be sold, if the net proceeds from such sale would be less than the Minimum Sale Price for such Aircraft or such Equipment Notes.

   In addition, with respect to any Leased Aircraft, the amount and payment dates of rentals payable by Midway under the Lease for such Leased Aircraft may not be adjusted, if, as a result of such adjustment, the discounted present value of all such rentals would be less than 75% of the discounted present value of the rentals payable by Midway under such Lease before giving effect to such adjustment, in each case, discounted using the weighted average interest rate of the Equipment Notes outstanding under such Indenture.

   "Minimum Sale Price" means, with respect to any Aircraft or the Equipment Notes issued in respect of such Aircraft, at any time, the lesser of (x) 75% of the Appraised Current Market Value of such Aircraft and (y) the aggregate outstanding principal amount of such Equipment Notes, plus accrued and unpaid interest thereon.

Priority of Distributions

 Before A Triggering Event

   So long as no Triggering Event has occurred, the payments in respect of the Equipment Notes and certain other payments received on any Distribution Date will be promptly distributed by the Subordination Agent on such Distribution Date in the following order of priority:

  . to the Liquidity Provider to the extent required to pay the Liquidity
    Expenses;

  . to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

  . (1) subject to the provisions of clause (2), to the Liquidity Provider to the extent required to pay or reimburse the Liquidity Provider for the Liquidity Obligations (other than amounts payable pursuant to the two preceding clauses) and/or, (2) if applicable, to replenish each Cash Collateral Account up to the Required Amount;

  . to the Class A Trustee to the extent required to pay Expected
    Distributions on the Class A Certificates;

  . to the Class B Trustee to the extent required to pay Expected
    Distributions on the Class B Certificates;

  . to the Class C Trustee to the extent required to pay Expected
    Distributions on the Class C Certificates; and

  . to the Subordination Agent and each Trustee for the payment of certain fees and expenses.

   "Liquidity Expenses" means all amounts owing to the Liquidity Providers under the Liquidity Facilities or certain other agreements other than any interest accrued thereon or the principal amount of any drawing under the Liquidity Facilities.

   "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Providers under the Liquidity Facilities or certain other agreements.

   "Expected Distributions" means, with respect to the Certificates of any Trust on any Distribution Date (the "Current Distribution Date"), the sum of
(1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the difference between:

  . the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust); and

  . the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that:

   (1) the principal of the Equipment Notes held in such Trust has been paid when due (whether at stated maturity, upon redemption, prepayment, purchase, acceleration or otherwise) and such payments have been distributed to the holders of such Certificates, and

   (2) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust). (Intercreditor Agreement, Section 1.1).

   For purposes of calculating Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) shall be added to the amount of such Expected Distributions.

 After a Triggering Event

   Subject to the terms of the Intercreditor Agreement, upon the occurrence of a Triggering Event and at all times thereafter, all funds received by the Subordination Agent in respect of the Equipment Notes and certain other payments will be promptly distributed by the Subordination Agent in the following order of priority:

  . to the Subordination Agent, any Trustee, any Paying Agent, any Certificateholder and the Liquidity Provider to the extent required to pay certain out-of-pocket costs and expenses actually incurred by the Subordination Agent, any Trustee or any Paying Agent or to reimburse any Certificateholder or the Liquidity Provider in respect of payments made to the Subordination Agent or any Trustee in connection with the protection or realization of the value of the Equipment Notes or any Trust Indenture Estate (collectively, the "Administration Expenses");


  . to the Liquidity Provider to the extent required to pay the Liquidity Expenses;

  . to the Liquidity Provider to the extent required to pay interest accrued on the Liquidity Obligations;

  . (1) subject to the provisions of clause (2), to the Liquidity Provider to the extent required to pay the outstanding amount of all Liquidity Obligations and/or, (2) if applicable with respect to any particular Liquidity Facility, to replenish the Cash Collateral Account with respect to such Liquidity Facility up to the Required Amount for the related Class of Certificates (less the amount of any repayments of Interest Drawings under such Liquidity Facility while sub-clause (x) of this clause is applicable) unless, in the case of this clause (2), (x) less than 65% of the aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes and a Liquidity Event of Default has occurred and is continuing under such Liquidity Facility or
     (y) a Final Drawing has occurred under such Liquidity Facility;

  . to the Subordination Agent, any Trustee or any Certificateholder to the extent required to pay certain fees, taxes, charges and other amounts payable;

  . to the Class A Trustee to the extent required to pay Adjusted Expected Distributions on the Class A Certificates;

  . to the Class B Trustee to the extent required to pay Adjusted Expected Distributions on the Class B Certificates; and

  . to the Class C Trustee to the extent required to pay Adjusted Expected Distributions on the Class C Certificates.

   "Adjusted Expected Distributions" means, with respect to the Certificates of any Trust on any Current Distribution Date, the sum of (1) accrued and unpaid interest on such Certificates (excluding interest, if any, payable with respect to the Deposits relating to such Trust) and (2) the greater of:

  . the difference between (x) the Pool Balance of such Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust) and (y) the Pool Balance of such Certificates as of the Current Distribution Date calculated on the basis that:

   (1) the principal of the Non-Performing Equipment Notes held in such Trust has been paid in full and such payments have been distributed to the holders of such Certificates,

   (2) the principal of the Performing Equipment Notes held in such Trust has been paid when due (but without giving effect to any acceleration of Performing Equipment Notes except to the extent monies are received as a result of such acceleration) and such payments have been distributed to the holders of such Certificates, and

   (3) the principal of any Equipment Notes formerly held in such Trust that have been sold has been paid in full and such payments have been distributed to the holders of such Certificates, but without giving effect to any reduction in the Pool Balance as a result of any distribution attributable to Deposits occurring after the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, occurring after the initial issuance of the Certificates of such Trust),

   and

  .  the amount of the excess, if any, of:

   (1) the Pool Balance of such Class of Certificates as of the immediately preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate face amount of the Certificates of such Trust), less the amount of the Deposits for such Class of Certificates as of such preceding Distribution Date (or, if the Current Distribution Date is the first Distribution Date, the original aggregate amount of the Deposits for such Class of Certificates) other than any portion of such Deposits thereafter used to acquire Equipment Notes pursuant to the Note Purchase Agreement, over

   (2) the Aggregate LTV Collateral Amount for such Class of Certificates for the Current Distribution Date;

provided that, until the date of the initial LTV Appraisals for all of the Aircraft, the first bullet point above will not apply.

   For purposes of calculating Expected Distributions or Adjusted Expected Distributions with respect to the Certificates of any Trust, any premium paid on the Equipment Notes held in such Trust that has not been distributed to the Certificateholders of such Trust (other than such premium or a portion thereof applied to the payment of interest on the Certificates of such Trust or the reduction of the Pool Balance of such Trust) will be added to the amount of Expected Distributions or Adjusted Expected Distributions.

   "Aggregate LTV Collateral Amount" for any Class of Certificates for any Distribution Date means (1) the sum of the applicable LTV Collateral Amounts for each Aircraft, minus (2) the Pool Balance for each Class of Certificates, if any, senior to such Class, after giving effect to any distribution of principal on such Distribution Date with respect to such senior Class or Classes.

   "LTV Collateral Amount" of any Aircraft for any Class of Certificates means, as of any Distribution Date, the lesser of (1) the LTV Ratio for such Class of Certificates multiplied by the Appraised Current Market Value of such Aircraft (or with respect to any such Aircraft which has suffered an Event of Loss under and as defined in the relevant Lease, in the case of a Leased Aircraft, or relevant Indenture, in the case of an Owned Aircraft, the amount of the insurance proceeds paid to the related Loan Trustee in respect thereof to the extent then held by such Loan Trustee (and/or on deposit in the Special Payments Account) or payable to such Loan Trustee in respect thereof) and (2) the outstanding principal amount of the Equipment Notes secured by such Aircraft after giving effect to any principal payments of such Equipment Notes on or before such Distribution Date.

   "LTV Ratio" means for the Class A Certificates 42%, for the Class B Certificates 56% and for the Class C Certificates 63%.

   "Appraised Current Market Value" of any Aircraft means the lower of the average and the median of the most recent three LTV Appraisals of such Aircraft.

   After a Triggering Event occurs and any Equipment Note becomes a Non-Performing Equipment Note, the Subordination Agent will obtain LTV Appraisals of the Aircraft securing such Equipment Note as soon as practicable and additional LTV Appraisals on or prior to each anniversary of the date of such initial LTV Appraisals; provided that if the Controlling Party reasonably objects to the appraised value of the Aircraft shown in such LTV Appraisals, the Controlling Party has the right to obtain or cause to be obtained substitute LTV Appraisals (including LTV Appraisals based upon physical inspection of such Aircraft).

   "LTV Appraisal" means a current fair market value appraisal (which may be a "desk-top" appraisal) performed by any Appraiser or any other nationally recognized appraiser on the basis of an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell and both having knowledge of all relevant facts.

   "Non-Performing Equipment Note" means an Equipment Note that is not a Performing Equipment Note.

   Interest Drawings under the Liquidity Facility and withdrawals from the Cash Collateral Account, in each case in respect of interest on the Certificates of any Trust will be distributed to the Trustee for such Trust, notwithstanding the priority of distributions set forth in the Intercreditor Agreement and otherwise described herein. All amounts on deposit in the Cash Collateral Account for any Trust which are in excess of the Required Amount for such Trust will be paid to the Liquidity Provider.

Voting of Equipment Notes

   In the event that the Subordination Agent, as the registered holder of any Equipment Note, receives a request for its consent to any amendment, modification or waiver under such Equipment Note or other related document, if no Indenture Default with respect thereto shall have occurred and be continuing, the Subordination Agent shall request instructions for each Series of Equipment Notes from the Trustee of the Trust which holds such Series of Equipment Notes. The Trustee in turn will request directions from Certificateholders of such Trust. Except in any instance where the consent of each Certificateholder is required to be obtained, the Trustee is not required to request directions if such consent will not adversely affect the Certificateholders or if an Event of Default shall have occurred and be continuing under the Pass Through Agreement of such Trust (Section 10.01). If any Indenture Default shall have occurred and be continuing with respect to such Indenture, the Subordination Agent will exercise its voting rights as directed by the Controlling Party. (Intercreditor Agreement, Section 9.1(b)).


The Subordination Agent

   Allfirst Bank is the Subordination Agent under the Intercreditor Agreement. Midway and its affiliates may from time to time enter into banking and trustee relationships with the Subordination Agent and its affiliates. The Subordination Agent's address is 25 South Charles Street, Baltimore, Maryland 21201, Attention: Corporate Trust Department.

   The Subordination Agent may resign at any time, in which event a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Either the Controlling Party or the Liquidity Provider may remove the Subordination Agent for cause as provided in the Intercreditor Agreement. In such circumstances, a successor Subordination Agent will be appointed as provided in the Intercreditor Agreement. Any resignation or removal of the Subordination Agent and appointment of a successor Subordination Agent does not become effective until acceptance of the appointment by the successor Subordination Agent.

              DESCRIPTION OF THE AIRCRAFT AND THE APPRAISALS

The Aircraft

   The aircraft to be financed with the proceeds of the sale of the Old Certificates (the "Aircraft") comprise eight 737s. The Aircraft are designed to be in compliance with Stage III noise level standards, which constitute the most restrictive regulatory standards currently in effect in the United States for aircraft noise abatement. The table below sets forth certain additional information for the Aircraft.

                                                                 Appraised Value (Dollars)          Maximum
                            Expected FAA     Scheduled      ----------------------------------- Principal Amount
   Aircraft       Engine    Registration      Delivery                                            of Equipment
     Type          Type      Number(1)        Month(2)         AISI         AvS        SH&E         Notes(3)
--------------  ----------- ------------ ------------------ ----------- ----------- ----------- ----------------
Boeing 737-700  CFM-56-7B20    N361ML    September, 2000(4) $39,110,000 $39,790,000 $40,600,000   $23,968,000(10)
Boeing 737-700  CFM-56-7B20    N362ML     October, 2000(5)   39,200,000  40,180,000  40,700,000    24,163,000(10)
Boeing 737-700  CFM-56-7B20    N363ML    November, 2000(6)   39,290,000  40,180,000  40,700,000    24,351,000(10)
Boeing 737-700  CFM-56-7B20    N364ML     January, 2001(7)   39,480,000  40,520,000  40,900,000    24,670,000(10)
Boeing 737-700  CFM-56-7B20    N365ML    February, 2001(8)   39,570,000  40,520,000  41,000,000    24,769,000(10)
Boeing 737-700  CFM-56-7B20    N366ML      April, 2001(9)    39,750,000  41,130,000  41,200,000    25,005,000(10)
Boeing 737-700  CFM-56-7B20    N367ML        June, 2001      39,930,000  41,130,000  41,300,000    25,695,600
Boeing 737-700  CFM-56-7B20    N368ML       August, 2001     40,120,000  41,540,000  41,500,000    25,863,600

--------

(1) With respect to the Aircraft not delivered as of April 20, 2001, the tail number identified with respect to each such Aircraft is a projection only, based on the current manufacturing schedule of the manufacturer. A different aircraft may actually be delivered to Midway by the manufacturer on any delivery date and in such case such substituted aircraft shall be an "Aircraft" for purposes of the offering contemplated hereby. In addition, the financing of an Aircraft may not take place on the date such Aircraft is actually delivered from the manufacturer, provided that such financing will occur prior to the Delivery Period Termination Date.

(2) Except as otherwise indicated, the months for Aircraft delivery reflect the scheduled delivery months under Midway's purchase agreement with the manufacturer. The actual delivery month of any such Aircraft may be subject to delay.

(3) The actual principal amount may be less depending on the circumstances of the financing of such Aircraft. The aggregate principal amount of all of the Equipment Notes will not exceed the aggregate face amount of the Certificates.

(4) Delivered on September 28, 2000. We leased this Aircraft.

(5) Delivered on October 19, 2000. We leased this Aircraft.

(6) Delivered on November 29, 2000. We leased this Aircraft.

(7) Delivered on January 30, 2001. We leased this Aircraft.

(8) Delivered on February 21, 2001. We leased this Aircraft.

(9) Delivered on April 19, 2001. We leased this Aircraft.

(10) Reflects principal amount of Equipment Notes issued.

Deliveries of Aircraft

   The Note Purchase Agreement provides that final delivery of the Aircraft for purposes of purchase of Equipment Notes by the Trust must occur by the Delivery Period Termination Date (the "Delivery Period"). In addition, if a labor strike occurs at The Boeing Company prior to the scheduled expiration of the Delivery Period, the expiration date of the Delivery Period will be extended by the number of days that such strike continued in effect.

Appraised Value

   The appraised values set forth in the foregoing chart were determined by Aircraft Information Services, Inc. ("AISI") as of August 7, 2000; AvSolutions, Inc. ("AvS") as of August 9, 2000; and Simat, Helliesen & Eichner, Inc. ("SH&E") as of June 20, 2000 (AISI, AvS and SH&E are referred to collectively as the

"Appraisers"). Each Appraiser was asked to provide its opinion as to the appraised base value of each Aircraft projected as of the scheduled delivery month for each such Aircraft. As part of this process, all three Appraisers performed "desk-top" appraisals without any physical inspection of the Aircraft. The appraisals are based on various assumptions and methodologies, which vary among the appraisals. The Appraisers have delivered letters summarizing their respective appraisals, copies of which are annexed to this prospectus as Appendix II. For a definition of appraised base value and a discussion of the assumptions and methodologies used in each of the appraisals, reference is hereby made to such letters.

   An appraisal is only an estimate of value. It is not indicative of the price at which an aircraft may be purchased from the manufacturer and should not be relied upon as a measure of realizable value. The proceeds realized upon a sale of any Aircraft may be less than its appraised base value. The value of the Aircraft in the event of the exercise of remedies under the applicable Indenture will depend on market and economic conditions, the availability of buyers, the condition of the Aircraft and other similar factors. Accordingly, there can be no assurance that the proceeds realized upon any such exercise with respect to the Equipment Notes and the Aircraft pursuant to the applicable Indenture would equal the appraised value of such Aircraft or be sufficient to satisfy in full payments due on the Equipment Notes issued thereunder or the Certificates. See "Risk Factors--Risk Factors Related to the Certificates and the Exchange Offer--Because the realizable value of an aircraft may be less than its appraised value, the proceeds from the sale of an aircraft may not be sufficient to pay all holders of certificates in full."

Loan to Aircraft Value Ratios

   The following table sets forth loan to Aircraft value ratios ("LTVs") for each Class of Certificates as of October 1, 2001, the first Regular Distribution Date that occurs after all the Aircraft are scheduled to have been delivered, and each October 1 Regular Distribution Date thereafter, based on the $146,926,000 of Equipment Notes issued in respect of the six Aircraft delivered to date, assuming that Equipment Notes of each series in the maximum principal amount for the remaining two Aircraft are acquired by the Trusts prior to the Delivery Period Termination Date. The LTVs for any Class of Certificates as of dates prior to the Delivery Period Termination Date are not meaningful, since the property of the Trusts will not include during such period all of the Equipment Notes expected to be acquired by the Trusts and the related Aircraft will not be included in the calculation. The table should not be considered a forecast or prediction of expected or likely LTVs but simply a mathematical calculation based upon one set of assumptions. See "Risk Factors-- Risk Factors Related to the Certificates and the Exchange Offer--Because the realizable value of an aircraft may be less than its appraised value, the proceeds from the sale of an aircraft may not be sufficient to pay all holders of certificates in full."

   The following table was compiled on an aggregate basis. However, the Equipment Notes for an Aircraft will not have a security interest in any other Aircraft. This means that any excess proceeds realized from the sale of an Aircraft or other exercise of remedies will not be available to cover any shortfalls on the Equipment Notes relating to any other Aircraft. See "Description of the Equipment Notes--Loan to Value Ratios of Equipment Notes" for examples of LTVs for the Equipment Notes issued in respect of individual Aircraft, which may be more relevant in a default situation than the aggregate values shown below.

                           Assumed      Class A                   Class B                   Class C
                          Aggregate   Certificates   Class A    Certificates   Class B    Certificates   Class C
                           Aircraft       Pool     Certificates     Pool     Certificates     Pool     Certificates
Date                       Value(1)    Balance(2)     LTV(3)     Balance(2)     LTV(3)     Balance(2)     LTV(3)
----                     ------------ ------------ ------------ ------------ ------------ ------------ ------------
October 1, 2001......... $319,473,800 $125,321,798     39.2%    $50,874,254      55.2%    $14,410,659      59.7%
October 1, 2002.........  309,781,900  121,505,182     39.2      50,455,946      55.5      11,957,662      59.4
October 1, 2003.........  300,089,000  117,933,676     39.3      47,965,899      55.3       4,514,087      56.8
October 1, 2004.........  290,398,100  113,617,089     39.1      44,224,321      54.4       2,364,656      55.2
October 1, 2005.........  280,705,200  109,300,000     38.9      38,986,979      52.8       1,810,670      53.5
October 1, 2006.........  271,013,300  105,532,579     38.9      34,542,770      51.7               0        NA
October 1, 2007.........  261,321,400  101,758,475     38.9      26,696,066      49.2               0        NA
October 1, 2008.........  251,628,500   97,984,372     38.9      17,013,988      45.7               0        NA
October 1, 2009.........  241,937,600   94,088,721     38.9       7,609,706      42.0               0        NA
October 1, 2010.........  232,244,700   89,370,399     38.5       4,501,787      40.4               0        NA
October 1, 2011.........  222,552,800   83,584,639     37.6       2,004,730      38.5               0        NA
October 1, 2012.........  212,860,900   77,023,999     36.2         212,383      36.3               0        NA
October 1, 2013.........  203,168,000   67,972,809     33.5               0        NA               0        NA
October 1, 2014.........  193,477,100   54,558,866     28.2               0        NA               0        NA
October 1, 2015.........  183,784,200   38,889,017     21.2               0        NA               0        NA
October 1, 2016.........  172,893,566   21,798,213     12.6               0        NA               0        NA
October 1, 2017.........  159,970,366    8,320,027      5.2               0        NA               0        NA

--------

(1) We have assumed that the initial appraised value (determined as described under "The Aircraft") of each Aircraft declines by 3% per year for the first 15 years after the year of delivery of such Aircraft and by 4% per year for the next five years. Other rates or methods of depreciation would result in materially different LTVs and no assurance can be given (1) that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or (2) as to the actual future value of any Aircraft. Many of the factors affecting the value of the Aircraft are discussed herein under "Risk Factors--Risk Factors Related to the Certificates and the Exchange Offer--Because the realizable value of an aircraft may be less than its appraised value, the proceeds from the sale of an aircraft may not be sufficient to pay all holders of certificates in full."

(2) In calculating the outstanding balances, we have assumed that the Trusts will acquire the maximum principal amount of Equipment Notes for all Aircraft.

(3) The LTVs for each Class of Certificates were obtained for each October 1 Regular Distribution Date by dividing (x) the expected outstanding balance of such Class together with the expected outstanding balance of all other Classes senior in right of payment to such Class after giving effect to the distributions expected to be made on such date, by (y) the assumed value of all of the Aircraft ("Assumed Aggregate Aircraft Value") on such date based on the assumptions described above. The outstanding balances and LTVs may change if, among other things, the aggregate principal amount of the Equipment Notes acquired by the Trusts is less than the maximum permitted under the terms of the offering of the Certificates or the amortization of the Equipment Notes differs from the assumed amortization schedule calculated for purposes of this prospectus.

Conversion Option

   Midway may, pursuant to the Note Purchase Agreement, initially finance an Aircraft as an Owned Aircraft and subsequently convert such Aircraft into a Leased Aircraft (subject to written confirmation from each Rating Agency that such conversion will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates). Such conversion option would be utilized, for example, if Midway has not finalized arrangements with an Owner Participant in connection with a leveraged lease financing. If such conversion occurs on or prior to the Delivery Period Termination Date, Midway will have the ability to have the applicable Owner Trustee issue reoptimized Equipment Notes under a Leased Aircraft Indenture (subject to the Mandatory Economic Terms and written confirmation from each Rating Agency that such reoptimization will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates) in replacement for the Equipment Notes issued under the applicable Owned Aircraft Indenture.

   Midway will only be permitted to convert an Owned Aircraft into a Leased Aircraft if it:

  . obtains a written confirmation from each Rating Agency that such conversion will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates,

  . provides the Owned Aircraft Trustee with an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Owned Aircraft Trustee) that the Trusts will not be subject to U.S. federal income tax as a result of such conversion, and

  . furnishes to the relevant Owned Aircraft Trustee either:

   (1) an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Owned Aircraft Trustee) that the Certificateholders will not recognize gain or loss for U.S. federal income tax purposes and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such conversion had not occurred, or


   (2) both an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Owned Aircraft Trustee) that the Certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with such conversion and should be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such conversion had not occurred and an indemnity in favor of the Certificateholders in form and substance reasonably satisfactory to the relevant Owned Aircraft Trustee.

                    DESCRIPTION OF THE EQUIPMENT NOTES

   The statements under this caption are summaries of material provisions of, and make use of terms defined in, the Equipment Notes, the Indentures, the Leases, the Participation Agreements, the trust agreements under which the Owner Trustees act on behalf of the Owner Participants (the "Trust Agreements") and the Note Purchase Agreement. Except as otherwise indicated, the following summaries relate to the Equipment Notes, the Indenture, the Lease, the Participation Agreement and the Trust Agreement, as the case may be, relating to each Aircraft. The provisions of such documents relating to any Leased Aircraft may be modified, subject to the Mandatory Document Terms and the Mandatory Economic Terms.

   Under the Note Purchase Agreement, Midway will have the option of entering into a leveraged lease financing or a debt financing with respect to each Aircraft. The Note Purchase Agreement provides for the relevant parties to enter into either:

  . with respect to each Leased Aircraft, a Participation Agreement, a Lease and a Leased Aircraft Indenture (among other documents) relating to the financing of such Aircraft, and

  . with respect to each Owned Aircraft, a Participation Agreement and an Owned Aircraft Indenture relating to the financing of such Owned Aircraft.

   The description of such agreements in this prospectus is based on the forms of such agreements annexed to the Note Purchase Agreement, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part.

   Midway has entered into leveraged leases for the six Aircraft delivered as of the date of this prospectus and has obtained commitments from third parties to act as the Owner Participants with respect to leveraged leases for all of the Aircraft. Such Owner Participants may request revisions to the forms of the Participation Agreement, the Lease and the Leased Aircraft Indenture that are contemplated by the Note Purchase Agreement, so that the terms of such agreements applicable to any particular Leased Aircraft may differ from the description of such agreements contained in this prospectus. However, under the Note Purchase Agreement, the terms of such agreements are required to contain the Mandatory Document Terms and not vary the Mandatory Economic Terms.

   In addition, Midway will be obligated to certify to the Trustees that any such modifications do not materially and adversely affect the Certificateholders (provided that the Note Purchase Agreement provides that, among other terms, the shortening of certain grace periods for Events of Loss and Events of Default is not materially adverse to the Certificateholders), and to obtain written confirmation from each Rating Agency that the use of versions of such agreements modified in any material respect would not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates. See "Description of the Exchange Certificates--Obligation to Purchase Equipment Notes." Each Owner Participant will be required to satisfy certain requirements, including having a minimum combined capital and surplus or net worth.

General

   The Equipment Notes will be issued in three series (the "Series A Equipment Notes," the "Series B Equipment Notes," and the "Series C Equipment Notes" and collectively the "Equipment Notes") in respect of each of the Aircraft. Each Trust will purchase one series of Equipment Notes such that all of the Equipment Notes held in each Trust will have an interest rate equal to the interest rate applicable to the Certificates issued by such Trust. All of the Equipment Notes held in each Trust will accrue interest at the applicable rate per annum for such Trust, payable on April 1 and October 1 of each year. The first such interest payment was made on April 1, 2001.

   The maturity dates of the Equipment Notes acquired by each Trust will occur on or before the Final Expected Distribution Date (as specified on the cover hereof) applicable to the Certificates issued by such Trust. The Equipment Notes issued with respect to each Leased Aircraft will be secured by a security interest in such Leased Aircraft and an assignment of certain rights under the lease relating thereto (each, a "Lease"), including the right to receive rentals payable with respect to such Leased Aircraft by Midway. The Equipment Notes issued with respect to each Owned Aircraft will be secured by a security interest in such Owned Aircraft. Although neither the Certificates nor the Equipment Notes issued with respect to the Leased Aircraft are obligations of, or guaranteed by, Midway, the amounts unconditionally payable by Midway for lease of the Leased Aircraft will be sufficient to pay in full when due all amounts required to be paid on the Equipment Notes issued with respect to the Leased Aircraft. The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of Midway.

   The Equipment Notes with respect to each Leased Aircraft (the "Leased Aircraft Notes") will be issued under a separate Leased Aircraft Indenture between First Union Trust Company, National Association, as Owner Trustee of a trust for the benefit of the Owner Participant who will be the beneficial owner of such Aircraft, and Allfirst Bank, as Leased Aircraft Trustee. The Equipment Notes with respect to each Owned Aircraft (the "Owned Aircraft Notes") will be issued under a separate Owned Aircraft Indenture between Midway and Allfirst Bank, as Owned Aircraft Trustee.

   The related Owner Trustee will lease each Leased Aircraft to Midway pursuant to a separate Lease between such Owner Trustee and Midway with respect to such Leased Aircraft. Under each Lease, Midway will be obligated to make or cause to be made rental and other payments to the related Leased Aircraft Trustee on behalf of the related Owner Trustee, which rental and other payments will be at least sufficient to pay in full when due all payments required to be made on the Equipment Notes issued with respect to such Leased Aircraft (other than upon an acceleration of the Equipment Notes when no Lease Event of Default has occurred). The Equipment Notes issued with respect to the Leased Aircraft are not, however, direct obligations of, or guaranteed by, Midway. Midway's rental obligations under each Lease and Midway's obligations under the Equipment Notes issued with respect to each Owned Aircraft will be general obligations of Midway.

   Each Owner Participant has the right to sell, assign or otherwise transfer its interests as Owner Participant in any of such leveraged leases, subject to the terms and conditions of the relevant Participation Agreement and related documents.

Subordination

   Series B Equipment Notes issued under any Indenture will be subordinated in right of payment to Series A Equipment Notes issued under such Indenture; and any Series C Equipment Notes issued under such Indenture will be subordinated in right of payment to such Series A Equipment Notes and such Series B Equipment Notes. On each Equipment Note payment date:

  . payments of interest and principal due on Series A Equipment Notes issued under such Indenture will be made prior to payments of interest and principal due on Series B Equipment Notes issued under such Indenture, and

  . payments of interest and principal due on such Series B Equipment Notes will be made prior to payments of interest and principal due on any Series C Equipment Notes issued under such Indenture.

Principal and Interest Payments

   Subject to the provisions of the Intercreditor Agreement, interest paid on the Equipment Notes held in each Trust will be passed through to the Certificateholders of such Trust on the dates and at the rate per annum set forth on the cover page of this prospectus until the final expected Regular Distribution Date for such Trust. Subject to the provisions of the Intercreditor Agreement, principal paid on the Equipment Notes held in each

Trust will be passed through to the Certificateholders of such Trust in scheduled amounts on the dates set forth herein until the final expected Regular Distribution Date for such Trust.

   Interest will be payable on the unpaid principal amount of each Equipment Note at the rate applicable to such Equipment Note on April 1 and October 1 in each year. The first such interest payment was made on April 1, 2001. Such interest will be computed on the basis of a 360-day year of twelve 30-day months.

   Scheduled principal payments on the Equipment Notes will be made on April 1 or October 1, or both, in certain years, subject to certain adjustments, in accordance with the principal repayment schedule set forth herein under "Description of the Exchange Certificates--Pool Factors."

   If any date scheduled for any payment of principal, Make-Whole Premium (if any) or interest with respect to the Equipment Notes is not a Business Day, such payment will be made on the next succeeding Business Day without any additional interest.

   All payments of principal amount, interest, Make-Whole Premium, if any, and other amounts to be made by the Owner Trustee with respect to Equipment Notes issued in respect of a Leased Aircraft will be payable only from the income and proceeds from the collateral pledged pursuant to the related Indenture (the "Trust Indenture Estate"). All payments of principal amount, interest, Make-Whole Premium, if any, and other amounts to be made by Midway with respect to Equipment Notes issued in respect of the Owned Aircraft will be the direct obligation of Midway. In the case of each Equipment Note, each payment of principal amount, Make-Whole Premium, if any, and interest or other amounts due thereon will be applied in the following order:

  . to the payment of accrued interest on such Equipment Note (as well as any interest on any overdue principal amount, Make-Whole Premium, if any, and to the extent permitted by law any interest) to the date of such payment;


  . to the payment of any other amount (other than the principal amount) due under the Indenture or such Equipment Note; and

  . to the payment of the principal amount of such Equipment Note then due.
    (Indentures, Section 5.07).

Redemption

   If an Event of Loss occurs with respect to an Aircraft and such Aircraft is not replaced by Midway under the related Lease (in the case of a Leased Aircraft) or under the related Owned Aircraft Indenture (in the case of an Owned Aircraft), the Equipment Notes issued with respect to such Aircraft will be redeemed, in whole, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon, to, but not including, the date of redemption and other amounts payable to the holders of the Equipment Notes under the applicable Indenture and Participation Agreement, but without any premium, on a Special Distribution Date. (Indentures, Section 6.02(a)(1) and (b)).

   If Midway exercises its right to terminate a Lease under its voluntary termination or early buyout options under such Lease, the Equipment Notes relating to the applicable Leased Aircraft will be redeemed (unless Midway elects to assume the Equipment Notes on a full recourse basis), in whole, on a Special Distribution Date at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium provided that in lieu of redeeming the Leased Aircraft Notes in connection with any such purchase of an Aircraft, Midway may elect to assume all of the obligations of the relevant Owner Trustee under the related Leased Aircraft Indenture pursuant to Section
2.11 of the Leased Aircraft Indenture and Section 7.11 of the relevant Leased Aircraft Participation Agreement. In connection with any such assumption of the Owner Trustee's obligations in respect of the Equipment Notes relating to the applicable Leased Aircraft, the Leased Aircraft Indenture will be amended and restated to be substantially the same as an Owned Aircraft Indenture. In addition, as conditions to any such assumption, Midway shall:

  . obtain a written confirmation from each Rating Agency that such assumption will not result in a withdrawal, suspension or downgrading of the ratings of any Class of Certificates,

  . deliver to the Leased Aircraft Trustee an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Leased Aircraft Trustee) that the Trusts will not be subject to U.S. federal income tax as a result of such assumption and

  . deliver to the relevant Leased Aircraft Trustee either:

   (1) an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Leased Aircraft Trustee) that the Certificateholders will not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred, or

   (2) both an opinion of counsel (both counsel and opinion reasonably satisfactory to the relevant Leased Aircraft Trustee) that the Certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and should be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred and an indemnity in favor of the Certificateholders in form and substance reasonably satisfactory to the relevant Leased Aircraft Trustee.

Upon the effectiveness of such assumption, the Owner Trustee and the Owner Participant will be released from further obligations under the related Indenture and the related Participation Agreement. (Leased Aircraft Indentures, Sections 6.02(a)(ii) and 2.11; Leased Aircraft Participation Agreements,
Section 7.11; Leases, Sections 13(b)). See "The Leases and Certain Provisions of the Owned Aircraft Indentures--Lease Termination" and "The Leases and Certain Provisions of the Owned Aircraft Indentures--Renewal and Purchase Options." If notice of such redemption is given in connection with a termination of the Lease, such notice is revocable and is deemed revoked in the event that the Lease does not in fact terminate on the specified termination date. (Indentures, Section 6.02(c)).

   All, but not less than all, of the Equipment Notes issued with respect to a Leased Aircraft may be redeemed prior to maturity as part of a refunding or refinancing thereof under the applicable Participation Agreement or otherwise with the consent of Midway, and all of the Equipment Notes issued with respect to the Owned Aircraft may be redeemed in whole prior to maturity at any time at the option of Midway, in each case at a price equal to the aggregate unpaid principal amount thereof, together with accrued interest thereon to, but not including, the date of redemption, plus a Make-Whole Premium. (Indentures, Section 6.02). If notice of such a redemption is given in connection with a refinancing of Equipment Notes with respect to a Leased Aircraft or in connection with the redemption of Equipment Notes with respect to an Owned Aircraft, such notice may be revoked on or prior to the proposed redemption or refinancing date and is deemed revoked in the event such proposed refinancing or redemption does not in fact occur. (Indentures, Section 6.03).

   If, with respect to a Leased Aircraft,

  . one or more Lease Events of Default have occurred and are continuing, or


  . the Equipment Notes with respect to such Aircraft have been accelerated or the Leased Aircraft Trustee with respect to such Equipment Notes takes action or notifies the applicable Owner Trustee that it intends to take action to foreclose the lien of the related Leased Aircraft Indenture or otherwise commence the exercise of any significant remedy under such Indenture or the related Lease, then in each case all, but not less than all, of the Equipment Notes issued with respect to such Leased Aircraft may be purchased by the related Owner Trustee or Owner Participant on the applicable purchase date at a price equal to the aggregate unpaid principal thereof, together with accrued and unpaid interest thereon to, but not including, the date of purchase, but without any premium (provided that a Make-Whole Premium is payable if such Equipment Notes are to be purchased pursuant to the first bullet point above when a Lease Event of Default has occurred and has been continuing for less than 180 days). (Leased Aircraft Indentures, Section 8.02). Midway, as owner of the Owned Aircraft, has no comparable right under the Owned Aircraft Indentures to purchase the Equipment Notes under such circumstances.

   "Make-Whole Premium" means, with respect to any Equipment Note, the amount (as determined by an independent investment banker selected by Midway) by which
(a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each payment dated under the applicable Indenture (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield (in the case of each of the Series A Equipment Notes and the Series B Equipment Notes) and the Treasury Yield plus 50 basis points (in the case of each of the Series C Equipment Notes) exceeds (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of redemption (other than any overdue portion thereof).

   For purposes of determining the Make-Whole Premium, "Treasury Yield" means, at the time of determination with respect to any Equipment Note, the interest rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semiannual yield to maturity for United States Treasury securities maturing on the Average Life Date (as defined below) of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15 (519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15 (519), such weekly average yield to maturity as published in such H.15 (519).

   "H.15 (519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Premium shall be the third Business Day prior to the applicable payment date or redemption date and the "most recent H.15 (519)" means the H.15 (519) published prior to the close of business on the third Business Day prior to the applicable redemption date.


   "Average Life Date" for any Equipment Note is the date which follows the redemption date by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note is the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (1) the amount of each then remaining scheduled payment of principal of such Equipment Note by (2) the number of days from and including such prepayment date to but excluding the dates on which payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

Security

   The Equipment Notes issued with respect to each Leased Aircraft will be secured by:

  . an assignment by the related Owner Trustee to the related Leased Aircraft
    Trustee of such Owner Trustee's rights, except for certain limited rights, under the Lease with respect to the related Aircraft, including the right to receive payments of rent thereunder,

  . a mortgage to such Leased Aircraft Trustee of such Aircraft, subject to the rights of Midway under such Lease, and

  . an assignment to such Leased Aircraft Trustee of certain of such Owner
    Trustee's rights under the purchase agreement between Midway and the Aircraft manufacturer.

   Unless and until an Indenture Default with respect to a Leased Aircraft has occurred and is continuing, the Leased Aircraft Trustee may not exercise the rights of the Owner Trustee under the related Lease, except the Owner Trustee's right to receive payments of rent due thereunder. The assignment by the Owner Trustee to the Leased Aircraft Trustee of its rights under the related Lease will exclude certain rights of such Owner Trustee and the related Owner Participant, including the rights of the Owner Trustee and the Owner Participant with respect to indemnification by Midway for certain matters, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under public liability insurance maintained by Midway under such Lease or by such Owner Trustee or such Owner Participant, insurance proceeds payable to such Owner Trustee in its individual capacity or to such Owner Participant under certain casualty insurance maintained by such Owner Trustee or such Owner Participant under such Lease, and certain reimbursement payments made by Midway to such Owner Trustee. (Leased Aircraft Indenture, Granting Clause)

   The Equipment Notes will not be cross-collateralized, and, consequently, the Equipment Notes issued in respect of any one Aircraft will not be secured by any of the other Aircraft or replacement aircraft therefor (as described in "-- Certain Provisions of the Leases and the Owned Aircraft Indentures--Events of Loss") or the Leases related thereto.

   The Equipment Notes issued with respect to each Owned Aircraft will be secured by:

  . a mortgage to the Owned Aircraft Trustee of such Aircraft, and

  . an assignment to the Owned Aircraft Trustee of certain of Midway's rights under its purchase agreement with the Aircraft manufacturer.

   Funds, if any, held from time to time by the Loan Trustee with respect to any Aircraft, including funds held as the result of an Event of Loss to such Aircraft or, with respect to a Leased Aircraft, termination of the Lease, if any, relating thereto, will be invested and reinvested by such Loan Trustee, at the direction of Midway (unless an Event of Default shall have occurred and be continuing) in investments described in the related Lease or, in the case of the Owned Aircraft, the related Indenture.

Loan to Value Ratios of Equipment Notes

   The following table sets forth illustrative loan to Aircraft value ratios for the Equipment Notes issued in respect of each Aircraft as of the October 1 Regular Distribution Dates that occur after the scheduled date of original issuance of such Equipment Notes, based on the $146,926,000 of Equipment Notes issued in respect of the six Aircraft delivered through April 20, 2001, assuming that the Equipment Notes in the maximum principal amount of $50,646,000 are issued in respect of the remaining two Aircraft. These examples were utilized by Midway in preparing the Assumed Amortization Schedule, although the amortization schedule for the Equipment Notes issued with respect to an Aircraft may vary from such assumed schedule so long as it complies with the Mandatory Economic Terms. Accordingly, the schedule set forth below may not be applicable in the case of any particular Aircraft. See "Description of the Exchange Certificates--Pool Factors." The LTV was obtained by dividing (1) the outstanding principal balance (assuming no payment default) of such Equipment Note as of each such Regular Distribution Date (determined immediately after giving effect to the payments scheduled to be made on such date) by (2) the assumed value (the "Assumed Aircraft Value") of the Aircraft securing such Equipment Notes.

   The table contains forward-looking information that is based on the assumption (the "Depreciation Assumption") that the initial appraised value of the Aircraft set forth opposite the initial Regular Distribution Date included in the table depreciates by 3% per year for the first 15 years after the year of delivery of such Aircraft and 4% per year for the next five years. Other rates or methods of depreciation would result in materially different loan to Aircraft value ratios and no assurance can be given (1) that the depreciation rates and method assumed for the purpose of the table are the ones most likely to occur or (2) as to the actual future value of any Aircraft. Many of the factors affecting the value of the Aircraft are discussed herein under "Risk Factors--Risk Factors Related to the Certificates and the Exchange Offer-- Because the realizable value of an aircraft may be less than its appraised value, the proceeds from the sale of an aircraft may not be sufficient to pay all holders of certificates in full." Thus the table should not be considered a forecast or prediction of expected or likely loan to Aircraft value ratios but simply a mathematical calculation based on one set of assumptions.

              Aircraft N361ML(1)                      Aircraft N362ML(1)
----------------------------------------------- ------------------------------
                  Equipment                      Equipment
                    Note      Assumed              Note      Assumed
                 Outstanding  Aircraft  Loan to Outstanding  Aircraft  Loan to
                   Balance     Value     Value    Balance     Value     Value
     Date        (millions)  (millions)  Ratio  (millions)  (millions)  Ratio
     ----        ----------- ---------- ------- ----------- ---------- -------
October 1, 2001    $22.68      $38.60    58.8%    $23.07      $38.83    59.4%
October 1, 2002     21.77       37.40    58.2      22.16       37.63    58.9
October 1, 2003     20.77       36.21    57.4      21.16       36.42    58.1
October 1, 2004     19.68       35.02    56.2      20.05       35.22    56.9
October 1, 2005     18.37       33.82    54.3      18.85       34.02    55.4
October 1, 2006     17.27       32.63    52.9      17.76       32.82    54.1
October 1, 2007     15.96       31.43    50.8      16.45       31.62    52.0
October 1, 2008     14.34       30.24    47.4      14.84       30.42    48.8
October 1, 2009     12.75       29.05    43.9      13.02       29.22    44.6
October 1, 2010     11.94       27.85    42.9      12.18       28.02    43.5
October 1, 2011     10.94       26.66    41.0      11.14       26.82    41.6
October 1, 2012     10.04       25.47    39.4      10.06       25.62    39.3
October 1, 2013      9.26       24.27    38.1       9.43       24.42    38.6
October 1, 2014      7.65       23.08    33.2       7.87       23.22    33.9
October 1, 2015      5.84       21.89    26.7       6.04       22.01    27.4
October 1, 2016      3.86       20.29    19.0       4.04       20.41    19.8
October 1, 2017      1.71       18.70     9.1       1.86       18.81     9.9

--------

(1) This Aircraft has been delivered and the related Equipment Notes have been issued.

              Aircraft N363ML(1)                      Aircraft N364ML(1)
----------------------------------------------- ------------------------------
                  Equipment                      Equipment
                    Note      Assumed              Note      Assumed
                 Outstanding  Aircraft  Loan to Outstanding  Aircraft  Loan to
                   Balance     Value     Value    Balance     Value     Value
     Date        (millions)  (millions)  Ratio  (millions)  (millions)  Ratio
     ----        ----------- ---------- ------- ----------- ---------- -------
October 1, 2001    $23.21      $38.85    59.7%    $23.53      $39.09    60.2%
October 1, 2002     22.29       37.65    59.2      22.84       37.88    60.3
October 1, 2003     21.28       36.45    58.4      22.09       36.67    60.2
October 1, 2004     20.17       35.25    57.2      21.17       35.46    59.7
October 1, 2005     18.98       34.05    55.7      19.92       34.26    58.2
October 1, 2006     17.86       32.85    54.4      18.90       33.05    57.2
October 1, 2007     16.53       31.64    52.2      17.47       31.84    54.9
October 1, 2008     14.88       30.44    48.9      15.78       30.63    51.5
October 1, 2009     12.88       29.24    44.0      13.68       29.42    46.5
October 1, 2010     11.68       28.04    41.7      12.83       28.21    45.5
October 1, 2011     10.45       26.84    38.9      11.73       27.00    43.4
October 1, 2012      9.98       25.64    38.9      10.51       25.79    40.8
October 1, 2013      9.51       24.43    38.9       9.98       24.58    40.6
October 1, 2014      8.13       23.23    35.0       8.75       23.37    37.5
October 1, 2015      6.30       22.03    28.6       6.88       22.17    31.0
October 1, 2016      4.31       20.43    21.1       4.84       20.55    23.5
October 1, 2017      2.14       18.83    11.4       2.61       18.94    13.8

--------
(1) This Aircraft has been delivered and the related Equipment Notes have been issued.

             Aircraft N365ML(1)                      Aircraft N366ML(1)
--------------------------------------------- ---------------------------------
            Equipment Note  Assumed           Equipment Note  Assumed
             Outstanding    Aircraft  Loan to  Outstanding    Aircraft  Loan to
               Balance       Value     Value     Balance       Value     Value
   Date       (millions)   (millions)  Ratio    (millions)   (millions)  Ratio
----------  -------------- ---------- ------- -------------- ---------- -------
October 1,
2001            $24.51       $40.36    60.7%      $24.75       $40.69    60.8%
October 1,
2002             23.24        39.15    59.4        24.29        39.47    61.5
October 1,
2003             20.73        37.94    54.6        21.90        38.25    57.2
October 1,
2004             19.58        36.73    53.3        19.40        37.03    52.4
October 1,
2005             18.31        35.52    51.5        18.07        35.81    50.4
October 1,
2006             16.92        34.31    49.3        16.59        34.59    48.0
October 1,
2007             15.39        33.10    46.5        14.97        33.37    44.9
October 1,
2008             13.70        31.89    43.0        13.18        32.15    41.0
October 1,
2009             12.14        30.68    39.6        11.92        30.93    38.5
October 1,
2010             11.08        29.47    37.6        11.16        29.71    37.6
October 1,
2011             10.10        28.25    35.8        10.24        28.49    36.0
October 1,
2012              8.81        27.04    32.6         9.23        27.26    33.8
October 1,
2013              7.07        25.83    27.4         7.61        26.04    29.2
October 1,
2014              5.17        24.62    21.0         5.70        24.82    23.0
October 1,
2015              3.09        23.41    13.2         3.62        23.60    15.3
October 1,
2016              0.83        22.20     3.7         1.34        22.38     6.0

--------

(1) This Aircraft has been delivered and the related Equipment Notes have been issued.

              Aircraft N367ML                          Aircraft N368ML
--------------------------------------------- ---------------------------------
            Equipment Note  Assumed           Equipment Note  Assumed
             Outstanding    Aircraft  Loan to  Outstanding    Aircraft  Loan to
               Balance       Value     Value     Balance       Value     Value
   Date       (millions)   (millions)  Ratio    (millions)   (millions)  Ratio
----------  -------------- ---------- ------- -------------- ---------- -------
October 1,
2001            $24.85       $40.79    60.9%      $23.99       $41.05    58.4%
October 1,
2002             23.79        39.56    60.1        23.54        39.82    59.1
October 1,
2003             21.13        38.34    55.1        21.36        38.59    55.3
October 1,
2004             19.96        37.12    53.8        20.19        37.36    54.1
October 1,
2005             18.68        35.89    52.0        18.91        36.13    52.4
October 1,
2006             17.27        34.67    49.8        17.51        34.90    50.2
October 1,
2007             15.72        33.45    47.0        15.96        33.66    47.4
October 1,
2008             14.02        32.22    43.5        14.26        32.43    44.0
October 1,
2009             12.55        31.00    40.5        12.76        31.20    40.9
October 1,
2010             11.42        29.77    38.4        11.59        29.97    38.7
October 1,
2011             10.41        28.55    36.5        10.56        28.74    36.8
October 1,
2012              9.21        27.33    33.7         9.39        27.51    34.1
October 1,
2013              7.46        26.10    28.6         7.64        26.27    29.1
October 1,
2014              5.56        24.88    22.3         5.73        25.04    22.9
October 1,
2015              3.48        23.66    14.7         3.65        23.81    15.3
October 1,
2016              1.21        22.43     5.4         1.37        22.58     6.1

Limitation of Liability

   The Equipment Notes issued with respect to the Leased Aircraft are not direct obligations of, or guaranteed by, Midway, any Owner Participant or the Leased Aircraft Trustees or the Owner Trustees in their individual capacities. None of the Owner Trustees, the Owner Participants or the Leased Aircraft Trustees, or any affiliates thereof, will be personally liable to any holder of an Equipment Note or, in the case of the Owner Trustees and the Owner Participants, to the Leased Aircraft Trustees for any amounts payable under the Equipment Notes or, except as provided in each Leased Aircraft Indenture, for any liability under such Leased Aircraft Indenture.

   All payments of principal of, premium, if any, and interest on the Equipment Notes issued with respect to any Leased Aircraft (other than payments made in connection with an optional redemption or purchase of Equipment Notes issued with respect to a Leased Aircraft by the related Owner Trustee or the related Owner Participant) will be made only from the assets subject to the lien of the Indenture with respect to such Leased Aircraft or the income and proceeds received by the related Leased Aircraft Trustee therefrom (including rent payable by Midway under the Lease with respect to such Leased Aircraft).

   The Equipment Notes issued with respect to the Owned Aircraft will be direct obligations of Midway.

   Except as otherwise provided in the Indentures, each Owner Trustee and each Loan Trustee, in its individual capacity, will not be answerable or accountable under the Indentures or under the Equipment Notes under any circumstances except, among other things, for its own willful misconduct or gross negligence. None of the Owner Participants will have any duty or responsibility under any of the Leased Aircraft Indentures or the Equipment Notes or the Leased Aircraft Trustees or to any holder of any Equipment Note.

Indenture Defaults, Notice and Waiver

   Indenture Defaults under each Indenture include:

  . in the case of an Indenture related to a Leased Aircraft, the occurrence of any Lease Event of Default under the related Lease (other than the failure to make certain indemnity payments and other payments to the related Owner Trustee or Owner Participant unless a notice is given by such Owner Trustee that such failure will constitute an Indenture Default),

  . the failure by the Owner Trustee in the case of a Leased Aircraft
    Indenture (other than as a result of a Lease Default or Lease Event of Default) or Midway, in the case of an Owned Aircraft Indenture, to pay
    (A) any interest or principal or Make-Whole Premium, if any, when due, under such Indenture or under any Equipment Note issued thereunder continued for more than ten Business Days or (B) any other amounts for more than thirty days,

  . in the case of a Leased Aircraft Indenture, any representation or warranty made by the related Owner Trustee or Owner Participant in such Indenture or in the case of an Owned Aircraft, any representation or warranty by Midway, in such Indenture, the related Participation Agreement or certain related documents furnished to the Loan Trustee or holder of any Note pursuant thereto being false or incorrect in any material respect when made and continuing to be material and adverse to the interests of the holder of any Equipment Note and remaining unremedied after notice and specified cure periods,

  . failure by the related Owner Trustee or Owner Participant in the case of a Leased Aircraft Indenture or Midway in the case of an Owned Aircraft Indenture to perform or observe certain material covenants or obligations for the benefit of the Loan Trustee or holders of Equipment Notes under such Indenture or certain related documents, continued after notice and specified cure periods, or

  . the occurrence of certain events of bankruptcy, reorganization or insolvency of the related Owner Trustee or Owner Participant or Midway, as the case may be.

   There are no cross-default provisions in the Indentures or the Leases in effect at any time when the relevant Equipment Notes are outstanding. Consequently, events resulting in an Indenture Default under any particular Indenture may or may not result in an Indenture Default occurring under any other Indenture. (Indentures, Section 7.01).

   The Loan Trustee will give the holders of the Equipment Notes and, if applicable, the Owner Trustee and the Owner Participant prompt written notice of any Indenture Default of which the Loan Trustee has actual knowledge and, in the case of an Indenture related to a Leased Aircraft, if the Indenture Default results from a Lease Event of Default, it will give the holders of the Equipment Notes, the Owner Trustee and the Owner

Participant not less than ten Business Days' prior written notice of the date on or after which the Loan Trustee may commence the exercise of any remedy described in "--Remedies" below.

   If Midway fails to make any semiannual basic rental payment due under any Lease with respect to a Leased Aircraft, within a specified period after notice from the Loan Trustee of such failure the applicable Owner Trustee or Owner Participant may furnish to the Loan Trustee the amount due on the Equipment Notes issued with respect to such Leased Aircraft, together with any interest thereon on account of the delayed payment thereof, in which event the Loan Trustee and the holders of outstanding Equipment Notes issued under such Indenture may not exercise any remedies otherwise available under such Indenture or such Lease as the result of such failure to make such rental payment, unless the relevant Owner Trustee or Owner Participant has previously cured the preceding three consecutive payment defaults or six total payment defaults with respect to basic rental payments. (Indentures, Section 8.03).


   The Owner Trustee and/or the Owner Participant also have certain rights, but not obligations, to cure Indenture Defaults that may be cured by the payment of money.

   In the case of a Leased Aircraft Indenture, if an Owner Trustee or Owner Participant pays the amount due on the Equipment Notes to the Loan Trustee or cures the Indenture Default, the Owner Trustee or Owner Participant will be subrogated to the rights of the Loan Trustee and the holders of the Equipment Notes in respect of the Rent which was overdue at the time of such payment, as well as interest payable by Midway on account of its being overdue, and thereafter the Owner Trustee or the Owner Participant, as the case may be, will be entitled to receive such overdue Rent and interest thereon upon receipt by the Loan Trustee; provided, however, that:

  . if the principal amount and interest on the Equipment Notes is due and payable following an Indenture Default, such subrogation will, until the principal amount of, interest on, Make-Whole Premium, if any, and all other amounts due with respect to all Equipment Notes has been paid in full, be subordinate to the rights of the Loan Trustee and the holders of the Equipment Notes in respect of such payment of overdue Rent and interest, and

  . the Owner Trustee will not be entitled to recover any such payments except pursuant to the foregoing right of subrogation, by demand or suit for damages.

   The holders of a majority in principal amount of the outstanding Equipment Notes issued under any Indenture, by notice to the Loan Trustee, may on behalf of all the holders and the Liquidity Providers waive any existing default and its consequences under the Indenture with respect to such Aircraft, except a default in the payment of the principal of, interest on, or Make-Whole Premium, if any, on any such Equipment Notes or a default in respect of any covenant or provision of such Indenture that cannot be modified or amended without the consent of each holder of Equipment Notes affected thereby. (Indentures, Section 7.11).

Remedies

   Each Indenture provides that if an Indenture Default occurs and is continuing, the related Loan Trustee may, and upon receipt of written demand from the holders of a majority in principal amount of the Equipment Notes outstanding under such Indenture shall, subject, in the case of a Leased Aircraft Indenture, to the applicable Owner Participant's or Owner Trustee's right to cure, as discussed above, declare the principal of all such Equipment Notes issued thereunder immediately due and payable, together with all accrued but unpaid interest thereon (without the Make-Whole Premium).

   The holders of a majority in principal amount of Equipment Notes outstanding under such Indenture may rescind any such declaration at any time before the sale or disposition of the Trust Indenture Estate if:

  . there has been paid to the related Loan Trustee an amount sufficient to pay all principal and interest on any such Equipment Notes, to the extent such amounts have become due otherwise than by such declaration of acceleration, and

  . all other Indenture Defaults under such Indenture (other than the nonpayment of principal that has become due solely because of such acceleration) have been cured or waived. (Indentures, Section 7.02(c)).


   Each Indenture provides that if an Indenture Default under such Indenture has occurred and is continuing, the related Loan Trustee may exercise certain rights or remedies available to it under such Indenture or under applicable law, including, with respect to an Owned Aircraft Indenture, one or more remedies under such Indenture with respect to the related Aircraft or, with respect to a Leased Aircraft Indenture, one or more of the remedies under such Indenture or (if the corresponding Lease has been declared in default) under the related Lease.

   If an Indenture Default arises solely by reason of one or more events or circumstances which constitute a Lease Default or Lease Event of Default, the related Leased Aircraft Trustee's right to exercise remedies under a Leased Aircraft Indenture is subject, with certain exceptions, to its having proceeded to declare the Lease in default and commence the exercise one or more of the dispossessory remedies under the Lease with respect to such Leased Aircraft; provided that the requirement to exercise one or more of such remedies under such Lease shall not apply in circumstances where such exercise has been involuntarily stayed or prohibited by applicable law or court order for a continuous period (a "Continuous Stay Period") in excess of the Section 1110 Period; provided further, however, that the requirement to exercise one or more of such remedies under such Lease shall nonetheless be applicable during a Continuous Stay Period subsequent to the expiration of the Section 1110 Period to the extent that the continuation of such Continuous Stay Period subsequent to the expiration of the Section 1110 Period:

  . results from an agreement by Midway or the trustee or the debtor-in-possession in such proceeding during the Section 1110 Period with the approval of the relevant court to perform such Lease in accordance with
    Section 1110(a)(2)(A) of the U.S. Bankruptcy Code and continues to perform as required by Section 1110(a)(2)(A-B) of the U.S. Bankruptcy Code,

  . is an extension of the Section 1110 Period with the consent of such Leased Aircraft Trustee pursuant to Section 1110(b) of the U.S. Bankruptcy Code, or

  . is the consequence of such Leased Aircraft Trustee's own failure to give any requisite notice to any person. See "--Certain Provisions of the Leases and the Owned Aircraft Indentures--Lease Events of Default."

   Such remedies may be exercised by the related Loan Trustee to the exclusion of the related Owner Trustee, subject to certain conditions specified in such Indenture, and Midway, subject to the terms of such Lease. Any Aircraft sold in the exercise of such remedies will be free and clear of any rights of those parties, including the rights of Midway under any Lease with respect to such Aircraft; provided that no exercise of any remedies by the related Leased Aircraft Trustee may affect the rights of Midway under any Lease unless a Lease Event of Default has occurred and is continuing. (Leased Aircraft Indentures, Sections 7.02 and 7.03; Leases, Section 17) The Owned Aircraft Indentures will not contain such limitations on the Owned Aircraft Trustee's ability to exercise remedies upon an Indenture Default under an Owned Aircraft Indenture.


   If the Equipment Notes issued in respect of one Aircraft are in default, the Equipment Notes issued in respect of the other Aircraft may not be in default, and, if not, no remedies will be exercisable under the applicable Indentures with respect to such other Aircraft.

   Section 1110 of the U.S. Bankruptcy Code provides in relevant part that, except as described in the following sentence, the right of lessors, conditional vendors and holders of security interests with respect to "equipment" (as defined in Section 1110) to take possession of such equipment in compliance with the provisions of a lease, conditional sale contract or security agreement, as the case may be, is not affected by any other provision of the U.S. Bankruptcy Code. Section 1110 of the U.S. Bankruptcy Code provides in relevant part, however, that the right of a lessor, conditional vendor or holder of a security interest to take possession of an aircraft in the event of an event of default may not be exercised for 60 days following the date of commencement of the reorganization proceedings and may not be exercised at all if, within such 60 day period (or such longer period consented to by the lessor, conditional vendor or holder of a security interest and approved by the court), the debtor-in-possession agrees to perform the debtor's obligations that become due on or after such date and cures all existing defaults (other than defaults resulting solely from the financial condition, bankruptcy, insolvency or reorganization of the debtor).

   "Equipment" is defined in Section 1110, in part, as "an aircraft, aircraft engine, propeller, appliance, or spare part (as defined in section 40102 of Title 49 of the United States Code) that is subject to a security interest granted by, leased to, or conditionally sold to a debtor that at the time such transaction is entered into, holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo."

   It is a condition to the Trustee's obligation to purchase Equipment Notes with respect to each Aircraft that outside counsel to Midway, which is expected to be Fulbright & Jaworski L.L.P., provide its opinion to the Trustees that, if Midway were to become a debtor under Chapter 11 of the U.S. Bankruptcy Code, the Owner Trustee, as lessor under each of the Leases, and the Loan Trustee of the Leased Aircraft Indentures, as assignee of such Owner Trustee's rights under each of the Leases pursuant to each of the related Indentures, and the Loan Trustee under each Owned Aircraft Indenture, as holder of a security interest in the related Owned Aircraft, would be entitled to the benefits of
Section 1110 of the U.S. Bankruptcy Code with respect to the airframe and engines comprising the related Aircraft, but such opinion may provide that such Owner Trustee or any such Loan Trustee may not be entitled to such benefits with respect to any replacement of an Aircraft after an Event of Loss in the future (the consummation of which replacement is conditioned upon the contemporaneous delivery of an opinion of counsel to the effect that the related Loan Trustee's entitlement to Section 1110 benefits should not be diminished as a result of such replacement) or with respect to the replacement of an engine in accordance with the terms of the Lease (but Section 1110 would be available as to the original airframe and engine(s) and might or might not be independently available as to the replaced engine(s)).

   This opinion will be subject to certain qualifications and assumptions including the assumptions that Midway at the time of entering into the applicable Lease or Owned Aircraft Indenture holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. See "--Certain Provisions of the Leases and the Owned Aircraft Indentures--Events of Loss." The opinion will not address the availability of Section 1110 with respect to the bankruptcy proceedings of any possible lessee of an Owned Aircraft which may be leased by Midway, or of any sublessee of a Leased Aircraft which may be subleased by Midway. For a description of certain limitations on the Loan Trustee's exercise of rights contained in the Indenture, see "--Indenture Defaults, Notice and Waiver."

   If an Indenture Default under any Indenture occurs and is continuing, any sums held or received by the related Loan Trustee may be applied to reimburse such Loan Trustee for any tax, expense or other loss incurred by it and to pay any other amounts due to such Loan Trustee prior to any payments to holders of the Equipment Notes issued under such Indenture. (Indentures, Section 5.03).


   In the event of bankruptcy, insolvency, receivership or like proceedings involving an Owner Participant, it is possible that, notwithstanding that the applicable Aircraft is owned by the related Owner Trustee in trust, such Aircraft and the related Lease and Equipment Notes might become part of such proceeding. In such event, payments under such Lease or on such Equipment Notes may be interrupted and the ability of the related Loan Trustee to exercise its remedies under the related Indenture might be restricted, though such Loan Trustee would retain its status as a secured creditor in respect of the related Lease and the related Aircraft.

Modification of Indentures and Leases

   Without the consent of holders of a majority in principal amount of the Equipment Notes outstanding under any Indenture, the provisions of such Indenture and any related Lease, Participation Agreement or Trust Agreement may not be amended or modified, except to the extent indicated below.

   Certain provisions of any Leased Aircraft Indenture, and of the Lease, Participation Agreement and Trust Agreement related thereto, may be amended or modified by the parties thereto without the consent of the relevant Loan Trustee or any holders of the Equipment Notes outstanding under such Indenture, subject to certain conditions. In the case of each Lease, such provisions include, among others, provisions relating to:

  . the return to the related Owner Trustee of the related Aircraft at the end of the term of such Lease,

  . the renewal of such Lease and the option of Midway at the end of the term of such Lease to purchase the related Aircraft,

  . maintenance, operation and use of the Aircraft, and

  . the list of countries in which a permitted sublessee may be headquartered or in which an Aircraft may, in some circumstances, be re-registered. (Indentures, Section 8.01).

   Without the consent of the holder of each Equipment Note outstanding under any Indenture affected thereby and the Liquidity Provider, no amendment of or supplement to such Indenture may, among other things:

  . reduce the principal amount of, or Make-Whole Premium, if any, or interest payable on, any Equipment Notes issued under such Indenture or change the date on which or the priority with respect to which any principal, Make-Whole Premium, if any, or interest is due and payable,


  . create any security interest with respect to the property prior to or pari passu with the lien of such Indenture, except as provided in such Indenture, or deprive any holder of an Equipment Note issued under such Indenture of the benefit of the lien of such Indenture upon the property subject thereto, or

  . reduce the percentage in principal amount of outstanding Equipment Notes issued under such Indenture necessary to modify or amend any provision of such Indenture or to waive compliance therewith. (Indentures, Section 13.02).

Indemnification

   Midway is required to indemnify each Loan Trustee, each Owner Participant, each Owner Trustee, each Liquidity Provider, the Subordination Agent, the Escrow Agent and each Trustee, but not the holders of Certificates, for certain losses, claims and other matters. Midway will be required under certain circumstances to indemnify each Owner Participant against the loss of depreciation deductions and certain other benefits allowable for certain income tax purposes with respect to the related Leased Aircraft.

   The Loan Trustee is not under any obligation to take any action, risk liability or expend its own funds under the Indenture if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk is not reasonably assured to it.

The Leases and Certain Provisions of the Leases and the Owned Aircraft
Indentures

   Each Leased Aircraft will be leased to Midway by the relevant Owner Trustee under the relevant Lease. Each Owned Aircraft will be owned by Midway.

 Lease Terms and Rentals

   Each Leased Aircraft will be leased separately for a term (with respect to any Leased Aircraft, the "Term") commencing on the date of the delivery of such Aircraft to the relevant Owner Trustee and expiring not earlier than the latest maturity date of the Equipment Notes issued pursuant to the related Indenture. Basic Rent payments for each Aircraft are payable semiannually on each Lease Payment Date. Such payments, together with certain other payments that Midway is obligated to make or cause to be made under the related Lease, have been assigned by the Owner Trustee under the related Indenture to provide the funds necessary to make payments of principal and interest due or expected to be due from the Owner Trustee on the Equipment Notes issued under such Indenture and Liquidity Obligations under the related Liquidity Facility.

   In certain cases, the Basic Rent payments under the Leases may be adjusted, but each Lease provides that under no circumstances will rent payments by Midway be less than the scheduled payments on the related Equipment Notes. (Leases, Section 3(f)). The balance of any such Basic Rent payment and such other payments, after payment of amounts due or expected to be due on the related Equipment Notes and certain other amounts, will be paid over to the related Owner Trustee. (Indentures, Section 5.01). Midway's obligations to pay rent and to make, or cause to be made, other payments under each Lease are general unsecured obligations of Midway and will rank pari passu in right of payment with all other general unsecured indebtedness of Midway, and would be senior in right of payment to any subordinated indebtedness of Midway if any such subordinated indebtedness should exist. The rental obligations will also be effectively subordinated to any secured indebtedness of Midway to the extent of the value of the assets securing such indebtedness.

   Semiannual payments of interest on the Equipment Notes issued by Midway under an Owned Aircraft Indenture are payable on April 1 and October 1 of each year. The first such interest payment was made on April 1, 2001. Semiannual payments of principal under the Equipment Notes issued by Midway under an Owned Aircraft Indenture are payable on April 1 or October 1, or both, in certain years.

 Maintenance and Operation

   Each Owned Aircraft will be owned by Midway. Midway's obligations in respect of each of the Leased Aircraft will be those of a lessee under a "net lease." Accordingly, Midway is obligated to cause (x) each Leased Aircraft to be duly registered in the name of the Owner Trustee (except to the extent the relevant Owner Trustee or Owner Participant fails to meet applicable citizenship requirements) and (y) each Owned Aircraft to be duly registered in the name of Midway, and in each such case, to pay all costs of operating the Aircraft and, at the expense of Midway, and to the extent set forth in such Lease or Owned Aircraft Indenture, as the case may be, to maintain, service, repair and overhaul the Aircraft (or cause the Aircraft to be maintained, serviced, repaired and overhauled) so as to keep the Aircraft in such operating condition as may be necessary to enable the airworthiness certification of such Aircraft to be maintained in good standing at all times under the applicable rules and regulations of the country of registry of the Aircraft, except during temporary periods of grounding or during storage or the conduct of maintenance procedures, in each case subject to certain limitations. Notwithstanding anything to the contrary set forth above, Midway is also required to cause the Aircraft to be maintained in accordance with maintenance standards at least comparable to those required by the FAA or the central civil aviation authority of the United Kingdom, France, Germany, Japan, the Netherlands or Canada. (Leases, Section 5(d); Owned Aircraft Indentures, Section 4.01(d); Participation Agreements, Section 6.03(b)).

   Midway will not (and will not permit any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee, in the case of an Owned Aircraft to) use or operate any Aircraft in violation of any applicable law or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any competent government authority unless:

  . the validity thereof is being contested in good faith and by appropriate proceedings which do not involve a material danger of the sale, forfeiture or loss of the airframe or any engine, or

  . it is not possible for Midway to comply with the laws of a jurisdiction other than the United States (or other than any jurisdiction in which the Aircraft is then registered) because of a conflict with the applicable laws of the United States (or such jurisdiction in which the Aircraft is then registered). (Leases, Section 5(c); Owned Aircraft Indentures, Section 4.01(e)).

   Midway must make (or cause to be made) all alterations, modifications and additions to each airframe and engine necessary to meet the applicable standards of the FAA or any other applicable governmental authority of another jurisdiction in which the Aircraft may be registered, provided, that Midway may, in good faith, contest the validity or application of any such standard in any reasonable manner which does not materially adversely affect the Lessor (in the case of a Leased Aircraft) or the lien of the Indenture.

   Midway (or any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee, in the case of an Owned Aircraft) may add further parts and make other alterations, modifications and additions to any airframe or any engine as Midway (or any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee, in the case of an Owned Aircraft) may deem desirable in the proper conduct of its business, including removal of parts, so long as such alterations, modifications or additions do not in Midway's reasonable judgment, diminish the value, utility, condition or airworthiness of such airframe or engine below the value, utility, condition or airworthiness thereof immediately prior to such alteration, modification, addition or removal (assuming such airframe or engine was maintained in accordance with the Lease or Owned Aircraft Indenture, as the case may be), except that the value (but not the utility, condition or airworthiness) of any airframe or engine may be reduced from time to time by the value of the obsolete parts which are removed so long as the aggregate value of such obsolete parts removed and not replaced shall not exceed $300,000 per Aircraft.

   In the case of a Leased Aircraft, title to parts incorporated or installed in or added to such airframe or engine as a result of such alterations, modifications or additions vest in the Owner Trustee subject to certain exceptions. In certain circumstances, Midway (or any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee, in the case of an Owned Aircraft) is permitted to remove parts which were added by Midway (or any Sublessee, in the case of a Leased Aircraft, or Permitted Lessee in the case of an Owned Aircraft) (without replacement) from an airframe or engine so long as certain conditions are met and any such removal does not, among other things specified in each Lease, materially diminish or impair the value, utility, condition or airworthiness which such airframe or engine would have had at such time had such addition, alteration or modification not occurred. (Leases, Sections 7(a), 7(b), 7(c) and 7(d); Owned Aircraft Indentures, Sections 4.03(a), 4.03(b), 4.03(c) and 4.03(d)).

   Except as set forth above, Midway is obligated to replace or cause to be replaced all parts (other than severable parts added at the option of Midway or unsuitable parts that Midway is permitted to remove to the extent described above) that are incorporated or installed in or attached to any airframe or any engine and become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any such replacement parts become subject to the related Lease (in the case of a Leased Aircraft) and the lien of the related Indenture in lieu of the part replaced. (Leases, Sections 7(a) and 7(b); Owned Aircraft Indentures, Sections 4.03(a) and 4.03(b)).

 Registration, Subleasing and Possession

   Midway may, under certain circumstances, re-register an Aircraft in certain jurisdictions outside the United States, subject to, among other conditions and limitations specified in each Lease (in the case of a Leased Aircraft) or Owned Aircraft Indenture (in the case of an Owned Aircraft) and the related Participation Agreement, the lien of the related Indenture continuing as a first priority security interest in the related Aircraft and (in the case of a Leased Aircraft) Lease. Midway is also permitted, subject to certain limitations, to sublease or lease, as the case may be, any Aircraft to any United States certificated air carrier which is not subject to bankruptcy or similar proceedings when the sublease or lease, as the case may be, begins, to certain airframe or engine manufacturers or to certain foreign entities so long as, in the case of any Leased Aircraft, the term of any such sublease does not extend beyond the term of the Lease applicable to such Aircraft, subject to certain exceptions.

   In addition, subject to certain limitations, Midway is permitted to transfer possession of any airframe or any engine other than by sublease or lease, as the case may be, including transfers of possession by Midway or any Sublessee, in the case of a Leased Aircraft or Permitted Lessee, in the case of an Owned Aircraft, in connection with certain interchange and pooling arrangements, transfers to the United States government and any instrumentality or agency thereof, and transfers in connection with maintenance or modifications.

   There are no general geographical restrictions on Midway's (or any Sublessee's, in the case of a Leased Aircraft, or Permitted Sublessee's in the case of an Owned Aircraft) ability to operate the Aircraft. (Leases, Section 5(a); Owned Aircraft Indentures, Section 4.01(a)). The extent to which the relevant Loan Trustee's lien would be recognized in an Aircraft if such Aircraft were located in certain countries is uncertain. See "Risk Factors-- Risk Factors Related to the Certificates and the Exchange Offer--It may be difficult, expensive and time-consuming for Allfirst Bank, as loan trustee, to repossess an aircraft if required payments are not made or another type of default occurs." In addition, any exercise of the right to repossess an Aircraft may be difficult, expensive and time-consuming, particularly when such Aircraft is located outside the United States and has been registered in a foreign jurisdiction or subleased to a foreign operator, and may be subject to the limitations and requirements of applicable law, including the need to obtain consents or approvals for deregistration or re-export of the Aircraft, which may be subject to delays and political risk. When a defaulting Sublessee or Permitted Lessee, as the case may be, or other permitted transferee is the subject of a bankruptcy, insolvency or similar event such as protective administration, additional limitations may apply.

   In addition, in the case of a Leased Aircraft at the time of obtaining repossession of the Aircraft under the related Lease or foreclosing on the lien on the Aircraft under the related Indenture, an airframe subject to such Lease may not be equipped with engines subject to the same Lease and, in such case, Midway is required to deliver engines attached to such airframe which shall be of the same or improved model as the engines (and, in any event, the two engines returned shall be of the same model) and suitable for installation and use on the airframe, and be in as good an operating condition as, such engines, assuming such engines were in the condition and repair required by the terms hereof immediately prior to such termination. Notwithstanding Midway's agreement in each Lease, in the event Midway fails to transfer title to engines not owned by the Owner Trustee that are attached on repossessed Aircraft, it could be difficult, expensive and time-consuming to assemble an Aircraft consisting of an airframe and engines subject to the Lease. See "Risk Factors-- Risk Factors Related to the Certificates and the Exchange Offer--It may be difficult, expensive and time-consuming for Allfirst Bank, as loan trustee, to repossess an aircraft if required payments are not made or another type of default occurs."

 Liens

   Midway is required to maintain each Aircraft free of any liens, other than:


  . the respective rights of Midway;

  . the lien of the relevant Indenture, and any other rights existing pursuant to the Aircraft Operative Agreements related thereto and, in the case of the Leased Aircraft, the rights of the Owner Participant and Owner Trustee under the applicable Lease, Indenture and other Aircraft Operative Agreements;

  . the rights of others in possession of the Aircraft in accordance with the terms of the Lease or the Owned Aircraft Indenture (including Sublessees and Permitted Lessees);

  . certain other customary liens permitted under such documents, including liens for taxes of Midway or any Sublessee or Permitted Lessee, as the case may be, either not yet due or being contested in good faith with due diligence and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of such airframe or any engine;

  . materialmen's, mechanics' and other similar liens arising in the ordinary course of Midway's (or any Sublessee's or Permitted Lessee's) business securing obligations that are not overdue, or are being

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   contested in good faith by appropriate proceedings not involving any material danger of the sale, forfeiture or loss of such airframe or engines;

  .  judgment liens for which there has been served a stay of execution;

  .  salvage and similar rights of insurers;

  . certain liens attributable to the Loan Trustee, or in the case of a Leased Aircraft, the Owner Participant or Owner Trustee; and

  . any other lien with respect to which Midway (or any Sublessee or Permitted Lessee) has provided a bond or other security adequate in the reasonable opinion of, in the case of a Leased Aircraft, the Owner Trustee or, in the case of an Owned Aircraft, the Loan Trustee. (Leases, Section 10; Owned Aircraft Indentures, Section 4.06).

 Insurance

   Subject to certain exceptions, Midway is obligated, at its or any Sublessee's or Permitted Lessee's, as the case may be, expense, to maintain or cause to be maintained on each Aircraft, with insurers of recognized responsibility, public liability and property damage insurance (exclusive of manufacturer's product liability insurance) and all-risk aircraft hull insurance, in such amounts, covering such risks and in such form as Midway customarily maintains with respect to other aircraft owned or operated by Midway, in each case similar to such Aircraft; provided, however, that, except to the extent of any self-insurance, the all-risk hull insurance shall be at least in an amount equal to the Termination Value (as specified in the applicable Lease) of such Aircraft (except with respect to any Owned Aircraft, in which case in an amount equal to the outstanding principal amount of the related Equipment Notes plus six months interest). (Leases, Sections 9(a) and 9(b); Owned Aircraft Indentures, Sections 4.05(a) and 4.05(b)).

   Subject to certain exceptions, the policies covering loss of or damage to an Aircraft shall be made payable, up to the Termination Value for such Aircraft (in the case of a Leased Aircraft) or up to the amount of outstanding principal of the Equipment Notes plus accrued interest (in the case of an Owned Aircraft), to the related Loan Trustee for any loss involving proceeds in excess of $2 million and the entire amount of any loss involving proceeds of $2 million or less and not involving an Event of Loss shall be paid to Midway, except that in the event a Lease Event of Default (in the case of a Leased Aircraft) or Indenture Event of Default (in the case of an Owned Aircraft) or a payment default or certain bankruptcy defaults (a "Specified Default") occurs and is continuing the relevant Loan Trustee can notify the insurers that all insurance proceeds must be paid to the relevant Loan Trustee. (Leases, Section 9(c)).

   With respect to required insurance, Midway may, in addition to maintaining normal deductibles, in the case of public liability and property damage insurance and all-risk hull insurance, maintain self-insurance, by way of deductible or otherwise, per occurrence or on a fleet-wide basis of not more than $15 million. (Leases, Section 9(d); Owned Aircraft Indentures, Section 4.05(d)).

   In respect of each Aircraft, Midway is required to cause the relevant Owner Trustee, if applicable, and Loan Trustee and certain other persons to be included as additional insureds as their respective interests may appear under all liability insurance policies required by the terms of the Lease or Owned Aircraft Indenture, as the case may be, with respect to such Aircraft. (Leases, Section 9(c); Owned Aircraft Indentures, Section 4.05(c)).

   Subject to certain customary exceptions, Midway may not operate (or permit any Sublessee or Permitted Lessee to operate) any Aircraft in any area that is excluded from coverage by any insurance policy in effect with respect to such Aircraft and required by the Lease or owned Aircraft Indenture, as the case may be. (Leases, Section 5(c); Owned Aircraft Indentures, Section 4.01(c)).


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   Midway's obligation to provide any insurance required by each Lease or Owned
Aircraft Indenture, as the case may be, shall be satisfied if indemnification from, or insurance provided by, the United States government against the risks requiring such insurance under such Lease or Owned Aircraft Indenture, when added to the amount of insurance against such risks otherwise maintained by or for the benefit of Midway, has a combined effect substantially the same as the amount of insurance against such risks otherwise required by such Lease or the Owned Aircraft Indenture, as the case may be. (Leases, Sections 9(a) and 9(b); Owned Aircraft Indentures, Sections 4.05(a) and 4.05(b)).

 Lease Termination

   So long as no Event of Default shall be continuing, Midway may terminate any Lease on any Termination Date occurring after the fifth anniversary of the delivery date, if it determines that such Aircraft is obsolete or surplus to Midway's equipment requirements and subject to certain other limitations specified in such Leases. Upon payment of the Termination Value for such Aircraft, which will be in an amount at least equal to the outstanding principal amount of the related Equipment Notes and an amount equal to the Make-Whole Premium, if any, payable on such date of payment, together with certain additional amounts and together with all accrued and unpaid interest thereon, the lien of the relevant Indenture shall be released, the relevant Lease shall terminate, and the obligation of Midway thereafter to make scheduled rent payments under such Lease shall cease. (Leases, Section 14; Leased Aircraft Indentures, Section 6.02).

 Renewal and Purchase Options

   At the end of the term of each Lease after final maturity of the related Equipment Notes and subject to certain conditions, Midway will have certain options to renew such Lease for additional limited periods. In addition, Midway will have the right at the end of the term of each Lease to purchase the Aircraft subject thereto for an amount to be calculated in accordance with the terms of such Lease. (Leases, Section 13).

   Midway will also have the option to purchase the Aircraft subject to a Lease on certain specified dates and upon the occurrence of certain events prior to the end of the term of the Lease. In the event Midway exercises such a purchase option in respect of an Aircraft, the purchase price therefor shall be calculated in accordance with the provisions of the related Lease, but in any event shall be sufficient to pay all principal of, Make-Whole Premium, if any, on and interest on the related Equipment Notes in full and, upon payment thereof, Midway shall acquire such Aircraft free of the lien of the related Indenture, unless upon satisfaction of certain conditions, Midway chooses to assume on a full recourse basis all of such Owner Trustee's obligations in respect of the related Equipment Notes and acquires the Aircraft subject to the lien of the related Indenture. (Leases, Section 13(b); Leased Aircraft Indentures, Sections 2.12 and 6.02; Participation Agreements, Section 7.11). See "Description of the Equipment Notes--Redemption."

 Events of Loss

   If an Event of Loss occurs with respect to any Aircraft, Midway is obligated either:

  . so long as no Event of Default (in the case of a Leased Aircraft) or Indenture Event of Default (in the case of an Owned Aircraft) is continuing, to replace such Aircraft, or

  . to pay to the related Owner Trustee or the Owned Aircraft Trustee, as the case may be, the applicable Termination Value or the outstanding principal amount of the Equipment Notes plus accrued interest, as the case may be, together with certain additional amounts.

   If Midway elects to replace such Aircraft, it must do so no later than 180 days after the related Event of Loss, with an airframe or airframe and engines (such airframe and engines to be of the same or a comparable or improved model) free and clear of all liens (other than permitted liens) and having a value and utility at least

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


equal to such airframe or engines, as the case may be, comprising part of the Aircraft immediately prior to the Event of Loss, assuming maintenance, condition and airworthiness thereof in accordance with the relevant Lease or the Owned Aircraft Indenture, as the case may be.

   If Midway elects to pay the Termination Value or the outstanding amount of principal and interest, as the case may be, for such Aircraft or elects to replace such Aircraft but fails to do so within the time periods specified therefor, Midway must make such payment not later than the 180th day after the Event of Loss. Upon making such payment with respect to a Leased Aircraft together with all other amounts then due under the related Lease with respect to such Aircraft, which in all circumstances will be at least sufficient to pay in full as of the date of payment the principal amount of the related Equipment Notes and all accrued and unpaid interest due thereon (but without any Make-Whole Premium), the Lease for such Aircraft shall terminate and the obligation of Midway to make the scheduled Basic Rent payments with respect thereto shall cease. Upon making such payment with respect to an Owned Aircraft, the Equipment Notes issued with respect to such Owned Aircraft will be redeemed in full. (Leases, Sections 8(a); Owned Aircraft Indenture, Section 4.04(a); Indentures, Sections 5.02, 6.02 and 9.08).

   If an Event of Loss occurs with respect to an engine alone, Midway is required to replace such engine within 90 days from the date of such Event of Loss with another engine, free and clear of all liens (other than permitted liens), of the same or improved make and model and having a value and utility and in as good operating condition as the engine being replaced (assuming that such engine had been maintained in accordance with the Lease or the Owned Aircraft Indenture, as the case may be). (Leases, Section 7(e); Owned Aircraft Indenture, Section 4.03(e); Indentures, Section 9.08).

   An "Event of Loss" with respect to an Aircraft, airframe or any engine means any of the following events with respect thereto:

  . theft, hijacking or disappearance for a period in excess of 30 consecutive days (or 60 consecutive days so long as Lessee is diligently pursuing recovery of such property), or with respect to any Leased Aircraft, such shorter period ending on the expiration of the Term;

  . destruction, damage beyond economic repair or rendition of such property permanently unfit for normal use for any reason whatsoever;

  . any event which results in an insurance settlement with respect to such property on the basis of an actual, constructive or compromised total loss;

  . with respect to the airframe only, requisition of use of such property by any foreign government or purported government or any agency or instrumentality thereof (other than the United States government), for a period in excess of 180 consecutive days (for certain specified countries) or 30 consecutive days (for any other country) or, with respect to any Leased Aircraft, such shorter period ending on the expiration of the Term;

  . with respect to any Leased Aircraft, and with respect to the airframe only, requisition of use of such property by the United States government for a period extending beyond the Term;

  . condemnation, confiscation or seizure of, or requisition of title of such property by any foreign government or purported government or any agency or instrumentality thereof or by the United States government, for a period in excess of 10 consecutive days or such shorter period ending on the expiration of the Term;

  . with respect to an engine only, the requisition or taking of use thereof by any government, or instrumentality or agency thereof and any divestiture of title or ownership deemed to be an Event of Loss with respect to an engine pursuant to the terms of the Lease; and

  . as a result of any law, rule, regulation, order or other action by the FAA or other governmental body having jurisdiction, the use of the Aircraft or airframe in the normal course of air transportation of

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


   passengers shall have been prohibited by virtue of a condition affecting all 737s equipped with engines of the same make and model as the engines for a period of 180 consecutive days (or, in the case of a Leased Aircraft, beyond the end of the Term), unless the Lessee, prior to the expiration of such 180-day period, shall be diligently carrying forward all necessary and desirable steps to permit normal use of the Aircraft and shall within 12 months have conformed at least one 737 (but not necessarily the Aircraft) to the requirements of any such law, rule, regulation, order or action, and shall be diligently pursuing conformance of the Aircraft in a non-discriminatory manner.

An Event of Loss with respect to an Aircraft is deemed to have occurred if an Event of Loss occurs with respect to the airframe which is a part of such Aircraft. (Leases, Section 8; Owned Aircraft Indentures, Section 4.04).

 Lease Events of Default

   Lease Events of Default include:

  . failure by Midway to pay any payment of Basic Rent, Termination Value or Supplemental Rent constituting any Make-Whole Premium under such Lease within 10 days after the same shall have become due;

  . failure by Midway to pay Supplemental Rent (other than Termination Value or any Make-Whole Premium) when due and such failure continues for 30 days after Midway's receipt of written notice thereof (which default may be declared in certain instances only by the Owner Participant);

  . failure by Midway to perform or observe any other covenant or agreement to be performed or observed by it under the applicable Lease or any Operative Agreement and such failure shall have continued unremedied for a period of 30 days after Midway shall have received written notice of such failure; provided, however, that no such failure shall constitute a Lease Event of Default so long as such failure can be remedied, Midway is diligently proceeding to remedy such failure, and such failure is remedied within a period of up to 180 days of receipt of such notice;


  . any representation or warranty (other than tax representations and warranties) made by Midway under the Aircraft Operative Agreements shall have proved to have been incorrect in any material respect when made, remains material when discovered and is not cured within 30 days after notice to Midway of such incorrectness by the Owner Trustee;

  . the occurrence of certain events of bankruptcy, reorganization or insolvency of Midway; and

  . failure by Midway to carry and maintain (or cause to be carried and maintained) insurance on or in respect of any Aircraft in accordance with the provisions of such Lease, subject to certain exceptions and grace periods. (Leases, Section 16).

   If a Lease Event of Default has occurred and is continuing and the Lease has been declared to be in default, the Owner Trustee may, subject to certain limitations relating to aircraft subject to the CRAF Program, exercise one or more of the remedies provided in such Lease with respect to the related Aircraft. Such remedies include the right to repossess and use or operate such Aircraft, to sell or release such Aircraft free and clear of Midway's rights and retain the proceeds and to require Midway to pay as liquidated damages any accrued and unpaid Basic Rent plus an amount equal to the excess of the Termination Value of such Aircraft over the net sale proceeds thereof plus interest thereon or the excess of the Termination Value of such Aircraft over the Fair Market Value of the Aircraft, plus interest thereon. (Leases, Section
17).

   Indenture Defaults under the Owned Aircraft Indenture are discussed above under "Indenture Defaults, Notice and Waiver." Remedies under the Owned Aircraft Indenture are discussed above under "--Remedies."


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 Certain Defined Terms Under the Leases

   "Basic Rent" means, for any Aircraft, the aggregate periodic rent payable throughout the Basic Term for such Aircraft pursuant to the related Lease subject to certain adjustments.

   "CRAF Program" means the Civil Reserve Air Fleet Program administered by the United States government.

   "Sublessee" means any sublessee permitted under a Lease from time to time.


   "Supplemental Rent" means all amounts, liabilities, indemnities and obligations (other than Basic Rent) which Midway assumes or agrees to pay under each Lease and the agreements related thereto.

 Certain Defined Terms Under the Owned Aircraft Indentures

   "Permitted Lessee" means any lessee permitted under an Owned Aircraft Indenture from time to time.

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


               MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

General

   The following summary describes the material U.S. federal income tax consequences to Certificateholders of the purchase, ownership and disposition of the Certificates, and in the opinion of special tax counsel to Midway, is accurate in all material respects with respect to the matters discussed therein.

   Except as otherwise specified, this summary is addressed to beneficial owners of Certificates ("U.S. Certificateholders") that are:

  .  citizens or residents of the United States,

  . corporations, partnerships or other entities created or organized in or under the laws of the United States or any state therein or the District of Columbia,

  . estates the income of which is subject to U.S. federal income taxation regardless of its source, or

  . generally, trusts that meet the following two tests: (a) a U.S. court is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust ("U.S. Persons") that will hold the Certificates as capital assets.

   This summary does not address the tax treatment of U.S. Certificateholders that may be subject to special tax rules, such as banks, insurance companies, dealers in securities or commodities, tax-exempt entities, holders that will hold Certificates as part of a straddle or holders that have a "functional currency" other than the U.S. dollar, nor, except as specifically indicated, does it address the tax treatment of U.S. Certificateholders that do not acquire Certificates at the initial offering price as part of the initial offering. The summary does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a decision to purchase Certificates. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than the United States.

   This summary is based upon the tax laws and practice of the United States as in effect on the date of this prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing are subject to change, which change could apply retroactively. Prospective investors should note that no rulings have been sought from the U.S. Internal Revenue Service (the "IRS") with respect to the tax consequences described below, and no assurance can be given that the IRS will not take contrary positions. The Trusts are not indemnified for any U.S. federal income taxes that may be imposed upon them, and the imposition of any such taxes on a Trust could result in a reduction in the amounts available for distribution to the Certificateholders of such Trust. Prospective investors should consult their own tax advisors with respect to the federal, state, local and foreign tax consequences to them of the purchase, ownership and disposition of the Certificates.

Tax Status of the Exchange Offer

   The exchange of an Old Certificate by a U.S. Certificateholder for an Exchange Certificate (as described under "The Exchange Offer") will not constitute a taxable exchange. As a result, a U.S. Certificateholder will not recognize taxable gain or loss upon receipt of an Exchange Certificate. A U.S. Certificateholder's tax basis and holding period for the related Deposits, Equipment Notes and any other assets held by the corresponding Trust will be the same tax basis and holding period of such assets immediately before the exchange. There are no U.S. federal income tax consequences to a holder of Old Certificates that does not participate in the Exchange Offer.


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


Tax Status of the Trusts

   While there is no authority addressing the characterization of entities that are similar to the Trusts in all material respects, each Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will not be subject to federal income tax. Each Trust will file federal income tax returns and report to investors on the basis that it is a grantor trust under Subpart E, Part I of Subchapter J of the Code. If a Trust were treated as a partnership for U.S. federal income tax purposes rather than as a grantor trust, the consequences to U.S. Certificateholders and, to the extent described below, Non-U.S. Certificateholders, would not be materially different. The remainder of this discussion describes the consequences of the treatment as a grantor trust. Certificateholders who are not U.S. Persons should consult their own tax advisors as to the suitability to them of an investment in the Certificates.


Taxation of Certificateholders Generally

   A U.S. Certificateholder will be treated as owning its pro rata undivided interest in the relevant Deposits and each of the Equipment Notes, the Trust's contractual rights and obligations under the Note Purchase Agreement, and any other property held by the Trust. Accordingly, each U.S. Certificateholder's share of interest paid on Equipment Notes will be taxable as ordinary income, as it is paid or accrued, in accordance with such U.S. Certificateholder's method of accounting for U.S. federal income tax purposes, and a U.S. Certificateholder's share of Make-Whole Premium, if any, paid on redemption of an Equipment Note will be treated as capital gain. Each U.S. Certificateholder's share of interest income on the Deposits will be taxable as it is paid or accrued, in accordance with such holder's method of accounting for U.S. federal income tax purposes. In addition, the Deposits may be subject to the original issue discount and contingent payment rules, with the result that a U.S. Certificateholder may be required to include interest income from a Deposit using the accrual method of accounting regardless of its normal method and with a possible slight deferral in the timing of income recognition as compared to holding a single debt instrument with terms comparable to a Certificate. A U.S. Certificateholder's share of Deposit Make-Whole Premium, if any, paid with respect to the return of unused Deposits may be treated as ordinary income. Any amounts received by a Trust under a Liquidity Facility will be treated for U.S. federal income tax purposes as having the same characteristics as the payments they replace.

   In the case of a subsequent purchaser of a Certificate, the purchase price for the Certificate should be allocated among the relevant Deposits and the assets held by the relevant Trust (including the Equipment Notes and the rights and obligations under the Note Purchase Agreement with respect to Equipment Notes not theretofore issued) in accordance with their relative fair market values at the time of purchase. Any portion of the purchase price allocable to the right and obligation under the Note Purchase Agreement to acquire an Equipment Note should be included in the purchaser's basis in its share of the Equipment Note when issued. Although the matter is not entirely clear, in the case of a purchaser after initial issuance of the Certificates but prior to the Delivery Period Termination Date, if the purchase price reflects a "negative value" associated with the obligation to acquire an Equipment Note pursuant to the Note Purchase Agreement being burdensome under conditions existing at the time of purchase (e.g., as a result of the interest rate on the unissued Equipment Notes being below market at the time of purchase of a Certificate), such negative value probably would be added to such purchaser's basis in its interest in the Deposits and the remaining assets of the Trust and reduce such purchaser's basis in its share of the Equipment Notes when issued. The preceding two sentences do not apply to purchases of Certificates following the Delivery Period Termination Date.

   A U.S. Certificateholder who is treated as purchasing an interest in a Deposit or an Equipment Note at a market discount (generally, at a cost less than its remaining principal amount) that exceeds a statutorily defined de minimis amount will be subject to the "market discount" rules of the Code. These rules provide, in part, that gain on the sale or other disposition of a debt instrument with a term of more than one year and partial principal payments (including partial redemptions) on such a debt instrument are treated as ordinary income to the extent of accrued but unrecognized market discount. The market discount rules also provide for deferral of interest deductions with respect to debt incurred to purchase or carry a debt instrument that has market

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


discount. A U.S. Certificateholder who purchases an interest in a Deposit or an Equipment Note at a premium may elect to amortize the premium as an offset to interest income on the Deposit or Equipment Note under rules prescribed by the Code and Treasury regulations promulgated under the Code.

   Each U.S. Certificateholder will be entitled to deduct, consistent with its method of accounting, its pro rata share of fees and expenses paid or incurred by the corresponding Trust as provided in Section 162 or 212 of the Code. Certain fees and expenses, including fees paid to the Trustee and the Liquidity Provider, will be borne by parties other than the Certificateholders. It is possible that such fees and expenses will be treated as constructively received by the Trust, in which event a U.S. Certificateholder will be required to include in income and will be entitled to deduct its pro rata share of such fees and expenses. If a U.S. Certificateholder is an individual, estate or trust, the deduction for such holder's share of such fees or expenses will be allowed only to the extent that all of such holder's miscellaneous itemized deductions, including such holder's share of such fees and expenses, exceed 2% of such holder's adjusted gross income. In addition, in the case of U.S. Certificateholders who are individuals, certain otherwise allowable itemized deductions will be subject generally to additional limitations on itemized deductions under applicable provisions of the Code.

   An Owner Participant's conveyance of its interest in an Owner Trust should not constitute a taxable event to U.S. Certificateholders with respect to Equipment Notes attributable to the Leased Aircraft. However, if an Owner Trust were to assume Midway's obligations under Equipment Notes with respect to an Owned Aircraft upon conversion to a Leased Aircraft or if Midway were to assume an Owner Trust's obligations under the Equipment Notes upon its purchase of a Leased Aircraft pursuant to an option to purchase such aircraft prior to the end of its lease term, either such assumption may be treated for U.S. federal income tax purposes as a taxable exchange by U.S. Certificateholders of the Equipment Notes for "new" Equipment Notes resulting in the recognition of taxable gain (but possibly not loss) equal to the difference, if any, between the U.S. Certificateholder's adjusted basis in its interest in the Equipment Notes and the amount realized on such exchange (except to the extent attributable to accrued interest, which would be taxable as interest income if not previously included in income). For this purpose the amount realized (and the issue price of the "new" Equipment Note) will be equal to the fair market value of the U.S. Certificateholder's pro rata share of the respective Equipment Notes at such time if the Equipment Notes are considered to be "publicly traded" within the meaning of applicable Treasury regulations promulgated under the Code on original issue discount and otherwise will equal to their principal amount (or, under certain circumstances, a lesser imputed principal amount). Although the Certificates may be "tradable on an established market" for purposes of these Treasury regulations, the Equipment Notes will not be so tradable. There is no authority under the current Treasury regulations or otherwise, however, that addresses the determination of the amount realized in this context or one similar in all material respects.

   In the event of an assumption by an Owner Trustee of Midway's obligations under Equipment Notes with respect to an Owned Aircraft, Midway will:

  . provide to the relevant Owned Aircraft Trustee with an opinion of counsel that the Trusts will not be subject to U.S. federal income tax as a result of such assumption, and

  . furnish to the relevant Owned Aircraft Trustee either (A) an opinion that the Certificateholders will not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such assumption had not occurred or (B) furnish to the relevant Owned Aircraft Trustee both an opinion of counsel that the Certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and should be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred and an indemnity in favor of the Certificateholders in form and substance reasonably satisfactory to the relevant Owned Aircraft Trustee.

   Similarly, in the event of an assumption by Midway of an Owner Trust's obligations under Equipment Notes with respect to Leased Aircraft, Midway will


  . furnish to the relevant Leased Aircraft Trustee an opinion that the Trusts will not be subject to U.S. federal income taxation as a result of such assumption, and

  . furnish to the relevant Leased Aircraft Trustee either (A) an opinion of counsel to the effect that no Certificateholders will be required to recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such assumption had not occurred or (B) both an opinion of counsel that the Certificateholders should not recognize gain or loss for U.S. federal income tax purposes in connection with such assumption and should be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such assumption had not occurred and an indemnity in favor of the Certificateholders in form and substance reasonably satisfactory to the relevant Leased Aircraft Trustee.

Effect of Subordination of Class B and Class C Certificateholders

   The Class B Trust or the Class C Trust (such Trusts being the "Subordinated Trusts" and the related Certificates being the "Subordinated Certificates") may receive less than the full amount of the receipts of interest, principal or premium paid with respect to the Equipment Notes held by it (any shortfall in such receipts being the "Shortfall Amounts") because of the subordination of the Equipment Notes held by such Trust under the Intercreditor Agreement. Although there is no authority directly addressing the treatment of the corresponding owners of beneficial interests in the Subordinated Certificates (the "Subordinated Certificateholders"), such certificateholders would probably be treated for federal income tax purposes as if they had (1) received as distributions their full share of such receipts, (2) paid over to the relevant senior Class of Certificateholders an amount equal to their share of such Shortfall Amount, and (3) retained the right to reimbursement of such amounts to the extent of future amounts payable to such Subordinated Certificateholders with respect to such Shortfall Amount.

   Under this analysis,

  . Subordinated Certificateholders incurring a Shortfall Amount would be required to include as current income any interest or other income of the corresponding Subordinated Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the relevant senior Class of Certificateholders,

  . a loss would only be allowed to such Subordinated Certificateholders when their right to receive reimbursement of such Shortfall Amount becomes worthless (i.e., when it becomes clear that funds will not be available from any source to reimburse such loss), and

  . reimbursement of such Shortfall Amount prior to such a claim of worthlessness would not be taxable income to Subordinated
     Certificateholders because such amount was previously included in income.

These results should not significantly affect the inclusion of income for Subordinated Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Subordinated Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method.

Sale or Other Disposition of the Certificates

   Upon the sale, exchange or other disposition of a Certificate and a related Deposit, a U.S. Certificateholder generally will recognize capital gain or loss (subject to the possible recognition of ordinary income under the market discount rules) equal to the difference between the amount realized on the disposition (other than any amount attributable to accrued interest which will be taxable as ordinary income) allocable to the related Equipment Notes or other Trust property and the related Deposits and the U.S. Certificateholder's adjusted tax basis in the Equipment Notes and any other property held by the corresponding Trust or the related Deposit, respectively. Any gain or loss will be long-term capital gain or loss to the extent attributable to property held by the Trust for more than one year. In the case of individuals, estates and trusts, the maximum rate of U.S. federal income tax on net long-term capital gains generally is 20%, compared to a 39.6% maximum rate for short-term capital gains. Any gain with respect to an interest in a Deposit likely will be treated as ordinary income.

Foreign Certificateholders

   Subject to the discussion of backup withholding below, payments of principal and interest on the Equipment Notes to, or on behalf of, any beneficial owner of a Certificate that is not a U.S. Person (a "Non-U.S. Certificateholder") will not be subject to U.S. federal withholding tax; provided, in the case of interest, that:

  . such Non-U.S. Certificateholder does not actually or constructively own 10% or more of the total combined voting power of all classes of the stock of Midway or any Owner Participant or any transferee of such Owner Participant's interest in the relevant owner trust,

  . such Non-U.S. Certificateholder is not a controlled foreign corporation for U.S. tax purposes that is related to Midway or any Owner Participant or any transferee of such Owner Participant's interest in the relevant owner trust, and

  . either (A) the Non-U.S. Certificateholder certifies, under penalties of perjury, that it is not a U.S. Person and provides its name and address and certain other information or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Certificate certifies, under penalties of perjury, that such statement has been received from the Non-U.S. Certificateholder by it or by another financial institution and furnishes the payor with a copy thereof.

   Any capital gain realized upon the sale, exchange, retirement or other disposition of a Certificate or upon receipt of premium paid on an Equipment Note by a Non-U.S. Certificateholder will not be subject to U.S. federal income or withholding taxes if (1) such gain is not effectively connected with a U.S. trade or business of the holder and (2) in the case of an individual, such holder is not present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition or receipt and certain other requirements are met.

   Any interest or gain described in the two preceding paragraphs will be subject to regular U.S. federal income tax at graduated rates if it is effectively connected with the conduct of a U.S. trade or business by a Non-U.S. Certificateholder.

Backup Withholding

   In general, information reporting requirements will apply to certain payments within the United States of principal, interest and premium on the Certificates, and to payments of the proceeds of certain sales of Certificates made to U.S. Certificateholders other than certain exempt recipients (such as corporations). Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to a backup withholding tax of 31% unless, in general, the Certificateholder fails to comply with certain reporting procedures or otherwise fails to establish an exemption from such tax under applicable provisions of the Code.

   Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or credit against such holder's U.S. federal income tax liability, if any, provided the required information is furnished to the IRS.

                          MATERIAL MARYLAND TAXES

   The Trustee is a state-chartered commercial bank, with trust powers, having its corporate trust office in the State of Maryland. In the opinion of Ober, Kaler, Grimes & Shriver, a Professional Corporation, counsel to the Trustee, under currently applicable law, assuming that the Trusts will not be classified as an association, a corporation or a publicly traded partnership taxable as a corporation for federal income tax purposes and will not be subject to federal income taxation:

  . the Trusts, by virtue of the Trustee being located in the State of Maryland, will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Maryland or any political subdivision thereof, and

  . Certificateholders that are not residents of or otherwise subject to tax in Maryland will not be subject to any tax (including, without limitation, net or gross income, tangible or intangible property, net worth, capital, franchise or doing business tax), fee or other governmental charge under the laws of the State of Maryland or any political subdivision thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate.

                              ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements on employee benefit plans subject to Title 1 of ERISA ("ERISA Plans"), and on those persons who are fiduciaries with respect to ERISA Plans. Investments by ERISA Plans are subject to ERISA's general fiduciary requirements, including, but not limited to, the requirement of investment prudence and diversification and the requirement that an ERISA Plan's investments be made in accordance with the documents governing the ERISA Plan.

   Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (as well as those of a plan that is not subject to ERISA but which is subject to section 4975 of the Code, such as individual retirement accounts (together with ERISA Plans, "Plans")) and certain persons (referred to as "Parties In Interest" or "Disqualified Persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code.

   The Department of Labor has promulgated a regulation, 29 CFR Section 2510.3-101 (the "Plan Asset Regulation"), describing what constitutes the assets of a Plan with respect to the Plan's investment in an entity for purposes of ERISA and Section 4975 of the Code. Under the Plan Asset Regulation, if a Plan invests (directly or indirectly) in a Certificate, the Plan's assets will include both the Certificate and an undivided interest in each of the underlying assets of the corresponding Trust, including the Equipment Notes held by such Trust, unless it is established that equity participation in the Trust by benefit plan investors (including but not limited to Plans and entities whose underlying assets include Plan assets by reason of an employee benefit plan's investment in the entity) is not "significant" within the meaning of the Plan Asset Regulation. In this regard, the extent to which there is equity participation in a particular Trust by, or on behalf of, Plans will not be monitored. If the assets of a Trust are deemed to constitute the assets of a Plan, transactions involving the assets of such Trust could be subject to the prohibited transaction provisions of ERISA and section 4975 of the Code unless a statutory or administrative exemption is applicable to the transaction.


   The fiduciary of a Plan that proposes to purchase and hold any Certificates should consider, among other things, whether such purchase and holding may involve:

  . the direct or indirect extension of credit to a party in interest or a disqualified person,

  . the sale or exchange of any property between a Plan and a party in interest or a disqualified person, or

  . the transfer to, or use by or for the benefit of, a party in interest or a disqualified person, of any Plan assets.

   Such parties in interest or disqualified persons could include, without limitation, Midway and its affiliates, the Owner Participants, the Placement Agents, the Trustees, the Escrow Agent, the Depositary, the Owner Trustees and the Liquidity Provider.

   In addition, whether or not the assets of a Trust are deemed to be Plan assets under the Plan Asset Regulation, if Certificates are purchased by a Plan and Certificates of a subordinate Class are held by a party in interest or a disqualified person with respect to such Plan, the exercise by the holder of the subordinate Class of Certificates of its right to purchase the senior Classes of Certificates upon the occurrence and during the continuation of a Triggering Event could be considered to constitute a prohibited transaction unless a statutory or administrative exemption were applicable. Depending on the identity of the Plan fiduciary making the decision to acquire or hold Certificates on behalf of a Plan, Prohibited Transaction Class Exemption ("PTCE") 91-38 (relating to investments by bank collective investment funds), PTCE 84-14 (relating to transactions effected by a "qualified professional asset manager"), PTCE 95-60 (relating to investments by an insurance company general account), PTCE 96-23 (relating to transactions directed by an in-house asset manager) or PTCE 90-1 (relating to investments by insurance company pooled separate accounts) (collectively, the "Class

Exemptions") could provide an exemption from the prohibited transaction provision of ERISA and section 4975 of the Code. However, there can be no assurance that any of these Class Exemptions or any other exemption will be available with respect to any particular transaction involving the Certificates.

   Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any Certificates.

   Any Plan fiduciary which proposes to cause a Plan to purchase any Certificates should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and section 4975 of the Code to such an investment, and to confirm that such purchase and holding will not constitute or result in a non-exempt prohibited transaction or any other violation of an applicable requirement of ERISA.

   Each person who acquires or accepts a Certificate or an interest therein, will be deemed by such acquisition or acceptance to have represented and warranted that either: (1) no Plan assets have been used to purchase such Certificate or an interest therein or (2) the purchase and holding of such Certificate or interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code pursuant to one or more prohibited transaction statutory or administrative exemptions.

   Each Plan fiduciary (and each fiduciary for a governmental or church plan subject to rules similar to those imposed on Plans under ERISA) should consult with its legal advisor concerning an investment in any of the Certificates.

                              PLAN OF DISTRIBUTION

   Each broker-dealer that receives Exchange Certificates for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Certificates. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Certificates received in exchange for Certificates where such Certificates were acquired as a result of market-making activities or other trading activities. Midway has agreed that for a period of 90 days after the Expiration Date, it will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

   Midway will not receive any proceeds from any sales of the Exchange Certificates by broker-dealers. Exchange Certificates received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Certificates or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Certificates.

   Any broker-dealer that resells the Exchange Certificates that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Certificates may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of the Exchange Certificates and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

   For a period of 90 days after the Expiration Date, Midway will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. Midway has agreed to pay certain expenses incident to the Exchange Offer, other than commissions or concessions of any brokers or dealers, and will indemnify the holders of the Exchange Certificates (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

   By acceptance of this Exchange Offer, each broker-dealer that receives Exchange Certificates for its own account pursuant to the Exchange Offer agrees that, upon receipt of notice from Midway of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice Midway agrees to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until Midway has amended or supplemented this prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented prospectus to such broker-dealer. If Midway shall give any such notice to suspend the use of the prospectus, it shall extend the 90-day period referred to above by the number of days during the period from and including the date of the giving of such notice to and including the date when broker-dealers shall have received copies of the supplemented or amended prospectus necessary to permit resales of the Exchange Certificates.

                                 LEGAL MATTERS

   The validity of the Exchange Certificates offered hereby will be passed upon for Midway by Fulbright & Jaworski L.L.P., New York, New York.

                                    EXPERTS

   The references to AISI, AvS and SH&E, and to their respective appraisal reports dated as of the following dates: AISI as of August 7, 2000; AvS as of August 9, 2000; and SH&E as of June 20, 2000 are included herein in reliance upon the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

   The financial statements (including schedule incorporated by reference) of Midway Airlines Corporation at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, appearing in this prospectus and registration statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon appearing and incorporated by reference elsewhere herein. The financial statements referred to above are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

                          MIDWAY AIRLINES CORPORATION

                         INDEX TO FINANCIAL STATEMENTS

Report of Independent Auditors............................................. F-2
Audited Financial Statements:
  Consolidated Balance Sheets at December 31, 2000 and 1999................ F-3
  Consolidated Statements of Operations for the Years Ended December 31,
   2000, 1999 and 1998..................................................... F-4
  Consolidated Statements of Stockholders' Equity at December 31, 2000,
   1999 and 1998........................................................... F-6
  Consolidated Statements of Cash Flows for the Years Ended December 31,
   2000, 1999 and 1998..................................................... F-7
  Notes to Consolidated Financial Statements............................... F-8

                      REPORT OF INDEPENDENT AUDITORS

Board of Directors and Stockholders

Midway Airlines Corporation

   We have audited the accompanying consolidated balance sheets of Midway Airlines Corporation and subsidiary as of December 31, 2000 and 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2000. Our audits also included the financial statement schedule listed in the Index at
Item 14(a). These financial statements and schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Midway Airlines Corporation and subsidiary as of December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young LLP

Raleigh, North Carolina

January 30, 2001

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

                        CONSOLIDATED BALANCE SHEETS

                          (Dollars in thousands)

                                                               December 31
                                                            ------------------
                                                              2000      1999
                                                            --------  --------
                          Assets
Current assets:
  Cash and cash equivalents................................ $ 39,398  $ 27,351
  Restricted cash..........................................   18,425    10,668
  Short-term investments...................................      --        545
  Accounts receivable:
    Credit cards and travel agencies.......................    8,224     4,311
    Other (net)............................................    1,811     2,719
  Inventories..............................................    4,318     3,638
  Deferred tax asset.......................................    2,634     1,172
  Prepaids and other.......................................   13,750     9,878
                                                            --------  --------
      Total current assets.................................   88,560    60,282
Equipment and property:
  Flight...................................................  145,710   124,808
  Other....................................................   18,330    11,485
  Less accumulated depreciation and amortization...........  (25,613)  (15,888)
                                                            --------  --------
Total equipment and property, net..........................  138,427   120,405
Other noncurrent assets:
  Equipment and aircraft purchase deposits.................  111,715    61,824
  Aircraft lease deposits and other........................   10,139     9,306
  Deferred tax asset.......................................      --      4,872
                                                            --------  --------
      Total other noncurrent assets........................  121,854    76,002
                                                            --------  --------
      Total assets......................................... $348,841  $256,689
                                                            ========  ========
           Liabilities and stockholders' equity
Current liabilities:
  Accounts payable......................................... $ 22,382  $ 11,574
  Accrued expenses.........................................    6,720     6,385
  Accrued income and excise taxes..........................    2,288     2,267
  Advance ticket sales.....................................   38,701    25,486
  Other current liabilities................................   15,205     2,686
  Current maturities of long-term debt and capital lease
   obligations.............................................    6,382     7,470
                                                            --------  --------
      Total current liabilities............................   91,678    55,868
Noncurrent liabilities:
  Long-term debt and capital lease obligations, less
   current maturities......................................  152,810   103,349
  Deferred tax liability...................................    2,634    14,336
                                                            --------  --------
      Total noncurrent liabilities.........................  155,444   117,685
                                                            --------  --------
      Total liabilities....................................  247,122   173,553
                                                            --------  --------
Stockholders' equity:
  Preferred stock, $0.01 par value, 12 million shares
   authorized; none issued and outstanding.................      --        --
  Common stock, $0.01 par value, 25 million shares
   authorized; 15,174,755 and 8,602,395 shares issued and
   outstanding at December 31, 2000 and 1999,
   respectively............................................      152        86
  Additional paid-in-capital...............................   88,359    54,349
  Retained earnings ($51.1 million of accumulated deficit
   eliminated in the quasi-reorganization as of June 30,
   1997)...................................................   13,208    28,701
                                                            --------  --------
Total stockholders' equity.................................  101,719    83,136
                                                            --------  --------
Total liabilities and stockholders' equity................. $348,841  $256,689
                                                            ========  ========

                          See accompanying notes.

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

                   CONSOLIDATED STATEMENTS OF OPERATIONS

        (Dollars in thousands, except share and per share amounts)

                                                     Year ended December 31
                                                   ----------------------------
                                                     2000      1999      1998
                                                   --------  --------  --------
Operating revenues:
  Passenger....................................... $271,514  $210,199  $202,972
  Cargo...........................................    2,523     1,912     2,121
  Contract and other..............................    7,590     5,835     6,346
                                                   --------  --------  --------
    Total revenues................................  281,627   217,946   211,439
Operating expenses:
  Wages, salaries and related costs...............   57,374    38,875    31,822
  Aircraft fuel...................................   49,936    22,738    19,623
  Aircraft and engine rentals.....................   49,266    31,429    29,927
  Passenger related costs.........................   28,565    23,017    20,223
  Reservations and sales..........................   29,122    23,535    23,080
  Commissions.....................................   15,402    14,229    15,071
  Maintenance, materials and repairs..............   17,138    13,388    17,103
  Other rentals and landing fees..................   14,014    10,098     9,646
  Depreciation and amortization...................   10,517     7,938     6,162
  Other...........................................   24,535    13,221    10,238
  Equipment retirement charges....................    9,163     2,765     2,413
                                                   --------  --------  --------
    Total operating expenses......................  305,032   201,233   185,308
                                                   --------  --------  --------
Operating (loss) income...........................  (23,405)   16,713    26,131
Other income (expense):
  Interest income.................................    2,757     2,201     3,342
  Interest expense................................   (3,995)   (3,822)   (5,314)
                                                   --------  --------  --------
    Total other expense...........................   (1,238)   (1,621)   (1,972)
                                                   --------  --------  --------
(Loss) income before income taxes.................  (24,643)   15,092    24,159
Income tax (benefit) expense......................   (9,150)    5,736     9,178
                                                   --------  --------  --------
Net (loss) income................................. $(15,493) $  9,356  $ 14,981
                                                   ========  ========  ========

                          See accompanying notes.

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

        (Dollars in thousands, except share and per share amounts)

                                                   Year ended December 31
                                               -------------------------------
                                                  2000       1999      1998
                                               ----------  --------- ---------
Basic (loss) earnings per share............... $    (1.35) $    1.09 $    1.75
                                               ==========  ========= =========
Weighted average shares used in computing
 basic (loss) earnings per share.............. 11,444,724  8,602,395 8,574,972
                                               ==========  ========= =========
Diluted (loss) earnings per share............. $    (1.35) $    0.98 $    1.54
                                               ==========  ========= =========
Weighted average shares used in computing
 diluted (loss) earnings per share............ 11,444,724  9,507,175 9,731,527
                                               ==========  ========= =========

                          See accompanying notes.

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

              CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                          (Dollars in thousands)

                           Preferred
                             Stock       Common Stock    Additional
                         ------------- -----------------  Paid-In   Retained
                         Shares Amount   Shares   Amount  Capital   Earnings   Total
                         ------ ------ ---------- ------ ---------- --------  -------
Balance at December 31,
 1997...................   --     --    8,558,695   85     44,037     4,364    48,486
  Exercise of employee
   stock options........   --     --       43,700    1        176       --        177
  Net operating loss
   carryforward
   utilization credited
   to additional paid-in
   capital (Note 8).....   --     --          --   --       6,819       --      6,819
  Net income............   --     --          --   --         --     14,981    14,981
                          ----   ----  ----------  ---     ------   -------   -------
Balance at December 31,
 1998...................   --     --    8,602,395   86     51,032    19,345    70,463
  Net operating loss
   carryforward
   utilization credited
   to additional paid-in
   capital (Note 8).....   --     --          --   --       3,317       --      3,317
  Net income............   --     --          --   --         --      9,356     9,356
                          ----   ----  ----------  ---     ------   -------   -------
Balance at December 31,
 1999...................   --     --    8,602,395   86     54,349    28,701    83,136
Issuance of common
 stock..................   --     --    6,561,160   65     33,966       --     34,031
Exercise of employee
 stock options..........   --     --       11,200    1         44       --         45
Net loss................   --     --          --   --         --    (15,493)  (15,493)
                          ----   ----  ----------  ---     ------   -------   -------
Balance at December 31,
 2000...................   --     --   15,174,755  152     88,359    13,208   101,719
                          ====   ====  ==========  ===     ======   =======   =======

                          See accompanying notes.

                   MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (Dollars in thousands)

                                                     Year ended December 31
                                                   ----------------------------
                                                     2000      1999      1998
                                                   --------  --------  --------
Operating activities
Net (loss) income................................  $(15,493) $  9,356  $ 14,981
Adjustments to reconcile net (loss) income to net
 cash provided by operating activities:
 Depreciation and amortization...................    10,517     7,938     6,162
 Deferred income taxes...........................    (9,150)    5,736     6,565
 Loss on disposal of assets......................        58        97        21
 Accreted interest and amortization of discount
  on debt........................................       775       448       554
 Other non-cash items............................       160       --        --
 Changes in operating assets and liabilities:
 Restricted cash.................................    (7,757)   (1,156)   (6,701)
 Accounts receivable.............................    (4,168)     (382)     (896)
 Inventories.....................................      (680)     (722)     (807)
 Prepaids and other..............................    (4,088)      859    (1,267)
 Aircraft lease deposits and other...............    (1,319)   (6,046)      959
 Accounts payable and accrued expenses...........    11,143     4,900     1,958
 Accrued income and excise taxes.................       879       994      (714)
 Advance ticket sales............................    13,215     4,003       599
 Other current and noncurrent liabilities........    12,519    (4,046)      843
                                                   --------  --------  --------
Net cash provided by operating activities........     6,611    21,979    22,257
Investing activities
Purchase of short-term investments...............       --     (7,820)      --
Sale of short-term investments...................       545     7,275       751
Purchase of equipment and property...............   (26,363)  (23,945)   (8,141)
Proceeds from sale of equipment and property.....        20       357       --
Aircraft and equipment purchase deposits.........   (29,445)  (41,648)  (19,752)
Refund of aircraft and equipment purchase
 deposits........................................     8,920    14,436    17,461
                                                   --------  --------  --------
Net cash used in investing activities............   (46,323)  (51,345)   (9,681)
Financing activities
Issuance of common stock.........................    34,076       --        177
Proceeds from issuance of long-term debt.........    24,658    14,095     1,800
Repayment of long-term debt and capital lease
 obligations.....................................    (6,975)   (6,114)  (20,326)
                                                   --------  --------  --------
Net cash provided by (used in) financing
 activities......................................    51,759     7,981   (18,349)
                                                   --------  --------  --------
Increase (decrease) in cash and cash
 equivalents.....................................    12,047   (21,385)   (5,773)
Cash and cash equivalents at beginning of year...    27,351    48,736    54,509
                                                   --------  --------  --------
Cash and cash equivalents at end of year.........  $ 39,398  $ 27,351  $ 48,736
                                                   ========  ========  ========
Supplemental cash flow information
Interest paid....................................  $ 12,806  $  6,131  $  3,812
                                                   ========  ========  ========
Income taxes paid................................  $     27  $  2,191  $  6,610
                                                   ========  ========  ========
Schedule of non-cash investing and financing
 activities
Debt issued for aircraft purchase deposits.......  $ 63,311  $ 16,845  $    --
                                                   ========  ========  ========
Refund of aircraft purchase deposits applied to
 outstanding debt................................  $ 33,945  $    --   $    --
                                                   ========  ========  ========
Issuance of debt and capital leases for equipment
 purchases.......................................  $  2,065  $  1,529  $ 53,824
                                                   ========  ========  ========
Accounts receivable from lessor offset against
 long-term note payable to lessor................  $  1,313  $    --   $    --
                                                   ========  ========  ========

                            See accompanying notes.

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

                NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                             December 31, 2000

1. Business and Basis of Presentation

   Midway Airlines Corporation and Subsidiary ("Midway" or the "Company"), a Delaware corporation, is an air carrier providing primarily passenger service and to a lesser extent, cargo and mail services. The Company began operations in November 1993 and flies primarily to East Coast and Midwest locations from its hub at the Raleigh-Durham International Airport ("Raleigh-Durham"), utilizing eight Fokker F-100 aircraft, twenty-three Canadair Regional Jets ("CRJs"), and six Boeing 737-700 aircraft as of December 31, 2000. As of December 31, 2000, the Company has commitments to acquire three additional CRJ's and sixteen additional Boeing 737-700 aircraft and options to acquire up to ten additional Boeing 737-700 aircraft.

 Principles of Consolidation

   The consolidated financial statements of the Company include the accounts of Midway Airlines Corporation and its subsidiary, Midway Airlines Parts, LLC. All significant intercompany transactions have been eliminated in consolidation.


 Quasi-Reorganization

   The Company's Board of Directors approved a corporate readjustment of the Company's accounts in the form of a quasi-reorganization, which was effected on June 30, 1997. A quasi-reorganization is an accounting procedure which results in eliminating the accumulated deficit in retained earnings. This accounting procedure is limited to a reclassification of accumulated deficit as a reduction of paid-in capital. The Company had substantially reduced its outstanding indebtedness, had formulated revised operating plans and as a result thereof was able to devote its resources to its continuing operations. Because assets had been stated at approximate fair values, the quasi-reorganization had no effect on recorded assets.

2. Significant Accounting Policies and Other Matters

 Stock Rights Offering

   On July 26, 2000, the Company completed a rights offering of its common stock at a price of $5.20 per common share. Proceeds to the Company, net of costs, were $34.1 million (Note 5).

 Use of Estimates and Assumptions

   The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during that reporting period. Actual results could differ from those estimates.

 Cash, Cash Equivalents and Restricted Cash

   Cash and cash equivalents include investments with an original maturity of three months or less or which may be redeemed without penalty at any time. These investments are stated at cost, which approximates market value. In addition, as of December 31, 2000 and 1999, approximately $18.4 million and $10.7 million, respectively, of cash was restricted as to withdrawal; these funds serve as collateral to support letters of credits and a credit card holdback, and are classified as restricted cash in the consolidated balance sheets.

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

 Short-Term Investments

   Short-term investments consist of certificates of deposits which mature between three months and one year of the original investment date or can be redeemed without penalty within one year or less. These investments are carried at cost, which approximates market value.

 Concentrations

   Midway's accounts receivable are primarily receivables from major credit card issuing companies, travel agencies, and other air carriers related to ticket sales for passenger transportation. The Company does not believe it is subject to any significant concentration of credit risk. The Company establishes an allowance for doubtful accounts based upon factors surrounding credit risk. At December 31, 2000 and 1999, the allowance for doubtful accounts was approximately $256,000 and $1,613,000, respectively.

   The Company maintains certain cash balances and investments with banks in excess of insured limits. The Company does not believe that the risk of loss is significant.

   The Company purchases aircraft, rotable parts and expendable inventory, as well as services, including heavy maintenance checks and training, from aircraft manufacturers. One of these manufacturers maintains certain consignment inventory at the Company's facilities in Raleigh-Durham. Deposits are held by the aircraft manufacturers for ordered aircraft until the delivery and payment for the aircraft, at which time the Company is refunded the deposits in full. Management does not believe that there is a significant concentration of risk associated with these vendors, due to the vendors' excellent credit ratings.

 Inventories

   The Company's inventories are carried at the lower of cost or market using the first-in, first-out method. Inventories, which consist primarily of fuel, consumable spare parts, materials and supplies relating to flight equipment, are expensed as used. Allowances for obsolescence are provided over the estimated useful life of the related aircraft and engines for spare parts expected to be on hand at the date the aircraft are retired from service. These allowances are based on management estimates, which are subject to change.

 Equipment and Property

   Equipment and property are stated at cost and consist primarily of CRJ aircraft, rotable spare parts for aircraft, leasehold improvements, and miscellaneous equipment used in aircraft operations. Equipment and property are depreciated to estimated residual values using the straight-line method over estimated useful lives of 16.5 years for CRJ aircraft, 5 to 20 years for flight equipment and 3 to 5 years for other equipment. Depreciation expense charged to operations was approximately $10.1 million, $7.5 million, and $5.5 million for the years ended December 31, 2000, 1999 and 1998, respectively. Equipment and property also includes office equipment financed by capital leases (Note 4).


   The Company monitors the recoverability of the carrying value of its long-lived assets. Under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" (SFAS 121), the Company recognizes an "impairment charge" when the expected net undiscounted future cash flows from an asset's use (including any proceeds from disposition) are less than the asset's carrying value and the asset's carrying value exceeds its fair value.

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

 Capitalized Interest

   Interest on aircraft purchase deposits was capitalized at an amount approximating the Company's incremental borrowing rate for similar type assets. All unreimbursed capitalized amounts are amortized over the term of the respective service life of the related equipment. For the years ended December 31, 2000, 1999 and 1998, the Company capitalized interest of $9.7 million, $3.2 million and $0.8 million, respectively. As of December 31, 2000 and 1999, capitalized interest included in flight equipment was $8.7 million and $4.0 million, respectively.

 Fair Value of Financial Instruments

   The carrying amounts of cash and cash equivalents, restricted cash, short-term investments, accounts receivable, accounts payable, debt and other liabilities approximate fair values at December 31, 2000 and 1999.

 Derivatives

   The Company is not a party to leveraged derivatives and does not hold or issue financial instruments for speculative purposes. The Company does not hedge fuel.

 Aircraft and Engine Maintenance and Repairs

   Routine maintenance and repair costs for aircraft are charged to expense when incurred, except for major airframe and engine maintenance. Depending on the particular maintenance contract, these latter costs are either (i) expensed on the basis of the number of hours flown or cycles flown or operated at contractual rates or (ii) capitalized when incurred and amortized on a straight-line basis over the period of time between overhauls.

 Medical Self-Insurance

   In June 2000, the Company replaced its traditionally insured medical plan with a self-insurance plan. The self-insured plan provides certain health and medical benefits to eligible employees, their spouses and dependents pursuant to a benefit plan funded by the Company. Each participating employee contributes to the Company's costs associated with such benefit plan. The Company's obligation to fund this benefit plan and pay for these benefits is capped through the Company's purchase of an insurance policy from a third party insurer. The amount established as a reserve is intended to recognize the Company's estimated obligations with respect to its payment of claims and claims incurred but not yet reported under the benefit plan. Management believes that the recorded liability for medical self-insurance at December 31, 2000 is adequate to cover the losses and claims incurred, but these reserves are necessarily based on estimates and the amount ultimately paid may be more or less than such estimates. These estimates are based upon historical information along with certain assumptions about possible unfiled claims for reimbursement.

 Revenue Recognition and Advance Ticket Sales

   Passenger revenues are recognized when transportation services are provided, rather than when a ticket is sold. The amount of ticket sales not yet recognized as revenue is reflected as a liability in the accompanying consolidated balance sheets as "advance ticket sales". Travel agency commissions are recognized as expense when transportation is provided and the related revenue is recognized. The amount of commissions related to advance ticket sales is included in "prepaids and other" in the accompanying consolidated balance sheets.

   The Company adopted Staff Accounting Bulletin 101, "Revenue Recognition in Financial Statements," (SAB 101) during 2000. The four basic criteria of SAB 101 for revenue recognition are: (a) persuasive evidence that an arrangement exists; (b) delivery has occurred or services have been rendered; (c) the seller's

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY price to the buyer is fixed or determinable; and (d) collectivity is reasonably assured. Midway recognizes revenue upon delivery of the service (flights), all flight segments are separately priced through industry standard means, and funds are collected in advance. Thus, all criteria of the SAB 101 are met by the Company's existing policy of revenue recognition.

 Frequent Flyer Program

   The Company participates in the American Airlines ("American") AAdvantage(R) frequent flyer program, which allows members to earn mileage credits and redeem awards at participating AAdvantage companies. Midway is billed monthly for AAdvantage(R) miles earned by its passengers participating in the program who fly on Midway. The Company does not accrue any liability for award travel it may be required to provide because the incremental cost of redemptions has not been, and is not expected to be, material. The contract with American to participate in the AAdvantage(R) frequent flyer program extends through April 30, 2001, and has not been extended. The Company is in the process of developing its own frequent flyer program and is considering participation in alternative programs.

   Midway has additional agreements with American Airlines in which the vendor provides services related primarily to maintenance, passenger services and leasing of airport facilities and certain aircraft landing slots. Facilities are leased from this vendor pursuant to lease agreements covering various time periods (Note 4). Services provided by this vendor accounted for approximately 12.3% of operating expenses for the year ended December 31, 1998, but did not exceed 10% during 2000 and 1999. In addition, this vendor may terminate the Company's lease of the Raleigh-Durham facility if any person or group acquires 30% or more of the Company's voting securities.

 Passenger Traffic Commissions

   Passenger traffic commissions are recognized as expense when the transportation is provided and the related revenue is recognized. The amount of passenger traffic commissions not yet recognized as expense is included in "prepaids and other" in the accompanying consolidated balance sheets.

 Advertising Expense

   The Company expenses advertising costs as incurred. The Company recognized advertising expense of $5.1 million, $4.0 million and $4.0 million for the years ended December 31, 2000, 1999 and 1998, respectively.

 Income Taxes

   The Company accounts for income taxes using the liability method. Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities.

 Earnings Per Share

   In accordance with SFAS No. 128, basic earnings per share is computed using the weighted average number of shares of common stock outstanding and diluted earnings per share is computed using the weighted average number of shares of common stock and the dilutive effect of options and warrants outstanding, using the "treasury stock" method.

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

 Stock-Based Compensation

   The Company accounts for stock options in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). Under the provisions of APB 25, no compensation expense is recognized for stock options issued at fair value.

   SFAS No. 123, "Accounting for Stock Based Compensation" ("SFAS 123") provides an alternative to APB 25 in accounting for stock-based compensation issued to employees. SFAS 123 provides for a fair value based method of accounting for employee stock options and similar equity instruments. However, for companies that continue to account for stock-based compensation arrangements using APB 25, SFAS 123 requires disclosure of the pro forma effect on net income (loss) and earnings (loss) per share as if the fair value based method provided by SFAS 123 had been applied. The Company accounts for stock-based compensation arrangements using APB 25 and has adopted the pro forma disclosure requirements of SFAS 123 (Note 6).

 Equipment Retirement Charges

   Exit costs are estimated at the time a decision to return aircraft is made, and to the extent the costs are not in the normal maintenance cycle, a charge for exit costs is recorded in the period the decision is made. The Company executed an early termination of leases on five of its aircraft, two of which occurred in 1998 and three in 1999. During 2000, the Company implemented a formal plan to early terminate leases on an additional four of its Fokker aircraft. For the years ended December 31, 2000, 1999 and 1998, the Company recorded equipment retirement charges of $9.2 million, $2.8 million and $2.4 million, respectively.

 Recently Issued Accounting Standards

   In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Investments and Hedging Activities," ("SFAS 133"), as amended, which establishes a new model for accounting for derivatives and hedging activities and supersedes several existing standards. SFAS 133, as amended by SFAS 137, is effective for all fiscal quarters of fiscal years beginning after June 15, 2000. The Company does not expect that the adoption of SFAS 133 will have a material impact on its consolidated financial statements.


 Reclassifications

   Certain 1999 and 1998 amounts in the accompanying consolidated financial statements have been reclassified to conform to the 2000 presentation. These reclassifications had no effect on previously reported net income or stockholders' equity.

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

3. Long-Term Debt

   The Company's long-term debt consists of the following (in thousands):

                                                                 December 31
                                                              -----------------
                                                                2000     1999
                                                              -------- --------
6.9% to 7% secured notes payable, principal and interest
 payable semi-annually beginning in 1998-1999 through 2014-
 2015 (a)...................................................  $ 63,197 $ 65,777
8% secured note payable, principal and interest payments
 commencing February 1998 through January 2004 (net of debt
 discount of $697, and $921 at December 31, 2000 and 1999,
 respectively) (b)..........................................     5,170    6,558
8% unsecured notes payable, principal payments commencing
 February 1998 through January 2004 (net of debt discount of
 $370, and $921 at December 31, 2000 and 1999, respectively)
 (c)........................................................     1,407    3,396
6.9% lease purchase obligation, principal and interest
 payable monthly commencing April 1998 through March 2005...     1,615    1,932
8.4% secured note payable, principal payments commencing
 September 1998, due August 2001............................       400    1,000
Variable rate secured note payable, principal due on
 delivery of aircraft commencing September 2000 (d).........    11,395   28,875
Variable rate secured note payable, principal due on
 delivery of aircraft commencing February 2001 (e)..........    71,504      --
9.2% secured note payable, principal payments commencing
 January 2000, due December 2006............................     3,710    2,065
                                                              -------- --------
                                                               158,398  109,603
Less--amounts due within one year...........................     5,969    7,048
                                                              -------- --------
                                                              $152,429 $102,555
                                                              ======== ========

--------

(a) These notes are related to the purchase of CRJ aircraft. Each note is collateralized by the related aircraft.

(b) As a part of the Company's recapitalization on February 11, 1997, a note payable of $9 million, plus accrued interest of $450,000, was converted into a note payable, collateralized by first and second security interests in most of the Company's assets. The note accreted interest until February 1998, when principal and interest payments began. If the Company pays any dividends or makes any other cash or asset distribution to its stockholders without this vendor's consent at any time prior to the Company's payment in full of its note payable to the vendor, then the vendor may terminate the Raleigh-Durham facility Sublease.

(c) As a part of the Company's recapitalization on February 11, 1997, the notes payable were restructured into long-term notes payable, accreting interest until February 1998 when principal and interest payments began. These notes payable contain certain provisions whereby the Company is prohibited from making dividend payments or any prepayments on or otherwise amending the note payable described in (b) above which would provide more favorable terms to the lender.

(d) In conjunction with the purchase of the first four Boeing 737-700 aircraft, the Company entered into interim short-term financing arrangements ("interim note") for the predelivery deposits related to those four aircraft. Under the terms of the interim note, the Company borrowed up to $45.3 million for the required pre-delivery deposits for these aircraft. The interim note is expected to be replaced, upon delivery of the aircraft, with long-term operating leases. Therefore, the principal due at December 31, 2000 and 1999 of $11.4 million and $28.9 million, respectively, is included in long-term debt on the consolidated balance sheets. Interest for the interim note is payable monthly.

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

(e) In conjunction with the acquisition of eleven Boeing 737-700 aircraft, the Company entered into interim short-term financing arrangements ("interim notes") for the pre-delivery deposits related to those eleven aircraft. Under the terms of the interim notes, the Company can borrow up to $75.4 million for the required pre-delivery deposits for these aircraft. The interim notes are expected to be replaced, upon delivery of the aircraft, with long-term operating leases. Therefore, the principal due at December 31, 2000 of $71.5 million is included in long-term debt on the consolidated balance sheets. Interest on the interim notes is payable monthly.

   The aggregate principal maturities of long-term debt at December 31 are as follows (in thousands):

   2001................................................................ $  5,969
   2002................................................................    5,967
   2003................................................................    6,457
   2004................................................................    4,635
   2005................................................................    4,814
   Thereafter..........................................................  130,556
                                                                        --------
   Principal balance................................................... $158,398
                                                                        ========

   Interest charged to expense, net of capitalized interest, was $4.0 million, $3.8 million and $5.3 million for the years ended December 31, 2000, 1999, and 1998, respectively.

   During December 1999, the Company entered into an Option Agreement with the lessor of four of its F100 aircraft and the holder of a note payable with an outstanding balance of $2.0 million as of December 31, 1999. Under the terms of the Option Agreement, a receivable for prepaid maintenance on returned aircraft was recorded for $1.3 million at December 31, 1999, which was applied against principal as of March 1, 2000. The Option Agreement also resulted in a $2.0 million payment to the lessor for settlement of litigation between the companies and the option to early terminate the leases for four of its F100 aircraft. In February 2000, the Company exercised its option and will return four F100 aircraft in the first six months of 2001. The Company recorded $9.2 million in equipment retirement charges related to the exercise of the option during the first quarter of 2000.

   The Company received a $30 million revolving credit facility on March 31, 2000, provided by an entity owned by two shareholders, James H. Goodnight and John P. Sall. The credit facility carries a variable interest rate based on LIBOR plus 3% payable monthly, and a commitment fee of 0.5% on the average daily unused balance payable quarterly. In connection with completion of the Company's July 2000 rights offering (Note 5), amounts borrowed under this facility in excess of $10 million were repaid, and the remaining available line of credit was reduced to $10 million. As of December 31, 2000, there was no outstanding balance due under the credit facility. The Company paid $0.3 million of interest on such revolving credit facility during 2000.

4. Leases

   As of December 31, 2000, the Company leased eight Fokker F-100 aircraft, eighteen CRJ aircraft, and six Boeing 737-700 aircraft under operating leases with remaining terms of up to 18 years.

   The Company leases gates at various airports, including a lease for 19 gates at Raleigh-Durham International Airport ("RDU"), which expires in 2013. The Company leases six of its slots at Washington, D.C.'s Reagan National Airport pursuant to leases scheduled to expire April 1, 2001. During the years ended December 31, 1999 and 1998, the Company leased all of its slots at New York's LaGuardia Airport ("LaGuardia"). A portion of these slots, which were leased from certain other airlines, expired in May 2000 with the remaining slots, leased from LaGuardia, scheduled to expire in April 2001.

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

   In December 2000, as a result of significant increases in flight activity at LaGuardia, the FAA imposed slot limitations on certain air carriers and required these carriers to participate in a lottery designed to reallocate certain existing slots among each eligible carrier up to a prescribed aggregate limit. The Company participated in this lottery and obtained access to 15 slots at LaGuardia beginning January 31, 2001 and ending September 15, 2001. The Company's failure to maintain an adequate number of landing slots at LaGuardia after September 15, 2001 may adversely affect the Company's operations.

   The Company leases its corporate headquarters and reservation facility in Morrisville, North Carolina under operating lease agreements. The leases include escalating rent payments and multiple lease terms expiring between 2004 and 2008.

   The Company leases certain furniture, machinery and equipment under capital lease agreements that expire through 2004. Amortization expense under these leases of $0.4 million, $0.3 million and $0.2 million is included in depreciation and amortization expense in the consolidated statements of operations for the years ended December 31, 2000, 1999 and 1998, respectively.


   Equipment and property includes the following amounts for capital leases (in thousands):

                                                                  December 31
                                                                 --------------
                                                                  2000    1999
                                                                 ------  ------
   Office equipment............................................. $1,622  $1,833
   Less accumulated amortization................................   (563)   (427)
                                                                 ------  ------
                                                                 $1,059  $1,406
                                                                 ======  ======

   The future minimum lease payments required under capital leases and operating leases that have initial or remaining noncancelable lease terms in excess of one year are as follows at December 31 (in thousands):

                                                        Operating
                                                     ----------------
                                             Capital Aircraft  Other   Total
                                             ------- -------- ------- --------
   2001.....................................  $480   $ 59,874 $ 3,521 $ 63,875
   2002.....................................   227     53,392   3,185   56,804
   2003.....................................   143     53,267   3,158   56,568
   2004.....................................    59     53,339   3,071   56,469
   2005.....................................   --      46,568   2,978   49,546
   Thereafter...............................   --     389,414  18,135  407,549
                                              ----   -------- ------- --------
   Total minimum lease payments.............   909   $655,854 $34,048 $690,811
                                                     ======== ======= ========
   Amounts representing interest............  (115)
                                              ----
   Present value of future minimum lease
    payments................................   794
                                              ----
   Less current portion.....................   413
                                              ----
   Long-term portion........................  $381
                                              ====

   Rent expense is recorded on a straight-line basis over the term of the leases. Lease and rent expense charged to operations was approximately $60.1 million, $39.5 million and $36.6 million for the years ended December 31, 2000, 1999 and 1998, respectively.

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

   Under the terms of certain aircraft leases, the Company had security deposits on each related aircraft, which totaled approximately $3.9 million and $2.5 million at December 31, 2000 and 1999, respectively. Certain aircraft leases also require the Company to make payments for maintenance based upon accumulated block hours and/or cycles. The Company incurred expenses of $3.5 million, $3.9 million and $6.5 million related to these obligations for the years ended December 31, 2000, 1999 and 1998, respectively.

   The Company currently leases eight Fokker F-100 aircraft. On February 29, 1999, the Company exercised an option to terminate four leases prior to their scheduled expirations in 2003 and 2004, resulting in a revised scheduled return date of these aircraft in the first half of 2001.

5. Stockholders' Equity

 Rights Offering

   On July 26, 2000, the Company completed a rights offering related to its common stock which raised gross proceeds to the Company of $34.1 million. As a result of this rights offering, 6,561,163 shares of common stock were issued at $5.20 per share. Common stock issued and outstanding after the rights offering totaled 15,174,755 shares. Two shareholders own approximately 66.1% of the Company's outstanding stock as of December 31, 2000.

 Preferred Stock

   Up to 12 million shares of $.01 par value senior convertible preferred stock with a $4.02 stated liquidation value per share are authorized, none of which are outstanding at December 31, 2000. Senior convertible preferred stockholders are entitled to dividends if any dividends are declared or paid upon the common stock. Preferred stockholders are entitled to 70% of all votes in the aggregate. The senior convertible preferred stock is convertible at any time at the election of the stockholder, on a basis of one share of senior convertible preferred stock for one share of common stock.

 Common Stock

   Up to 25 million shares of $.01 par value common stock are authorized. Common stockholders are entitled to one vote per share of stock held. Common stockholders' rights are subordinate to those of preferred stockholders.

 Warrants

   Warrants are issued and outstanding for the purchase of 390,625 shares of $.01 par value common stock for $0.0015 per share. The warrants expire on February 11, 2002. The warrants may be exercised in whole or in part at any time prior to expiration. The Company has reserved 390,625 shares of common stock for the possible exercise of these warrants. None of the warrants have been exercised as of December 31, 2000.

6. Stock Options

   During 1997, the Company granted stock options to acquire 1,340,590 shares of common stock to employees of the Company at prices not less than the fair value at the date of grant. The options granted have seven to ten year terms with some options vesting fifty percent immediately and twenty-five percent per year over the two years subsequent to the grant date and others vesting twenty percent per year over five years. The Company has reserved 1,340,590 shares of common stock for the possible exercise of these options.

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

   The following table summarizes common stock options granted at $4.02 and $15.50 per share in connection with the Company's 1997 option plan:

                                                                       Weighted
                                                                       Average
                                                                       Exercise
                                      Shares                            Price
                                     Available   Options                 Per
                                     for Grant Outstanding Exercisable  Share
                                     --------- ----------- ----------- --------
Balance at December 31, 1997........  221,910   1,338,200    390,625    $ 6.89
 Became exercisable.................      --          --     243,067      4.02
 Exercised..........................      --      (43,700)   (43,700)     4.02
 Canceled...........................   87,999     (87,999)       --      12.58
                                      -------   ---------    -------
Balance at December 31, 1998........  309,909   1,206,501    589,992      6.56
 Became exercisable.................      --          --     289,878      6.21
 Canceled...........................   41,462     (41,462)       --      15.50
                                      -------   ---------    -------
Balance at December 31, 1999........  351,371   1,165,039    879,870      6.25
 Became exercisable.................      --          --      80,122     10.69
 Exercised..........................      --      (11,200)   (11,200)     4.02
 Canceled...........................   35,318     (35,318)       --      10.04
                                      -------   ---------    -------
Balance at December 31, 2000........  386,689   1,118,521    948,792    $ 6.15
                                      =======   =========    =======

   The following summarizes additional information about the Company's stock options outstanding as of December 31, 2000:

                                                     Weighted-                 Weighted
          Range of                                    Average                  Average
          Exercise            Options               Contractual                Exercise
           Prices           Outstanding                Life                     Price
          --------          -----------             -----------                --------
           $ 4.02              911,146                 3.92 years               $ 4.02
            15.50              207,375                 6.92                      15.50
         -----------         ---------                 ----                     ------
         $4.02-15.50         1,118,521                 4.47                     $ 6.15
         ===========         =========                 ====                     ======

   Pro forma information regarding net income and earnings per share is required by SFAS 123 and has been determined as if the Company had accounted for its employee stock options using the fair value method provided by that Statement. The fair value of the Company's options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

   Risk free interest rate..........................................    6%
   Expected dividend yield..........................................    0%
   Expected volatility.............................................. 55.1%
   Average expected life of options.................................    5 years

   For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the vesting period of the options.

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

   The Company's pro forma information follows:

                                                 Year ended December 31
                                           ------------------------------------
                                               2000         1999       1998
                                           ------------  ---------- -----------
Net (loss) income as reported............. $(15,493,000) $9,356,000 $14,981,000
Pro forma net (loss) income...............  (16,037,000)  8,812,000  14,164,000
Basic (loss) earnings per share:
  As reported............................. $      (1.35) $     1.09 $      1.75
  Pro forma...............................        (1.40)       1.02        1.65
Diluted (loss) earnings per share:
  As reported............................. $      (1.35) $     0.98 $      1.54
  Pro forma...............................        (1.40)       0.93        1.46

7. (Loss) Earnings Per Share of Common Stock

   The following table sets forth the computation of basic and diluted (loss) earnings per share:

                                                Year ended December 31
                                          ------------------------------------
                                            2000(1)      1999(2)      1998
                                          ------------  ---------- -----------
Numerator:
  Net (loss) income(3)................... $(15,493,000) $9,356,000 $14,981,000
Denominator:
  Denominator for basic (loss) earnings
   per share--weighted average shares....   11,444,724   8,602,395   8,574,972
  Effect of dilutive securities(4):
    Employee stock options...............          --      514,232     765,965
    Warrants.............................          --      390,548     390,590
                                          ------------  ---------- -----------
  Dilutive common shares.................          --      904,780   1,156,555
                                          ------------  ---------- -----------
Denominator for diluted (loss) earnings
 per share--weighted average shares......   11,444,724   9,507,175   9,731,527
                                          ============  ========== ===========
Basic (loss) earnings per share.......... $      (1.35) $     1.09 $      1.75
                                          ============  ========== ===========
Diluted (loss) earnings per share........ $      (1.35) $     0.98 $      1.54
                                          ============  ========== ===========

--------

(1) Options to purchase 1,118,521 shares of common stock at a weighted-average exercise price of $6.15 per share and warrants to purchase 390,625 shares of common stock at $0.0015 per share were outstanding during 2000 and were not included in the computation of diluted (loss) earnings per share for the year ended December 31, 2000 because the Company was in a net loss position and the effect would be anti-dilutive.

(2) Options to purchase 225,893 shares of common stock at $15.50 per share were outstanding during 1999 and were not included in the computation of diluted earnings per share for the year ended December 31, 1999 because the exercise price of the options was greater than the average market price of the common shares and, therefore, the effect would be anti-dilutive.

(3) Numerator for basic and diluted (loss) earnings per share.

(4) Shares calculated using the "Treasury Stock" method under SFAS 128.

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

8. Income Taxes

   The components of the Company's (benefit) provision for income taxes are as follows (in thousands):

                                                          Year ended December
                                                                  31
                                                         ----------------------
                                                          2000     1999   1998
                                                         -------  ------ ------
   Federal income taxes:
     Current............................................ $   --   $  --  $2,391
     Deferred...........................................  (8,473)  5,228  6,008
                                                         -------  ------ ------
   Total federal income taxes...........................  (8,473)  5,228  8,399
   State income taxes:
     Current............................................     --      --     222
     Deferred...........................................    (677)    508    557
                                                         -------  ------ ------
       Total state income taxes.........................    (677)    508    779
                                                         -------  ------ ------
       Total (benefit) provision for income taxes....... $(9,150) $5,736 $9,178
                                                         =======  ====== ======

   Differences between reported tax (benefit) expense computed by applying the statutory federal income tax rate to (loss) income before income taxes and reported tax (benefit) expense are as follows (in thousands):

                                           Year ended December 31
                                    -----------------------------------------
                                        2000          1999          1998
                                    -------------  ------------  ------------
                                       $      %      $      %      $      %
                                    -------  ----  ------  ----  ------  ----
Computed tax (benefit) expense..... $(8,625) 35.0% $5,283  35.0% $8,456  35.0%
State taxes, net of federal
 benefit...........................    (682)  2.8     513   3.4     785   3.3
Change in valuation allowance......     214  (0.9)    --    --      --    --
Permanent items and other..........     (57)  0.2     (60) (0.4)    (63) (0.3)
                                    -------  ----  ------  ----  ------  ----
Reported tax (benefit) expense..... $(9,150) 37.1% $5,736  38.0% $9,178  38.0%
                                    =======  ====  ======  ====  ======  ====

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

   Income taxes are calculated using the liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's consolidated financial statements or tax returns. Deferred income taxes arise from temporary differences between the income tax basis and financial reporting basis of assets and liabilities. The components of the Company's deferred taxes are as follows (in thousands):

                                                               December 31
                                                            ------------------
                                                              2000      1999
                                                            --------  --------
   Deferred tax assets--current:
     Accrued liabilities and other miscellaneous........... $  2,502  $  1,172
     Equipment and property................................      564       --
   Deferred tax asset--noncurrent:
     Operating loss carryforwards..........................   31,705    13,368
     Accrued liabilities and other.........................      --      1,381
     Equipment and property................................      --        228
     Alternative minimum tax credit carryforwards..........    1,009       995
     Valuation allowance...................................  (11,314)  (11,100)
                                                            --------  --------
   Net deferred tax asset..................................   24,466     6,044
                                                            --------  --------
   Deferred tax liability--current:
     Prepaid commissions and other miscellaneous...........     (432)     (589)
   Deferred tax liabilities--noncurrent:
     Depreciation and amortization.........................  (24,034)  (14,336)
                                                            --------  --------
   Net deferred tax liability..............................  (24,466)  (14,925)
                                                            --------  --------
   Net deferred income taxes............................... $   (-- ) $ (8,881)
                                                            ========  ========

   As of December 31, 2000 and 1999, the Company had approximately $80.2 million and $35.2 million, respectively, of available net operating loss carryforwards (NOLs) to offset future taxable income of the Company. The NOLs expire by 2020 if not used. Under Section 382 of the Internal Revenue Code, as amended, the Company's ability to utilize such loss carryforwards in any one year, which were generated prior to a change in ownership may be limited or eliminated as a result of the February 11, 1997 recapitalization. Of the $80.2 million of NOLs as of December 31, 2000, $25.6 million were generated prior to the 1997 recapitalization.

   The valuation allowance of $11.3 million and $11.1 million at December 31, 2000 and 1999, respectively, was provided because, in the Company's assessment, it is uncertain whether the net deferred tax assets will be realized.

   Net operating loss carryforward tax benefits which originated prior to the quasi-reorganization are credited to additional paid-in capital, when utilized, in accordance with the provisions of SFAS No. 109, "Accounting for Income Taxes."

9. Commitments and Contingencies

 Purchase Commitments

   As of December 31, 2000, the Company had firm orders to purchase three newly manufactured CRJ aircraft, all of which are scheduled to be delivered by December 2001. The Company's remaining obligation for pre-delivery deposits for these aircraft is approximately $0.6 million.

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

   The Company has placed firm orders to purchase 15 Boeing 737-700 aircraft, of which three have been delivered as of December 31, 2000. The remaining aircraft will be delivered by October 2002. The Company has agreed to lease a total of seven Boeing 737-700s pursuant to five year operating leases, three of which aircraft were delivered as of December 31, 2000, and the balance are scheduled for delivery in January, July, October and November 2001. The Company has options to acquire 10 additional Boeing 737-700 aircraft. The Company intends to purchase up to four CFM 56-7B spare engines to support the operation of its Boeing 737-700 aircraft.

   The Boeing purchase agreement requires the Company to make pre-delivery deposits with respect to each aircraft. The pre-delivery deposits to be made, in the aggregate, reached a peak of $117.1 million in August 2000. Thereafter, these deposits began to decrease and monies are being returned to Midway upon completion of financing of the aircraft as the aircraft are delivered. In August 2000, the Company completed a financing with a syndicate of banks which have agreed to provide the Company with up to $37.5 million, in the aggregate, to either reimburse the Company for cash pre-delivery deposits previously made pursuant to its purchase agreement or to make pre-delivery deposits that become due under such agreement. As of December 31, 2000, $34.7 million has been drawn under the pre-delivery deposit financing and is included in long-term debt on the consolidated balance sheets. The related deposits are reflected in equipment and aircraft purchase deposits on the consolidated balance sheets at December 31, 2000. In addition, another lender has provided pre-delivery deposit financing in conjunction with the bank consortium. As of December 31, 2000, $36.8 million has been financed under this agreement and is included in long-term debt and equipment and aircraft purchase deposits on the consolidated balance sheets. Under both agreements, interest is based on LIBOR plus 2-3% and is payable monthly. As of December 31, 2000, the net remaining pre-delivery deposits to be paid totaled $4.3 million.

   In September 2000, the Company completed an offering of $197,572,000 of Pass Through Certificates, also known as Enhanced Equipment Trust Certificates (the "EETCs"). The EETCs are not direct obligations of, or guaranteed by, the Company and therefore are not included in the Company's consolidated financial statements. The cash proceeds from the EETCs are deposited with an escrow agent and enable the Company to finance the debt portion of a leveraged lease for the first eight 737s on firm order, the last of which is scheduled for delivery in August 2001.

   In March 1995, Midway entered into an agreement for the acquisition of four Airbus A320 aircraft with deliveries beginning in 1998. The Company also agreed to purchase one IAE V2527-A5 spare engine to support the operation of the four A320 aircraft. The delivery dates of these aircraft and the spare engine have been extended to 2005 and later. The Company is required to make deposits on the four A320 aircraft and the spare engine in amounts to be determined beginning in 2003. The Company is considering several alternatives with respect to the A320s, including restructuring its purchase agreement or selling its position. Due to the uncertainty of this commitment, the Company is unable to estimate its impact on its consolidated financial statements.

 Other Contingencies

   In August 1998, the Compliance and Enforcement Branch of the Drug Abatement Division of the Federal Aviation Administration ("FAA") conducted an inspection of the Company's compliance with certain regulations related to its alcohol and drug testing programs. In September 1998, the FAA notified the Company that it was investigating alleged violations discovered during the August 1998 inspection. The Company responded to these alleged violations in October 1998. In May 1999, the FAA requested that the Company provide the FAA with an update of certain matters raised during the investigation. The Company promptly provided this information to the FAA. The Company is unable to determine whether the FAA's investigation

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY will result in the finding of violations of these regulations and, if so, whether the FAA will pursue an assessment as a result of any such findings or what the amount of any such assessment might be.

   In September 1997, the Civil Aviation Security Division of the Federal Aviation Administration ("FAA") conducted an investigation of the Company's compliance with certain regulations requiring the Company to verify the accuracy of the background information provided by its employees who have access to secure airport areas. The Company revised its background check procedures during the course of the FAA's investigation and then obtained and verified the necessary background information of those employees who had been identified by the FAA as having insufficient background check documentation. This investigation will likely result in a finding by the FAA of violations of these regulations. The Company has received no communications from the FAA in this respect since 1998.

   The Company has been named as a defendant in certain pending litigation. The outcome of these matters cannot be predicted, but it is management's belief that whatever the outcome, the results will not, either individually or in the aggregate, have a material adverse effect on the Company's consolidated financial position, results of operations or cash flows.

   The Company's pilots, fleet service (ramp) agents, and flight attendants are represented by labor unions. The pilots' representative, the Air Line Pilots Association ("ALPA"), was elected in December 1997, the ramp employees' representative, International Association of Machinists and Aerospace Workers, AFL-CIO ("IAM"), was elected in June 1998, and the flight attendants' representative, the Association of Flight Attendants, AFL-CIO ("AFA") was elected in December 1998. Prior to those dates, none of the Company's employees were represented by a union. The pilots ratified a collective bargaining agreement that became effective on April 1, 2000. The fleet service employees ratified a collective bargaining agreement that became effective January 16, 2001. Negotiations with the AFA have not yet been concluded. Although the Company believes a mutually acceptable agreement can be reached with the union representing the flight attendants, the ultimate outcome of the negotiations is unknown at this time. As of December 31, 2000, approximately 45% of the Company's employees are included in one of these workgroups.

10. Benefit Plans

   Effective October 1995, the Company established a savings plan (the "Plan") pursuant to Section 401(k) of the Internal Revenue Code. All employees were eligible for enrollment in the 401(k) Plan after six months of employment. Effective April 1999, all employees who are not covered by a collective bargaining agreement are eligible for enrollment in the 401(k) Plan after three months of employment. The Company, at its discretion, may match up to 50% of employee contributions up to a maximum of $1,000 in any given calendar year. The Company made no contributions to the Plan for the years ended December 31, 2000, 1999 and 1998.

   In January 1998, the Company announced its intention to distribute a portion of its profits to employees. The Company expensed $1.2 million and $2.4 million for such distributions during the year ended December 31, 1999 and December 31, 1998, respectively. There were no such costs incurred during 2000.

   As a result of the pilot contract approved effective April 1, 2000, the Company established a separate 401(k) plan for the pilots and all assets belonging to that labor group were transferred to the separate plan effective October 1, 2000. The pilot contract requires the Company to make matching contributions, based on seniority and employee contribution, up to 8% of compensation. The Company recognized expense of $0.4 million of expense related to the pilots' match for the year ended December 31, 2000.

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

   The Company sponsors a postretirement benefit plan for its pilots which was adopted on April 1, 2000. The following table provides a reconciliation of the changes in the plan's benefit obligations and plan of assets for the year ended December 31, 2000, and a statement of financial position as of December 31, 2000 (in thousands):

                                                                          2000
                                                                          ----
   Change in benefit obligation
   Benefit obligation at beginning of year............................... $--
   Service cost..........................................................   80
   Actuarial loss........................................................    4
                                                                          ----
   Benefit obligation at end of year..................................... $ 84
                                                                          ----
   Change in plan assets
   Fair value of plan assets at end of year.............................. $--
                                                                          ----
   Funded status of the plan (underfunded)...............................  (84)
   Unrecognized net actuarial loss.......................................    4
                                                                          ----
   Accrued benefit cost.................................................. $(80)
                                                                          ====

   The Pilots' Postretirement Medical Benefit Plan is an unfunded plan.

   The assumptions used in the measurement of the Company's benefit obligation are shown in the following table:

                                                                           2000
                                                                           ----
   Weighted-average assumptions:
     Discount rate........................................................ 7.50%
     Expected return on plan assets.......................................  N/A
     Rate of compensation increase........................................ 5.00%

   For measurement purposes, a 10% annual rate of increase in the per capita cost of health care benefits was assumed for 2000. The rate was assumed to decrease gradually each year to a rate of 6% for 2006 and remain at that level thereafter.

                                                                 Year ended
                                                              December 31, 2000
                                                              -----------------
   Components of net periodic benefit cost (in thousands)
   Service cost..............................................        $80
                                                                     ---
   Net periodic benefit cost.................................        $80
                                                                     ===

   The Pilots' Postretirement Medical Benefit Plan is contributory. Each year, retirees may offset up to 70% of their annual contributions with the value of any unused sick leave based on their rate of pay at retirement. The annual contribution rates are established such that in the absence of the sick leave offset, the retirees would fund the full cost of the plan.

   Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plans. A 1% change in assumed health care cost trend rates would have the following effects (in thousands):

                                                        1% Increase 1% Decrease
                                                        ----------- -----------
Effect on the total of service and interest cost
 components of net periodic postretirement health care
 benefit cost.........................................      $ 2         $(3)

                MIDWAY AIRLINES CORPORATION AND SUBSIDIARY

11. Transactions with Related Parties

   The Company incurred legal expenses from a related party law firm totaling approximately $617,000 and $362,000 for the years ended December 31, 1999 and 1998, respectively. There were no such expenses in 2000.

12. Subsequent Events

   In January 2001, the Company completed short-term operating leases on three CRJ aircraft. The leases provide for escalating rents for thirteen months with a fair market purchase or return option at the completion of the leases. The future minimum lease payments on these leases total $4.6 million in 2001 and $0.8 million in 2002.

   In March 2001, the Company completed an operating lease for the fifth Boeing 737-700 received from the firm order of 15 aircraft. The following is the schedule of future minimum lease payments for this aircraft as of December 31 (in thousands):

   2001................................................................ $ 2,600
   2002................................................................   3,500
   2003................................................................   4,566
   2004................................................................   3,027
   2005................................................................   3,027
   Thereafter..........................................................  35,580
                                                                        -------
     Total minimum lease payments...................................... $52,300
                                                                        =======

                                                                      APPENDIX I

                          INDEX OF CERTAIN TERMS

   The following is an index showing the page in this prospectus where certain terms are explained.

Defined Term                                                                Page
------------                                                                ----
737s.......................................................................  48
Adjusted Expected Distributions............................................  88
Administration Expenses....................................................  88
AFA........................................................................  52
Agent's Message............................................................  29
Aggregate LTV Collateral Amount............................................  89
AIR-21.....................................................................  54
Aircraft...................................................................  91
Aircraft Operative Agreements..............................................  65
AISI.......................................................................  91
American...................................................................  51
Appraised Current Market Value.............................................  89
Appraisers.................................................................  92
Assumed Aggregate Aircraft Value...........................................  93
Assumed Aircraft Value..................................................... 100
Assumed Amortization Schedule..............................................  62
ATOP.......................................................................  28
Average Life Date..........................................................  99
AvS........................................................................  91
Base Rate..................................................................  82
Basic Rent................................................................. 115
Book-Entry Transfer Facility...............................................  29
Business Day...............................................................  61
Call Reports...............................................................  77
Cash Collateral Account....................................................  81
Cede.......................................................................  67
Certificate Account........................................................  61
Certificateholders.........................................................  59
Certificates...............................................................  58
Class......................................................................  24
Class A Certificates.......................................................  58
Class A Trust..............................................................  58
Class B Certificates.......................................................  58
Class B Trust..............................................................  58
Class C Certificates.......................................................  58
Class C Trust..............................................................  58
Class Exemptions........................................................... 122
Code.......................................................................  71
Continuous Stay Period..................................................... 105
Controlling Party..........................................................  85
Corporate Airlines.........................................................  48
CRAF Program............................................................... 115
CRJs.......................................................................  48
Current Distribution Date..................................................  87
Definitive Certificates....................................................  74

Defined Term                                                                Page
------------                                                                ----
Delivery Period............................................................  91
Delivery Period Termination Date...........................................  60
Deposit....................................................................  75
Deposit Account............................................................  75
Deposit Agreement..........................................................  75
Deposit Financing..........................................................  45
Deposit Make-Whole Premium.................................................  76
Depositary.................................................................  75
Depositor..................................................................  30
Depreciation Assumption.................................................... 100
Disqualified Persons....................................................... 122
Distribution Date..........................................................  61
DOT........................................................................  50
Downgrade Drawing..........................................................  81
DTC........................................................................  67
DTC Participants...........................................................  67
Eligible Institution.......................................................  28
Equipment Notes............................................................  95
ERISA...................................................................... 122
ERISA Plans................................................................ 122
Escrow Agent...............................................................  78
Escrow Agreement...........................................................  78
Escrow Receipts............................................................  78
Event of Loss.............................................................. 113
Exchange Act...............................................................  22
Exchange Agent.............................................................  24
Exchange Certificates......................................................  24
Exchange Offer.............................................................  24
Exchange Offer Registration Statement......................................  24
Expected Distributions.....................................................  87
Expiration Date............................................................  27
F100s......................................................................  48
FAA........................................................................  14
Final Distributions........................................................  86
Final Drawing..............................................................  82
Final Expected Distribution Date...........................................  58
Final Legal Distribution Date..............................................  60
Global Certificate.........................................................  73
H.15 (519).................................................................  99
IAM........................................................................  52
Indenture Default..........................................................  67
Indentures.................................................................  64
Indirect Participants......................................................  73
Intercreditor Agreement....................................................  58
Interest Drawings..........................................................  79

Defined Term                                                                Page
------------                                                                ----
IRS........................................................................ 116
Issuance Date..............................................................  65
Lease......................................................................  96
Lease Event of Default.....................................................  67
Leased Aircraft............................................................  64
Leased Aircraft Indenture..................................................  64
Leased Aircraft Notes......................................................  96
Leased Participation Agreement.............................................  64
Letter of Transmittal......................................................  26
LIBOR......................................................................  82
Liquidity Event of Default.................................................  83
Liquidity Expenses.........................................................  87
Liquidity Facility.........................................................  79
Liquidity Obligations......................................................  87
Liquidity Provider.........................................................  84
LTV Appraisal..............................................................  90
LTV Collateral Amount......................................................  89
LTV Ratio..................................................................  89
LTVs.......................................................................  92
Make-Whole Premium.........................................................  99
Mandatory Document Terms...................................................  65
Mandatory Economic Terms...................................................  64
Maximum Amount.............................................................  76
Maximum Available Commitment...............................................  79
Minimum Sale Price.........................................................  86
Moody's....................................................................  81
most recent H.15 (519).....................................................  99
MSCS.......................................................................  79
MSDW.......................................................................  79
Non-Delivery Redemption Amount.............................................  76
Non-Extension Drawing......................................................  81
Non-Performing Equipment Note..............................................  90
Non-U.S. Certificateholder................................................. 120
Note Purchase Agreement....................................................  64
Old Certificates...........................................................  24
Owned Aircraft.............................................................  64
Owned Aircraft Indenture...................................................  64
Owned Aircraft Notes.......................................................  96
Owned Participation Agreement..............................................  64
Owner Participant..........................................................  59
Owner Trust................................................................  58
Owner Trustee..............................................................  58
Par Redemption Amount......................................................  75
Participants...............................................................  73
Participating Broker-Dealer................................................  25
Participation Agreements...................................................  64
Parties In Interest........................................................ 122
Pass Through Trust Agreements..............................................  58
Paying Agent Account.......................................................  61
Performing Equipment Note..................................................  80
Permitted Investments......................................................  68
Permitted Lessee........................................................... 115

Defined Term                                                                Page
------------                                                                ----
Placement Agents...........................................................  24
Plan Asset Regulation...................................................... 122
Plans...................................................................... 122
Pool Balance...............................................................  62
Pool Factor................................................................  62
PTC Event of Default.......................................................  69
PTCE....................................................................... 122
Rating Agencies............................................................  81
RDU........................................................................  48
Receiptholder..............................................................  78
Registration Rights Agreement..............................................  24
Regular Distribution Dates.................................................  60
Remaining Weighted Average Life............................................  99
Replacement Liquidity Facility.............................................  81
Required Amount............................................................  79
RLA........................................................................  52
Scheduled Payments.........................................................  60
SEC........................................................................  22
Section 1110 Period........................................................  80
Securities Act.............................................................  22
Series A Equipment Notes...................................................  95
Series B Equipment Notes...................................................  95
Series C Equipment Notes...................................................  95
SH&E.......................................................................  91
Shelf Registration Statement...............................................  25
Shortfall Amounts.......................................................... 119
Special Distribution Date..................................................  60
Special Payment............................................................  60
Special Payments Account...................................................  61
Specified Default.......................................................... 111
Standard & Poor's..........................................................  81
Stated Interest Rate.......................................................  59
Sublessee.................................................................. 115
Subordinated Certificateholders............................................ 119
Subordinated Certificates.................................................. 119
Subordinated Trusts........................................................ 119
Supplemental Rent.......................................................... 115
Term....................................................................... 107
Termination Notice.........................................................  83
Threshold Rating...........................................................  81
Transportation Code........................................................  70
Treasury Yield.............................................................  99
Triggering Event...........................................................  70
Trust......................................................................  24
Trust Agreements...........................................................  95
Trust Indenture Act........................................................  58
Trust Indenture Estate.....................................................  97
Trust Property.............................................................  58
Trustee....................................................................  25
U.S. Certificateholders.................................................... 116
U.S. Persons............................................................... 116

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Pursuant to Section 145 of the Delaware General Corporation Law ("DGCL"), Midway Airlines Corporation (the "Company") generally has the power to indemnify its current and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any suit to which they are, or threatened to be made, a party by reason of their serving in such positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if such person is adjudged to be liable to the Company unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized hereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has purchased and maintains insurance for such persons.

   The above discussion of Section 145 of the DGCL is not intended to be exhaustive and is qualified in its entirety by such statute.

Item 21. Exhibits.

   See Index to Exhibits.

Item 22. Undertakings.

   (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (6) That every prospectus: (i) that is filed pursuant to paragraph (5) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

   (b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

   (c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on May 11, 2001.

                                          Midway Airlines Corporation

                                                /s/ Robert R. Ferguson, III
                                          By___________________________________
                                                  Robert R. Ferguson, III
                                            Chairman of the Board, President &
                                                  Chief Executive Officer
                                               (Principal Executive Officer)


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                            Title                    Date
              ---------                            -----                    ----

   /s/ Robert R. Ferguson, III         Chairman of the Board,           May 11, 2001
______________________________________  President and Chief
       Robert R. Ferguson, III          Executive Officer
                                        (Principal Executive
                                        Officer)

       /s/ Steven Westberg             Executive Vice President and     May 11, 2001
______________________________________  General Manager (Principal
           Steven Westberg              Financial and Accounting
                                        Officer)

      /s/ W. Greyson Quarles           Director                         May 11, 2001
______________________________________
          W. Greyson Quarles

    /s/ Gregory J. Robitaille          Director                         May 11, 2001
______________________________________
        Gregory J. Robitaille

        /s/ Timothy Smith              Director                         May 11, 2001
______________________________________
            Timothy Smith

    /s/ Gregory Harding-Brown          Director                         May 11, 2001
______________________________________
        Gregory Harding-Brown

                               INDEX TO EXHIBITS

 Exhibit
   No.                                Description
 -------                              -----------
  3.1*    Amended and Restated Certificate of Incorporation.

  3.2*    Amended and Restated Bylaws.

  4.1+ Offering Memorandum of Midway Airlines Corporation pertaining to the offering of Class A, Class B, and Class C Certificates by Midway
          Airlines Corporation.

  4.2+ Pass Through Trust Agreement, dated as of September 27, 2000, between Midway Airlines Corporation and Allfirst Bank, as Trustee, made with respect to the formation of Midway Airlines 2000-1A Pass
          Through Trust and the issuance of 8.82% Midway Airlines 2000-1A Pass
          Through Certificates representing fractional undivided interests in such Trust (includes form of Class A Certificate).

  4.3+ Pass Through Trust Agreement, dated as of September 27, 2000, between Midway Airlines Corporation, and Allfirst Bank, as Trustee, made with respect to the formation of Midway Airlines 2000-1B Pass
          Through Trust and the issuance of 10.07% Midway Airlines 2000-1B
          Pass Through Certificates representing fractional undivided interests in such Trust (includes form of Class B Certificate).

  4.4+ Pass Through Trust Agreement, dated as of September 27, 2000, between Midway Airlines Corporation and Allfirst Bank, as Trustee, made with respect to the formation of Midway Airlines 2000-1C Pass
          Through Trust and the issuance of 11.19% Midway Airlines 2000-1C
          Pass Through Certificates representing fractional undivided interests in such Trust (includes form of Class C Certificate).

  5.1** Opinion of Fulbright & Jaworski L.L.P. as to the legality of the Exchange Certificates being registered hereby.

 10.1+    Placement Agreement, dated September 22, 2000, between Midway
          Airlines Corporation, Morgan Stanley & Co. Incorporated and Seabury
          Securities LLC.

 10.2+    Registration Rights Agreement, made and entered into on September
          27, 2000, among Midway Airlines Corporation, Allfirst Bank, as
          Trustee, and Morgan Stanley & Co. Incorporated and Seabury
          Securities LLC.

 10.3+    Revolving Credit Agreement, dated as of September 27, 2000, between
          Allfirst Bank, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement, as Agent and
          Trustee for the Class A Trust, and Morgan Stanley Capital Services
          Inc.

 10.4+    Revolving Credit Agreement, dated as of September 27, 2000, between
          Allfirst Bank, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement, as Agent and
          Trustee for the Class B Trust, and Morgan Stanley Capital Services
          Inc.

 10.5+    Revolving Credit Agreement, dated as of September 27, 2000, between
          Allfirst Bank, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement, as Agent and
          Trustee for the Class C Trust, and Morgan Stanley Capital Services
          Inc.

 10.6+    Intercreditor Agreement, dated as of September 27, 2000, among
          Allfirst Bank, as Trustee, Morgan Stanley Capital Services Inc., as
          Class A Liquidity Provider, Class B Liquidity Provider and Class C
          Liquidity Provider, and Allfirst Bank, as Subordination Agent.

 10.7+    Deposit Agreement (Class A), dated as of September 27, 2000, between
          First Union Trust Company, National Association, as Escrow Agent, and Allfirst Bank, as Depositary.

  Exhibit
    No.                                Description
  -------                              -----------

 10.8+ Deposit Agreement (Class B), dated as of September 27, 2000, between First Union Trust Company, National Association, as Escrow
            Agent, and Allfirst Bank, as Depositary.

 10.9+ Deposit Agreement (Class C), dated as of September 27, 2000, between First Union Trust Company, National Association, as Escrow
            Agent, and Allfirst Bank, as Depositary.

 10.10+     Escrow and Paying Agent Agreement (Class A), dated as of September
            27, 2000, among First Union Trust Company, National Association, as Escrow Agent, Morgan Stanley & Co. Incorporated and Seabury
            Securities LLC, as Placement Agents of the Certificates, and
            Allfirst Bank, as Trustee and as Paying Agent.

 10.11+     Escrow and Paying Agent Agreement (Class B), dated as of September
            27, 2000, among First Union Trust Company, National Association, as Escrow Agent, Morgan Stanley & Co. Incorporated and Seabury
            Securities LLC, as Placement Agents of the Certificates, and
            Allfirst Bank, as Trustee and as Paying Agent.

 10.12+     Escrow and Paying Agent Agreement (Class C), dated as of September
            27, 2000, among First Union Trust Company, National Association, as Escrow Agent, Morgan Stanley & Co. Incorporated and Seabury
            Securities LLC, as Placement Agents of the Certificates, and
            Allfirst Bank, as Trustee and as Paying Agent.

 10.13+     Note Purchase Agreement, dated as of September 27, 2000, among
            Midway Airlines Corporation, Allfirst Bank, as Subordination Agent and Trustee, and First Union Trust Company, National Association, as Escrow Agent.

 10.14+(S)  Participation Agreement [N588ML], dated as of September 21, 2000, among Midway Airlines Corporation, First Union Trust Company,
            National Association, as Owner Trustee, General Electric Capital
            Corporation, each Loan Participant identified on Schedule II thereto, and Allfirst Bank, as Indenture Trustee. The Company is party to two additional Participation Agreements which are substantially identical in all material respects except as indicated on the exhibit.

 10.15+     Trust Agreement [N588ML], dated as of September 21, 2000, between
            General Electric Capital Corporation and First Union Trust
            Company, National Association, in its individual capacity only as expressly stated therein and otherwise as Trustee thereunder. The
            Company is party to two additional Trust Agreements which are substantially identical in all material respects except as indicated on the exhibit.

 10.16+     Trust Indenture and Security Agreement [N588ML], dated as of
            September 21, 2000, between First Union Trust Company, National
            Association, not in its individual capacity, except as otherwise specifically set forth therein under the Trust Agreement, as defined therein, and Allfirst Bank. The Company is party to two additional Trust Indenture and Security Agreements which are substantially identical in all material respects except as indicated on the exhibit.

 10.17+     Indenture Supplement No. 1 [N588ML], dated September 22, 2000, of
            First Union Trust Company, National Association, not in its individual capacity except as expressly provided in the Aircraft
            Operative Agreements, but solely as Owner Trustee under the Trust
            Agreement. The Company is party to two additional Indenture
            Supplements which are substantially identical in all material respects except as indicated on the exhibit.

  Exhibit
    No.                                Description
  -------                              -----------

 10.18+(S)  Lease Agreement [N588ML], dated as of September 21, 2000, between
            First Union Trust Company, National Association, as Owner Trustee, the Lessor (as defined therein), and Midway Airlines Corporation.
            The Company is party to two additional Lease Agreements which are substantially identical in all material respects except as indicated on the exhibit.

 10.19+     Lease Supplement No. 1 [N588ML], dated September 22, 2000, between
            First Union Trust Company, National Association, as Owner Trustee, except as otherwise provided therein, the Lessor (as defined therein) and Midway Airlines Corporation. The Company is party to two additional Lease Supplements which are substantially identical in all material respects except as indicated on the exhibit.

 10.20+     Purchase Agreement Assignment [N588ML], dated as of September 21,
            2000, between Midway Airlines Corporation and First Union Trust
            Company, National Association, as Owner Trustee. The Company is party to two additional Purchase Agreement Assignments which are substantially identical in all material respects except as indicated on the exhibit.

 10.21+     Engine Warranty Assignment [N588ML], made on the 21st day of
            September, 2000, between Midway Airlines Corporation and First
            Union Trust Company, National Association, as Owner Trustee. The
            Company is party to two additional Engine Warranty Assignments which are substantially identical in all material respects except as indicated on the exhibit.

 10.22+(S)  Credit Agreement [Midway/LBK], dated as of July 31, 2000, among
            Midway Airlines Corporation, each Senior Loan Participant identified on Schedule I thereto, Boeing Nevada, Inc., as Junior
            Loan Participant, and Landesbank Schleswig-Holstein Girozentrale, as Security Agent.

 10.23+(S)  Mortgage and Security Agreement [Midway/LBK], dated as of July 31,
            2000, between Midway Airlines Corporation and Landesbank
            Schleswig-Holstein Girozentrale, as Security Agent.

 10.24+(S)  Participation Agreement [N361ML], dated as of September 27, 2000, among Midway Airlines Corporation, First Union Trust Company,
            National Association, as Owner Trustee under the Trust Agreement,
            Silvermine River Finance One, Inc., Allfirst Bank, as Indenture
            Trustee under the Indenture, as Pass Through Trustee of three separate Pass Through Trusts, and as Subordination Agent.

 10.25+     Trust Agreement [N361ML], dated as of September 27, 2000, between
            Silvermine River Finance One, Inc., and First Union Trust Company,
            National Association, in its individual capacity only as expressly stated therein and otherwise solely as Trustee thereunder.

 10.26+(S)  Trust Indenture and Security Agreement [N361ML], dated as of
            September 27, 2000, between First Union Trust Company, National
            Association, not in its individual capacity, except as otherwise specifically set forth therein under the Trust Agreement, and Allfirst Bank.

 10.27+     Indenture Supplement No. 1 [N361ML], dated September 27, 2000, of
            First Union Trust Company, National Association, as Owner Trustee under the Trust Agreement [N361ML], dated as of September 27, 2000, between First Union Trust Company, National Association, and the Owner Participant named therein.

 10.28+(S)  Lease Agreement [N361ML], dated as of September 27, 2000, between
            First Union Trust Company, National Association, as Owner Trustee, the Lessor (as defined therein), and Midway Airlines Corporation.

 10.29+     Lease Supplement No. 1 [N361ML], dated September 27, 2000, between
            First Union Trust Company, National Association, as Owner Trustee, except as otherwise provided therein, the Lessor (as defined therein), and Midway Airlines Corporation.

  Exhibit
    No.                                Description
  -------                              -----------

 10.30+     Purchase Agreement Assignment [N361ML], dated as of September 27,
            2000, between Midway Airlines Corporation and First Union Trust
            Company, National Association, as Owner Trustee.
 10.31+     Engine Warranty Assignment [N361ML], made on the 27th day of
            September, 2000, between Midway Airlines Corporation and First
            Union Trust Company, National Association, as Owner Trustee.

 10.32+(S)  Aircraft Lease Agreement (Serial No. 29893), dated as of September
            15, 2000, between Aviation Financial Services, Inc., as Lessor, and Midway Airlines Corporation, as Lessee.

 10.33+(S)  Aircraft Lease Agreement (Serial No. 32244), dated as of September
            15, 2000, between Aviation Financial Services, Inc., as Lessor, and Midway Airlines Corporation, as Lessee.

 10.34+(S)  Aircraft Lease Agreement (Serial No. 28654), dated as of September
            15, 2000, between Aviation Financial Services, Inc., as Lessor, and Midway Airlines Corporation, as Lessee.

 10.35*     Stockholders Agreement dated February 11, 1997.

 10.36(S)*  Agreement of Sublease dated as of January 18, 1995 between
            American Airlines, Inc. and Midway Airlines Corporation, with amendments attached thereto.

 10.37(S)*  AAdvantage(R) Participating Carrier Agreement dated as of January
            18, 1995 between American Airlines, Inc. and Midway Airlines
            Corporation, with amendments attached thereto.

 10.38(S)*  Secured Promissory Note dated February 7, 1997 from Midway
            Airlines Corporation to American Airlines, Inc.

 10.39(S)*  February 10, 1997 Letter Agreement between American Airlines, Inc.
            and Midway Airlines Corporation with Exhibits A and C through I thereto.

 10.40*     Warrant to Purchase Shares of Common Stock of Midway Airlines
            Corporation dated February 11, 1997 issued by Midway in favor of AMR Corporation.

 10.41(S)*  AAirpass Agreement dated as of March 2, 1995 between American
            Airlines, Inc. and Midway Airlines Corporation.

 10.42#     Fifth Amendment of Agreement of Sublease between American
            Airlines, Inc. and Midway Airlines Corporation, as lessee.

 12.1       Calculation of ratio of earnings (deficiency) to fixed charges.

 23.1       Consent of Ernst & Young LLP.

 23.2**     Consent of Aircraft Information Services, Inc.

 23.3**     Consent of AvSOLUTIONS, Inc.

 23.4**     Consent of Simat, Helliesen & Eichner, Inc.

 23.5**     Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

 24.1**     Powers of Attorney of Certain Officers and Directors of Midway
            Airlines Corporation (included on signature page).

 25.1** Form T-1, Statement of Eligibility under the Trust Indenture Act of Allfirst Bank.

 99.1**     Form of Letter of Transmittal.

 Exhibit
   No.                                Description
 -------                              -----------

 99.2**   Form of Notice of Guaranteed Delivery.

 99.3**   Form of Instructions to Registered Holder and/or Book-Entry Transfer
          Facility Participant from Beneficial Owner.

 99.4**   Certified Resolution.

--------
 * Incorporated by reference to the Company's Registration Statement on Form S-1 (Registration No. 333-37375), as amended, effective December 7, 1997.
 + Incorporated by reference to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000.
   (S) Portions omitted pursuant to request for confidential treatment. The confidential portions have been separately filed with the Securities and Exchange Commission.

** Previously filed.

 # Incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1999.